Exhibit 4.6

EXECUTION VERSION

AMENDMENT NO. 5 TO THE AMENDED AND RESTATED BASE INDENTURE

THIS AMENDMENT NO. 5 TO THE AMENDED AND RESTATED BASE INDENTURE, dated and effective (subject to Section 2 below) as of December 14, 2020 (this “Amendment”), is entered into by and among (i) DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company, as a co-issuer (the “Issuer”), (ii) DRIVEN BRANDS CANADA FUNDING CORPORATION, a Canadian corporation, as a co-issuer (the “Canadian Co-Issuer” and together with the Issuer, the “Co-Issuers”), and (iii) CITIBANK, N.A., a national banking association, not in its individual capacity, but solely in its capacity as the trustee under the Indenture referred to below (together with its successor and assigns in such capacity, the “Trustee”). Capitalized terms used and not defined herein shall have the meanings set forth or incorporated by reference in the Indenture.

RECITALS

WHEREAS, the Co-Issuers (including the Canadian Co-Issuer as of the Series 2020-1 Closing Date) and the Trustee have entered into the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 to the Amended and Restated Base Indenture, dated as of March 19, 2019, Amendment No. 2 to the Amended and Restated Base Indenture, dated as of June 15, 2019, Amendment No. 3 to the Amended and Restated Base Indenture, dated as of September 17, 2019, and Amendment No. 4 to the Amended and Restated Base Indenture, dated as of July 6, 2020 (as the same may be further amended, supplemented or otherwise modified from time to time prior to the date hereof and exclusive of the Series Supplements thereto, the “Base Indenture” and together with each Series Supplement entered into on or prior to the date hereof and any additional Series Supplements thereto entered into from time to time, the “Indenture”).

WHEREAS, Section 8.7(d) and Sections 13.1(a)(i), 13.1(a)(iv) and 13.1(a)(vii) of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee, without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the types of amendments set forth in Section 1 of this Amendment.

WHEREAS, Section 8.7(d) and Section 13.2(a) of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee, without the consent of the Control Party, and with the consent of each affected Noteholder, may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the type of amendment set forth in Section 2 of this Amendment.

WHEREAS, with respect to the amendments set forth in Section 2 hereof which will be effective as of the Amendment No. 5 Trigger Date, (a) the Holders of the Series 2020-2 Class A-2 Notes (as defined in the Series 2020-2 Supplement, dated as of the date hereof, to the Base Indenture referenced herein) have, by their purchase of such Series 2020-2 Class A-2 Notes, consented to the amendment set forth in Section 2 of this Amendment and (b) any Holders of Additional Notes will consent to the amendment set forth in Section 2 of this Amendment by their purchase thereof. Therefore, effective as of the Amendment No. 5 Trigger

Date, all Holders of the Notes will have consented to the amendment set forth in Section 2 of this Amendment such that the separate consent of the Control Party is not also required pursuant to Section 8.7(d) and Section 13.2(a) of the Base Indenture.

WHEREAS, the Co-Issuers desire to amend the Base Indenture in certain respects, as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.    Amendments to the Base Indenture Pursuant to Section 8.7(d) and Sections 13.1(a)(i), 13.1(a)(iv) and 13.1(a)(vii). Effective upon the execution hereof and the satisfaction of the conditions set forth in Sections 13.3 and 13.6 of the Base Indenture, the Co-Issuers and the Trustee agree that the Base Indenture is hereby amended as reflected in the marked copy of the Base Indenture attached as Exhibit A to this Amendment to delete the stricken text (indicated textually in the same manner as the following example:) and add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) pursuant to, and in accordance with, the terms and conditions of Section 8.7(d) and Sections 13.1(a)(i), 13.1(a)(iv) and 13.1(a)(vii) of the Base Indenture, with the amendment described in Section 2 below taking effect upon the Amendment No. 5 Trigger Date pursuant to, and in accordance with, Section 2 of this Amendment and the terms and conditions of the Base Indenture.

2.    Amendment to the Base Indenture pursuant to Section 8.7(d) and Section 13.2(a). Upon, and subject to, the occurrence of the Amendment No. 5 Trigger Date, the Co-Issuers and the Trustee, with the consent of the Holders of the Series 2020-2 Class A-2 Notes, by their purchase of such Series 2020-2 Class A-2 Notes, agree to amend Section 2.2(b)(iii)(G) of the Base Indenture to delete such clause in its entirety and replace such clause with the word “[Reserved]” pursuant to, and in accordance with, the terms and conditions of Section 8.7(d) and Section 13.2(a) of the Base Indenture. “Amendment No. 5 Trigger Date” means the earlier of (i) when all Holders of the Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes, Series 2019-3 Notes and Series 2020-1 Notes have been repaid (and the Class A-1 Note Commitments related to the Series 2019-3 Notes have been terminated) or (ii) when all Holders of the Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes, Series 2019-3 Notes and Series 2020-1 Notes have consented to the amendment to the conditions to the issuance of Additional Notes to remove the requirement that the anticipated repayment date for any new Class of Notes will not be prior to the anticipated repayment date of any Class of Notes then Outstanding (other than in the case of an issuance of Class A-1 Notes).

3.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Base Indenture shall remain in full force and effect and each reference to the Base Indenture and words of similar import in the Base Indenture, as amended hereby, shall be a reference to the Base Indenture as amended hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Base Indenture other than as set forth herein. This Amendment may not be

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amended, supplemented or otherwise modified except in accordance with the terms of the Base Indenture. This Amendment constitutes a Supplement pursuant to Section 13.3 of the Base Indenture. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

4.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

5.    Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including by facsimile, email, electronic signature or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

6.    Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this Amendment and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for any provisions thereof. In entering into this Amendment, the Trustee shall have all of the rights, powers, duties and obligations of the Trustee under the Base Indenture and any other Transaction Document to which the Trustee is party and, for the avoidance of doubt, shall be entitled to the benefit of every provision thereunder relating to the conduct of or affecting the liability of or affording protection to the Trustee.

7.    Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DRIVEN BRANDS FUNDING, LLC, as Issuer

By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President and Secretary

DRIVEN BRANDS CANADA FUNDING CORPORATION, as Canadian Co-Issuer

By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President and Secretary

Amendment No. 5 to Amended and Restated Base Indenture

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Anthony Bausa
	Name:	Anthony Bausa
	Title:	Senior Trust Officer

Amendment No. 5 to Amended and Restated Base Indenture

Exhibit A

Amendment No. 5 to Amended and Restated Base Indenture

CONFORMED THROUGH SUPPLEMENT NO. ~~4~~5

DRIVEN BRANDS FUNDING, LLC,

as Issuer,

DRIVEN BRANDS CANADA FUNDING CORPORATION,

as Canadian Co-Issuer,

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

AMENDED AND RESTATED BASE INDENTURE

Dated as of April 24, 2018

i

Section 14.11	Counterpart Originals	139
Section 14.12	Table of Contents, Headings, etc.	139
Section 14.13	No Bankruptcy Petition Against the Securitization Entities	139
Section 14.14	Recording of Indenture	140
Section 14.15	Waiver of Jury Trial	140
Section 14.16	Submission to Jurisdiction; Waivers	140
Section 14.17	Calculation of Driven Brands Leverage Ratio and Senior Leverage Ratio	141
Section 14.18	Permitted Asset Dispositions and Permitted Brand Dispositions; Release of Collateral	~~141~~143
Section 14.19	FX Agent	~~142~~143
Section 14.20	Amendment and Restatement	~~142~~144
Section 14.21	Currency Indemnity	~~142~~144
Section 14.22	Hypothecary Representative	~~143~~144
Section 14.23	Electronic Signatures and Transmission	~~143~~145

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ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Form of Weekly Manager’s Certificate
Exhibit B	FX Exchange Report
Exhibit C	Form of Quarterly Noteholders’ Report
Exhibit D-1	Form of Notice of Grant of Security Interest in Trademarks
Exhibit D-2	Form of Notice of Grant of Security Interest in Patents
Exhibit D-3	Form of Notice of Grant of Security Interest in Copyrights
Exhibit E-1	Form of Supplemental Notice of Grant of Security Interest in Trademarks
Exhibit E-2	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit E-3	Form of Supplemental Notice of Grant of Security Interest in Copyrights
Exhibit F	Form of Investor Request Certification
Exhibit G	[Reserved]
Exhibit H	Form of CCR Election Notice
Exhibit I	Form of CCR Nomination for Controlling Class Representative
Exhibit J	Form of CCR Ballot for Controlling Class Representative
Exhibit K	Form of CCR Acceptance Letter
Exhibit L	Form of Note Owner Certificate

SCHEDULES

Schedule 7.3	Consents
Schedule 7.7	Proposed Tax Assessments
Schedule 7.18	Insurance
Schedule 7.20	Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	Non-Perfected Liens
Schedule 8.14	Employee Benefit Plans

AMENDED AND RESTATED BASE INDENTURE, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, as further amended by Amendment No. 4 thereto, dated as of July 6, 2020, as further amended by Amendment No. 5 thereto, dated as of December 14, 2020, and as further amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture”), by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”), DRIVEN BRANDS CANADA FUNDING CORPORATION, a corporation amalgamated under the laws of Canada (the “Canadian Co-Issuer” and together with the Issuer, the “Co- Issuers”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee previously entered into that certain Base Indenture, dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified prior to April 24, 2018, the “Original Base Indenture”), to provide for the issuance from time to time of one or more series of notes (the “Notes”) and amended and restated the Original Base Indenture on April 24, 2018 (as amended, restated, supplemented or otherwise modified prior to July 6, 2020, the “Original Amended and Restated Base Indenture”);

WHEREAS, the Issuer ~~desires to amend~~amended the Original Amended and Restated Base Indenture pursuant to Amendment No. 4 to the Original Amended and Restated Base Indenture in the manner set forth herein~~, and~~ to add the Canadian Co-Issuer as a party to the Original Amended and Restated Base Indenture as a co-issuer and a co-issuer of each Series of Notes previously issued in the manner provided in this Base Indenture, and the Co-Issuers desire to further amend the Original Amended and Restated Base Indenture pursuant to Amendment No. 5 to the Original Amended and Restated Base Indenture in the manner set forth herein, and to provide for the issuance on the Series 2020-~~1~~2 Closing Date and from time to time thereafter of one or more series of Notes in the manner provided in this Base Indenture and in supplements to this Base Indenture and the Series Supplements hereto; and

WHEREAS, each Co-Issuer has duly authorized the execution and delivery of this Base Indenture (and the Amendment No. 4 to the Original Amended and Restated Base Indenture and the Amendment No. 5 to the Original Amended and Restated Base Indenture) and all other things necessary to make this Base Indenture a legal, valid and binding agreement of such Co-Issuer, in accordance with its terms, have been done, and such Co-Issuer proposes to do all the things necessary to make the Notes, when executed by such Co-Issuer and authenticated and delivered by the Trustee hereunder and duly issued by such Co-Issuer, the legal, valid and binding obligations of such Co-Issuer as hereinafter provided; and

WHEREAS, the Control Party ~~has~~previously consented to the amendment of the Original Amended and Restated Base Indenture as set forth in the Amendment No. 4 to the Original Amended and Restated Base Indenture and the Control Party and Trustee have received the Officers’ Certificate of the Co-Issuers and an Opinion of Counsel as described in Section 13.6 of the Original Amended and Restated Base Indenture~~;~~.

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

(a)     Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Base Indenture Definitions List”).

(b)     Any terms used in the Indenture (including, without limitation, for purposes of Article III) that are defined in the UCC or the PPSA and pertaining to Collateral shall be construed and defined as set forth in the UCC or the PPSA, as applicable, as the context may require, unless otherwise defined in the Indenture.

Section 1.2    Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3    Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.4    Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a)     the singular includes the plural and vice versa;

(b)     reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)     reference to any gender includes the other gender;

(d)     reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)     “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f)     the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”), unless used in an “either . or” construction;

(g)     reference to any contract or agreement, including any Transaction Document, means such contract or agreement as amended, restated, amended and restated, supplemented or otherwise modified from time to time;

(h)     with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”;

(i)     without derogation of the joint and several liability of the Co-Issuers under the Indenture and unless the context otherwise requires, all references to representations, warranties, covenants and agreements of the Canadian Co-Issuer, as to itself and the other Canadian Securitization Entities (as of the Series 2020-1 Closing Date), herein or any other Transaction Document shall be made as of, and from, respectively, the Series 2020-1 Closing Date;

(j)     except to the extent otherwise specified in this Base Indenture, for purposes of measuring the quantum of Canadian Dollars that would be expressed in U.S. Dollars on a Weekly Allocation Date, it shall be assumed that any such Canadian Dollar amounts are settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date, based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate;

(k)     except to the extent otherwise specified in this Base Indenture, for purposes of measuring the quantum of Canadian Dollars that would be expressed in U.S. Dollars for purposes of computing financial ratios it shall be assumed that any such Canadian Dollar amounts are settled pursuant to a Currency Conversion to U.S. Dollars as of the applicable date of measurement and based on the Deemed Spot Rate as of such date.

ARTICLE II

THE NOTES

Section 2.1    Designation and Terms of Notes.

(a)     Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer of each Co-Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officer. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)     With respect to the Series 2019-3 Class A-1 Note Purchase Agreement and any other Class A-1 Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement with respect to such Class of Notes or such Class A-1 Note Purchase Agreement provides otherwise):

(i)     for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to the related Class A-1 Notes Outstanding, the relevant principal amount of such Class A-1 Notes to be used in tabulating the percentage of such Class voting, consenting, directing, waiving or the like will be deemed to be the related Class A-1 Notes Voting Amount;

(ii)     for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Class A-1 Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii)     notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or such Class A-1 Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Note subject to such Series Supplement or such Class A-1 Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of such Class A-1 Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2    Notes Issuable in Series.

(a)     The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(b)     So long as each of the certifications described in clause (iii)(I) and clause (vi) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the issuance of the Series of Notes on the Series 2015-1 Closing Date) in advance of the related Series Closing Date (which Company Request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)     a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii)     a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

(iii)     in the case of any Additional Notes, if there is one or more Series of Notes Outstanding (apart from such Additional Notes) on the applicable Series Closing Date (unless all Series of Notes Outstanding (apart from such Additional Notes) will be repaid in full from the proceeds of the issuance of the Additional Notes or otherwise on the applicable Series Closing Date):

(A)     no Cash Trapping Period is in effect or will commence as a result of the issuance of such Additional Notes;

(B)     written confirmation from either the Co-Issuers or their respective Managers that the Rating Agency Condition with respect to the issuance of such Additional Notes has been satisfied;

(C)     no Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of such Additional Notes;

(D)     no Manager Termination Event has occurred and is continuing or will occur as a result of the issuance of such Additional Notes;

(E)     the New Series Pro Forma DSCR is greater than or equal to 2.00:1.00;

(F)     the Senior Leverage Ratio and the Driven Brands Leverage Ratio as of the applicable Series Closing Date are each less than or equal to 7.00:1.00 after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;1

(G)     the anticipated repayment date for such Additional Notes will not be prior to the anticipated repayment date of any Class of Notes then Outstanding (other than in the case of an issuance of Class A-1 Notes);1

(H)     the legal final maturity date for such Additional Notes will not be prior to the legal final maturity of any Class of Notes then Outstanding;

[1]	Upon the Amendment No. 5 Trigger Date, clause (G) of this Section 2.2(b)(iii) will be amended, automatically, without any need for any further action, to replace such clause with the word “[Reserved]”

(I)     one or more Officers’ Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Series Closing Date, certifying to the matters set forth in clauses (A) through (H) above and to the effect that:

(1)     all conditions precedent with respect to the authentication and delivery of such Additional Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(2)     the Guarantee and Collateral Agreements are in full force and effect as to such Additional Notes;

(3)     each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal, state or Canadian bankruptcy or insolvency or similar law; and

(4)     all representations and warranties of the Co-Issuers in this Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date in all material respects);

(J)     the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(K)     all costs, fees and expenses with respect to the issuance of such new Series of Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of the issuance of such new Series of Notes; and

(L)     if such new Series of Notes includes Subordinated Debt, the terms of such new Series of Notes include the Subordinated Debt Provisions to the extent applicable.

(iv)     a Tax Opinion, dated the applicable Series Closing Date; provided that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of the issuance of such new Series of Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of “Tax Opinion” will be required to be given in connection with the issuance of such new Series of Notes;

(v)     one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A)     all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and such new Series of Notes are permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Series 2015-1 Closing Date);

(B)     the related Series Supplement has been duly authorized, executed and delivered by each Co-Issuer and constitutes a legal, valid and binding agreement of such Co-Issuer, enforceable against such Co-Issuer in accordance with its terms;

(C)     such new Series of Notes have been duly authorized by each Co- Issuer, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of such Co-Issuer, enforceable against such Co-Issuer in accordance with their terms;

(D)     none of the Securitization Entities is required to be registered under the Investment Company Act within the meaning of Section 3(a)(1) thereof;

(E)     the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreements on the Collateral remain perfected as required by this Base Indenture and the Guarantee and Collateral Agreements, and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(F)    (x) based on a reasoned analysis, the assets and liabilities of each U.S. Securitization Entity as a debtor in a bankruptcy proceeding in the United States would not be substantively consolidated with the assets and liabilities of Parent or the U.S. Manager, and (y) based on a reasoned analysis, the assets and liabilities of each Canadian Securitization Entity as a debtor in a bankruptcy or insolvency proceeding in Canada would not be substantively consolidated with the assets and liabilities of Parent or the Canadian Manager;

(G)     neither the execution and delivery by each Co-Issuer of such Notes and the Series Supplement nor the performance by such Co-Issuer of its respective obligations under each of such Notes and the Series Supplement (i) conflicts with the Charter Documents of such Co-Issuer, (ii) constitutes a violation of, or a default under, any material agreement to which such Co-Issuer is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to such Co-Issuer (which orders and decrees may be set forth in a schedule to such opinion);

(H)     neither the execution and delivery by each Co-Issuer of such Notes and the Series Supplement nor the performance by such Co-Issuer of its respective payment obligations under each of such Notes and the Series Supplement (i) violates any law, rule or regulation of any relevant jurisdiction or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)    there is no action, proceeding or investigation pending or threatened against Parent or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Securitization Entities;

(J)    unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act; and

(K)    all conditions precedent to such issuance have been satisfied and the related Series Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture (except that no such Opinion of Counsel relating to the satisfaction of conditions precedent shall be required to be delivered in connection with the issuance of Notes on the Series 2015-1 Closing Date);

(vi)    one or more Officers’ Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Series Closing Date to the effect that:

(A)    the related Series Supplement has been duly authorized, executed and delivered by such Co-Issuers and constitutes a legal, valid and binding agreement of such Co-Issuer, enforceable against such Co-Issuer in accordance with its terms; and

(B)    all conditions precedent to such issuance have been satisfied and the related Series Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(vii)    such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c)    Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Additional Notes upon execution thereof by the Co-Issuers.

(d)    With regard to any new Series of Notes issued pursuant to this Section 2.2, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid; provided that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Notes may only be used to repay Senior Notes, Senior Subordinated Notes or all Outstanding Classes of Senior Notes and Senior Subordinated Notes.

(e)    The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. Additional Notes may be issued for any purpose consistent with the Transaction Documents, including acquisitions and refinancings of acquisitions by the Securitization Entities.

Section 2.3    Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a)    its name or designation;

(b)    the Initial Principal Amount with respect to such Series;

(c)    the Note Rate with respect to such Series or each Class of such Series and the applicable Default Rate;

(d)    the Series Closing Date;

(e)    the Series Anticipated Repayment Date, if any;

(f)    the Series Legal Final Maturity Date;

(g)    the principal amortization schedule with respect to such Series, if any;

(h)    each Rating Agency rating such Series;

(i)    the name of the Clearing Agency, if any;

(j)    the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(k)    the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(l)    whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(m)    any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date and whether any such Base Indenture Account or Series Account shall be U.S. Dollar-denominated or Canadian Dollar-denominated;

(n)    whether the Notes of such Series may be issued as either Definitive Notes or Book-Entry Notes and any limitations imposed thereon;

(o)    whether the Notes of such Series include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p)    whether the Notes of such Series include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Class A-1 Note Purchase Agreement; and

(q)    any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4    Execution and Authentication.

(a)    The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of each Co-Issuer by an Authorized Officer of such Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein. The signature of such Authorized Officers on the Notes may be manual or facsimile. If an Authorized Officer of a Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)    At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c)    No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual, facsimile, or electronic signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”) if applicable, if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Name:
Title:	Authorized Signatory”

(d)    Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)    Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and a Co-Issuer (or the Co-Issuers) shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5    Registrar and Paying Agent.

(a)    The Co-Issuers shall (i) maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the

Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal amount owing to each Noteholder from time to time. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent, and the term “Registrar” shall include any co-registrars. The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers. Upon any resignation or removal of the Registrar, the Co-Issuers shall promptly appoint a successor Registrar or, in the absence of such appointment, the Issuer (on behalf of itself and as agent for the Canadian Co-Issuer) shall assume the duties of the Registrar.

(b)    The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Co-Issuers fail to maintain a Registrar or the Co-Issuers fail to maintain a Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint one or more replacement Registrar or Paying Agent, as applicable.

Section 2.6    Paying Agent to Hold Money in Trust.

(a)    The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i)     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)     give the Trustee notice of any Default by the Co-Issuers of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)     at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)     immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)     comply with all requirements of the Code, the Tax Act and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)    The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)    Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Company Request, which payment shall be made to each Co-Issuer based on its contribution of such funds. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, in newspapers published in the English or French language, customary published on each Business Day and of general circulation in Toronto or Montreal, respectively, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co- Issuers. The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7    Noteholder List.

(a)    The Trustee will furnish or cause to be furnished by the Registrar to the Co- Issuers, the Managers, the Control Party, the Controlling Class Representative or the Paying Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Managers, the Control Party, the Controlling Class Representative or the Paying Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees that none of the Trustee, the Registrar, either Co-Issuer, the Servicer, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of any disclosure of any such information as to the names and addresses of the Noteholders in the Note Register.

(b)    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8    Transfer and Exchange.

(a)    Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder the Notes which the Noteholder making the exchange is entitled to receive.

(b)    Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Co-Issuers and the Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee and the Registrar may require to document the identities and/or signatures of the transferor and the transferee. The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)    All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of each Co-Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)    The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Co-Issuers or the Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e)    No service charge shall be payable for any registration of transfer or exchange of Notes, but the Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)    Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g)    If the Notes of any Series are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Co-Issuers upon any transfer or exchange of any such Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9    Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor the Co-Issuers shall be affected by notice to the contrary.

Section 2.10    Replacement Notes.

(a)    If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to hold the Co-Issuers and the Trustee harmless, then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and, upon its request, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b)    Upon the issuance of any replacement Note under this Section 2.10, the Co- Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c)    Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)    The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11    Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series

of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by a Co-Issuer or any Affiliate of a Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12    Book-Entry Notes.

(a)    Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class. The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i)     the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii)     the Co-Issuers, the Paying Agent, the Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)     to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of the Notes;

(iv)     subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v)     subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class of a

Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)    Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)    Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13    Definitive Notes.

(a)    The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)    With respect to the Notes of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor or (ii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, in each case, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series of Notes, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series as Noteholders of such Series hereunder and under the applicable Series Supplement.

Section 2.14    Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which a Co-Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Immediately upon the delivery of any Notes by the Co-Issuers to the Trustee for cancellation pursuant to this Section 2.14, the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to evidence such automatic release. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that the Co-Issuers have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to either Co-Issuer for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15    Principal and Interest.

(a)    The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b)    Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c)    Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)    Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to any Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

(e)    For the purpose of disclosure pursuant to the Interest Act (Canada) as-applied to the Canadian Co-Issuer, the yearly rate of interest to which any rate of interest payable under the Indenture that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis. The rates of interest stipulated in the Indenture or in any of the

Notes as-applied to the Canadian Co-Issuer are intended to be nominal rates and not effective rates or yields. The principle of deemed reinvestment of interest as-applied to the Canadian Co-Issuer shall not apply to any interest calculation under the Indenture or under the Notes.

(f)    If any provision of the Indenture would oblige the Co-Issuers to make any payment of interest or other amount payable to any Noteholder in an amount or calculated at a rate which would be prohibited by Requirements of Law or would result in a receipt by that Noteholder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Requirements of Law or so result in a receipt by that Noteholder of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Noteholder which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.16    Tax Treatment.

The Co-Issuers have structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law in the United States as indebtedness of the Co-Issuers or, if a Co-Issuer is treated as a division of another entity for applicable tax purposes, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state, provincial, territorial and local and other income or franchise taxes, and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if a Co-Issuer is treated as a division of another entity for applicable tax purposes, such other entity.

ARTICLE III

SECURITY

Section 3.1     Grant of Security Interest.

(a)    To secure its Obligations, each Co-Issuer (as of the date such Co-Issuer became party to this Base Indenture) hereby pledges, mortgages, charges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in such Co-Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by such Co- Issuer (collectively, the “Indenture Collateral”):

(i)    the Equity Interests of any Person (including, without limitation, Franchisor Holdco, SPV Product Sales Holder, Radiator Product Sales Holder, Take 5 Properties, FUSA Properties, the Canadian SPV Franchising Entity LPs, Driven Canada Product Sourcing, Driven Canada Claims Management and the Canadian Securitization Entity GPs) owned by such Co-Issuer and all rights as a member, shareholder or partner of each such Person under the Charter Documents of each such Person;

(ii)    the Accounts of such Co-Issuer and all amounts on deposit in or otherwise credited to such Accounts;

(iii)    any rights in and to any Interest Reserve Letter of Credit;

(iv)    the books and records (whether in physical, electronic or other form) of such Co-Issuer;

(v)    the rights, powers, remedies and authorities of such Co-Issuer under each of the Transaction Documents (other than the Indenture and the Notes) to which it is a party;

(vi)    to the extent contributed to such Co-Issuer, all real and personal property of any Securitization-Owned Locations;

(vii)    any and all other property of such Co-Issuer now or hereafter acquired, including, without limitation, all accounts (including, without limitation, the rights to receive payments under short-term notes in respect of delinquent royalty payments from Franchisees), chattel paper, commercial tort claims, deposit accounts, futures accounts, documents, documents of title, equipment, fixtures, general intangibles, intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights; and

(viii)    all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Indenture Collateral shall exclude the Collateral Exclusions; (B) the Co-Issuers shall not be required to pledge, and the Collateral shall not include, more than 65% of the Voting Equity Interests (and any rights associated with such Voting Equity Interests) of any foreign Subsidiary of any of the Co-Issuers that is a corporation for United States federal income tax purposes (other than the Canadian Securitization Entities); (C) the security interest in (1) the Senior Notes Interest Reserve Accounts, the Series Distribution Accounts with respect to the Senior Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders, (2) the Senior Subordinated Notes Interest Reserve Accounts, the Series Distribution Accounts with respect to the Senior Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders, (3) the Series Distribution Accounts with respect to the Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Subordinated Noteholders and the Trustee, in its capacity as trustee for the Subordinated Noteholders, (4) each Pre- Funding Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the applicable Noteholders identified in the Series Supplement establishing such Pre-Funding Account and (5) each Pre-Funding Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the applicable Noteholders identified in the Series Supplement establishing such Pre-Funding Reserve Account; and (D) any cash collateral deposited by any Non-Securitization Entities with a Co-Issuer to secure such Non-Securitization Entities’ obligations under any Letter of Credit Reimbursement Agreement will not constitute Indenture Collateral until such time (if any) as such Co-Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of such Letter of Credit Reimbursement Agreement to reimburse such Co-Issuer for any amounts due by such Non-Securitization Entities to such Co-Issuer pursuant to such Letter of Credit Reimbursement Agreement that such Non-Securitization Entities have not paid to such Co-Issuer in accordance with the terms thereof. The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions. If the grant of the security interests hereunder by the Canadian Co-Issuer with respect to any contract, Intellectual Property or Permit would result in the termination or breach of such contract, Intellectual Property or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under applicable law), then such contract, Intellectual Property or Permit shall not be subject to the security interests granted hereunder but shall be held in trust by the Canadian Co-Issuer for the benefit of the Trustee (for its own benefit and for the benefit of the other Secured Parties) and, on the exercise by the Trustee of any of its rights or remedies under this Base Indenture following an Event of Default shall be assigned by the Canadian Co-Issuer as directed by the Trustee; provided that: (x) the security interests granted hereunder shall attach to such contract, Intellectual Property or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (y) if a term in a contract that prohibits or restricts the grant of the security interests granted hereunder in the whole of an Account or Chattel Paper forming part of the Indenture Collateral is unenforceable against the Trustee under applicable law, then the exclusion from the security interests set out above shall not apply to such Account or Chattel Paper. In addition, the security interests granted hereunder do not attach to consumer goods (as defined in the PPSA) or extend to the last day of the term of any lease or agreement for lease of real property. Such last day shall be held by the Canadian Co-Issuer in trust for the Trustee (for its own benefit and for the benefit of the other Secured Parties) and, on the exercise by the Trustee of any of its rights or remedies under this Agreement following an Event of Default, shall be assigned by the Canadian Co-Issuer as directed by the Trustee. For greater certainty, no Intellectual Property in any trade-mark, get-up or trade dress is presently assigned to the Trustee by sole virtue of the grant of the security interests contained herein.

(b)    The foregoing grant is made by each Co-Issuer in trust to secure the Obligations and to secure compliance by the Co-Issuers with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c)    The parties hereto agree and acknowledge that each certificated Equity Interest may be held by a custodian on behalf of the Trustee.

(d)    Each Co-Issuer confirms that value has been given by the Secured Parties to such Co-Issuer, that such Co-Issuer has rights in its Indenture Collateral existing at the date of this Base Indenture and that such Co-Issuer and the Trustee have not agreed to postpone the time for attachment of the security interests granted pursuant to Section 3.1(a) to any of the Indenture Collateral of such Co- Issuer. The security interests granted pursuant to Section 3.1(a) with respect to the Indenture Collateral of the Canadian Co-Issuer created by this Base Indenture shall have effect and be deemed to be effective whether or not the Obligations of the Canadian Co-Issuer or any part thereof are owing or in existence before or after or upon the date of this Base Indenture. Neither the execution and delivery of this Base Indenture nor the provision of any financial accommodation by any Secured Party shall oblige any Secured Party to make any financial accommodation or further financial accommodation available to the Canadian Co-Issuer or any other Person.

Section 3.2    Certain Rights and Obligations of the Issuer Unaffected.

(a)    Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, each Co-Issuer acknowledges that the U.S. Manager, on behalf of the Issuer and the Service Recipients organized in the United States or any State thereof, and the Canadian Manager, on behalf of the Canadian Co-Issuer and the Service Recipients organized in Canada or any province or territory thereof, shall, subject to the terms and conditions of the applicable Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the applicable Managing Standard, all consents, requests, notices, directions, approvals, extensions and waivers, if any, which are required or permitted to be given by such Co-Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of such Co- Issuer under the Collateral Documents, (ii) to give, in accordance with the applicable Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by such Co-Issuer under any IP License Agreement to which such Co-Issuer is a party and (iii) to take any other actions required or permitted under the terms of the applicable Management Agreement.

(b)    The grant of the security interest by each Co-Issuer in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve such Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the other Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the other Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

(c)    Each Co-Issuer hereby, jointly and severally, agrees to indemnify and hold harmless the Trustee and each other Secured Party (including their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Co-Issuer, the other Co-Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any other Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any other Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or such other Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3     Performance of Collateral Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Transaction Document or (b) a Franchise Document (only if a Manager Termination Event with respect to the Manager of the related Co-Issuer or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Co- Issuers’ expense, each Co-Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to such Co-Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to such Co-Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) either Co-Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) any such Co-Issuer refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Control Party (at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct either Co-Issuer to take such action), on behalf of the Co- Issuers and the Secured Parties.

Section 3.4    Stamp, Other Similar Taxes and Filing Fees.

Each Co-Issuer shall, jointly and severally, indemnify and hold harmless the Trustee and each other Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax, and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Indenture Collateral. Each Co-Issuer shall, jointly and severally, pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

Section 3.5    Authorization to File Financing Statements.

(a)    Each Co-Issuer hereby irrevocably authorizes the Servicer on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements, financing change statements, and other filing or recording documents or instruments with respect to the Indenture Collateral, including, without limitation, any and all Securitization IP (to the extent set forth in Section 8.25(c)), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. Each Co-Issuer authorizes the filing of any such financing statement, financing change statement, document or instrument naming the Trustee as secured party and indicating that the Indenture Collateral includes “all assets” , “all present and after-acquired personal property” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC or the PPSA, as applicable, including, without limitation, any and all Securitization IP, or as being of an equal or lesser scope or with greater detail. Each Co-Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Servicer’s request. Each Co-Issuer also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement and/or financing change statement with respect to the Indenture Collateral made prior to the date hereof.

(b)    Each Co-Issuer acknowledges that the Indenture Collateral includes certain rights of such Co-Issuer as a secured party under the Transaction Documents. Each Co-Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements and/or financing change statements filed to perfect such security interests and authorizes the Servicer on behalf of the Secured Parties to make such filings as it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

(c)    Each Co-Issuer acknowledges receipt of an executed copy of this Base Indenture and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Base Indenture or any verification statement issued with respect to any such financing statement or financing change statement.

Section 3.6    ULC Shares.

The Canadian Co-Issuer acknowledges that certain of the Indenture Collateral of the Canadian Co-Issuer may in the future consist of ULC Shares, and that neither the Trustee nor any other Secured Party shall under any circumstances prior to realization thereon be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Base Indenture or any other Transaction Document, where the Canadian Co-Issuer is the registered owner of ULC Shares which are Indenture Collateral of the Canadian Co-Issuer, the Canadian Co-Issuer shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Trustee or its designee, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, the Canadian Co-Issuer shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of Canadian Collections required to be deposited to the Accounts in accordance with the terms hereof) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Canadian Co-Issuer would if such ULC Shares were not pledged to the Trustee for the benefit of the Secured Parties pursuant hereto. Nothing in this Base Indenture or any other Transaction Document is intended to, and nothing in this Base Indenture or any other Transaction Document shall, constitute the Trustee, any other Secured Party, or any other Person other than the Canadian Co-Issuer, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such the Canadian Co-Issuer and further steps are taken pursuant hereto or thereto so as to register the Trustee or its designee, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Trustee, its designee or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Indenture Collateral of the Canadian Co-Issuer without otherwise invalidating or rendering unenforceable this Base Indenture or invalidating or rendering unenforceable such provision insofar as it relates to Indenture Collateral of the Canadian Co-Issuer which is not ULC Shares. Except upon the exercise of rights of the Trustee to sell, transfer or otherwise dispose of ULC Shares in accordance with this Base Indenture, the Canadian Co-Issuer shall not cause or permit, or enable any ULC in which it holds ULC Shares to cause or permit, the Trustee, its designee or any other Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favor in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the grant of a security interest over the ULC Shares in favor of the Trustee; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote its ULC Shares.

ARTICLE IV

REPORTS

Section 4.1    Reports and Instructions to Trustee.

(a)    Weekly Manager’s Certificate. By 4:30 p.m. (New York City time) on (i) the fourth (4th) Business Day following the last day of a Weekly Collection Period for a Currency Conversion Opt-Out Weekly Allocation Date or (ii) the sixth (6th) Business Day following the last day of a Weekly Collection Period for a Currency Conversion Weekly Allocation Date, in each case, the Managers will provide to the Trustee and the Servicer certificates substantially in the applicable form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each, a

“Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be considered confidential information and shall not be disclosed by such recipients to any Noteholder, Note Owner or other Person without the prior written consent of the Co-Issuers. Notwithstanding anything herein to the contrary, (x) the Weekly Manager’s Certificate delivered after the Series 2018-1 Closing Date shall not be required to account for U.S. Collections in respect of any Take 5 Company Locations, and amounts credited to the Accounts in respect of such Take 5 Company Locations shall not be required to be allocated pursuant to the Priority of Payments, until the first Weekly Allocation Date that occurs after the date that is 21 days after the Series 2018-1 Closing Date; provided, however, that (x) the first Weekly Manager’s Certificate that includes the Take 5 Company Locations shall include allocations of any amounts in respect of the Take 5 Company Locations received during the period from the Series 2018-1 Closing Date until the last day of the relevant Weekly Collection Period and (y) the Weekly Manager’s Certificate delivered after the Series 2020-1 Closing Date shall not be required to account for Canadian Collections, and amounts credited to the Accounts in respect of such Canadian Collections shall not be required to be allocated pursuant to the Priority of Payments, until the first Weekly Allocation Date following the first full weekly fiscal period following the Series 2020-1 Closing Date; provided, however, that at the election of the Managers pursuant to the Weekly Manager’s Certificate for the applicable Weekly Collection Period, the first Weekly Collection Period following the Series 2020-1 Closing Date with respect to any Canadian Collections will end at 11:59 p.m. (New York City time) on the Saturday of the second full weekly fiscal period following the Series 2020-1 Closing Date. Following the end of the first Weekly Collection Period with respect to Canadian Collections described in clause (y) of the previous sentence, the Weekly Manager’s Certificate for the following Weekly Allocation Date will provide that all U.S. Collections and Canadian Collections remaining in the Collection Accounts after giving effect to Section 5.11(b) for the Weekly Allocation Dates occurring during such Weekly Collection Period will be allocated or paid pursuant to the Priority of Payments on a pro forma basis in the manner set forth in the Series Supplement for the Series 2020-1 Notes as if such U.S. Collections and Canadian Collections had been available for distribution on such previous Weekly Allocation Dates (and taking into account any allocations or payments previously made pursuant to priorities (i)-(iii) and (v) of the Priority of Payments on such Weekly Allocation Dates).

(b)     FX Exchange Reports. By 12:00 p.m. (New York City time) on the fourth (4th) Business Day following the last day of a Weekly Collection Period for a Currency Conversion Weekly Allocation Date, the Managers will provide to the Trustee and the Servicer a statement substantially in the form of Exhibit B directing the FX Agent to settle a Currency Conversion that will result in a specified amount of U.S. Collections or Canadian Collections (each, a “FX Exchange Report”) on such Weekly Allocation Date. The FX Exchange Reports will be deemed confidential information and will not be disclosed by the Trustee to any Noteholder, Note Owner or other Person without the prior written consent of the Co-Issuers.

(c)    Quarterly Noteholders’ Report. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Co-Issuers shall furnish, or cause the Managers to furnish, a statement substantially in the form of Exhibit C with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), together with any applicable FX Exchange Report in respect of such Quarterly Payment Date, to the Trustee, each Rating Agency, the Servicer and each Paying Agent, with a copy to the Back-Up Manager.

(d)    Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Co-Issuers shall furnish, or cause the Managers to furnish, to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) an Officers’ Certificate to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing (each, a “Quarterly Compliance Certificate”).

(e)    Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Fiscal Period, the Co-Issuers shall furnish, or cause the Managers to furnish, to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Fiscal Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f)    Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on or around December 30, 2017, each of the Co-Issuers shall furnish, or cause the applicable Manager to furnish, to the Trustee, the Servicer and each Rating Agency the reports of the Independent Auditors or the Back-Up Manager required to be delivered to such Co-Issuer by the applicable Manager pursuant to the applicable Management Agreement.

(g)    Securitization Entity Financial Statements. The Managers on behalf of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(i)    as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, as of the end of such fiscal quarter and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of such U.S. Securitization Entities and Canadian Securitization Entities, respectively, for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); provided, that solely with respect to the quarterly financial statements to be delivered for the fiscal quarter ending June 30, 2018, (x) the applicable balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows shall be prepared for the U.S. Securitization Entities other than Take 5 Properties and (y) the U.S. Manager shall deliver a separate balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for Driven Sister Holdings, LLC and a supplementary schedule with an estimated balance sheet and statement of operations for Take 5 Properties; and

(ii)    as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of such U.S. Securitization Entities and Canadian Securitization Entities, respectively, for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the applicable Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of such U.S. Securitization Entities and Canadian Securitization Entities, respectively, and the results of their operations and cash flows in accordance with GAAP.

(h)    Manager Financial Statements.

(i)    So long as Driven Brands, Inc. is the U.S. Manager, the U.S. Manager on behalf of the U.S. Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(A)    as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of the U.S. Manager as of the end of such fiscal quarter and unaudited consolidated statements of operations and comprehensive income and cash flows of the U.S. Manager for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(B)    as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the U.S. Manager as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of the U.S. Manager for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the U.S. Manager and the results of its operations and cash flows in accordance with GAAP.

(ii)    So long as Driven Brands, Inc. is the U.S. Manager and a direct or indirect parent of the Canadian Manager, the U.S. Manager shall provide, as agent of the Canadian Manager on behalf of the Canadian Securitization Entities, to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the financial statements described in Section 4.1(h)(i)(A)-(B).

(iii)    If Driven Brands, Inc. no longer serves as the U.S. Manager or is no longer a direct or indirect parent of the Canadian Manager, then so long as Driven Brands Canada Shared Services Inc. is the Canadian Manager, the Canadian Manager on behalf of the Canadian Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding financial statements consistent with the requirements of Section 4.1(h)(i)(A)-(B) as-applied to the Canadian Manager.

(i)    Additional Information. Each Co-Issuer shall furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Parent or any U.S. Securitization Entity, in the case of the Issuer, or any Canadian Securitization Entity, in the case of the Canadian Co-Issuer, as the Trustee, the Servicer, the applicable Manager of such Co-Issuer or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Transaction Documents to which such recipient is a party.

(j)    Instructions as to Withdrawals and Payments. Each Co-Issuer shall furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Managers and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Accounts and any other Base Indenture Account or Series Account, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Reports) shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Co- Issuers; provided, further, that such written instructions shall be subject in all respects to the confidentiality provisions of any Transaction Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k)    Copies to each Rating Agency. Each Co-Issuer shall deliver, or shall cause its respective Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2    Annual Noteholders’ Tax Statement.

Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2018 (and beginning with calendar year 2021 with respect to any covenant of the Canadian Co-Issuer), the Paying Agent shall furnish, upon written request, to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Co-Issuers containing such information as the Co-Issuers deem necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”); provided that such obligations to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code or other applicable tax law as from time to time in effect.

Section 4.3    Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner, and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4    Reports, Financial Statements and Other Information to Noteholders.

(a)    This Base Indenture, the Guarantee and Collateral Agreements, each Series Supplement, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) shall be made available to (a) each Rating Agency pursuant to Section 4.1(k) above and (b) the Servicer, the Managers, the Back-Up Manager, the Note Owners and the other Noteholders (but not to prospective investors) in a password-protected area of the Trustee’s internet website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) or on a third-party investor information platform or such other address as the Co-Issuers may specify from time to time. Assistance in using the Trustee’s internet website can be obtained by calling the Trustee’s customer service desk at (888) 855-

9695 or such other telephone number as the Trustee may specify from time to time. The Trustee or any such third-party platform, as the case may be, shall require each party (other than the Servicer, the Managers, the Back-Up Manager and any Rating Agency) accessing such password-protected area to register as a Noteholder and to make the applicable representations and warranties described below in an Investor Request Certification (which, for the avoidance of doubt, may take the form of an electronic submission). The Trustee and any such third-party platform may disclaim responsibility for any information distributed by it for which the Trustee or such third-party, as the case may be, was not the original source. Each time a Noteholder accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee or any such third-party platform shall provide the Servicer and the Managers with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders, upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible to the Noteholders and the Trustee, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b)    The Trustee shall (or shall request that the Managers) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder (or any Note Owner) and to any prospective investor that provides the Trustee with an Investor Request Certification to the effect that such party (i) is a Noteholder (or Note Owner) or prospective investor, as applicable, (ii) understands that the materials contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process), and (iv) is not a Competitor. Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

Section 4.5    Managers.

Pursuant to the applicable Management Agreement, each Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the applicable Co-Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Managers or the applicable Manager in lieu of the Co-Issuers or the applicable Co-Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the applicable Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Class A-1 Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the applicable Manager (or Managers).

Section 4.6    No Constructive Notice.

Delivery of reports, information, Officer’s Certificates, Officers’ Certificates and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports, information, Officer’s Certificates, Officers’ Certificates and documents will not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, any Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1    Management Accounts.

(a)    Establishment of the Management Accounts. As of the Series 2020-1 Closing Date, the U.S. Manager and Canadian Manager, respectively, have caused (i) the Issuer and the Canadian Co-Issuer to establish in the name of and for the benefit of, respectively, the Issuer and the Canadian Co- Issuer, (A) for the Issuer, the U.S. Concentration Account and the related Lock-Box Accounts for the U.S. Securitization Entities and for the Canadian Co-Issuer, the Canadian Concentration Account and the related Lock-Box Accounts of the Canadian Co-Issuer, (B) the Asset Disposition Proceeds Accounts of the respective Co-Issuers, (C) the Insurance Proceeds Accounts of the respective Co-Issuers, and (D) for the Issuer, the Take 5 Securitization Lockbox; (ii) each other Canadian SPV Franchising Entity LP to establish in the name of and for the benefit of itself, the related Lock-Box Account for an applicable Driven Securitization Brand with operations in Canada; (iii) each Securitization Entity that owns Securitization-Owned Locations to establish in the name of and for its benefit one or more Securitization- Owned Location Concentration Accounts for an applicable Driven Securitization Brand; (iv) Driven Product Sourcing LLC to establish in the name of and for the benefit of Driven Product Sourcing LLC the Spire Supply Securitization Account; (v) Driven Product Sourcing LLC to establish in the name of Take 5 Properties and for the benefit of Driven Product Sourcing LLC the Oil Fleet Lockbox; (vi) Driven Canada Product Sourcing to establish in the name of and for its benefit one or more Product Sourcing Concentration Accounts and the Canadian Product Sourcing Lease Expense Account and (vii) Driven Canada Claims Management to establish in the name of and for its benefit one or more Claims Management Concentration Accounts and the Canadian Claims Management Lease Expense Account. Such accounts and lock-boxes, as of the Series 2018-1 Closing Date (or as of such later date of establishment of such account) and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreements and (B) if not established with the Trustee, subject to an Account Control Agreement; provided that only the Qualified Institution holding a Lock-Box Account shall have access to the items deposited therein. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Issuer, the Canadian Co-Issuer, and any other Securitization Entity (or the applicable Manager on its behalf) may establish additional accounts for the purpose of depositing Collections therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), and excluding the Advertising Fund Accounts and any other Account of a Securitization Entity for the holding or disbursement of Excluded Amounts or other amounts constituting operating expenses of Securitization-Owned Locations, a Product Sourcing Business or a Claims Management Business and permitted to be paid under this Base Indenture, an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account, (B) pledged by the Issuer, the Canadian Co-Issuer, or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the applicable Guarantee and Collateral Agreement, and (C) if not established with the Trustee, subject to an Account Control Agreement.

(b)    Administration of the Management Accounts. The Issuer or the Canadian Co- Issuer (or the applicable Manager or Sub-Manager on its behalf) may invest any amounts held in the applicable Management Accounts in Eligible Investments, and such amounts may be transferred by the Issuer or the Canadian Co-Issuer (or the applicable Manager or Sub-Manager on its behalf), on behalf of itself or as such agent, as applicable, into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the applicable Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the applicable Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. Notwithstanding anything herein or in any other Transaction Document, no Co-Issuer or Manager shall transfer any funds into any such investment account pursuant to this Section 5.1(b) until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee), it being agreed that the execution and delivery of such Account Control Agreement shall not be required as a condition precedent to the issuance of Notes on any Series Closing Date. All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such Eligible Investments shall be charged to the related Management Account (and the Issuer or Canadian Co-Issuer, or the other Securitization Entities, respectively). No Co-Issuer (or other Securitization Entity) shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. Prior to any Sub-Manager acting on behalf of any U.S. Securitization Entity or Canadian Securitization Entity, as applicable, in accordance with this Section, it will provide to the Trustee all applicable know-your-customer documentation required by the Trustee.

(c)    Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income of the Issuer or Canadian Co-Issuer, or the other Canadian Securitization Entities, as applicable, for distribution to the applicable Collection Account in accordance with Section 5.10.

(d)    No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2    Senior Notes Interest Reserve Accounts.

(a)    Establishment of the Senior Notes Interest Reserve Accounts. As of the Series 2015-1 Closing Date, the Issuer has established with the Trustee an account attributable to the Issuer (denominated in U.S. Dollars) in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Issuer Interest Reserve Account for Senior Notes”). As of the Series 2020-1 Closing Date, the Canadian Co-Issuer has established with the Trustee an account attributable to the Canadian Co-Issuer (denominated in U.S. Dollars) in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Canadian Co-Issuer Interest Reserve Account for Senior Notes” and together with the Issuer Interest Reserve Account for Senior Notes, the “Senior Notes Interest Reserve Accounts”). The Senior Notes Interest Reserve Accounts shall be Eligible Accounts.

(b)    Administration of the Senior Notes Interest Reserve Accounts. All amounts held in the Senior Notes Interest Reserve Accounts shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the Issuer or the Canadian Co-Issuer (or the applicable Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Co-Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Senior Notes Interest Reserve Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Accounts shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to the applicable Senior Notes Interest Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the applicable Senior Notes Interest Reserve Account (and the Issuer or the Canadian Co-Issuer). No Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Senior Notes Interest Reserve Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Accounts shall be deemed to be Investment Income on deposit for distribution to the applicable Collection Account in accordance with Section 5.10.

(d)    Senior Notes Interest Reserve Account Excess Amount. On any Weekly Allocation Date when a deposit would otherwise be made to a Senior Notes Interest Reserve Account pursuant to priority (ix) of the Priority of Payments, the Co-Issuers (or the Managers on their behalf) may direct the Trustee pursuant to the applicable Weekly Manager’s Certificate to withdraw any Senior Notes Interest Reserve Account Excess Amount from the Senior Notes Interest Reserve Account of either Co- Issuer and transfer such Senior Notes Interest Reserve Account Excess Amount to the Senior Notes Interest Reserve Account of the other Co-Issuer and the allocation pursuant to priority (ix) of the Priority of Payments and calculation of the Senior Notes Interest Reserve Account Deficit Amount of the transferee Co-Issuer shall be deemed to occur after giving effect to such transfer of the Senior Notes Interest Reserve Account Excess Amount. Until such time as any such Senior Notes Interest Reserve Account Excess Amount is paid to any applicable third party (as opposed to transfers between Indenture Trust Accounts of the Co-Issuers pursuant to a Weekly Manager’s Certificate), the applicable Co-Issuer will hold such amount as agent on behalf of the other Co-Issuer. Following payment of any such Senior Notes Interest Reserve Account Excess Amount to a third party, such amount shall be treated as an intercompany loan with an interest rate determined by the applicable Manager in accordance with the applicable Managing Standard. For greater certainty, any payment out of a Co-Issuer’s Senior Notes Interest Reserve Account in respect of which a deposit has been made under this Section 5.2(b) shall be deemed to be paid first out of amounts allocated to such account out of such Co-Issuer’s own Collections and second out of any such Senior Notes Interest Reserve Account Excess Amount transferred from the other Co-Issuer.

Section 5.3    Senior Subordinated Notes Interest Reserve Accounts.

(a)    Establishment of the Senior Subordinated Notes Interest Reserve Accounts. Upon the issuance of any Senior Subordinated Notes, each of the Issuer and Canadian Co-Issuer shall establish with the Trustee an account (denominated in U.S. Dollars) in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the

Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Issuer Senior Subordinated Notes Interest Reserve Account” and the “Canadian Co-Issuer Senior Subordinated Notes Interest Reserve Account” and together with the Issuer Senior Subordinated Notes Interest Reserve Account, the “Senior Subordinated Notes Interest Reserve Accounts”). The Senior Subordinated Notes Interest Reserve Accounts shall be Eligible Accounts.

(b)    Administration of the Senior Subordinated Notes Interest Reserve Accounts. All amounts held in the Senior Subordinated Notes Interest Reserve Accounts (other than any Canadian Dollar-denominated Senior Subordinated Notes Interest Reserve Account) shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the applicable Co-Issuer (or the applicable Manager on its behalf), and such amounts may be transferred by such Co- Issuer (or the applicable Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Co-Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Senior Subordinated Notes Interest Reserve Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Accounts shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to the applicable Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the applicable Senior Subordinated Notes Interest Reserve Account (and the Issuer or the Canadian Co-Issuer, respectively). No Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Senior Subordinated Notes Interest Reserve Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Accounts shall be deemed to be Investment Income on deposit for distribution to the applicable Collection Account in accordance with Section 5.10.

(d)    Senior Subordinated Notes Interest Reserve Account Excess Amount. On any Weekly Allocation Date when a deposit would otherwise be made to a Senior Subordinated Notes Interest Reserve Account pursuant to priority (ix) of the Priority of Payments, the Co-Issuers (or the Managers on their behalf) may direct the Trustee pursuant to the related Weekly Manager’s Certificate to withdraw any Senior Subordinated Notes Interest Reserve Account Excess Amount from the Senior Subordinated Notes Interest Reserve Account of either Co-Issuer and transfer such Senior Subordinated Notes Interest Reserve Account Excess Amount to the Senior Subordinated Notes Interest Reserve Account of the other Co-Issuer and the allocation pursuant to priority (ix) of the Priority of Payments and calculation of the Senior Subordinated Notes Interest Reserve Account Deficit Amount of the transferee Co-Issuer shall be deemed to occur after giving effect to such transfer of the Senior Subordinated Notes Interest Reserve Account Excess Amount. Until such time as any such Senior Subordinated Notes Interest Reserve Account Excess Amount is paid to any applicable third party (as opposed to transfers between Indenture Trust Accounts of the Co-Issuers pursuant to a Weekly Manager’s Certificate), the applicable Co-Issuer will hold such amount as agent on behalf of the other Co-Issuer. Following payment of any such Senior Subordinated Notes Interest Reserve Account Excess Amount, such amount shall be treated as an intercompany loan with an interest rate determined by the applicable Manager in accordance with the applicable Managing Standard. For greater certainty, any payment out of a Co- Issuer’s Senior Subordinated Notes Interest Reserve Account in respect of which a deposit has been made under this Section 5.3(b) shall be deemed to be paid first out of amounts allocated to such account out of such Co-Issuer’s own Collections and second out of any such Senior Subordinated Notes Interest Reserve Account Excess Amount transferred from the other Co-Issuer.

Section 5.4    Cash Trap Reserve Accounts.

(a)    Establishment of the Cash Trap Reserve Accounts. As of the Series 2015-1 Closing Date, the Issuer has established with the Trustee an account designated as the Issuer Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Issuer Cash Trap Reserve Account”). As of the Series 2020-1 Closing Date, the Canadian Co-Issuer has established with the Trustee an account designated as the Canadian Co-Issuer Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Canadian Co-Issuer Cash Trap Reserve Account” and together with the Issuer Cash Trap Reserve Account, the “Cash Trap Reserve Accounts”). The Cash Trap Reserve Accounts shall be Eligible Accounts.

(b)    Administration of the Cash Trap Reserve Accounts. All amounts held in the Cash Trap Reserve Accounts shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the applicable Co-Issuer (or the applicable Manager on its behalf), and such amounts may be transferred by such Co-Issuer (or the applicable Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Co-Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Cash Trap Reserve Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Accounts shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to the applicable Cash Trap Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the applicable Cash Trap Reserve Account (and the Issuer or Canadian Co-Issuer, respectively). No Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Cash Trap Reserve Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Accounts shall be deemed to be Investment Income on deposit for distribution to the applicable Collection Account in accordance with Section 5.10.

Section 5.5    Collection Accounts.

(a)    Establishment of Collection Accounts. As of the Series 2020-1 Closing Date, the Trustee has established (i) two (2) segregated trust accounts denominated in U.S. Dollars designated as the “U.S. Collection Account” in the name of the Trustee for the benefit of the Secured Parties (x) one of which will hold U.S. Collections (the “Issuer U.S. Collection Account for U.S. Collections”) and (y) the other of which will hold any Canadian Allocation and Shortfall Payment Amount and any other Canadian Collections denominated in U.S. Dollars (the “Canadian Co-Issuer U.S. Collection Account for the Canadian Allocation and Shortfall Payment Amount”) and (ii) one (1) segregated trust accounts denominated in Canadian Dollars designated as the “Canadian Co-Issuer Canadian Collection Account for Canadian Collections” in the name of the Trustee for the benefit of the Secured Parties which will hold Canadian Collections (including any Canadian Allocation and Shortfall Payment Amount that will not be settled in U.S. Dollars). On or after the Series 2020-1 Closing Date, the Trustee shall establish, maintain, and administer one (1) segregated trust account denominated in Canadian Dollars which will hold any Canadian Dollar-denominated U.S. Shortfall Payment Amount. The Collection Accounts shall be Eligible Accounts.

(b)    Administration of the Collection Accounts. All amounts held in the Collection Accounts (other than any Canadian Dollar-denominated Collection Account) shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the applicable Co-Issuer (or the applicable Manager on its behalf), and such amounts may be transferred by such Co- Issuer (or the applicable Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Co-Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Collection Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. In the absence of written investment instructions hereunder, funds on deposit in the applicable Collection Accounts shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to the applicable Collection Account, and any loss resulting from such Eligible Investments shall be charged to the applicable Collection Account (and the Issuer or the Canadian Co-Issuer, respectively). No Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Collection Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Accounts shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.6    Collection Account Administrative Accounts.

(a)    Establishment of Collection Account Administrative Accounts. The following administrative accounts associated with the Collection Accounts, each of which shall be an Eligible Account, shall be established by the Trustee in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”), either as of the Series 2015-1 Closing Date or, with respect to the Senior Subordinated Notes or the Subordinated Notes, after the Series 2015-1 Closing Date in connection with the initial issuance of any such Notes or in the case of any Collection Account Administrative Accounts with respect to the Canadian Co-Issuer, on the Series 2020-1 Closing Date or thereafter:

(i)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Class A- 1 Notes Commitment Fees Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Class A-1 Notes Commitment Fees Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Class A-1 Notes Commitment Fees Account (CAD)” and, collectively, with the Issuer Class A-1 Notes Commitment Fees Account and the Canadian Co-Issuer Class A-1 Notes Commitment Fees Account (USD), the “Class A-1 Notes Commitment Fees Accounts”), in each case for the deposit of the Class A- 1 Notes Commitment Fees Amount;

(ii)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Senior Notes Interest Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Notes Interest Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Notes Interest Payment Account (CAD)” and, collectively, with the Issuer Senior Notes Interest Payment Account and the Canadian Co-Issuer Senior Notes Interest Payment Account (USD), the “Senior Notes Interest Payment Accounts”), in each case, for the deposit of the Senior Notes Quarterly Interest Amount;

(iii)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Senior Subordinated Notes Interest Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Subordinated Notes Interest Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Subordinated Notes Interest Payment Account (CAD)” and, collectively, with the Issuer Senior Subordinated Notes Interest Payment Account and the Canadian Co-Issuer Senior Subordinated Notes Interest Payment Account (USD), the “Senior Subordinated Notes Interest Payment Accounts”), in each case, for the deposit of the Senior Subordinated Notes Quarterly Interest Amount, if any;

(iv)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Subordinated Notes Interest Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Subordinated Notes Interest Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Subordinated Notes Interest Payment Account (CAD)” and, collectively, with the Issuer Subordinated Notes Interest Payment Account and the Canadian Co-Issuer Subordinated Notes Interest Payment Account (USD), the “Subordinated Notes Interest Payment Accounts”), in each case, for the deposit of the Subordinated Notes Quarterly Interest Amount, if any;

(v)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Senior Notes Principal Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Notes Principal Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Notes Principal Payment Account (CAD)” and, collectively, with the Issuer Senior Notes Principal Payment Account and the Canadian Co-Issuer Senior Notes Principal Payment Account (USD), the “Senior Notes Principal Payment Accounts”), in each case, for the deposit of the amounts allocable to the payment of principal of the Senior Notes;

(vi)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Senior Subordinated Notes Principal Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Subordinated Notes Principal Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Subordinated Notes Principal Payment Account (CAD)” and, collectively, with the Issuer Senior Subordinated Notes Principal Payment Account and the Canadian Co-Issuer Senior Subordinated Notes Principal Payment Account (USD), the “Senior Subordinated Notes Principal Payment Accounts”), in each case, for the deposit of amounts allocable to the payment of principal of the Senior Subordinated Notes, if any;

(vii)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Subordinated Notes Principal Payment Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Subordinated Notes Principal Payment Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Subordinated Notes Principal Payment Account (CAD)” and, collectively, with the Issuer Subordinated Notes Principal Payment Account and the Canadian Co-Issuer Subordinated Notes Principal Payment Account (USD), the “Subordinated Notes Principal Payment Accounts”), in each case, for the deposit of amounts allocable to the payment of principal of the Subordinated Notes, if any;

(viii)     accounts denominated in U.S. Dollars for the Issuer (the “Issuer Post-ARD Additional Interest Account for Senior Notes”) and U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Post-ARD Additional Interest Account for Senior Notes” and together with the Issuer Post-ARD Additional Interest Account for Senior Notes, the “Senior Notes Post-ARD Additional Interest Accounts”), in each case, for the deposit of Senior Notes Quarterly Post-ARD Additional Interest;

(ix)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Senior Subordinated Notes Post-ARD Additional Interest Account”) and U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Senior Subordinated Notes Post-ARD Additional Interest Account” and together with the Issuer Senior Subordinated Notes Post- ARD Additional Interest Account, the “Senior Subordinated Notes Post-ARD Additional Interest Accounts”), in each case, for the deposit of Senior Subordinated Notes Quarterly Post-ARD Additional Interest, if any;

(x)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Subordinated Notes Post-ARD Additional Interest Account”) and U.S. Dollars for the Canadian Co-Issuer (the “Canadian Co-Issuer Subordinated Notes Post-ARD Additional Interest Account” and together with the Issuer Subordinated Notes Post-ARD Additional Interest Account, the “Subordinated Notes Post-ARD Additional Interest Accounts”), in each case, for the deposit of Subordinated Notes Quarterly Post-ARD Additional Interest, if any; and

(xi)    accounts denominated in U.S. Dollars for the Issuer (the “Issuer Securitization Operating Expense Account”), U.S. Dollars for the Canadian Co-Issuer (the “Canadian Securitization Operating Expense Account (USD)”), and Canadian Dollars for the Canadian Co-Issuer (the “Canadian Securitization Operating Expense Account (CAD)” and, collectively, with the Issuer Senior Notes Principal Payment Account and the Canadian Co- Issuer Senior Notes Principal Payment Account (USD), the “Securitization Operating Expense Accounts”), in each case, for the deposit of Securitization Operating Expenses.

(b)    Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts (other than any Canadian Dollar-denominated Collection Account Administrative Account) shall be invested in Eligible Investments at the written direction (which may be in the form of standing directions) of the applicable Co-Issuer (or the applicable Manager on its behalf), and such amounts may be transferred by such Co-Issuer (or the applicable Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Co-Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided that any such investment in the Collection Account Administrative Accounts (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Calculation Date. In the absence of written investment instructions hereunder, funds on deposit in the applicable Collection Account Administrative Accounts shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to the applicable Collection Account Administrative Account, and any loss resulting from such Eligible Investments shall be charged to the applicable Collection Account Administrative Account (and the Issuer or the Canadian Co-Issuer, respectively). No Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Accounts in accordance with Section 5.10.

(d)    Currency Conversions between certain Collection Account Administrative Accounts. On the Business Day following the tenth (10th) Weekly Allocation Date in each Quarterly Fiscal Period, the Trustee shall, pursuant to the FX Exchange Report appended to the Weekly Manager’s Certificate for such tenth (10th) Weekly Allocation Date, withdraw any Canadian Dollar-denominated amounts from the Class A-1 Notes Commitment Fees Account, Interest Payment Account, and Principal Payment Account for the Canadian Co-Issuer, transfer such amount to the FX Agent for a Currency Conversion and, following settlement of such Currency Conversion, deposit (or cause the FX Agent to deposit) the amount so converted in the corresponding U.S. Dollar-denominated Class A-1 Notes Commitment Fees Account, Interest Payment Account and Principal Payment Account of the Canadian Co-Issuer.

Section 5.7    Securitization-Owned Location Concentration Accounts; Product Sourcing Concentration Accounts; Claims Management Concentration Accounts.

(a)    Securitization-Owned Location Concentration Accounts.

(i)    On or prior to the Series 2020-1 Closing Date, the Securitization Entities that own Securitization-Owned Locations have established the Securitization-Owned Location Concentration Accounts (including the Take 5 Company Location Concentration Account established by Take 5 Properties on or prior to the Series 2018-1 Closing Date). Each Securitization-Owned Location Account (that is not a Securitization-Owned Location Concentration Account, including the Take 5 Securitization Lockbox and the Management Accounts in the name of Take 5 Properties opened as of the Series 2018-1 Closing Date) opened on and after the earliest applicable Series Closing Date, or such other date of contribution, with respect to Securitization Entities that own Securitization-Owned Locations is required to be (A) in the name of the applicable Securitization Entity and (B) either (x) subject to an Account Control Agreement or (y) a zero balance account which sweeps daily into an account subject to an Account Control Agreement (including a Securitization-Owned Location Concentration Account). After the opening of any such Securitization-Owned Location Concentration Account, the applicable Manager (on behalf of any applicable Securitization Entities or other Service Recipients) will deposit (or cause to be deposited) into the applicable Securitization-Owned Location Concentration Account:

(A)    all cash revenues generated by the applicable Securitization- Owned Locations within two (2) Business Days following receipt of such cash revenues; and

(B)    all credit card and debit card proceeds and any proceeds of the initial sale of gift cards at the applicable Securitization-Owned Locations; provided that if such proceeds are not deposited directly into a Securitization-Owned Location Concentration Account (including any applicable credit card and debit card sub-account of any Securitization-Owned Location Concentration Account), such proceeds will be deposited within two (2) Business Days for Securitization-Owned Locations located in the United States and three (3) Business Days for Securitization-Owned Locations located in Canada following receipt of such credit card and debit card proceeds and any proceeds of the initial sale of gift cards.

(ii)    Each Securitization Entity that owns Securitization-Owned Locations has established and will be permitted to maintain local and regional accounts opened prior to the earliest applicable Series Closing Date, or such other date, when the related assets for such Driven Securitization Brand were contributed to the Securitization Entities pursuant to a

Contribution Agreement, in connection with the collection of revenues of such Securitization-Owned Locations (the “Existing Local Securitization-Owned Location Accounts”). Each such Securitization Entity will be permitted to maintain amounts on deposit at the end of any banking day in Existing Local Securitization-Owned Location Accounts that are not subject to Account Control Agreements to the extent that (x) such Existing Local Securitization-Owned Location Accounts are zero balance accounts which sweep daily into an account subject to an Account Control Agreement, including the Take 5 Securitization Lockbox or any other Lock-Box Account of the Issuer or in the name of and for the benefit of Take 5 Properties or (y) the aggregate maximum amount held in all other Existing Local Securitization-Owned Location Accounts does not exceed $500,000; provided that, notwithstanding the foregoing requirement, no Existing Local Securitization-Owned Location Account for the Fix Auto Brand shall be required to be subject to an Account Control Agreement or in compliance with the foregoing conditions until one hundred twenty (120) days following the Series 2020-1 Closing Date.

(iii)    The applicable Manager may withdraw available amounts on deposit in any Securitization-Owned Location Concentration Account at any time in accordance with the applicable Managing Standard and as otherwise set forth in the Transaction Documents in order to pay operating expenses that are incurred or committed to be paid by the applicable Securitization-Owned Locations in the ordinary course of business, such as the cost of goods sold, labor (including wages, worker’s compensation-related expenses and other labor-related expenses for employees of Securitization-Owned Locations), repair, remodeling and maintenance expenses, insurance (including self-insurance), local advertising expenses, advertising fees allocable to such Securitization-Owned Locations and lease and other occupancy expenses, litigation and settlement costs relating to the Managed Assets, Pass-Through Amounts and, without duplication, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of the applicable Canadian Securitization Entity, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts; provided that, after the occurrence and during the continuance of any Cash Trapping Period, Rapid Amortization Event or Event of Default, all operating expenses withdrawn from the Securitization-Owned Location Concentration Accounts shall be consistent with a monthly budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and withdrawals of any operating expenses from any Securitization-Owned Location Concentration Account in excess of amounts set forth in the monthly budget will be subject to (i) the delivery by the applicable Manager to the Control Party and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager).

(iv)    The Canadian Manager may, at any time, acting in accordance with the applicable Managing Standard, permanently remove the designation of “Excluded Location” in respect of any company-owned location under a particular Driven Securitization Brand (including any individual brand comprising the Uniban Brand) or other brand described in clause (i) of the definition of “Excluded Location”, and as of such date of designation, such company-owned locations of such Driven Securitization Brand or other brand will be treated in the same manner as a newly acquired Securitization-Owned Location (or any analogous concept for the relevant Collateral) and the related assets (including any account for the collection of revenue) will constitute Securitization Assets.

(b)    Product Sourcing Concentration Accounts and Claims Management Concentration Accounts

(i)    On or prior to the Series 2020-1 Closing Date, Driven Canada Product Sourcing and Driven Canada Claims Management have established the Canadian Product Sourcing Concentration Account and the Canadian Claims Management Concentration Account. Each Product Sourcing Account and Claims Management Account (that is not a Product Sourcing Concentration Account or Claims Management Concentration Account) opened on or after an applicable Series Closing Date, or such other date of contribution, with respect to Securitization Entities that own a Product Sourcing Business or Claims Management Business is required to be (A) in the name of the applicable Securitization Entity and (B) either (x) subject to an Account Control Agreement or (y) a zero balance account which sweeps daily into an account subject to an Account Control Agreement (including a Product Sourcing Concentration Account or Claims Management Concentration Account, as applicable). After the opening of any such Securitization-Owned Location Concentration Account, the applicable Manager (on behalf of any applicable Securitization Entities or other Service Recipients) will deposit (or cause to be deposited) into the applicable Securitization-Owned Location Concentration Account:

(A)     all cash revenues generated by the applicable Product Sourcing Business or applicable Claims Management Business within three (3) Business Days following receipt of such cash revenues; and

(B)     all credit card and debit card proceeds generated by the applicable Product Sourcing Business or applicable Claims Management Business; provided that if such proceeds are not deposited directly into an applicable Concentration Account (including any applicable credit card and debit card sub-account of any such Concentration Account), such proceeds will be deposited within three (3) Business Days following receipt of such credit card and debit card proceeds.

(ii)     Each Securitization Entity that owns a Product Sourcing Business or Claims Management Business has established and is permitted to maintain local and regional accounts opened prior to the earliest applicable Series Closing Date, or such other date, when the related assets for such Product Sourcing Business or Claims Management Business were contributed to the Securitization Entities pursuant to a Contribution Agreement in connection with the collection of their respective revenues (the “Existing Local Product Sourcing Amounts” and the “Existing Local Claims Management Accounts” respectively, and collectively, the “Existing Local Product Sourcing and Claims Management Accounts”). Each Securitization Entity that owns a Product Sourcing Business or Claims Management Business may establish and is permitted to maintain amounts on deposit at the end of any banking day in Existing Local Product Sourcing and Claims Management Accounts that are not subject to Account Control Agreements to the extent that (x) such Existing Local Product Sourcing and Claims Management Accounts are zero balance accounts which sweep daily into an account subject to an Account Control Agreement or (y) the aggregate maximum amount held in all Existing Local Product Sourcing and Claims Management Accounts in respect of Canadian Securitization Entities does not exceed CAN$3,000,000 and in respect of any applicable U.S. Securitization Entities does not exceed $3,000,000 or such other amount approved by the Control Party (acting at the direction of the Controlling Class

Representative); provided that, notwithstanding the foregoing requirements, no Existing Local Product Sourcing and Claims Management Account in respect of Driven Canada Product Sourcing or Driven Canada Claims Management shall be required to be subject to an Account Control Agreement or in compliance with the foregoing conditions until one hundred twenty (120) days following the Series 2020-1 Closing Date.

(iii)    The applicable Manager may withdraw available amounts on deposit in any Product Sourcing Concentration Account or Claims Management Concentration Account at any time in accordance with the applicable Managing Standard and as otherwise set forth in the Transaction Documents in order to pay operating expenses that are incurred or committed to be paid in respect of the applicable Product Sourcing Business or Claims Management Business in the ordinary course of business, such as the cost of goods sold, labor (including wages, worker’s compensation-related expenses and other labor-related expenses for employees of the applicable Product Sourcing Business or Claims Management Business), insurance (including self-insurance), local advertising expenses, lease and other occupancy expenses, and litigation and settlement costs relating to the applicable Managed Assets and other Excluded Amounts, including insurance company rebates and other fees and ~~payment~~payments payable to Franchisees, locations owned by Non-Securitization Entities, Excluded Locations or third parties and Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of the applicable Securitization Entity, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts; provided that, after the occurrence and during the continuance of any Cash Trapping Period, Rapid Amortization Event or Event of Default, all operating expenses withdrawn from any Product Sourcing Concentration Account or Claims Management Concentration Account shall be consistent with a monthly budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and withdrawals of any operating expenses from any such Product Sourcing Concentration Account or Claims Management Concentration Account in excess of amounts set forth in the monthly budget will be subject to (i) the delivery by the applicable Manager to the Control Party and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager).

Section 5.8    Trustee as Securities Intermediary.

(a)    The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively, the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b)    The Securities Intermediary agrees that:

(i)    the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC and each applicable STA will or may be credited;

(ii)    the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and each applicable STA and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC and each applicable STA;

(iii)    all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the applicable Co-Issuer, payable to the order of the applicable Co-Issuer or specially indorsed to the applicable Co-Issuer;

(iv)    all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v)    each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC and each applicable STA;

(vi)    if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(vii)    the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement; for purposes of all applicable UCCs and STAs and all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, New York shall be deemed to be the Securities Intermediary’s jurisdiction, and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC and each applicable STA) related thereto) shall be governed by the laws of the State of New York;

(viii)    the Securities Intermediary has not entered into, and until termination of this Base Indenture will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC and each applicable STA) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with either Co-Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix)    except for the claims and interest of the Trustee, the Secured Parties, the Co-Issuers and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Trustee Accounts or any Financial Asset credited thereto; if the Securities Intermediary or the Trustee has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Managers, the Back-Up Manager and the Co-Issuers thereof.

(c)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided that at all other times the applicable Co-Issuer (or the applicable Manager on its behalf) shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the applicable Trustee Accounts.

Section 5.9    Establishment of Series Accounts; Legacy Accounts.

(a)     Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b)    Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, either or both Co-Issuers may (but are not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class or Series of Notes transferred to the applicable distribution account for such Class or Series of Notes, for application toward the prepayment of such Class or Series of Notes. If the Co-Issuers do not elect to have such funds so transferred, or if the Co-Issuers elect to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the applicable Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.9 pursuant to instructions delivered by the Co-Issuers to the Trustee.

Section 5.10    Collections; Investment Income; Currency Conversions.

(a)    Deposits to the Concentration Accounts.

(i)    Until the Indenture is terminated pursuant to Section 12.1, the Issuer shall deposit (or cause to be deposited) the following amounts to the U.S. Concentration Account, in each case, to the extent owed to it or the other U.S. Securitization Entities or any applicable Take 5 Company Locations located in the United States and promptly after receipt (unless otherwise specified below):

(A)    all Franchisee Payments owed to the U.S. SPV Franchising Entities shall be deposited directly to the U.S. Concentration Account or made to a Lock- Box Account; provided that all Franchisee Payments owed to the U.S. SPV Franchising Entities made to a Lock-Box Account shall be deposited to the U.S. Concentration Account within two (2) Business Days following the receipt of such amounts in such Lock-Box Account;

(B)    within five (5) Business Days after the end of each fiscal week, the Weekly Estimated Securitization-Owned Location Profits Amount;

(C)    on or before the tenth (10th) Business Day following the last day of each Monthly Fiscal Period, the Monthly Securitization-Owned Location Profits True-up Amount, if any, from amounts on deposit in the Securitization-Owned Location Concentration Accounts, and/or draws on the Series 2019-3 ~~Class A-1~~ Notes;

(D)     within three (3) Business Days of receipt, all amounts received under any IP License Agreement (including any Canadian IP License Agreement or other IP License Agreement entered into with a Canadian Securitization Entity), other license fees and any other amounts received in respect of the applicable Securitization IP, including recoveries from the enforcement of the applicable Securitization IP;

(E)    within three (3) Business Days of receipt, equity contributions, if any, made by any Non-Securitization Entity to the Issuer (directly or indirectly) to the extent such equity contributions are directed to be made to the U.S. Concentration Account; and

(F)    within five (5) Business Days of receipt, all other amounts constituting Retained Collections with respect to the operation of the Driven Securitization Brands in the United States not referred to in the preceding clauses other than Indemnification Amounts, Release Prices, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts of the U.S. Securitization Entities or to the U.S. Collection Account for U.S. Collections.

(ii)    Until the Indenture is terminated pursuant to Section 12.1, the Canadian Co-Issuer shall deposit (or cause to be deposited) the following amounts to the Canadian Concentration Account, in each case, to the extent owed to it or the other Canadian Securitization Entities and promptly after receipt (unless otherwise specified below):

(A)    all Franchisee Payments owed to the Canadian SPV Franchising Entities will be deposited directly to the Canadian Concentration Account or made to a Lock-Box Account; provided that all Franchisee Payments owed to the Canadian SPV Franchising Entities made to a Lock-Box Account will be deposited to the Canadian Concentration Account within three (3) Business Days following the receipt of such amounts in such Lock-Box Account;

(B)    within five (5) Business Days after the end of each fiscal week, the Weekly Estimated Securitization-Owned Location Profits Amount, the Weekly Estimated Product Sourcing Profits Amount and Weekly Estimated Claims Management Profits Amount;

(C)    on or before the tenth (10th) Business Day following the last day of each Monthly Fiscal Period, the Monthly Securitization-Owned Location Profits True-up Amount, the Monthly Product Sourcing Profits True-up Amount and the Monthly Claims Management Profits True-up Amount, if any, from amounts on deposit in the Securitization-Owned Location Concentration Accounts, Product Sourcing Concentration Accounts and Claims Management Concentration Accounts;

(D)    within three (3) Business Days of receipt all amounts received under any IP License Agreement, other license fees and any other amounts received in respect of the applicable Securitization IP, including recoveries from the enforcement of the applicable Securitization IP;

(E)    within three (3) Business Days of receipt, equity contributions, if any, made by any Non-Securitization Entity to the Canadian Co-Issuer or any other Canadian Securitization Entity (in each case, directly or indirectly) to the extent such equity contributions are directed to be made to the Canadian Concentration Account; and

(F)    within five (5) Business Days of receipt, all other amounts constituting Retained Collections with respect to the operations of the Driven Securitization Brands in Canada not referred to in the preceding clauses other than Indemnification Amounts, Release Prices, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts of the Canadian Securitization Entities or to the Canadian Collection Account for Canadian Collections.

(b)    Withdrawals from the Concentration Accounts.

(i)    The U.S. Manager may (and in the case of sub-clauses (E) and (F) below, shall) withdraw (or cause to be withdrawn) available amounts on deposit in the U.S. Concentration Account (and the U.S. Collection Account for U.S. Collections in the case of clause (F)) to make the following payments and deposits:

(A)    on a daily basis, as necessary, to the extent of amounts deposited to the U.S. Concentration Account that the U.S. Manager determines were required to be deposited to another account or were deposited to the U.S. Concentration Account in error;

(B)    on a daily basis, as necessary, to pay or distribute any Excluded Amounts (other than Advertising Fees and Product Sourcing Obligations) deposited therein;

(C)    as soon as practicable, and in any event within five (5) Business Days of receipt, to transfer any Advertising Fees (other than any Maaco Net Advertising Commissions in the United States) deposited in the U.S. Concentration Account to the U.S. Advertising Fund Accounts (other than Advertising Co-op Funds, which will be transferred to the applicable Advertising Co-op Fund);

(D)    on a daily basis, as necessary to pay Product Sourcing Obligations attributable to and in an amount not to exceed Product Sourcing Payments then on deposit in the U.S. Concentration Account (excluding, in each case, any Product Sourcing Obligations and Product Sourcing Payments of the U.S. Product Sourcing Business);

(E)    on a weekly basis at or prior to 3:30 p.m. (New York City time) on each Weekly Calculation Date, all Retained Collections with respect to the related Weekly Collection Period then on deposit in the U.S. Concentration Account to the U.S. Collection Account for U.S. Collections (which, for the avoidance of doubt, will include the Weekly Estimated Securitization-Owned Location Profits Amount plus the Monthly Securitization-Owned Location Profits True-up Amount, if applicable, then on deposit in the U.S. Concentration Account) for application in the order of priority set forth in the Priority of Payments; and

(F)    for each Weekly Calculation Date relating to a Currency Conversion Weekly Allocation Date, on the Business Day following the deposit described in sub-clause (E) above for the related Weekly Collection Period, any U.S. Shortfall Payment Amount with respect to such related Weekly Collection Period then on deposit in the U.S. Collection Account for U.S. Collections to, following settlement of the respective Currency Conversion for such U.S. Shortfall Payment Amount pursuant to an FX Exchange Report not later than the second (2nd) Business Day following such related Weekly Calculation Date, the Canadian Collection Account for the U.S. Shortfall Payment Amount for application in the order of priority set forth in the Priority of Payments.

(ii)    The Canadian Manager may (and in the case of sub-clauses (E) and (F) below, will be required to) withdraw (or cause to be withdrawn) available amounts on deposit in the Canadian Concentration Account (and the Canadian Collection Account for Canadian Collections in the case of clause (F)) to make the following payments and deposits:

(A)    on a daily basis, as necessary, to the extent of amounts deposited to the Canadian Concentration Account that the Canadian Manager determines were required to be deposited to another account or were deposited to the Canadian Concentration Account in error;

(B)    on a daily basis, as necessary, to pay or distribute any Excluded Amounts (other than Advertising Fees and Product Sourcing Obligations) deposited therein;

(C)    as soon as practicable, and in any event within five (5) Business Days of receipt, to transfer any Advertising Fees deposited in the Canadian Concentration Account to the Canadian Advertising Fund Accounts (other than Advertising Co-op Funds, which will be transferred to any applicable Advertising Co-op Fund);

(D)    on a daily basis, as necessary, to pay Product Sourcing Obligations attributable to and in an amount not to exceed Product Sourcing Payments then on deposit in the Canadian Concentration Account (excluding, in each case, any Product Sourcing Obligations and Product Sourcing Payments of the Canadian Product Sourcing Business);

(E)    on a weekly basis at or prior to 3:30 p.m. (New York City time) on each Weekly Calculation Date, all Retained Collections with respect to the related Weekly Collection Period then on deposit in the Canadian Concentration Account to the Canadian Collection Account for Canadian Collections (which, for the avoidance of doubt, will include the Weekly Estimated Securitization-Owned Location Profits Amount plus the Monthly Securitization-Owned Location Profits True-up Amount, the Weekly Estimated Product Sourcing Profits Amount plus the Monthly Product Sourcing Profits True-up Amount, and the Weekly Estimated Claims Management Profits Amount plus the Monthly Claims Management Profits True-up Amount, in each case if applicable, then on deposit in the Canadian Concentration Account) for application in the order of priority set forth in the Priority of Payments; and

(F)    for each Weekly Calculation Date relating to a Currency Conversion Weekly Allocation Date, on the Business Day following the deposit described in clause (E) above for the related Weekly Collection Period, any Canadian Allocation and Shortfall Payment Amount with respect to such related Weekly

Collection Period then on deposit in the Canadian Collection Account for Canadian Collections to, following settlement of the respective Currency Conversion for such Canadian Allocation and Shortfall Payment Amount pursuant to an FX Exchange Report not later than the second (2nd) Business Day following such related Weekly Calculation Date, the U.S. Collection Account for the Canadian Allocation and Shortfall Payment Amount for application in the order of priority set forth in the Priority of Payments.

(c)     Deposits and Withdrawals from the Asset Disposition Proceeds Accounts.

(i)    If any Service Recipient disposes of property pursuant to a Permitted Asset Disposition (other than pursuant to clause (xix) of the definition thereof), or any other disposition not permitted under the terms of this Base Indenture, (i) to the extent the proceeds thereof do not constitute Asset Disposition Proceeds as determined by the applicable Manager, on behalf of the related Service Recipient, such proceeds (net of, notwithstanding such proceeds not constituting Asset Disposition Proceeds, amounts described in clause (ii) of the definition of “Asset Disposition Proceeds” and, in the case of Post-Issuance Acquired Locations only (without duplication of any amounts in such clause (ii)), further net of the original cost of acquisition of such asset, including reasonable and customary related expenses) shall be treated as Collections with respect to the Quarterly Fiscal Period in which such proceeds are received; and (ii) to the extent such amounts constitute Asset Disposition Proceeds (including without limitation, any Asset Disposition Proceeds from any Refranchising Asset Disposition), such amounts will be promptly deposited (and in any event within (x) five (5) Business Days with respect to a disposition resulting in Asset Disposition Proceeds in excess of $25,000 and (y) 90 days with respect to a disposition resulting in Asset Disposition Proceeds less than or equal to $25,000) following receipt thereof by the applicable Service Recipients (or the applicable Manager on their behalf) to the applicable Asset Disposition Proceeds Account. At the election of such Service Recipient or the applicable Manager on its behalf, such Service Recipients may reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds; provided that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Accounts shall be withdrawn substantially in accordance with a Quarterly Fiscal Period budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Accounts in excess in any material respect of amounts set forth in the Quarterly Fiscal Period budget shall be subject to (i) the delivery by the applicable Manager to the Control Party, the Trustee, and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager); provided that (A) with respect to the aggregate Asset Disposition Proceeds from Refranchising Asset Dispositions (such proceeds, “Refranchising Proceeds”) in excess of the Refranchising Proceeds Cap in any fiscal year if, after giving pro forma effect to such Refranchising Asset Disposition and any proposed reinvestment of the related Refranchising Proceeds in Eligible Assets (excluding the cash and cash equivalents maintained in the Asset Disposition Proceeds Accounts for netting purposes, as applicable), at the time of such proposed reinvestment (I) the pro forma Senior Leverage Ratio is greater than the Senior Leverage Ratio of the Series 2018-1 Closing Date or (II) the pro forma DSCR is less than the DSCR as of the Series 2018-1 Closing Date, such

Refranchising Proceeds will be applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date) and (B) the Refranchising Proceeds in any fiscal year will otherwise be subject to reinvestment as set forth in this paragraph. To the extent such Asset Disposition Proceeds have not been so reinvested in Eligible Assets within such one-year period (each such period, an “Asset Disposition Reinvestment Period”), the applicable Co-Issuer (or the applicable Manager on its behalf) shall withdraw an amount equal to all such un-reinvested Asset Disposition Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Asset Disposition Reinvestment Period and deposit such amount to the applicable Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Asset Disposition Proceeds to the applicable Collection Account. In the event that such Securitization Entity has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds shall be deposited to the applicable Collection Account promptly following such decision and applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date.

(ii)    The Canadian Co-Issuer will hold Asset Disposition Proceeds attributable to another Canadian Securitization Entity as agent for such Canadian Securitization Entity until such Asset Disposition Proceeds are applied pursuant to the Priority of Payments or reinvested in Eligible Assets in accordance with Section 5.10(c)(i). The Canadian Co-Issuer may enter into transactions with the other Canadian Securitization Entities to the extent permitted by Section 8.13, Section 8.18 and Section 8.21 to the extent necessary or helpful to give effect to the Priority of Payments (as determined by the Canadian Manager in accordance with the applicable Managing Standard) in order to acquire any such Asset Disposition Proceeds, for such other Canadian Securitization Entity to reinvest any such proceeds in accordance with Section 5.10(c)(i) or to allow the Canadian Co-Issuer to make a loan to the Issuer pursuant to Section 5.10(c)(iii).

(iii)    Immediately prior to any application of such Asset Disposition Proceeds in accordance with priority (i) of the Priority of Payments, the applicable Co-Issuer (or the Manager on its behalf) shall be permitted to disregard the requirements of the Priority of Payments and deem a portion of such Asset Disposition Proceeds as a payment of the Residual Amount to the Issuer or the Canadian Residual Account, as applicable, so long as (x) the recipient Co-Issuer immediately thereafter uses such Residual Amount to make a loan to the other Co- Issuer in accordance with Section 8.13 with interest at a rate determined by the applicable Manager in accordance with the applicable Managing Standard, (y) after giving effect to such payment of such Residual Amount and such loan, the related Asset Disposition Proceeds are applied pursuant to the Priority of Payments by the Co-Issuers as if such loaned amount was Asset Disposition Proceeds of the recipient Co-Issuer and (z) the deemed payment of such Residual Amount is disregarded for purposes of the Weekly Manager’s Certificate.

(d)    Deposits and Withdrawals from the Insurance Proceeds Accounts.

(i)    All Insurance/Condemnation Proceeds received by or on behalf of any Service Recipient in respect of the Collateral shall be promptly deposited (and in any event within five (5) Business Days following receipt thereof) to the applicable Insurance Proceeds Account. At the election of such Service Recipient (as notified by the applicable Manager to the Trustee, the Servicer and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds) and so long as no Rapid Amortization Event has occurred and is continuing, the applicable Service Recipients may reinvest such Insurance/Condemnation Proceeds to repair or replace the assets in respect of which such proceeds were received within one (1) calendar year following receipt of such Insurance/Condemnation Proceeds; provided that (i) in the event the applicable Manager has repaired or replaced the assets with respect to which such Insurance/Condemnation Proceeds have been received prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse the applicable Manager for any expenditures in connection with such repair or replacement and (ii) any Insurance/Condemnation Proceeds received in connection with the exercise of any non-temporary condemnation, eminent domain or similar powers exercised pursuant to any Requirements of Law may be reinvested in Eligible Assets. To the extent such Insurance/Condemnation Proceeds have not been so reinvested within such one-year period (each such period, a “Casualty Reinvestment Period”), the applicable Co- Issuer (or the applicable Manager on its behalf) shall withdraw an amount equal to all such un-reinvested Insurance/Condemnation Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Casualty Reinvestment Period and deposit such amounts to the applicable Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Insurance/Condemnation Proceeds to the applicable Collection Account. In the event that such Service Recipient has elected not to reinvest such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall instead be deposited to the applicable Collection Account promptly following such decision and applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date.

(ii) The Canadian Co-Issuer will hold Insurance/Condemnation Proceeds attributable to another Canadian Securitization Entity as agent for such Canadian Securitization Entity until such Insurance/Condemnation Proceeds are applied pursuant to the Priority of Payments or reinvested in Eligible Assets in accordance with Section 5.10(d)(i). The Canadian Co-Issuer may enter into transactions with the other Canadian Securitization Entities to the extent permitted by Section 8.13, Section 8.18 and Section 8.21 to the extent necessary or helpful to give effect to the Priority of Payments (as determined by the Canadian Manager in accordance with the applicable Managing Standard) in order to acquire any such Insurance/Condemnation Proceeds, for such other Canadian Securitization Entity to reinvest any such proceeds in accordance with Section 5.10(d)(i) or to allow the Canadian Co-Issuer to make a loan to the Issuer pursuant to Section 5.10(d)(iii).

(iii) Immediately prior to any application of such Insurance/Condemnation Proceeds in accordance with priority (i) of the Priority of Payments, the applicable Co-Issuer (or the Manager on its behalf) shall be permitted to disregard the requirements of the Priority of Payments and deem a portion of such Insurance/Condemnation Proceeds as a payment of the Residual Amount to the Issuer or the Canadian Residual Account, as applicable, so long as (x) the recipient Co-Issuer immediately thereafter uses such Residual Amount to make a loan to the other Co-Issuer in accordance with Section 8.13 with interest at a rate determined by the applicable Manager in accordance with the applicable Managing Standard, (y) after giving effect to such payment of such Residual Amount and such loan, the related Insurance/Condemnation Proceeds are applied pursuant to the Priority of Payments by the Co-Issuers as if such loaned amount was Insurance/Condemnation Proceeds of the recipient Co-Issuer and (z) the deemed payment of such Residual Amount is disregarded for purposes of the Weekly Manager’s Certificate.

(e)     Deposits to the Collection Accounts. The Managers (or, with respect to clause (viii) below, the Trustee or the Control Party, as applicable) will deposit or cause to be deposited to the applicable Collection Account the following amounts, in each case, promptly after receipt (unless otherwise specified below):

(i)     the amounts required to be withdrawn from the Concentration Accounts and deposited to the Collection Accounts pursuant to and in accordance with Section 5.10(b)(i)(E) and Section 5.10(b)(ii)(E);

(ii)     Indemnification Amounts within two (2) Business Days following (A) with respect to the U.S. Manager, either (I) the receipt by the U.S. Manager of such amounts if Parent is not the U.S. Manager or (II) if Parent is the U.S. Manager, the date such amounts become payable by the related Contributor or by the U.S. Manager under the U.S. Management Agreement or any other Transaction Document and (B) with respect to the Canadian Manager, either (I) the receipt by the Canadian Manager of such amounts if the Initial Canadian Manager is not the Canadian Manager or (II) if the Initial Canadian Manager is the Canadian Manager, the date such amounts become payable by the related Contributor or by the Canadian Manager under the Canadian Management Agreement or any other Transaction Document;

(iii) Insurance/Condemnation Proceeds remaining in the applicable Insurance Proceeds Account on the immediately succeeding Business Day following the expiration of the applicable Casualty Reinvestment Period and such Insurance/Condemnation Proceeds where the applicable Service Recipient (or the applicable Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Insurance/Condemnation Proceeds;

(iv)     Asset Disposition Proceeds remaining in the applicable Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the applicable Asset Disposition Reinvestment Period and such Asset Disposition Proceeds where the applicable Service Recipient (or the applicable Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(v)     Release Prices immediately upon receipt of the proceeds of any Permitted Brand Disposition;

(vi)     all amounts withdrawn from the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Accounts, as applicable, upon the occurrence of an Interest Reserve Release Event, provided (x) that amounts withdrawn from the Issuer’s Senior Notes Interest Reserve Account or the Issuer’s Senior Subordinated Notes Interest Reserve Account shall be deposited directly to the U.S. Collection Account for U.S. Collections and (y) amounts withdrawn from the Canadian Co-Issuer’s Senior Notes Interest Reserve Account or the Canadian Co-Issuer’s Senior Subordinated Notes Interest Reserve Account shall, at the instruction of the Canadian Co-Issuer (or the Canadian Manager on its behalf) pursuant to an FX Exchange Report, be converted into Canadian Dollars and transferred to the Canadian Collection Account for Canadian Collections;

(vii)     any other amounts required to be deposited to the Collection Accounts hereunder or under any other Transaction Documents; and

(viii)     amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture, including, without limitation, under Article IX hereof, upon receipt thereof;

(f)     Investment Income. By no later than (i) 10:00 a.m. (New York City time) on the Business Day before each Weekly Allocation Date, as applicable, each Co-Issuer (or the applicable Manager on its behalf) (x) shall instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the applicable Collection Account and (y) shall transfer any Investment Income in respect of Eligible Investments denominated in U.S. Dollars on deposit in the Management Accounts to the applicable Collection Account, and (ii) 3:30 p.m. (New York City time) on each Weekly Calculation Date, as applicable, the Canadian Co-Issuer (or the Canadian Manager on its behalf) shall transfer any Investment Income in respect of Eligible Investments denominated in Canadian Dollars on deposit in the Management Accounts to the applicable Collection Account, in each case for application on the related Weekly Allocation Date (following, as applicable, the settlement of the requisite portion of any Investment Income pursuant to a Currency Conversion).

(g)     Payment Instructions. In accordance with and subject to the terms of the applicable Management Agreement, each Co-Issuer shall cause the applicable Manager to instruct (i) each Franchisee obligated at any time to make any payment pursuant to any Franchise Document to make such payment to the applicable Concentration Account or a related Lock-Box Account and (ii) any Person (not an Affiliate of the applicable Co-Issuer) obligated at any time to make any payments with respect to the Collateral, including, without limitation, the Securitization IP, to make such payment to the applicable Concentration Account, the applicable Collection Account or a related Lock-Box Account or another applicable Management Account, as determined by the applicable Co-Issuer or the applicable Manager.

(h)     Misdirected Collections. Each Co-Issuer agrees that if any Collections (other than Excluded Amounts) shall be received by such Co-Issuer or any other applicable Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the applicable Collection Account any monies on deposit therein that the applicable Manager certifies to the Trustee and the Servicer are not Retained Collections and pay such amounts to or at the direction of such Manager. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the applicable Collection Account and shall be applied as provided in this Article V.

(i)     Currency Conversion Election Period.

(i)     For each of the first ten (10) Weekly Allocation Dates with respect to any Quarterly Fiscal Period (each such period with respect to any Quarterly Fiscal Period, an “Initial Currency Conversion Election Period”) and, except for the eleventh (11th) Weekly Allocation Date with respect to such Quarterly

Fiscal Period, for each Weekly Allocation Date following the Initial Currency Conversion Election Period with respect to such Quarterly Fiscal Period (each such period with respect to any Quarterly Fiscal Period, an “Extended Currency Conversion Election Period”) that is not, in each case, a Currency Conversion Opt- Out Excluded Weekly Allocation Date, the Co-Issuers (or their respective Managers, acting in good faith and in accordance with the applicable Managing Standard) may elect, in the manner described in the next paragraph and in their reasonable discretion, for U.S. Collections, including any U.S. Dollar-denominated U.S. Shortfall Payment Amount, and Canadian Collections, including any Canadian Direct Payment Amounts, any Canadian Dollar-denominated Canadian Allocation Amount and any Canadian Dollar-denominated Canadian Shortfall Payment Amount, on deposit in the Collection Accounts to be applied pursuant to the Priority of Payments for the immediately following Weekly Allocation Date either (x) without subjecting any such Collections to an immediate Currency Conversion (as defined below) (each such Weekly Allocation Date, a “Currency Conversion Opt- Out Weekly Allocation Date”) or (y) following the settlement of the requisite portion of such Collections pursuant to a Currency Conversion (each such Weekly Allocation Date, a “Currency Conversion Weekly Allocation Date”). The Co-Issuers may not elect for any Weekly Allocation Date to be a Currency Conversion Opt-Out Weekly Allocation Date if (i) a Cash Trapping Period, Manager Termination Event, Rapid Amortization Event or Event of Default has occurred and is continuing as of the related Weekly Calculation Date immediately preceding such Weekly Allocation Date, (ii) the Class A-1 Notes Renewal Date (after giving effect to any extensions) for one or more Series of Notes has occurred and the related Class A-1 Notes of such Series have not been repaid on or before such related Weekly Calculation Date, (iii) such Weekly Allocation Date is the eleventh (11th) Weekly Allocation Date with respect to the related Quarterly Fiscal Period or (iv) such Weekly Allocation Date is a Currency Conversion Opt-Out Excluded Weekly Allocation Date. Each Weekly Allocation Date for which the election described above is unavailable will automatically be a Currency Conversion Weekly Allocation Date. Except for Canadian Direct Payment Amounts paid to the Canadian Manager or a third party, in each case, pursuant to the Priority of Payments or pursuant to priority (v) or (xix) of the Priority of Payments, all payments (but not all allocations) made pursuant to the Priority of Payments will be denominated in U.S. Dollars.

(ii)     On the fourth (4th) Business Day following the last day of each Weekly Collection Period (each a “Weekly Calculation Date), the Co-Issuers (or their respective Managers, acting in good faith and in accordance with the applicable Managing Standard) will elect for the immediately following Weekly Allocation Date to be a Currency Conversion Opt-Out Weekly Allocation Date or a Currency Conversion Weekly Allocation Date by furnishing, or causing the Managers to furnish (in accordance with the applicable Managing Standard), to the Trustee the FX Exchange Report at or prior to 12:00 p.m. (New York City time) on such Weekly Calculation Date (each a “Currency Conversion Weekly Calculation Date Election Time”). If the Co-Issuers (or their respective Managers) have not delivered a FX Exchange Report by the Currency Conversion Weekly Calculation Date Election Time, the following Weekly Allocation Date will be a Currency Conversion Opt-Out Weekly Allocation Date and the Co-Issuers (or their respective Managers, acting in good faith and in accordance with the applicable Managing Standard) will furnish, or cause the Managers to furnish (in accordance with the applicable Managing Standard), to the Trustee the Weekly Manager’s Certificate at or prior to 4:30 p.m. (New York City time) on such Weekly Calculation Date.

(iii)     For each Currency Conversion Opt-Out Weekly Allocation Date, at or prior to 10:00 a.m. (New York City time) on the Business Day following the Weekly Calculation Date in respect of such Currency Conversion Opt-Out Weekly Allocation Date (which will be the fifth (5th) Business Day following the last day of the previous Weekly Collection Period) (for each Currency Conversion Opt-Out Weekly Allocation Date, the “Currency Conversion Opt-Out Weekly Allocation Time”), the Trustee will, based solely on the information contained in the Weekly Manager’s Certificate delivered by the Managers for such Currency Conversion Opt-Out Weekly Allocation Date, withdraw the U.S. Collections, including any U.S. Dollar-denominated U.S. Shortfall Payment Amount, and Canadian Collections, including any Canadian Direct Payment Amounts, any Canadian Dollar-denominated Canadian Allocation Amount and any Canadian Shortfall Payment Amount, on deposit in the Collection Accounts (without subjecting any such Collections to an immediate Currency Conversion) in respect of the preceding Weekly Collection Period for allocation or payment in accordance with the Priority of Payments. The Weekly Manager’s Certificate for such Currency Conversion Opt-Out Weekly Allocation Date will specify the payment or allocation pursuant to the Priority of Payments of any Canadian Allocation Amount (without subjecting any such Collections to an immediate Currency Conversion) based on the Deemed Spot Rate as of such Weekly Allocation Date.

(iv)     For each Currency Conversion Weekly Allocation Date, following the preceding Weekly Calculation Date, the Trustee will, based solely on the information contained in the FX Exchange ~~Reports~~Report delivered by the Managers for such Currency Conversion Weekly Allocation Date, withdraw the Canadian Allocation and Shortfall Payment Amount or any U.S. Shortfall Payment Amount on deposit in the Canadian Collection Account for Canadian Collections or the U.S. Collection Account for U.S. Collections, as applicable, transfer such amount to the FX Agent for a Currency Conversion and, following settlement of such Currency Conversion not later than the second (2nd) Business Day following the Weekly Calculation Date in respect of such Currency Conversion Weekly Allocation Date (which will be the sixth (6th) Business Day following the last day of the previous Weekly Collection Period), notify the Co-Issuers (or the Managers on their behalf) of the Spot Rate and deposit (or cause the FX Agent to deposit) in the U.S. Collection Account for the Canadian Allocation Amount and Shortfall Payment Amount or the Canadian Collection Account for the U.S. Shortfall Payment Amount, as applicable, an amount equal to the U.S. Dollar-equivalent of such Canadian Allocation and Shortfall Payment Amount or Canadian Dollar-equivalent of such U.S. Shortfall Payment Amount, as applicable, converted at the Spot Rate. Following the Currency Conversion for any Currency Conversion Weekly Allocation Date, and at or prior to 10:00 a.m. (New York City time) on the third (3rd) Business Day following the Weekly Calculation Date in respect of any Currency Conversion Weekly Allocation Date (which will be the seventh (7th) Business Day following the last day of the previous Weekly Collection Period) (for each Currency Conversion Weekly Allocation Date, the “Currency Conversion Weekly Allocation Time” and, together with the Currency Conversion Opt-Out Weekly Allocation Time, each, a “Weekly Allocation Time”), the Trustee will, based solely on the information contained in the Weekly Manager’s Certificate delivered by the Managers for such

Currency Conversion Weekly Allocation Date, withdraw the U.S. Collections, U.S. Dollar-denominated Canadian Allocation and Shortfall Payment Amount and Canadian Collections on deposit in the Collection Accounts in respect of the preceding Weekly Collection Period for allocation or payment in accordance with the Priority of Payments.

Section 5.11     Application of Weekly Collections on Weekly Allocation Dates.

(a)     On each Weekly Allocation Date, which may be a Currency Conversion Opt-Out Weekly Allocation Date or a Currency Conversion Weekly Allocation Date, following the immediately preceding Weekly Collection Period (unless the Co-Issuers shall have failed to deliver by 4:30 p.m. (New York City time) on the Business Day prior to such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Retained Collections relating to such Weekly Allocation Date shall occur on the Business Day immediately following the day on which such Weekly Manager’s Certificate is delivered), the Trustee shall, based solely on the information contained in the Weekly Manager’s Certificate, withdraw the amount on deposit in the U.S. Collection Accounts (including any U.S. Dollar-denominated Canadian Allocation Amount and any other U.S. Dollar-denominated Canadian Allocation and Shortfall Payment Amount) and the Canadian Collection Accounts (including any Canadian Dollar-denominated U.S. Shortfall Payment Amount), as applicable, as of the applicable Weekly Allocation Time for allocation or payment in the following order of priority (except with respect to priority (ix)) in accordance with the Co-Issuers’ Allocable Shares (the “Priority of Payments”):

(i)     first, solely with respect to any funds on deposit in the Collection Accounts on such Weekly Allocation Date consisting of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds, in the following order of priority: (A) from the U.S. Collection Accounts, to reimburse the Trustee and, then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) from the U.S. Collection Accounts to reimburse the U.S. Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate) and from the Canadian Collection Accounts to reimburse the Canadian Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then (C) from the applicable Collection Account, on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions), to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all related Class A-1 Notes on a pro rata basis, then (D) from the applicable Collection Account, to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of all Series on a pro rata basis (other than the Class A-1 Notes) in alphanumerical order of designation, then (E) from the applicable Collection Account, to make an allocation to the Senior Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Subordinated Notes of all Series on a pro rata basis in alphanumerical order of designation, and then (F) from the applicable Collection Account, to make an allocation to the Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Subordinated Notes of all Series on a pro rata basis in alphanumerical order of designation;

(ii)     second, (A) from the U.S. Collection Accounts to reimburse the Trustee and, then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) from the U.S. Collection Accounts, to reimburse the U.S. Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate) and from the Canadian Collection Accounts, to reimburse the Canadian Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) from the U.S. Collection Accounts, to pay the Servicer all applicable Servicing Fees, Liquidation Fees and Workout Fees for such Weekly Allocation Date;

(iii)     third, from the U.S. Collection Accounts, to pay Successor Manager Transition Expenses, if any, to any Successor Manager of the U.S. Manager and from the Canadian Collection Accounts, to pay any Successor Manager Transition Expenses, if any, to any Successor Manager of the Canadian Manager;

(iv)     fourth, from the U.S. Collection Accounts, to pay the portion of the Weekly Management Fee allocable to the U.S. Manager and from the Canadian Collection Accounts, to pay the portion of the Weekly Management Fee allocable to the Canadian Manager;

(v)     fifth, from the U.S. Collection Accounts, or Canadian Collection Accounts in respect of any Canadian Direct Payment Amount, pro rata, (A) to deposit to the applicable Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the applicable Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v), and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Weekly Allocation Date;~~1~~2

(vi)     sixth, from the applicable Collection Account, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) and (B) below, the following amounts until the amounts required to be deposited pursuant to subclauses (A) and (B) below are deposited in full: (A) to allocate to the applicable Senior Notes Interest Payment Account, pro rata by amount due within each such Class, an amount equal to the Senior Notes Accrued Quarterly Interest Amount and (B) to allocate to the applicable Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fees Amount;

~~1~~[2]

Upon the Amendment No. 4 Trigger Date, priority (v) of the Priority of Payments will be amended, automatically, without any need for any further action, to delete the letter designating sub-clause (A), delete clause (B) in its entirety and the word “and” preceding it and append the following proviso to end of priority (v): “provided, that the deposit to the Securitization Operating Expense Account of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee and all indemnities payable to the Servicer will not be subject to the Capped Securitization Operating Expense Amount if an Event of Default has occurred and is continuing.”

(vii)     seventh, from the U.S. Collection Accounts, to pay to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Capped Class A-1 Notes Administrative Expenses Amount due for such Weekly Allocation Date;

(viii)     eighth, from the applicable Collection Account, to allocate to the applicable Senior Subordinated Notes Interest Payment Account, pro rata by amount due within each such Class, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount;

(ix)     ninth, from the U.S. Collection Accounts, to deposit in the applicable Senior Notes Interest Reserve Account of each Co-Issuer and the applicable Senior Subordinated Notes Interest Reserve Account of each Co-Issuer, an amount equal to any Senior Notes Interest Reserve Account Deficit Amount of such Co-Issuer and any Senior Subordinated Notes Interest Reserve Account Deficit Amount of such Co-Issuer for each Class of Senior Notes and Senior Subordinated Notes in alphanumerical order of designation;

(x)     tenth, from the applicable Collection Account, to allocate to the Senior Notes Principal Payment Account of each Co-Issuer, an amount equal to the sum of (1) (only to the extent that the related Series Non-Amortization Test, if any, is not satisfied) any Senior Notes Accrued Scheduled Principal Payments Amount, (2) any Senior Notes Scheduled Principal Payment Deficiency Amount, (3) any amounts then known by the Managers that will become due under any Class A-1 Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under such Class A-1 Note Purchase Agreement and (4) in respect of any Series of Class A-1 Notes for which the Class A-1 Notes Renewal Date has not occurred, any outstanding amounts due and payable in respect of the outstanding principal amount of such Series;

(xi)     eleventh, from the U.S. Collection Accounts, to pay the portion of the Supplemental Management Fee allocable to the U.S. Manager, together with any previously accrued and unpaid Supplemental Management Fee allocable to the U.S. Manager, and from the Canadian Collection Accounts, to pay the portion of the Supplemental Management Fee allocable to the Canadian Manager, together with any previously accrued and unpaid Supplemental Management Fee allocable to the Canadian Manager;

(xii)     twelfth, from the ~~U.S.~~applicable Collection ~~Accounts~~Account , on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions) for one or more Series of Notes, if the related Class A-1 Notes of such Series have not been repaid on or before such date, 100% of the amounts remaining on deposit in the U.S. Collection Accounts to the applicable Senior Notes Principal Payment Accounts to allocate to such Class A-1 Notes of such Series on a pro rata basis (including a commensurate permanent reduction of any remaining related Class A-1 Note Commitments in respect thereof) until the Outstanding Principal Amount of such Class A-1 Notes of such Series will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the applicable Senior Notes Principal Payment Accounts allocable to such Class A-1 Notes;

(xiii)    thirteenth, from the U.S. Collection Accounts, so long as no Rapid Amortization Event has occurred and is continuing, and such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the U.S. Cash Trap Reserve Account an amount equal to the Issuer’s Cash Trapping Amount, if any, on such Weekly Allocation Date and to deposit into the Canadian Cash Trap Reserve Account an amount equal to the Canadian Co-Issuer’s Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xiv)    fourteenth, from the U.S. Collection Accounts, if a Rapid Amortization Event has occurred and is continuing, to allocate (x) first, 100% of the amounts remaining on deposit in the U.S. Collection Accounts to the applicable Senior Notes Principal Payment Accounts to each Class of Senior Notes, first, to the Class A-1 Notes on a pro rata basis (including a commensurate permanent reduction of any remaining Class A-1 Note Commitments) and then, second, to each remaining Class of Senior Notes on a pro rata basis until the Outstanding Principal Amount of each such Class of Senior Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the applicable Senior Notes Principal Payment Accounts, and then (y) second, 100% of the amounts remaining on deposit in the U.S. Collection Accounts to the applicable Senior Subordinated Notes Principal Payment Accounts to each Class of Senior Subordinated Notes until the Outstanding Principal Amount of the Senior Subordinated Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the applicable Senior Subordinated Notes Principal Payment Accounts;

(xv)    fifteenth, from the applicable Collection Account, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the applicable Senior Subordinated Notes Principal Payment Accounts an amount equal to the sum of (1) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xvi)    sixteenth, from the applicable Collection Account, to allocate to the applicable Subordinated Notes Interest Payment Accounts for each Class of Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount;

(xvii)    seventeenth, from the applicable Collection Account, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the applicable Subordinated Notes Principal Payment Accounts an amount equal to the sum of (1) the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xviii)    eighteenth, from the U.S. Collection Accounts, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the U.S. Collection Accounts to the applicable Subordinated Notes Principal Payment Accounts to each Class of Subordinated Notes until the Outstanding Principal Amount of the Subordinated Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the applicable Subordinated Notes Principal Payment Accounts;

(xix)    nineteenth, from the U.S. Collection Accounts, or Canadian Collection Accounts in respect of any Canadian Direct Payment Amount, to deposit to the applicable Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to priority (v) above;

(xx)    twentieth, from the U.S. Collection Accounts, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Excess Class A-1 Notes Administrative Expenses Amounts due for such Weekly Allocation Date;

(xxi)    twenty-first, from the U.S. Collection Accounts, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, any Class A-1 Notes Other Amounts due for such Weekly Allocation Date;

(xxii)    twenty-second, from the U.S. Collection Accounts, to allocate to the applicable Senior Notes Post-ARD Additional Interest Accounts, any Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Notes for such Weekly Allocation Date;

(xxiii)    twenty-third, from the U.S. Collection Accounts, to allocate to the applicable Senior Subordinated Notes Post-ARD Additional Interest Accounts, any Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Subordinated Notes for such Weekly Allocation Date;

(xxiv)    twenty-fourth, from the U.S. Collection Accounts, to allocate to the applicable Subordinated Notes Post-ARD Additional Interest Accounts, any Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Subordinated Notes for such Weekly Allocation Date;

(xxv)    twenty-fifth, from the U.S. Collection Accounts, to allocate to the applicable Principal Payment Accounts an amount equal to any unpaid premiums and make-whole prepayment consideration;

(xxvi)    twenty-sixth, from the Canadian Collection Accounts, to deposit to the Canadian Product Sourcing Lease Expense Account and the Canadian Claims Management Lease Expense Account, respectively, an amount equal to any previously accrued and unpaid rent, tenancy costs or other similar costs and expenses of the Canadian Product Sourcing Business and the Canadian Claims Management Business, together with any such amounts that are expected to be payable prior to the last day of the immediately following fiscal month;

(xxvii)    twenty seventh, in the case of available funds with respect to the U.S. Collection Accounts, to the Canadian Residual Account the amount of any Shortfall Payments (and any accrued interest thereon specified in the Allocation Agreement) made by the Canadian Co-Issuer on any prior Weekly Allocation Date or Quarterly Payment Date or any other date and not previously reimbursed, and in the case of available funds with respect to the Canadian Collection Accounts, to the Issuer the amount of any Shortfall Payments (and any accrued interest thereon specified in the Allocation Agreement) made by the Issuer on any prior Weekly Allocation Date or Quarterly Payment Date or any other date and not previously reimbursed;

(xxviii)    twenty eighth, from the Canadian Collection Accounts, to pay the Excess Canadian Weekly Management Fee allocable to the Canadian Manager; and

(xxix)    twenty-ninth, from the U.S. Collection Accounts, to pay the U.S. Residual Amount at the direction of the Issuer, and from the Canadian Collection Accounts, to pay the Canadian Residual Amount to the Canadian Residual Account.

(b)    If the Managers elect for the first Weekly Collection Period following the Series 2020-1 Closing Date with respect to any Canadian Collections to end at 11:59 p.m. (New York City time) on the Saturday of the second full weekly fiscal period following the Series 2020-1 Closing Date in the manner described in Section 4.1(a), on each Weekly Allocation Date that occurs prior to the end of such first Weekly Collection Period following the Series 2020-1 Closing Date, U.S. Collections will be applied pursuant to the Priority of Payments to make allocations or payments pursuant to priorities (i)- (iii) and priority (v) of the Priority of Payments and U.S. Collections for such Weekly Collection Period will otherwise remain in the U.S. Collection Accounts.

(c)    Pursuant to the Allocation Agreement, each Co-Issuer will be obligated to make Shortfall Payments on behalf of the other Co-Issuer, as applicable. For the avoidance of doubt, all Collections (other than Excluded Amounts) constitute Collateral for the Notes and in no event will any amounts be released to any Securitization Entity from any Collection Account on any Payment Date, except as and only to the extent specifically provided for in priorities (v), (xix), (xxvi) and (xxvii), if any payments specified in priorities (i) through (xxviii) of the Priority of Payments set forth above remain unpaid on such Payment Date.

(d)    Pursuant to Section 5.10(a)(ii), the Canadian Co-Issuer shall receive and hold in the Canadian Concentration Account any amounts owed to the Canadian Securitization Entities as agent on their respective behalf, provided that the Canadian Co-Issuer may enter into transactions with the other Canadian Securitization Entities to the extent permitted by Section 8.13, Section 8.18 and Section 8.21 (“Inter-Canada Transactions”) which may result in the Canadian Co-Issuer holding such amounts on its own behalf. Pursuant to Section 5.10(b)(ii) and Section 5.11, to the extent any payments made pursuant to the Priority of Payments are obligations of any of the Canadian SPV Franchising Entity LPs, Driven Canada Product Sourcing or Driven Canada Claims Management, such payments shall be made by the Canadian Co-Issuer on behalf of the applicable obligor and with funds of such obligor to the extent of available funds (and, thereafter, with any other Retained Collections in accordance with the Priority of Payments). To the extent funds of the Canadian Securitization Entities (other than the Canadian Co-Issuer) are held in an Indenture Trust Account of the Canadian Co-Issuer (or the Issuer, as applicable), the Canadian Co-Issuer (or the Issuer) shall hold such funds as agent for such Canadian Securitization Entities until (i) such funds are paid to a third party or the Canadian Manager, other than on behalf of the Canadian Securitization Entities as described in the preceding sentence, at which time such funds will be deemed to have been paid by the applicable Canadian Securitization Entity to the Canadian Co-Issuer in accordance with the Charter Documents of such Canadian Securitization Entity (and, if applicable, loaned to the Issuer by the Canadian Co-Issuer in accordance with this Indenture and the Allocation Agreement); (ii) the ownership of such funds by the applicable Canadian Securitization Entity is transferred to the Canadian Co-Issuer by virtue of an Inter-Canada Transaction (in which case, if held by the Issuer, such funds will be held as agent for the Canadian Co-Issuer); or (iii) such Canadian Securitization Entity is reimbursed in accordance with this Indenture.

Section 5.12    Quarterly Payment Date Applications.

(a)    Senior Notes Interest Payment Accounts. On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, (i) to withdraw the funds allocated to its respective U.S. Dollar-denominated Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period (or, to the extent necessary to cover its Allocable Share of any Class A-1 Notes Interest Adjustment Amount, the then-current Quarterly Fiscal Period) to be paid to the Senior Notes, up to its Allocable Share of the accrued and unpaid Senior Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to such Co-Issuer’s respective U.S. Dollar-denominated Senior Notes Interest Payment Account referred to in the foregoing sub-clause (i) is less than its Allocable Share of the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (with respect to each Co- Issuer, a “Senior Interest Shortfall”) (to the extent of funds available and pro rata with any Commitment Fees Shortfall of such Co-Issuer), from the following Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Subordinated Notes Interest Payment Account and ninth the Senior Notes Principal Payment Account, to be paid to the Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Interest Amount of such Co-Issuer, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Account. On each Quarterly Payment Date, the funds on deposit in each Senior Notes Interest Reserve Account (or, if the funds on deposit in such Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) shall be applied by the Trustee at the written instruction of the Managers (each acting on behalf of the applicable Co-Issuer) to pay in accordance with their respective Allocable Share, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount of any Co-Issuer on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Notes Commitment Fees of any Co-Issuer to the extent that amounts deposited into the applicable Series Distribution Account in accordance with the prior sentence are insufficient for such purposes. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s respective U.S. Dollar-denominated Senior Notes Interest Payment Account in accordance with the first sentence of this subsection and the amounts deposited into the applicable Series Distribution Account on behalf of such Co-Issuer in accordance with the prior sentence are insufficient to pay such Co-Issuer’s Senior Interest Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available and pro rata with any Commitment Fees Shortfall of such Co-Issuer) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the first sentence of this subsection and following the application of such sentence to such Accounts of the other Co-Issuer mutatis mutandis.

(b)    Senior Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Co-Issuers (or the Managers on their behalf) shall determine the excess, if any (the “Senior Notes

Interest Shortfall Amount”), of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with Section 5.12(a) on such Quarterly Payment Date. If, after giving effect to all Debt Service Advances made in accordance with Section 5.12(c) on such Quarterly Payment Date, the Senior Notes Interest Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero, the payment of the Senior Notes Aggregate Quarterly Interest as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Notes Interest Shortfall Amount is paid in full.

(c)    Debt Service Advances. If the Senior Notes Interest Shortfall Amount as determined on any Quarterly Calculation Date pursuant to Section 5.12(b) is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Co-Issuers, the Managers, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Payment Account of the applicable Co-Issuer.

(d)    Class A-1 Notes Commitment Fees Accounts. On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, (i) to withdraw the funds allocated to its respective U.S. Dollar-denominated Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to the applicable Class A-1 Notes, up to its Allocable Share of the Class A-1 Notes Commitment Fees Amount accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon such Allocable Share of the Class A-1 Notes Commitment Fees Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account and (ii) if the amount of funds allocated to such Co-Issuer’s respective U.S. Dollar-denominated Class A-1 Notes Commitment Fees Account referred to in the foregoing sub-clause (i) with respect to the immediately preceding Quarterly Fiscal Period is less than its Allocable Share of the accrued and unpaid Class A-1 Notes Commitment Fees Amount for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (with respect to each Co-Issuer, a “Commitment Fees Shortfall”) (to the extent of funds available and pro rata with any Senior Interest Shortfall of such Co-Issuer) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes

Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Subordinated Notes Interest Payment Account, ninth the Senior Notes Principal Payment Account, and tenth the Senior Notes Interest Payment Account, to be paid to the Class A-1 Notes, up to the accrued and unpaid Class A-1 Notes Commitment Fees Amount of such Co-Issuer, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Notes Commitment Fees Amount of such Co-Issuer payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account. On each Quarterly Payment Date, the funds on deposit in such Co-Issuer’s Senior Notes Interest Reserve Account (or, if the funds on deposit in such Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) shall be applied by the Trustee at the written instruction of the Managers (each acting on behalf of the applicable Co-Issuer) to pay in accordance with their respective Allocable Share, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount of any Co-Issuer on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Notes Commitment Fees of any Co-Issuer to the extent that amounts deposited into the applicable Series Distribution Account in accordance with the prior sentence are insufficient for such purposes. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Class A-1 Notes Commitment Fees Account in accordance with the first sentence of this subsection and the amounts deposited into the applicable Series Distribution Account on behalf of such Co-Issuer in accordance with the prior sentence are insufficient to pay such Co-Issuer’s Commitment Fees Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available and pro rata with any Senior Interest Shortfall of such Co- Issuer) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the first sentence of this subsection and following the application of such sentence to such Accounts of the other Co-Issuer, mutatis mutandis.

(e)    Class A-1 Notes Commitment Fees Shortfall Amount. On each Quarterly Calculation Date, the Co-Issuers (or the Managers on their behalf) shall determine the excess, if any (the “Class A-1 Notes Commitment Fees Shortfall Amount”), of (i) the accrued and unpaid Class A-1 Notes Commitment Fees Amount for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments on the Class A-1 Notes in accordance with Section 5.12(d) on such Quarterly Payment Date. If the Class A-1 Notes Commitment Fees Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, the payment of the accrued and unpaid Class A-1 Notes Commitment Fees Amount as reduced by such Class A-1 Notes Commitment Fees Shortfall Amount to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Class of Class A-1 Notes based upon the amount of Class A-1 Notes Commitment Fees Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Notes Commitment Fees Shortfall Amount. An additional amount of interest shall accrue on the Class A-1 Notes Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Class A-1 Notes Commitment Fees Shortfall Amount is paid in full.

(f)    Senior Subordinated Notes Interest Payment Accounts. On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, (i) to withdraw the funds allocated to its respective U.S. Dollar-denominated Senior Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to the Senior Subordinated Notes, up to such Co-Issuer’s Allocable Share of the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Account and (ii) if the amount of funds allocated to such Co-Issuer’s respective U.S. Dollar-denominated Senior Subordinated Notes Interest Payment Account referred to in the foregoing sub-clause (i) is less than its Allocable Share of the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii) and 5.12(d)(ii)) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, and seventh, the Senior Notes Principal Payment Account, to be paid to the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount of such Co-Issuer, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Senior Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Account. On each Quarterly Payment Date, after the application of funds under the Priority of Payments, the funds on deposit in such Co-Issuer’s Senior Subordinated Notes Interest Reserve Account (or, if the funds on deposit in such Senior Subordinated Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes) shall be applied by the Trustee at the written instruction of the Managers (each acting on behalf of the applicable Co-Issuer) to pay in accordance with their respective Allocable Share, pro rata, any accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount of any Co-Issuer on the Senior Subordinated Notes Outstanding to the extent that amounts deposited into the applicable Series Distribution Account in accordance with the prior sentence are insufficient for such purposes. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Senior Subordinated Notes Interest Payment Account in accordance with the first sentence of this subsection and the amounts deposited into the applicable Series Distribution Account on behalf of such Co-Issuer in accordance with the prior sentence are insufficient to pay such Co-Issuer’s Allocable Share of the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the first sentence of this subsection and following the application of such sentence to such Accounts of the other Co-Issuer, mutatis mutandis.

(g)    Senior Subordinated Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall determine the excess, if any (the “Senior Subordinated Notes Interest Shortfall Amount”), of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Subordinated Notes in accordance with Section 5.12(f) on such Quarterly Payment Date. If the Senior Subordinated Notes Interest Shortfall Amount with respect to such Quarterly Payment Date is greater than zero, the payment of the Senior Subordinated Notes Quarterly Interest Amount as reduced by such Senior Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Subordinated Notes Interest Shortfall Amount is paid in full.

(h)    Senior Notes Principal Payment Accounts.

(i)    On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to its respective U.S. Dollar-denominated Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Senior Notes up to such Co-Issuer’s Allocable Share of the aggregate amount of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Senior Notes in the amounts distributed to such Co-Issuer’s respective Senior Notes Principal Payment Account pursuant to priorities (x), (xii), (xiv) and (xxv) of the Priority of Payments owed to each such Class of Senior Notes (excluding any Principal Release Amounts), in the order of priority set forth in the Priority of Payments with respect to such priorities (x), (xii), (xiv) and (xxv), and deposit such funds into the applicable Series Distribution Account.

(ii)    If a Rapid Amortization Event has occurred and is continuing or will occur on the following Quarterly Payment Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the amounts on deposit in the applicable Cash Trap Reserve Account (after giving effect to any payments to be made as of such Quarterly Payment Date from any Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), Section 5.12(d)(ii) and Section 5.12(f)(ii)), if any, and deposit such funds into the applicable Series Distribution Account, to be paid to each applicable Class of Senior Notes up to the Outstanding Principal Amount of all Senior Notes (after giving effect to the application of the amounts on deposit in the Senior Notes Principal Payment Accounts referred to in the foregoing clause (i)), sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class. Any amount withdrawn from a Cash Trap Reserve Account of a Co- Issuer in accordance with this clause (ii) and applied to reduce the other Co-Issuer’s Allocable Share of the Outstanding Principal Amount of all Senior Notes shall be deemed to be loaned to such other Co-Issuer with interest at a rate determined by the lending Co-Issuer’s Manager in accordance with its Managing Standard.

(iii)    If the aggregate amount of funds allocated to each Co-Issuer’s Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s Allocable Share of the Senior Notes Scheduled Principal Payments Amount owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to such Co-Issuer’s Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s

Allocable Share of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, such Co- Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (with respect to each Co-Issuer, a “Senior Principal Shortfall”) to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account and the Cash Trap Reserve Accounts pursuant to Sections 5.12(a)(ii), 5.12(d)(ii) and 5.12(f)(ii)) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, and seventh, the Cash Trap Reserve Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Senior Notes up to such Co-Issuer’s Allocable Share of the amount of unpaid Senior Notes Scheduled Principal Payments Amounts, Indemnification Amounts, Release Prices, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Senior Notes Principal Payment Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s Senior Principal Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the previous sentence and following the application of such sentence to the other Co-Issuer’s such Accounts, mutatis mutandis.

(iv)    If any payment of principal of any Class A-1 Notes of any Series of Notes pursuant to clause (i) or (ii) above requires the deposit of funds (the “Cash Collateral”) with the applicable L/C Provider to serve as collateral and act as security to guarantee any obligations of either Co-Issuer relating to any related letters of credit (the “Collateralized Letters of Credit”), then upon the expiration of the Collateralized Letters of Credit (x) so long as any Series of Notes remain Outstanding, the Cash Collateral shall be deposited into the applicable Collection Account by the applicable Co-Issuer to be applied in accordance with the Priority of Payments and (y) if no Series of Notes remain Outstanding, the Cash Collateral shall be returned to such Co-Issuer that deposited such Cash Collateral.

(v)    Notwithstanding any other provision hereof, each of the Co-Issuers (or the applicable Manager on its behalf) may elect on any Weekly Allocation Date that either (i) the U.S. Residual Amount or Canadian Residual Amount, as applicable, for such Weekly Allocation Date or (ii) amounts in respect of an equity contribution to such Co-Issuer not constituting a Retained Collections Contribution may be deposited directly into the applicable Senior Notes Principal Payment Account for the purpose of making an Optional Scheduled Principal Payment on the next Quarterly Payment Date, and such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to so deposit and withdraw such amount.

(i)    Senior Subordinated Notes Principal Payment Accounts.

(i)    On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to its respective U.S. Dollar-denominated Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Senior Subordinated Notes up to such Co-Issuer’s Allocable Share of the aggregate amount of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Senior Subordinated Notes in the amounts distributed to such Co-Issuer’s respective Senior Subordinated Notes Principal Payment Account pursuant to priorities (xiv), (xv) and (xxv) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such priorities (xiv), (xv), and (xxv), and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to each Co-Issuer’s Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s Allocable Share of the Senior Subordinated Notes Scheduled Principal Payments Amount owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to such Co-Issuer’s U.S. Dollar-denominated Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s Allocable Share of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (with respect to each Co-Issuer, a “Senior Subordinated Principal Shortfall”) (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii) and 5.12(h)(iii)) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, fourth, the Subordinated Notes Principal Payment Account, and fifth, the Subordinated Notes Interest Payment Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Senior Subordinated Notes up to such Co-Issuer’s Allocable Share of the amount of unpaid Senior Subordinated Notes Scheduled Principal Payments Amounts, Indemnification Amounts, Release Prices, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Senior Subordinated Notes Principal Payment Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s Senior Subordinated Principal Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the previous sentence and following the application of such sentence to the other Co-Issuer’s such Accounts, mutatis mutandis.

(j)    Subordinated Notes Interest Payment Account. On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, (i) to withdraw the funds allocated to its respective U.S. Dollar-denominated Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period to be paid to the Subordinated Notes, up to its Allocable Share of the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to such Co-Issuer’s respective U.S. Dollar-denominated Subordinated Notes Interest Payment Account referred to in the foregoing sub-clause (i) is less than its Allocable Share of the accrued and unpaid Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Subordinated Notes ending most recently prior to such Quarterly Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, to withdraw an amount equal to such insufficiency (with respect to each C-Issuer, a “Subordinated Interest Shortfall”) (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii) and 5.12(i)(ii)) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post- ARD Additional Interest Account, third, the Senior Notes Post-ARD Additional Interest Account, and fourth, the Subordinated Notes Principal Payment Account, to be paid to the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount of such Co-Issuer, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Subordinated Notes Interest Payment Account in accordance with the first sentence of this subsection and the amounts deposited into the applicable Series Distribution Account on behalf of such Co-Issuer in accordance with the prior sentence are insufficient to pay such Co-Issuer’s Subordinated Interest Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the first sentence of this subsection and following the applicable of such sentence to such Accounts of the other Co-Issuer, mutatis mutandis.

(k)    Subordinated Notes Interest Shortfall Amount. On each Quarterly Calculation Date, the Co-Issuers (or the Managers on their behalf) shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Subordinated Notes in accordance with Section 5.12(j) on such Quarterly Payment Date. If the Subordinated Notes Interest Shortfall Amount with respect to such Quarterly Payment Date is greater than zero, the payment of the Subordinated Notes Quarterly Interest Amount as reduced by such Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to the Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Interest Shortfall Amount. An additional amount of interest shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(l)    Subordinated Notes Principal Payment Accounts.

(i)    On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to its respective U.S. Dollar-denominated Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid in the following order: (A) to each applicable Class of Subordinated Notes up to such Co-Issuer’s Allocable Share of the aggregate amount of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) to each applicable Class of Subordinated Notes in the amounts distributed to such Co-Issuer’s respective Subordinated Notes Principal Payment Account pursuant to priorities (xvii), (xviii) and (xxv) of the Priority of Payments owed to each such Class of Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such priorities (xvii), (xviii) and (xxv), and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to each Co-Issuer’s Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s Allocable Share of the Subordinated Notes Scheduled Principal Payments Amount owed to each applicable Class of Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to such Co-Issuer’s U.S. Dollar-denominated Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is less than such Co-Issuer’s Allocable Share of Indemnification Amounts, Release Prices, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Subordinated Notes, such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (with respect to each Co-Issuer, a “Subordinated Principal Shortfall” (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii) and 5.12(j)(ii)) from the following U.S. Dollar-denominated Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, second, the Senior Subordinated Notes Post-ARD Additional Interest Account, and third, the Senior Notes Post-ARD Additional Interest Account, and deposit such funds into the applicable Series Distribution Accounts, to be paid to each applicable Class of Subordinated Notes up to such Co-Issuer’s Allocable Share of the amount of unpaid Subordinated Notes Scheduled Principal Payments Amounts, Indemnification Amounts, Release Prices, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the

case may be, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Subordinated Notes of such Class. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s U.S. Dollar-denominated Subordinated Notes Principal Payment Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s Subordinated Principal Shortfall, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s U.S. Dollar-denominated Accounts in the order described in the previous sentence and following the application of such sentence to the other Co-Issuer’s such Accounts, mutatis mutandis.

(m)    Senior Notes Post-ARD Additional Interest Accounts.

(i)    On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to its respective Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Senior Notes, up to its Allocable Share of the amount of Senior Notes Quarterly Post-ARD Additional Interest distributed to such administrative account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to such Co-Issuer’s respective Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period pursuant to the foregoing sub-clause (i) is less than its Allocable Share of the amount of Senior Notes Quarterly Post-ARD Additional Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii) and 5.12(l)(ii)) from the following Accounts of such Co-Issuer: first, the Subordinated Notes Post-ARD Additional Interest Account, and second, the Senior Subordinated Notes Post-ARD Additional Interest Account, to be paid to each Class of Senior Notes, up to the amount of Senior Notes Quarterly Post-ARD Additional Interest accrued and unpaid with respect to each applicable Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s respective Senior Notes Post-ARD Additional Interest Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s shortfall in the amount of Senior Notes Quarterly Post-ARD Additional Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s respective Accounts in the order described in the previous sentence and following the application of such sentence to the other Co Issuer’s such Accounts mutatis mutandis.

(n)    Senior Subordinated Notes Post-ARD Additional Interest Accounts.

(i)    On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to its respective Senior Subordinated Notes Post- ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Senior Subordinated Notes, up to its Allocable Share of the amount of Senior Subordinated Notes Quarterly Post-ARD Additional Interest distributed to such administrative account owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to such Co-Issuer’s respective Senior Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period pursuant to the foregoing sub-clause (i) is less than the amount of its Allocable Share of the Senior Subordinated Notes Quarterly Post-ARD Additional Interest owed to each such Class of Senior Subordinated Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, the such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii) and 5.12(m)(ii)) from such Co-Issuer’s respective Subordinated Notes Post-ARD Additional Interest Account, to be paid to each Class of Senior Subordinated Notes, up to the amount of Senior Subordinated Notes Quarterly Post-ARD Additional Interest accrued and unpaid with respect to each applicable Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Additional Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Account. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s respective Senior Subordinated Notes Post-ARD Additional Interest Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s shortfall in the amount of Senior Subordinated Notes Quarterly Post-ARD Additional Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s respective Accounts in the order described in the previous sentence and following the application of such sentence to the other Co Issuer’s such Accounts mutatis mutandis.

(o)    Subordinated Notes Post-ARD Additional Interest Accounts. On each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to such Co-Issuer’s respective Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid to each applicable Class of Subordinated Notes, up to its Allocable Share of the amount of Subordinated Notes Quarterly Post-ARD Additional Interest distributed to such administrative account owed to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Account. If on any Quarterly Calculation Date, the funds on deposit in any Co-Issuer’s respective Subordinated Notes Post-ARD Additional Interest Account in accordance with the previous sentence are insufficient to pay such Co-Issuer’s shortfall in the amount of Subordinated Notes Quarterly Post-ARD Additional Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, then the Co-Issuers (or their Managers on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s respective Subordinated Notes Post-ARD Additional Interest Account.

(p)    Amounts on Deposit in the Senior Notes Interest Reserve Accounts, the Senior Subordinated Notes Interest Reserve Accounts and the Cash Trap Reserve Accounts.

(i)    On each Quarterly Calculation Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds on deposit in the applicable Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount (including any requisite settlement of a Currency Conversion to Canadian Dollars in respect of the Canadian Co-Issuer pursuant to a FX Exchange Report) and deposit such funds into the applicable Collection Account for distribution in accordance with the Priority of Payments and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date all funds then on deposit in the applicable Cash Trap Reserve Account (after giving effect to any payments to be made as of such Quarterly Payment Date from the Cash Trap Reserve Accounts pursuant to Sections 5.12(a)(ii), 5.12(d)(ii) and 5.12(h)(ii)), and, in each case, deposit such funds into the applicable U.S. Collection Account for distribution in accordance with the Priority of Payments.

(ii)    So long as no Rapid Amortization Event or Event of Default is continuing, on each Quarterly Calculation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw funds on deposit in the applicable Cash Trap Reserve Account and apply such funds on the following Quarterly Payment Date to the extent necessary to pay, in the following order of priority in accordance with the Allocable Share of the respective Co-Issuer (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement), (A) unreimbursed Advances (with interest thereon), (B) unreimbursed Manager Advances (with interest thereon), (C) pro rata, Senior Notes Quarterly Interest Amounts and Class A-1 Notes Commitment Fees Amounts, (D) Senior Notes Scheduled Principal Payments Amounts and (E) pro rata, any required payments of principal on the Class A-1 Notes (including any payments of principal on the Class A-1 Notes required after the occurrence of any Class A-1 Renewal Date), in each case, after giving effect to other amounts available for payment of the foregoing amounts in accordance with this Section 5.12, including any withdrawals from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii) and 5.12(h)(iii)).

(iii)    Amounts on deposit in the Cash Trap Reserve Accounts will also be available to make an optional prepayment of the Notes on behalf of the respective Co-Issuer.

(iv)    If the Co-Issuers (or the Managers on their behalf) determine, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Accounts an amount equal to such insufficiency (in accordance with each Co-Issuer’s Allocable Share to the extent of funds available, and to the extent funds are not available, without regard to each Co-Issuer’s Allocable Share) (and, to the extent the amount in the Senior Notes Interest Reserve Accounts is insufficient, the Co-Issuers (or the Managers on their behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(v)    If the Co-Issuers (or the Managers on their behalf) determine, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Co- Issuers (or the Managers on their behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (in accordance with each Co-Issuer’s Allocable Share to the extent of funds available, and to the extent funds are not available, without regard to each Co-Issuer’s Allocable Share) (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Accounts is insufficient, the Co-Issuers (or the Managers on their behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(vi)    In the event of (w) any reduction in the Outstanding Principal Amount of any Senior Notes, (x) any reduction in any Class A-1 Notes Maximum Principal Amount, (y) any reduction in the Outstanding Principal Amount of the Class A-1 Notes or (z) any other Interest Reserve Release Event, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw each Co-Issuer’s Interest Reserve Release

Amount, if any, from its respective Senior Notes Interest Reserve Account on the applicable Quarterly Payment Date and to deposit such amount into the applicable Co-Issuer’s Collection Account for U.S. Collections or Canadian Collections, respectively, for distribution in accordance with the Priority of Payments (and in the case of the amount withdrawn from the Canadian Co-Issuer’s Senior Notes Interest Reserve Account, instruct the FX Agent to convert such amount from U.S. Dollars to Canadian Dollars prior to depositing it into the applicable Canadian Collection Account for Canadian Collections pursuant to an FX Exchange Report).

(vii)    On any date on which no Senior Notes are Outstanding, the Co- Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in any Senior Notes Interest Reserve Account and to deposit all remaining funds into the applicable Collection Account for U.S. Collections or Canadian Collections based on the Co-Issuer that contributed such funds (including any requisite settlement of a Currency Conversion to Canadian Dollars in respect of the Canadian Co-Issuer pursuant to a FX Exchange Report) and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Accounts to the issuer thereof for cancellation.

(viii)    On any date on which no Senior Subordinated Notes are Outstanding, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in any Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the applicable Collection Account for U.S. Collections or Canadian Collections based on the Co-Issuer that contributed such funds (including any requisite settlement of a Currency Conversion to Canadian Dollars in respect of the Canadian Co-Issuer pursuant to a FX Exchange Report) and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Accounts to the issuer thereof for cancellation.

(q)    Principal Release Amount.

(i)    If a Rapid Amortization Event or an Event of Default is continuing, the Principal Release Amount shall remain on deposit in the Senior Notes Principal Payment Accounts and shall be applied in the order set forth in Section 5.12(h)(i) for amounts allocated to the Senior Notes Principal Payment Accounts.

(ii)    If (x) no Rapid Amortization Event or Event of Default is continuing and (y) if any Class A-1 Notes Renewal Date has occurred~~,~~ and the related Class A-1 Notes have been paid, extended or otherwise refinanced in full, on each Quarterly Calculation Date, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date the Principal Release Amount from such Co-Issuer’s Senior Notes Principal Payment Account and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement), (A) to the Trustee, unreimbursed Advances (with interest thereon at the Advance Interest Rate), (B) to the Servicer, unreimbursed Advances (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts and Class A-1 Notes Commitment Fees Amounts and (E) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12. Such Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xii) thereof.

(iii)    If no Rapid Amortization Period or Event of Default is continuing, but a Class A-1 Notes Renewal Date has occurred and the related Class A-1 Notes have not been paid, extended or otherwise refinanced in full, each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date the Principal Release Amount from such Co-Issuer’s Senior Notes Principal Payment Account to the extent necessary to pay such Co-Issuer’s Allocable Share of the Outstanding Principal Amount of the Class A-1 Notes, and deposit such funds into the applicable Series Distribution Account for distribution to the holders of the Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. If the funds on deposit in such Co-Issuer’s Senior Notes Principal Payment Account are insufficient to pay such Co-Issuer’s Allocable Share of the Outstanding Principal Amount of the Class A-1 Notes, then the Co- Issuers (or their Manager on their respective behalf) will instruct the Trustee in writing (to the extent of funds available) to withdraw an amount equal to any remaining such deficiency from the other Co-Issuer’s Senior Notes Principal Payment Account (following the withdrawal of such other Co-Issuer’s Allocable Share of the Outstanding Principal Amount of the Class A-1 Notes). Each Co-Issuer (or the applicable Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of such Co-Issuer’s Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xii) thereof.

(r)    Securitization Operating Expense Accounts. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to withdraw on such date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Accounts after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(s)    Optional Prepayments. The Co-Issuers shall have the right to optionally prepay the Outstanding Principal Amount of any Class of Notes, in whole or in part in accordance with the related Series Supplement; provided that all optional prepayments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes. The Co-Issuers shall instruct the Trustee in writing to withdraw on each applicable optional prepayment date, including each such prepayment date that does not occur on a Quarterly Payment Date, the prepayment amount on deposit in the applicable Series Distribution Account in accordance with the applicable Series Supplement.

Section 5.13    Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14     Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15    Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16    Retained Collections Contributions.

During the period commencing on the Series 2015-1 Closing Date and ending on the Final Series Legal Final Maturity Date, the Co-Issuers may (but are not required to) designate Retained Collections Contributions to be included in Net Cash Flow, but not more than $2,000,000 in any Quarterly Fiscal Period or more than $4,000,000 during any period of four (4) consecutive Quarterly Fiscal Periods or more than $10,000,000 from the Series 2015-1 Closing Date to the Final Series Legal Final Maturity Date; provided that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculating the New Series Pro Forma DSCR in connection with the issuance of any new Series. The amount of any Retained Collections Contribution included in Net Cash Flow for the purpose of calculating the DSCR shall be retained in the Collection Account until the Weekly Allocation Date on which either (i) the DSCR for the period of four Quarterly Fiscal Periods ended immediately prior to such Weekly Allocation Date is at least 1.50:1.00 without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections Contribution is required to pay any shortfall in the amounts payable under priorities (ii) through (xxviii) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date. The Co-Issuers may not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Notes. For the avoidance of doubt, Series 2015-1 Class A-2 Optional Scheduled Principal Payments, Series 2016-1 ~~Class A-2~~ Optional Scheduled Principal Payments, Series 2018-1 ~~Class A-2~~ Optional Scheduled Principal Payments, Series 2019-1 ~~Class A-2~~ Optional Scheduled Principal Payments, Series 2019-2 Class A-2 Optional Scheduled Principal Payments, ~~and~~ Series 2020-1 Class A-2 Optional Scheduled Principal Payments, Series 2020-2 Class A-2 Notes Optional Scheduled Principal Payments and any similar Optional Scheduled Principal Payments as defined in or under any applicable Series Supplement shall not constitute Retained Collections Contributions.

Section 5.17    Interest Reserve Letters of Credit.

(a)    The Co-Issuers may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Accounts and/or the Senior Subordinated Notes Interest Reserve Accounts in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under any Class A-1 Note Purchase Agreement for the benefit of the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued. Where on any Quarterly Calculation Date any Co-Issuer (or the respective Manager on its behalf) instructs the Trustee to withdraw funds from the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account for allocation or payment on the following Quarterly Payment Date, such funds shall be drawn first, from amounts on deposit in the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account on such Quarterly Calculation Date and second, from amounts available to be drawn under any applicable Interest Reserve Letter of Credit.

(b)    Each such Interest Reserve Letter of Credit (i) shall name the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (ii) shall allow the Trustee (or the Control Party on its behalf) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Accounts, as applicable, pursuant to Section 5.12; (iii) shall have an expiration date of no later than ten (10) Business Days prior to the Class A-1 Notes Renewal Date (after giving effect to any extensions) specified in the related Class A-1 Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (iv) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account.

(c)    If, on the date that is ten (10) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and each Co-Issuer has not otherwise deposited funds into its respective Senior Notes Interest Reserve Account or Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount of each such Co-Issuer on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

(d)    If, on any day, (i) the short-term debt credit rating of any L/C Provider which has issued an Interest Reserve Letter of Credit is withdrawn by S&P or downgraded below “A-2” or (ii) the long-term debt credit rating of any L/C Provider is withdrawn by S&P or downgraded below “BBB+” (each of cases (i) and (ii), an “L/C Downgrade Event”), on the fifth (5th) Business Day after the occurrence of such L/C Downgrade Event, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the applicable Senior Notes Interest Reserve Account or the applicable Senior Subordinated Notes Interest Reserve Account in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount of the applicable Co-Issuer on such date, as if such Interest Reserve Letter of Credit had not been issued.

Section 5.18    Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Accounts, the Senior Subordinated Notes Interest Reserve Accounts, the Cash Trap Reserve Accounts, the Collection Accounts or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the applicable Co-Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer, or cause to be transferred, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer, or cause to be transferred, all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Eligible Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the applicable Manager shall, promptly following the establishment of such related new Eligible Account, notify each applicable Franchisee and any other relevant third-party payor of a change in payment instructions, if any.

ARTICLE VI

DISTRIBUTIONS

Section 6.1    Distributions in General.

(a)    Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b)    Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation; provided that, unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

(c)    Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1    Existence and Power.

Each Service Recipient (a) is duly organized, validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization, (b) is duly qualified to do business (and licensed as a foreign entity to the extent applicable) and in good standing (or its equivalent) under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate, limited partnership or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2    Company and Governmental Authorization.

The execution, delivery and performance by the Co-Issuers of this Base Indenture and any Series Supplement (or with respect to the Canadian Co-Issuer, any Supplement to the Base Indenture or any Series Supplement) and by the Co-Issuers and each other Service Recipient of the other Transaction Documents to which it is a party (a) is within such Service Recipient’s limited liability company, corporate, limited partnership or other powers and has been duly authorized by all necessary limited liability company, corporate, limited partnership or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Series 2020-1 Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Service Recipient or any Contractual Obligation with respect to such Service Recipient or result in the creation or imposition of any Lien on any property of any Service Recipient, except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Service Recipient is a party has been executed and delivered by a duly Authorized Officer of such Service Recipient.

Section 7.3    No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Co-Issuers of this Base Indenture and any Series Supplement (or with respect to the Canadian Co-Issuer, any Supplement to the Base Indenture or any Series Supplement) and by the Co-Issuers and each other Service Recipient of any Transaction Document to which it is a party or for the performance of any of the Service Recipients’ obligations hereunder or thereunder, other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Service Recipient prior to the Series 2018-1 Closing Date (or the Series 2020-1 Closing Date with respect to the Canadian Securitization Entities) or as are permitted to be obtained subsequent to the Series 2018-1 Closing Date (or the Series 2020-1 Closing Date with respect to the Canadian Securitization Entities) in accordance with Section 7.13 or Section 8.25, or (b) relating to the performance of any Franchise Document, the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4    Binding Effect.

This Base Indenture and each other Transaction Document to which a Service Recipient is a party is a legal, valid and binding obligation of each such Service Recipient enforceable against such Service Recipient in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5    Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Co-Issuers, threatened against or affecting any Service Recipient or of which any property or assets of such Service Recipient is the subject before any court or arbitrator or any other Governmental Authority that, individually or in the aggregate, would affect the validity or enforceability of this Base Indenture or any Series Supplement or materially adversely affect the performance by the Service Recipients of their obligations hereunder or thereunder or is reasonably likely to have a Material Adverse Effect.

Section 7.6    Employee Benefit Plans.

No Securitization Entity or any member of a Controlled Group that includes a Securitization Entity has established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Pension Plan. No Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws. Each Employee Benefit Plan presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. No Canadian Securitization Entity has sponsored, maintained, contributed to, or otherwise incurred liability under any Canadian Defined Benefit Plan.

Section 7.7    Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, provincial, territorial, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Co- Issuers, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Series 2018-1 Closing Date (or the Series 2020-1 Closing Date with respect to the Canadian Securitization Entities), except as set forth on Schedule 7.7, the Co-Issuers are not aware of any proposed Tax assessments against any Driven Brands Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state, province, territory and foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8     Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Service Recipients pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Driven Brands Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by any Co- Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9     Investment Company Act.

Neither Co-Issuer nor any other Securitization Entity is, or is controlled by, an “investment company” within the meaning of Section 3(a)(1) of the Investment Company Act.

Section 7.10     Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11     Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, each U.S. Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law, no Canadian Securitization Entity is bankrupt or an insolvent person within the meaning of the Bankruptcy and Insolvency Act, the Companies’ Creditors Arrangement Act and any other applicable federal, provincial or territorial law, and no Securitization Entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12     Ownership of Equity Interests; Subsidiaries.

(a)     All of the issued and outstanding limited liability company interests of the Issuer are directly owned by Funding Holdco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Funding Holdco free and clear of all Liens other than Permitted Liens. All of the issued and outstanding shares of the Canadian Co-Issuer are directly owned by Canadian Funding Holdco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Canadian Funding Holdco free and clear of all Liens other than Permitted Liens.

(b)     All of the issued and outstanding limited liability company interests of Funding Holdco are directly owned by Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Parent free and clear of all Liens other than Permitted Liens.

All of the issued and outstanding shares of Canadian Funding Holdco are directly owned by Canco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Canco free and clear of all Liens other than Permitted Liens.

Section 7.13     Security Interests.

(a)     Each of the Co-Issuers and each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Other than any real property contributed to the Co-Issuers, the Indenture Collateral consists of securities, loans, investments, accounts, commercial tort claims, inventory, equipment, fixtures, health care insurance receivables, chattel paper, money, deposit accounts, instruments, financial assets, documents, documents of title investment property, general intangibles, intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC and PPSA, as applicable). This Base Indenture and the Guarantee and Collateral Agreements constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 8.11 or as permitted under Section 8.25(c)) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. The Co-Issuers and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreements. The Co-Issuers and the Guarantors have caused, or shall have caused, the filing of all appropriate financing statements and other instruments in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral granted to the Trustee hereunder or under the Guarantee and Collateral Agreements within ten (10) days of the date of this Agreement (or the Series 2020-1 Closing Date with respect to the Canadian Securitization Entities), or, in the case of Intellectual Property, shall take all additional action necessary to perfect such first-priority security interest (subject to Permitted Liens) consistent with the obligations and time periods set forth in Section 8.25(c).

(b)     Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, no Co-Issuer nor any Guarantor has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements, PPSA financing statements and/or financing change statements and filings with the USPTO, the USCO and the CIPO) to perfect, preserve, protect and evidence the Trustee’s security interest in the Collateral in the United States and Canada has been, or shall be, duly and effectively taken, consistent with the obligations set forth in Section 7.13(a), Section 8.25(c) and Section 8.25(d), except as described on Schedule 8.11. No security agreement, financing statement, equivalent security or lien instrument or continuation statement or financing change statement authorized by any Co-Issuer or any Guarantor and listing such Co-Issuer or such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer or such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreements, and no Co-Issuer nor any Guarantor has authorized any such filing.

(c)     All authorizations in this Base Indenture and the Guarantee and Collateral Agreements for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, financing change statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreements are powers coupled with an interest and are irrevocable.

Section 7.14     Transaction Documents.

The Indenture Documents, the Account Agreements, the Depository Agreements and the other Transaction Documents are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15     Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No U.S. Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16     Compliance with Contractual Obligations and Laws.

No Service Recipient is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Service Recipient or (c) any Contractual Obligation with respect to such Service Recipient except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17     Other Representations.

All representations and warranties of each Service Recipient made in each Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18     Insurance.

The Securitization Entities maintain the insurance coverages (or self-insure for such risks) described on Schedule 7.18 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect, and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.19     Environmental Matters.

(a)     None of the Service Recipients is subject to any liabilities or obligations pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)     Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)     The Service Recipients (x) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (y) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and have obtained all Environmental Permits for any intended operations when such Environmental Permits are required and (z) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii)     Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Service Recipient, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (x) give rise to liability of any Service Recipient under any applicable Environmental Law or otherwise result in costs to any Service Recipient, (y) interfere with any Service Recipient’s continued operations or (z) impair the fair saleable value of any real property owned by any Service Recipient.

(iii)     There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Service Recipient is, or to the knowledge of any Service Recipient will be, named as a party that is pending or, to the knowledge of any Service Recipient, threatened.

(iv)     No Service Recipient has received any written request for information, or been notified that it is a potentially responsible party, under or relating to the U.S. federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(v)     No Service Recipient has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

Section 7.20     Intellectual Property.

(a)     All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment could not reasonably be expected to have a Material Adverse Effect.

(b)     Except as set forth on Schedule 7.20, (i) the use of the Securitization IP and the operation of the Driven Securitization Brands do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party in a manner that could reasonably be expected to have a

Material Adverse Effect, (ii) to each Co-Issuer’s knowledge, the Securitization IP is not being infringed or violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect and (iii) there is no action or proceeding pending or, to the Issuer’s knowledge, threatened that could reasonably be expected to have a Material Adverse Effect.

(c)     Except as set forth on Schedule 7.20, no action or proceeding is pending or, to any Co-Issuer’s knowledge, threatened that seeks to limit, cancel or challenge the validity of any Securitization IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d)     No Co-Issuer has made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than Permitted Liens, Permitted Asset Dispositions and Permitted Brand Dispositions under Section 8.12 and Section 8.16.

Section 7.21     Payments on the Notes.

Payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.

ARTICLE VIII

COVENANTS

Section 8.1     Payment of Notes.

(a)     The Co-Issuers shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to any Class A-1 Note Purchase Agreement or any other Transaction Document, amounts properly withheld under the Code, the Tax Act or any applicable federal, state, provincial, territorial, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b)     By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code), or any applicable successor form, or (ii) an applicable Internal Revenue Service Form W-8 for Persons other than United States persons, or any applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in the foregoing clause (a).

Section 8.2     Maintenance of Office or Agency.

(a)     The Co-Issuers will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)     The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Co-Issuers hereby designate the Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3     Payment and Performance of Obligations.

The Co-Issuers will, and will cause each other Service Recipient to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon any Service Recipient or upon the income, properties or operations of any Service Recipient, judgments, settlement agreements and all obligations of each Service Recipient under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantors under the Guarantee and Collateral Agreements regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4     Maintenance of Existence.

Each Co-Issuer will, and will cause each other Service Recipient to, maintain its existence as a limited liability company, corporation or limited partnership validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization and duly qualified (and licensed to the extent applicable) under the laws of each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Issuer will, and will cause each other U.S. Securitization Entity (other than any such Future Securitization Entity organized in the United States, any State thereof or the District of Columbia that is a corporation) to, be treated as a disregarded entity within the meaning of United States Treasury regulation section 301.7701-2(c)(2), and the Issuer will not, and will not permit any other U.S. Securitization Entity (other than any such Future Securitization Entity organized in the United States, any State thereof or the District of Columbia that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 8.5     Compliance with Laws.

The Co-Issuers will, and will cause each other Service Recipient to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Service Recipient except where such non-compliance would not be reasonably likely to result in a Material Adverse Effect; provided that such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Service Recipient, the Managers or the Trustee.

Section 8.6     Inspection of Property; Books and Records.

The Co-Issuers will, and will cause each other Service Recipient to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions,

business and activities in accordance with GAAP. Each Co-Issuer will, and will cause each other Service Recipient to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and up to one such visit to either Co-Issuer and inspection by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them, shall be reimbursable as Securitization Operating Expenses of the Co-Issuers (allocated based upon their Allocable Share at the time of such one visit) per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided that during the continuance of a Warm Back-Up Management Trigger Event, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities will constitute Securitization Operating Expenses of the Co-Issuers (allocated based upon their Allocable Share at the time of such visit).

Section 8.7     Actions under the Transaction Documents.

(a)     Except as otherwise provided in Section 8.7(d), no Co-Issuer will, nor will it permit any other Service Recipient to, take any action that would permit any Driven Brands Entity or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b)     Except as otherwise provided in Section 8.7(d), no Co-Issuer will, nor will it permit any other Service Recipient to, take any action which would permit any other Person party to a Franchise Document to have the right to refuse to perform any of its respective obligations under such Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Franchise Document if such action when taken on behalf of any Service Recipient by the applicable Manager would constitute a breach by such Manager of the applicable Management Agreement.

(c)     No Co-Issuer will, nor will it permit any other Service Recipient to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Service Recipient or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Service Recipient by the applicable Manager would constitute a breach by such Manager of the applicable Management Agreement.

(d)     Each Co-Issuer agrees that it will not, and will cause each Service Recipient that is a Subsidiary of such Co-Issuer not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents; provided, however, that each Co-Issuer and each Service Recipient may agree to any amendment, modification, supplement or waiver of any such term of any Transaction Document without any such consent (x) to the extent permitted under the terms of such other Transaction Documents, (y) solely with respect to any Indenture Document, as contemplated by Section 13.1 or (z) with respect to any Transaction Document that is not an Indenture Document, as follows:

(i)     to add to the covenants of any Securitization Entity for the benefit of the Secured Parties or to add to the covenants of any Driven Brands Entity for the benefit of any Securitization Entity;

(ii)     to terminate any Transaction Document if any party thereto (other than a Service Recipient) becomes, in the reasonable judgment of the Co- Issuers, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Transaction Document, so long as the Co- Issuers enter into a replacement agreement with a new party within 90 days of the termination of the Transaction Document;

(iii)     to make such other provisions in regard to matters or questions arising under the Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner, or any other Secured Party; provided that an Officers’ Certificate shall be delivered to the Trustee and the Servicer to such effect; or

(iv)     to make conforming changes related to the joinder or addition of new Service Recipients or Future Securitization Entities.

For the avoidance of doubt, the prior written consent of the Control Party shall not be required for any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents to the extent that all affected Noteholders have provided consent, either directly or indirectly through the purchase of Notes that include such terms.

(e)     Upon the occurrence of a Manager Termination Event under a Management Agreement, (i) the applicable Co-Issuer will not, nor will it permit any other applicable Service Recipient to, without the prior written consent of the Control Party, terminate the applicable Manager and appoint any successor Manager in accordance with such Management Agreement and (ii) the applicable Co- Issuer will, and will cause each other applicable Service Recipient to, terminate the applicable Manager and appoint one or more successor Managers in accordance with such Management Agreement if and when so directed by the Control Party.

Section 8.8     Notice of Defaults and Other Events.

Promptly (and in any event within two (2) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Default, (vi) any Event of Default or (vii) any other default under any other Transaction Document, the applicable Co-Issuer shall give the Trustee, the Servicer, the Control Party, the Managers, the Back-Up Manager, the Controlling Class Representative and each Rating Agency with respect to each Series of Notes Outstanding notice thereof, together with an Officers’ Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the such Co-Issuer. The Co-Issuers shall, at their expense, promptly provide to the Servicer, the Managers, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Managers, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9     Notice of Material Proceedings.

Without limiting Section 8.27 or Section 8.25(b), promptly (and in any event within five (5) Business Days) upon the determination by either the Chief Financial Officer or the General Counsel of Parent that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Driven Brands Entity would be reasonably likely to have a Material Adverse Effect, the Co-Issuers shall give written notice thereof to the Trustee, the Servicer and each Rating Agency.

Section 8.10     Further Requests.

The Co-Issuers will, and will cause each other Service Recipient to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11     Further Assurances.

(a)     Each Co-Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Servicer such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Servicer, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing statements, financing change statements, continuation statements or amendments or other instruments under the UCC or PPSA in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreements, except as set forth on Schedule 8.11 or in Section 8.25(c) or Section 8.25(d). Each Co-Issuer and the Guarantors intends the security interests granted pursuant to the Indenture and the Guarantee and Collateral Agreements in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and such Co-Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens and except as set forth on Schedule 8.11 or in Section 8.25). If either Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Servicer may perform such agreement or obligation, and the expenses of the Servicer incurred in connection therewith shall be payable by such Co-Issuer upon the Servicer’s demand therefor. The Servicer is hereby authorized to execute and file any financing statements, continuation statements, amendments, financing change statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b)     If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Permitted Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)     Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co- Issuers and the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a filing of a UCC or PPSA financing statement), any Franchisee promissory notes or any real property.

(d)    If during any Quarterly Fiscal Period the Issuer or any U.S. Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any U.S. Securitization Entity prior to such Quarterly Fiscal Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Fiscal Period, the Issuer or such U.S. Guarantor shall notify the Servicer on or before the third (3rd) Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Servicer granting a security interest under this Base Indenture or the U.S. Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Fiscal Period or prior to such Quarterly Fiscal Period.

(e)    The Co-Issuers will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)    On or before April 30 of each calendar year, commencing with April 30, 2019 (or April 30, 2021 with respect to the Canadian Co-Issuer), the Co-Issuers shall furnish to the Trustee, each Rating Agency and the Servicer (with a copy to the Back-Up Manager) (x) an Opinion of Counsel either stating that, in the opinion of such counsel, solely with respect to the U.S. Securitization Entities, (i) such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the U.S. Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the U.S. Guarantee and Collateral Agreement under Article 9 of the New York UCC and reciting the details of such action or (ii) no such action is necessary to maintain the perfection of such Lien and security interest and (y) an Opinion of Counsel either stating that, in the opinion of such counsel, solely with respect to the Canadian Securitization Entities, (i) such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreements and any other requisite documents and with respect to the execution and filing of any financing statements, financing change statements, continuation statements, financing change statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by Base Indenture and the Guarantee and Collateral Agreements under the laws of the provinces of Ontario and Québec and reciting the details of such action or (ii) no such action is necessary to maintain the perfection of (or render opposable against third parties) such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the applicable Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, financing change statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the applicable Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States or the laws of the provinces of Ontario and Québec, as the case may be, until April 30 in the following calendar year.

Section 8.12    Liens.

The Co-Issuers will not, and will not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13    Other Indebtedness.

The Co-Issuers will not, and will not permit any other Securitization Entity to, create, assume, incur, guarantee, suffer to exist or otherwise become or remain liable in respect of any Indebtedness, other than (i) Indebtedness hereunder, including Indebtedness between the Securitization Entities, or under the Guarantee and Collateral Agreements or any other Transaction Documents or the Allocation Agreement, including the incurrence of indebtedness from one Canadian Securitization Entity to another Canadian Securitization Entity to the extent necessary or helpful to give effect to the Priority of Payments or the other provisions of this Base Indenture, and without any derogation thereof (as determined by the Canadian Manager acting in accordance with the applicable Managing Standard), including in respect of Asset Disposition Proceeds, other proceeds of Permitted Asset Dispositions, Release Prices, Insurance/Condemnation Proceeds, Indemnification Amounts and Canadian Tax Lien Reserve Amounts, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, including any guarantee of a Securitization Entity established pursuant to the Allocation Agreement or (iii) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business.

Section 8.14    Employee Benefit Plans.

No Service Recipient or any member of a Controlled Group that includes a Service Recipient shall establish, sponsor, maintain, contribute to, incur any obligation to contribute to or incur any liability in respect of any Pension Plan, other than as set forth on Schedule 8.14. No Service Recipient shall incur any material contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws and other than any Welfare Plan set forth on Schedule 8.14. No Canadian Securitization Entity shall sponsor, maintain, contribute to or otherwise incur liability under any Canadian Defined Benefit Plan.

Section 8.15    Mergers.

On and after the Series 2020-1 Closing Date, no Co-Issuers will, and will it permit any other Securitization Entity to, merge, amalgamate or consolidate with or into any other Person (whether by means of a single transaction or a series of related transactions), other than any merger or consolidation of any U.S. Securitization Entity with any other U.S. Securitization Entity or any other entity to which the Control Party has given prior written consent or any merger, amalgamation or consolidation of any Canadian Securitization Entity with any other Canadian Securitization Entity or any other entity to which the Control Party has given prior written consent.

Section 8.16    Asset Dispositions.

(a)    No Co-Issuer will, nor will it permit any other applicable Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other applicable Securitization Entity, except in the case of (i) Permitted Asset Dispositions and (ii) Permitted Brand Dispositions.

(b)    In connection with any Permitted Brand Disposition, the applicable Securitization Entities (or the applicable Manager on their behalf) will deposit the related Release Price to the applicable Collection Account. The Release Price will be applied in accordance with priority (i) of the Priority of Payments, and any applicable Prepayment Consideration shall be due in connection with such mandatory prepayment.

(i)    The Canadian Co-Issuer will hold proceeds of any Permitted Brand Disposition attributable to another Canadian Securitization Entity as agent for such Canadian Securitization Entity until such proceeds are applied pursuant to the Priority of Payments or reinvested in Eligible Assets in accordance with Section 8.16(b). The Canadian Co-Issuer may enter into transactions with the other Canadian Securitization Entities to the extent permitted by Section 8.13, Section 8.18 and Section 8.21 to the extent necessary or helpful to give effect to the Priority of Payments (as determined by the Canadian Manager in accordance with the applicable Managing Standard) in order to acquire any such proceeds of any Permitted Brand Disposition.

(ii)    Immediately prior to any application of such proceeds of any Permitted Brand Disposition in accordance with priority (i) of the Priority of Payments, the applicable Co-Issuer (or the Manager on its behalf) shall be permitted to disregard the requirements of the Priority of Payments and deem a portion of such proceeds as a payment of the Residual Amount to the Issuer or the Canadian Residual Account, as applicable, so long as (x) the recipient Co-Issuer immediately thereafter uses such Residual Amount to make a loan to the other Co-Issuer in accordance with Section 8.13 with interest at a rate determined by the applicable Manager in accordance with the applicable Managing Standard, (y) after giving effect to such payment of such Residual Amount and such loan, the related proceeds of any Permitted Brand Disposition are applied pursuant to the Priority of Payments by the Co-Issuers as if such loaned amount was Residual Amount of the recipient Co-Issuer and (z) the deemed payment of such Residual Amount is disregarded for purposes of the Weekly Manager’s Certificate.

(c)    For the avoidance of doubt, neither the Managers nor any of the Securitization Entities will be permitted to sell, transfer, lease, license, liquidate or otherwise dispose of any of the Driven Securitization Brands other than pursuant to a Permitted Brand Disposition.

Section 8.17    Acquisition of Assets. The Co-Issuers will not, and will not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the applicable Manager would constitute a breach by such Manager of the applicable Management Agreement or (ii) that is a lease, license or other contract or permit, if the grant of a lien or security interest in any of the applicable Securitization Entity’s right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Indenture and the Guarantee and Collateral Agreements (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or PPSA or any other applicable law. Notwithstanding any language to the contrary in this Section 8.17, in the case of clause (ii) above, each Co-Issuer and each Securitization Entity will be in compliance with this Section 8.17, if each Issuer and each Securitization Entity uses commercially reasonable efforts to comply with clause (ii).

Section 8.18    Dividends, Officers’ Compensation, etc.The Issuer will not declare or pay any distributions on any of its limited liability company interests and the Canadian Co-Issuer will not declare or pay any distributions on any of its shares; provided that, in each case, so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Co-Issuers may declare and pay distributions to the extent permitted under applicable law and their respective Charter Documents, including in respect of any Permitted Asset Disposition described in clause (xix) of the definition thereof and any amount on deposit in the Canadian Residual Account and any Residual Amount paid to the Issuer pursuant to the Priority of Payments. No Co-Issuer will, nor will it permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers or to the extent required by the Canadian Management Agreement. The Co-Issuers will not, and will not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party. The Co- Issuers may draw on Class A-1 Note Commitments with respect to any Series of Class A-1 Notes for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including to fund any acquisition by any Securitization Entity or Non-Securitization Entity; provided that the Issuer shall not draw on such Class A-1 Note Commitments to pay dividends on Parent shares or to repurchase Parent shares.

Notwithstanding the foregoing, (a) each applicable Securitization Entity shall be permitted to make a distribution of any Large Franchisor Exemption Amount contributed to such Securitization Entity by any Non-Securitization Affiliate on or prior to any applicable Series Closing Date, or such other date of contribution, with respect to a Future Securitization Entity to such Non- Securitization Affiliate, (b) each U.S. Securitization Entity shall be permitted to make a distribution of any Tax Lien Reserve Amount to any other U.S. Securitization Entity or the direct parent of Funding Holdco solely to the extent permitted by, and in accordance with, Section 8.31(a) and (c) each Canadian Securitization Entity shall be permitted to make a distribution (i) to any other Canadian Securitization Entity to the extent necessary or helpful to give effect to the Priority of Payments or any other provision of this Base Indenture, and without any derogation thereof (as determined by the Canadian Manager acting in accordance with the applicable Managing Standard), including in respect of the distribution of Asset Disposition Proceeds, other proceeds of Permitted Asset Dispositions, Release Prices, Insurance/Condemnation Proceeds, Indemnification Amounts, and (ii) to any other Canadian Securitization Entity or the direct parent of Canadian Funding Holdco in respect of any Canadian Tax Lien Reserve Amount to any Canadian Securitization Entity or the direct parent of Canadian Funding Holdco solely to the extent permitted by, and in accordance with, Section 8.31(b).

Section 8.19    Legal Name, Location.

The Co-Issuers will not, and will not permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC with respect to any U.S. Securitization Entity or the PPSA with respect to any Canadian Securitization Entity) or its legal name (including, with respect to any Canadian Securitization Entity, adding a French only name, combined French/English name and/or English/French name) without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Managers, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding. In the event that either Co-Issuer or any other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity to, make any required filings, and prior to actually changing its location or its legal name such Co-Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officers’ Certificate confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC or PPSA in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20    Charter Documents.

No Co-Issuer will, nor will it permit any other Securitization Entity to, amend, or consent to the amendment of, any of the Charter Documents to which it is a party as a member, shareholder, general partner, or limited partner, as applicable, unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided that the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officers’ Certificate to make such determination. The Co-Issuers shall provide written notice to each Rating Agency (with a copy to the Servicer) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21    Investments.

No Co-Issuer will, nor will it permit any other Securitization Entity to, make, incur or suffer to exist any loan, advance, extension of credit or other investment in any other Person if such investment when made on behalf of any Securitization Entity by the applicable Manager would constitute a breach by such Manager of the applicable Management Agreement, other than investments in (a) the Accounts, (b) any Franchisee promissory notes, (c) any other Securitization Entity, including investments by any Canadian Securitization Entity in any other Canadian Securitization Entity to the extent necessary or helpful to give effect to the Priority of Payments or any other provision of this Base Indenture, and without any derogation thereof (as determined by the Canadian Manager acting in accordance with the applicable Managing Standard), including in respect of Asset Disposition Proceeds, other proceeds of Permitted Asset Dispositions, Release Prices, Insurance/Condemnation Proceeds, Indemnification Amounts and Canadian Tax Lien Reserve Amounts or (d) the Non-Securitization Entities in connection with the transactions described in the proviso to Section 8.24(a)(vi).

Section 8.22    No Other Agreements.

No Co-Issuer will, nor will it permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Transaction Document, any Franchise Document, any other document expressly permitted by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the applicable Manager would constitute a breach by such Manager of the applicable Management Agreement.

Section 8.23    Other Business.

No Co-Issuer will, nor will it permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction, other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the applicable Manager would not constitute a breach by such Manager of the applicable Management Agreement.

Section 8.24    Maintenance of Separate Existence.

(a)    Each of the Co-Issuers will, and will cause each other Securitization Entity to, except as otherwise expressly contemplated by the Transaction Documents:

(i)    maintain its own deposit and securities account or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities, Take 5 Oil and Take 5) (such Affiliates, the “Non-Securitization Affiliates”), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Non-Securitization Affiliates other than as provided in the Transaction Documents;

(ii)    ensure that all transactions between it and any of its Non-Securitization Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents and the transactions described in the proviso to the following clause (vi) meet the requirements of this clause (ii);

(iii)    to the extent that it requires an office to conduct its business, (x) conduct its business from an office at a separate address from that of any of its Non-Securitization Affiliates; provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii); or (y) to the extent that it has a shared office with any Non-Securitization Affiliate, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv)    issue separate financial statements from all of its Non-Securitization Affiliates prepared at least quarterly and prepared in accordance with GAAP;

(v)    conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company, partnership or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi)    not assume or guarantee any of the liabilities of any of its Non- Securitization Affiliates; provided that the Securitization Entities may, pursuant to any Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to the Class A-1 Note Purchase Agreements that are for the sole benefit of one or more Non- Securitization Entities in the United States or Canada, as applicable, if the applicable Co- Issuer receives a fee from each Non-Securitization Entity whose obligations are secured by any such letter of credit in an amount equal to the cost to such Co-Issuer in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arm’s length fair market fee;

(vii)    take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii)    maintain at least two (2) Independent Managers on its board of managers or board of directors (other than with respect to the Canadian SPV Franchising Entity LPs, Driven Canada Product Sourcing and Driven Canada Claims Management, the respective Canadian Securitization Entity GP for which maintains at least two (2) Independent Managers on its board of directors), as the case may be, and with respect to the applicable Canadian Securitization Entities, one (1) of ~~whom~~which Independent Manager is a Canadian resident;

(ix)    to the fullest extent permitted by law, so long as any Notes remain Outstanding, remove or replace any Independent Manager only for Cause and only after providing the Trustee and the Control Party with at least five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager and (B) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in its Charter Documents; and

(x)    (A) provide, or cause the applicable Manager to provide, to the Trustee and the Control Party a copy of the executed agreement with respect to the appointment of any replacement Independent Manager and (B) provide, or cause the applicable Manager to provide, to the Trustee, the Control Party and each Noteholder written notice of the identity and contact information for each Independent Manager on an annual basis and at any time such information changes.

(b)    The Issuer, on behalf of itself and each of the other U.S. Securitization Entities, confirms that the statements relating to the Issuer referenced in the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date or such other date when the related assets for such Driven Securitization Brand were contributed to the U.S. Securitization Entities pursuant to a Contribution Agreement are true and correct with respect to itself and each other U.S. Securitization Entity, and that the Issuer will, and will cause each other U.S. Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein in accordance with

Section 8.24(a)(vii). The Canadian Co-Issuer, on behalf of itself and each of the other Canadian Securitization Entities, confirms that the statements relating to the Canadian Co-Issuer referenced in the opinion of Blake, Cassels & Graydon LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date (beginning with the Series 2020-1 Closing Date) or such other date when the related assets for such Driven Securitization Brand were contributed to the Canadian Securitization Entities pursuant to a Contribution Agreement are true and correct with respect to itself and each other Canadian Securitization Entity, and that the Canadian Co-Issuer will, and will cause each other Canadian Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein in accordance with Section 8.24(a)(vii).

Section 8.25    Covenants Regarding the Securitization IP.

(a)    The Co-Issuers will not, and will not permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of any applicable Securitization Entity’s rights in and to the Securitization IP that would constitute a breach by the applicable Manager of the applicable Management Agreement if such action were taken or omitted by such Manager on behalf of any applicable Securitization Entity.

(b)    Each Co-Issuer will notify the Trustee, the Back-Up Manager and the Servicer in writing within fifteen (15) Business Days of such Co-Issuer’s first knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the USCO or the CIPO or any court but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the USPTO, the USCO or the CIPO) regarding the validity or any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c)    With respect to the Securitization IP, (i) the Issuer caused each applicable U.S. SPV Franchising Entity (other than CARSTAR Franchisor, Take 5 Franchisor, ABRA Franchisor and FUSA Franchisor) to execute, deliver and file, within fifteen (15) days after the Series 2015-1 Closing Date, (ii) the Issuer caused CARSTAR Franchisor to execute, deliver and file, within fifteen (15) days after the Series 2016-1 Closing Date, (iii) the Issuer caused Take 5 Franchisor to execute, deliver and file, within thirty (30) days after the Series 2018-1 Closing Date, (iv) the Issuer caused ABRA Franchisor to execute, deliver and file, within thirty (30) days after October 4, 2019, and (v) the Issuer will cause FUSA Franchisor and the Canadian Co-Issuer will cause the Canadian SPV Franchising Entity LPs, Driven Canada Product Sourcing and Driven Canada Claims Management, as applicable, to execute, deliver and file, within thirty (30) days after the Series 2020-1 Closing Date, instruments substantially in the form of Exhibit D-1 hereto with respect to Trademarks, Exhibit D-2 hereto with respect to Patents and Exhibit D-3 hereto with respect to Copyrights, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreements in the Trademarks, Patents and Copyrights included in the Securitization IP in the United States and Canada.

(d)    If either Co-Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires (other than for a Pre-Take 5 Conversion Brand) an application for the registration of any Patent, Trademark or Copyright with the USPTO, the USCO or the CIPO, such Co-Issuer or such Guarantor (i) shall give the Trustee and the Control Party written notice thereof and (ii) upon reasonable request of the Control Party, solely with respect to such applications filed in the United States and Canada, in a reasonable time after such filing (and in any event within ninety (90) days), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreements in the United States or Canada, as applicable, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Notice of Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto, as applicable.

(e)     In the event that any material Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that could reasonably be expected to have a Material Adverse Effect, the applicable Securitization Entity upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. The applicable Securitization Entity will take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitization IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the applicable Securitization Entity by the applicable Manager would not constitute a breach by such Manager of the applicable Management Agreement; provided that if the applicable Securitization Entity decides not to take any action with respect to an infringement, misappropriation or dilution that could reasonably be expected to have a Material Adverse Effect, such Securitization Entity shall deliver written notice to the Trustee, the Managers, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Trustee, the Managers, the Back-Up Manager or the Control Party will be required to take any actions on its behalf to protect or enforce the Securitization IP against such infringement, misappropriation or dilution; provided, further, that the applicable Manager will be required to act if failure to do so would constitute a breach of the applicable Managing Standard.

(f)     With respect to licenses of third-party Intellectual Property entered into after (i) the Series 2015-1 Closing Date by the Securitization Entities of the Series 2015-1 Closing Date, (ii) the Series 2016-1 Closing Date by the Securitization Entities as of the Series 2016-1 Closing Date, (iii) the Series 2018-1 Closing Date by the Securitization Entities as of the Series 2018-1 Closing Date ~~and~~, (iv) October 4, 2019 by the Securitization Entities as of October 4, 2019 and (v) the Series 2020-1 Closing Date by the Securitization Entities (including, for the avoidance of doubt, ~~to~~by the applicable Manager acting on behalf of the Securitization Entities, as applicable), the Securitization Entities (or the applicable Manager on their behalf) shall use commercially reasonable efforts to include terms permitting the grant by the Securitization Entities of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the applicable Manager (and any successor Manager) the right to use such Intellectual Property in the performance of its duties under the applicable Management Agreement.

Section 8.26    Insurance.

The Co-Issuers shall cause the applicable Manager to list each applicable Service Recipient as an “additional insured” or “loss payee” on any insurance maintained by such Manager for the benefit of such Service Recipient pursuant to the applicable Management Agreement.

Section 8.27    Litigation.

If Parent or any of its parent entities is not then subject to Section 13 or 15(d) of the Exchange Act, the Co-Issuer shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Managers, the Back-Up Manager and each Rating Agency that sets forth all outstanding litigation, arbitration or other proceedings against any Driven Brands Entity that would have been required to be disclosed in Parent’s annual reports, quarterly reports and other public filings which Parent would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if such entity were subject to such Sections.

Section 8.28    Environmental.

The Co-Issuers shall, and shall cause each other Service Recipient to, promptly notify the Servicer, the Managers, the Back-Up Manager, the Trustee and each Rating Agency, in writing, upon receipt of any written notice pursuant to which any Service Recipient becomes aware from any source (including but not limited to a governmental entity) relating in any way to any possible material liability of any Service Recipient pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Co- Issuers shall, and shall cause each other Service Recipient to:

(a)    (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits; and

(b)    undertake all investigative and remedial action required by Environmental Laws with respect to any Materials of Environmental Concern present at, on, under, in or about any real property owned, leased or operated by either Co-Issuer or any of its respective Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of either Co-Issuer or any of its respective Affiliates under any applicable Environmental Law or otherwise result in costs to either Co-Issuer or any of its respective Affiliates, (ii) interfere with either Co-Issuer’s or any of its respective Affiliates’ continued operations or (iii) impair the fair saleable value of any real property owned by either Co-Issuer or any of their its Affiliates.

Section 8.29    Derivatives Generally.

The Co-Issuers will not, and will not permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument without the prior written consent of the Control Party (other than forward purchase agreements entered into by a Co-Issuer with third-party vendors on behalf of the Driven Securitization Brands in the ordinary course of business) if any such contract, agreement or instrument requires either Co-Issuer to expend any financial resources (other than amounts available to the Co- Issuers pursuant to priority (xxix) of the Priority of Payments) to satisfy any payment obligations owed in connection therewith.

Section 8.30    Future Securitization Entities and Future Brands.

(a)    The Co-Issuers, in accordance with and as permitted under the Transaction Documents, may form or cause to be formed Future Securitization Entities without the consent of the Control Party, at the election of the Managers, in respect of (i) Securitization-Owned Locations (other than in the circumstances described in clause (x) below which shall be required) and (ii) acquisitions of additional franchise brand subsidiaries (which may include international subsidiaries) in connection with Future Brands; provided that (x) the applicable Manager (on behalf of the applicable Co-Issuer or

Franchisor Holdco) shall be required to contribute to the applicable Securitization Entities any future Securitization-Owned Locations (1) located in the United States for the Take 5 Brand or Fix Auto Brand or (2) located in Canada for the CARSTAR Brand or Take 5 Brand, and (y) the applicable Manager (on behalf of the applicable Co-Issuer or Franchisor Holdco) shall be required to contribute to one or more applicable Securitization Entities any franchise brand, in each case, that, in the good faith determination of the applicable Manager in accordance with the applicable Managing Standard, is intended to compete against any Driven Securitization Brand in the United States or Canada, respectively. At the time any Future Securitization Entity is created or acquired, or any Future Brand is contributed into any Future Securitization Entity or any other Securitization Entity, the definitions of “SPV Franchising Entities”, “Driven Securitization Brands” and “Securitization IP” shall be read to include such Future Securitization Entity and Future Brand, respectively.

(b)    Each Future Securitization Entity shall be a Delaware limited liability company, a Delaware corporation, a Canadian corporation, or an Ontario limited partnership (so long as the use of such form is reasonably satisfactory to the Control Party) and shall have adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies, Delaware corporations, Canadian corporations, or Ontario limited partnerships, as applicable, as in existence on the Series 2020-1 Closing Date. If either Co-Issuer desires to create, incorporate, form or otherwise organize a Future Securitization Entity that does not comply with the immediately preceding sentence, such Co-Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld.

(c)    Each Co-Issuer shall cause each Future Securitization Entity to promptly execute an assumption agreement in substantially the form set forth as Exhibit A to the U.S. Guarantee and Collateral Agreement and, in the case of any Future Securitization Entity organized as a Canadian corporation or Ontario limited partnership, the form attached to the Canadian Collateral Agreement (each, an “Assumption Agreement”) pursuant to which such Future Securitization Entity shall become jointly and severally obligated under the U.S. Guarantee and Collateral Agreement with the other Guarantors and, as applicable, the Canadian Collateral Agreement with the other Canadian Guarantors.

(d)    Upon the execution and delivery of an Assumption Agreement as required in clause (c) above, any Future Securitization Entity party thereto will become a party to the U.S. Guarantee and Collateral Agreement and, as applicable, the Canadian Collateral Agreement, with the same force and effect as if originally named therein as a Guarantor and “Pledgor”, respectively, and, without limiting the generality of the U.S. Guarantee and Collateral Agreement and, as applicable, the Canadian Collateral Agreement, will assume all obligations and liabilities of a Guarantor and “Pledgor” thereunder.

(e)    After the Series 2020-1 Closing Date, the Co-Issuers may restructure the ownership of the Securitization Entities or create new Securitization Entities so long as such entities remain Securitization Entities.

(f)    After the Series 2020-1 Closing Date, the Co-Issuers shall deliver, or shall cause the applicable Manager to deliver, to each Rating Agency any Opinion of Counsel regarding “true sale” or “true contribution” matters prepared in connection with the formation of any Future Securitization Entity that is party to a Contribution Agreement to the extent reasonably requested or reasonably anticipated to be reasonably requested by such Rating Agency.

Section 8.31    Tax Lien Reserve Amount.

(a)    Upon receipt of any Tax Lien Reserve Amount by the Issuer or any U.S. Guarantor, the Issuer will remit such amount to a collateral deposit account established with and controlled by the Trustee in the name of the Trustee for the benefit of the Secured Parties, as security for the obligation of the Securitization Entities to have the related asserted lien released; provided that the Tax Lien Reserve Amount may only be released from such account as follows: (a) if evidence reasonably satisfactory to the Servicer is provided to the Trustee, the Servicer, the U.S. Manager, the Back-Up Manager and the Controlling Class Representative indicating that the related tax lien has been released, such amount will be withdrawn and paid according to the written instructions of the Issuer (or the U.S. Manager on its behalf); (b) all or a portion of such amount will be withdrawn and paid to the IRS on behalf of the Driven Brands Entities upon the written instructions of the Issuer (or the U.S. Manager on its behalf); or (c) after the occurrence and during the continuation of an Event of Default, or after the receipt by a U.S. Securitization Entity of notice that the IRS intends to execute on the related tax lien in respect of the assets of any such Securitization Entity, all or a portion of such Tax Lien Reserve Amount may be withdrawn and paid to the IRS upon the written instructions of the Control Party (with notice of such payment to Parent).

(b)    In the event a Canadian Tax Lien Reserve Amount is contributed to any Canadian Securitization Entity, such amount will be held by the Canadian Co-Issuer on behalf of itself or as agent for any other Canadian Guarantor and held in an account in the name of the Trustee, for the benefit of the Secured Parties, solely in its capacity as trustee, as security for the obligation of the Canadian Securitization Entities to have the asserted lien released; provided that the Canadian Tax Lien Reserve Amount may only be released from such account as follows: (a) if evidence reasonably satisfactory to the Servicer is provided to the Trustee, the Servicer, the Canadian Manager, the Back-Up Manager and the Controlling Class Representative indicating that the related tax lien has been released, such amount will be withdrawn and paid according to the written instructions of the Canadian Co-Issuer and any applicable Canadian Guarantor (or the Canadian Manager on its behalf); (b) all or a portion of such amount will be withdrawn and paid to the CRA (or any other applicable regulatory authority) on behalf of the applicable Driven Brands Entities upon the written instructions of the Canadian Co-Issuer and any applicable Canadian Guarantor (or the Canadian Manager on its behalf); or (c) after the occurrence and during the continuation of an Event of Default, or after the receipt by a Canadian Securitization Entity of notice that the CRA (or any other applicable regulatory authority) intends to execute on the related tax lien in respect of the assets of any such Canadian Securitization Entity, all or a portion of such Canadian Tax Lien Reserve Amount may be withdrawn and paid to the CRA (or any other applicable regulatory authority) upon the written instructions of the Control Party (with notice of such payment to the Canadian Manager).

Section 8.32    Bankruptcy or Insolvency Proceedings.

Each Co-Issuer shall, and shall cause each other applicable Service Recipient to, promptly object to the institution of any bankruptcy or insolvency proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, timely filing an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any such Service Recipient, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of any Securitization Entity, as the case may be, under applicable bankruptcy or insolvency law or any other applicable law).

Section 8.33    Take 5 Accounts.

(a)    Take 5 Properties (or the Manager on its behalf) shall cause all cash revenues, credit card and debit card proceeds of the Take 5 Company Locations and any proceeds of the initial sale of gift cards (excluding Pass-Through Amounts) at Take 5 Company Locations, in each case to the extent not deposited directly into a Take 5 Company Location Concentration Account, to promptly be deposited into a Take 5 Account.

(b)    Take 5 Properties (or the Manager on its behalf) shall, on each Business Day, cause all available funds in excess of $500,000 posted to Existing Local Take 5 Company Location Accounts that are (x) not zero balance accounts which sweep daily into an account subject to an Account Control Agreement and (y) not subject to Account Control Agreements, to be remitted to a Take 5 Company Location Concentration Account or another Take 5 Account subject to an Account Control Agreement on such Business Day.

ARTICLE IX

REMEDIES

Section 9.1    Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events as declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Co-Issuers (with a copy to the Managers and the Trustee) (each, a “Rapid Amortization Event”); provided that a Rapid Amortization Event described in clause (d) will occur automatically without any declaration thereof by the Control Party (at the direction of the Controlling Class Representative):

(a)    the failure to maintain a DSCR of at least 1.20:1.00 as calculated on any Quarterly Calculation Date;

(b)    the occurrence of a Manager Termination Event;

(c)    the occurrence of an Event of Default;

(d)    the Co-Issuers have not repaid or refinanced any Series of Notes (or Class thereof) in full on or prior to the Series Anticipated Repayment Date relating to such Series of Notes or Class; or

(e)    Driven Brands System-Wide Sales as calculated on any Quarterly Calculation Date are less than $640,000,000; provided that such threshold may be decreased in connection with a Permitted Brand Disposition subject to approval by the Control Party and receipt of the Rating Agency Confirmation.~~2~~3

~~2~~[3]

Upon the System-Wide Sales Trigger Date, the proviso in Section 9.1(e) of the Base Indenture shall be amended and restated to read in its entirety as follows and the following sentence shall succeed Section 9.1(e):

(e)    Driven Brands System-Wide Sales as calculated on any Quarterly Calculation Date are less than $1,500,000,000; provided that such threshold may be increased or decreased at the request of the Co-Issuers subject to approval by the Control Party and satisfaction of the Rating Agency Condition.

Any changes to Section 9.1(e) of the Indenture related to approval of changes to the Driven Brands System-Wide Sales will be approved by the Control Party at the direction of the Co-Issuers and will not require any further consent or review by the Control Party, and the Control Party’s approval will be deemed to be consistent with the Servicing Standard.

Section 9.2    Events of Default.

If any one of the following events shall occur (each, an “Event of Default”):

(a)    any Co-Issuer defaults in the payment of interest on any Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or, in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission); provided that failure to pay any contingent interest on any Series of Notes on any Quarterly Payment Date (including on any Series Legal Final Maturity Date) will not be an Event of Default;

(b)    any Co-Issuer (i) defaults in the payment of any principal of any Notes on the Series Legal Final Maturity Date for such Notes or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments due from funds available in the Collection Accounts in accordance with the Priority of Payments on any Weekly Allocation Date; provided that, in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or the Trustee has Actual Knowledge of such administrative error or omission; provided, further, that the failure to pay any Prepayment Consideration on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(c)    any Service Recipient fails to perform or comply with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Section 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.32, or 8.33 such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of such Service Recipient of such breach or failure and the default caused thereby or written notice to such Service Recipient by the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such default, breach or failure; provided that no Event of Default will occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the relevant Contributor or Manager, as applicable, has paid the required Indemnification Amount in accordance with the terms of the Transaction Documents and (ii) such Indemnification Amount has been deposited into the applicable Collection Account;

(d)    the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e)    the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10:1.00;

(f)    the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the Investment Company Act or is under the “control” of a Person that is required to register as an “investment company” under the Investment Company Act;

(g)    any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or Parent or any Service Recipient so asserts in writing;

(h)    other than with respect to Collateral with an aggregate fair market value of less than $15,000,000, the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC, the PPSA, or other applicable law in the United States or Canada to the extent required by the Transaction Documents or any Service Recipient or any Affiliate thereof so asserts in writing;

(i)    any Service Recipient fails to perform or comply with any material provision of its organizational documents, or any Securitization Entity fails to comply with any provision of Section 8.24 or any affirmative covenant in the Guarantee and Collateral Agreements relating to legal separateness of the Securitization Entity, which failure is reasonably likely to cause the contribution or sale of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to the Contribution Agreements or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of such Service Recipient or written notice to such Service Recipient from the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure;

(j)     a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k)    an outstanding final non-appealable judgment exceeding $5,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l)    the failure of (i) Parent to own 100% of the Equity Interests of Funding Holdco or to indirectly own 100% of the Equity Interests of Canadian Funding Holdco or (ii) Funding Holdco to own 100% of the Equity Interests of the Issuer or Canadian Funding Holdco to own 100% of the Equity Interests of the Canadian Co-Issuer; provided, that a Permitted Brand Disposition of the Equity Interests of all Canadian Securitization Entities shall not result in an Event of Default under clause (i) or (ii);

(m)    other than as permitted under the Indenture or the other Transaction Documents, the SPV Franchising Entities collectively fail to have good title to any material portion of the Securitization IP or the Service Recipients collectively fail to have good title in or to the Contributed Franchise Agreements or the New Franchise Agreements or any material portion of the assets required to operate the Securitization-Owned Locations and the Take 5 Company Locations, the Product Sourcing Business or the Claims Management Business;

(n)    (i) any Securitization Entity engages in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any “accumulated funding deficiency” or failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Pension Plan and is not discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least $1,000,000 in favor of the PBGC or a Pension Plan arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter, (iv) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (v) any Single Employer Plan terminates for purposes of Title IV of ERISA, (vi) any Securitization Entity incurs, or in the reasonable opinion of the Control Party is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan, (vii) any other event or condition occurs or exists with respect to a Pension Plan or an Employee Benefit Plan, or (viii) a Securitization Entity terminates, winds-up, or fails to comply with applicable laws with respect to a Canadian Defined Benefit Plan, sponsored by such Securitization Entity; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect on any Securitization Entity; or

(o)    the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any U.S. Securitization Entity and such lien has not been released within sixty (60) days, unless (i) Parent has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and Parent has contributed to Funding Holdco funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.31;~~3~~4 then (i) in the case of any event described in each clause above (except for clause (d) thereof) that has occurred and is continuing, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Co-Issuers, will declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable and, upon any such declaration, such Outstanding Principal Amount, together with all accrued and unpaid interest thereon and all other amounts payable to the Noteholders and the other Secured Parties under the Indenture Documents, shall become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with all accrued and unpaid interest thereon and all other amounts payable to the Noteholders and the other Secured Parties under the Indenture Documents, shall immediately and without further act become due and payable.

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Upon the Amendment No. 4 Trigger Date, the definition of “Event of Default” will be amended, automatically, without any need for any further action, to delete the word “or” from the end of clause (n) of the definition of “Event of Default”, replace the period appended to the end of clause (o) of the definition of “Event of Default”, and add a new clause (p) to the definition of “Event of Default” as follows:

“(p)     Any Advance Period shall have occurred and be continuing for ninety (90) or more consecutive days.”

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity shall promptly notify the Trustee and the Control Party. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to each Co-Issuer, the Servicer, each Rating Agency, the Controlling Class Representative, the Managers, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration of maturity with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to each Co-Issuer and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration) and (b) all unpaid taxes, administrative expenses and other sums paid or advanced by the Trustee or the Servicer under the Transaction Documents and the reasonable compensation, expenses, disbursements and Advances of the Trustee and the Servicer, their agents and counsel, and any unreimbursed Advances (with interest thereon at the Advance Interest Rate), Servicing Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above and any acceleration resulting therefrom will not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee.

Section 9.3     Rights of the Control Party and Trustee upon Event of Default.

(a)    Payment of Principal and Interest. The Co-Issuers covenant that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers shall, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)    Proceedings To Collect Money. In case the Co-Issuers shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers and collect in the manner provided by law out of the property of the Co-Issuers, wherever situated, the moneys adjudged or decreed to be payable.

(c)    Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i)    proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable law;

(ii)    (A) direct each Co-Issuer to exercise (and each such Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of such Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to such Co-Issuer, and any right of such Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) such Co-Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) such Co-Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct such Co-Issuer to take such action);

(iii)    institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv)    sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative), and the Trustee will provide notice to each Co-Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of the Collateral.

(d)    Sale of Collateral. In connection with any sale of the Collateral hereunder, under either Guarantee and Collateral Agreements (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, either Guarantee and Collateral Agreements or any other Transaction Document:

(i)    any of the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)    the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity and its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv)     the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for ~~his~~its or their purchase money, and such purchaser or purchasers, and ~~his~~its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)    Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreements shall be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priority set forth in the Priority of Payments (without regard to the Allocable Share); provided that, unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f)    Receiver. With respect to the Canadian Co-Issuer, the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may appoint by instrument in writing one or more Receivers of the Canadian Co-Issuer or any or all of its Indenture Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Trustee under this Base Indenture) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Trustee shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Canadian Co- Issuer and not of the trustee or any of the other Secured Parties.

(g)    Court-Appointed Receiver. With respect to the Canadian Co-Issuer, the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Canadian Co-Issuer or any or all of its Indenture Collateral.

(h)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC, PPSA and similar laws as enacted in any applicable jurisdiction.

(i)    Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(j)    Power of Attorney. To the fullest extent permitted by applicable law, each Co- Issuer hereby grants to the Trustee an absolute and irrevocable power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the USPTO, the USCO or the CIPO, any similar office or agency in each foreign country in which any Securitization IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4    Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a)    agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreements, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)    waives all benefit or advantage of any such laws;

(c)    waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture or the Guarantee and Collateral Agreements; and

(d)    consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreements, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

Section 9.5    Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6    Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7    Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, each Rating Agency and the Servicer, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except Section 9.2(d)) and its consequences; provided that, before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the other Transaction Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency (with a copy to the Servicer). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (with the consent of the Controlling Class Representative), by notice to the Trustee, each Rating Agency and the Servicer, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided that a Rapid Amortization Event pursuant to clause (d) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8    Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral, in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee and to direct the exercise of any trust or power conferred on the Trustee; provided that:

(a)    such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or the Indenture;

(b)    the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c)    such direction shall be in writing;

provided, further, that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9    Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a)    the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)    the Noteholders of at least 25% of the aggregate principal amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)    such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d)    the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)    during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f)    the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10    Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11    The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Co-Issuers (or any other obligor upon the Notes), their creditors or their property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim, and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9, the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13    Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14    Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15    Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16    Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1    Duties of the Trustee.

(a)    If an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will be to act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event, or for acting or refraining from acting due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of the Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Co-Issuer under the Indenture.

(b)    Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge:

(i)     the Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture or any other Transaction Document to which it is a party, and no implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided that, in the case of any such certificates or opinions which by any provision of the Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)    The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i)     this clause (c) does not limit the effect of clause (a) of this Section 10.1;

(ii)     the Trustee will not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)     the Trustee will not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with the direction of the Control Party or the requisite Noteholders in accordance with this Base Indenture relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture; and

(iv)     the Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as the Trustee shall have Actual Knowledge or shall have received written notice thereof, and in the absence of such Actual Knowledge or receipt of such notice the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)    Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercise of its rights or powers hereunder or thereunder, if it has reasonable grounds for believing that the repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it by the terms of the Indenture or the Guarantee and Collateral Agreements. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any risk, loss, liability or expense.

(e)    In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)    Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents.

(g)    Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)    The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Securitization Entities to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as otherwise provided by Section 10.1(e). Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities or Service Recipients.

(i)    The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture at the direction of the Servicer, the Control Party, the Controlling Class Representative or the requisite percentage of Noteholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j)    The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement, financing change statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redeposition of any thereof; (ii) to see to any insurance; (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind; or (iv) to confirm or verify the contents of any reports or certificates of either or both Co-Issuers, either or both Managers, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)    The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)    (i) Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(c) hereof and Collateral Protection Advances to the extent the Servicer fails to make such Collateral Protection Advances; provided that, notwithstanding anything herein or in any other Transaction Document to the contrary, the Trustee will not be responsible for advancing any principal on the Senior Notes, any make-whole prepayment consideration, any Class A-1 Notes Administrative Expenses, any Class A-1 Notes Commitment Fees, any Post-ARD Additional Interest or any reserve amounts or any interest or principal payable on, or any other amount due with respect to, the Senior Subordinated Notes or the Subordinated Notes.

(ii)     Notwithstanding anything herein to the contrary, no Debt Service Advance or Collateral Protection Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance or Collateral Protection Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance. The determination by the Trustee that it has made a Nonrecoverable Advance, or that any proposed Debt Service Advance or Collateral Protection Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that an Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii)     The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance or Collateral Protection Advance made thereby (with its own funds) for so long as such Debt Service Advance or Collateral Protection Advance is outstanding. Such interest with respect to any Debt Service Advance or Collateral Protection Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Transaction Documents.

Section 10.2    Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Officers’ Certificate, certificate of a Manager, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)    The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided that the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)    The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the other applicable Transaction Documents.

(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f)    Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Service Recipients, personally or by agent or attorney, at the sole cost of the Co-Issuers, and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)    The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

(h)    In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)    Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the e-mail communication will be required to complete a one-time registration process.

(j)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l)    All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m)    The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n)    Any request or direction of any Co-Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o)    Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate or Officers’ Certificate of each applicable Co-Issuer, any applicable Manager or the Servicer and shall incur no liability for its reliance thereon.

(p)    The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q)    The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r)    The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction as specified herein. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Co-Issuers to provide timely written investment direction.

(s)    The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, the Interest-Only DSCR, the New Series Pro Forma DSCR or the Cash Trapping DSCR Threshold.

(t)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u)    The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(v)    For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligor upon the Notes, any Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligor upon the Notes, any Manager or any Affiliate of any of them.

(w)    The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of an Independent Auditor by any Co-Issuer (or any respective Manager on behalf of a Co-Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that each Co-Issuer has agreed that the procedures to be performed by the Independent Auditors are sufficient for such Co-Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

Section 10.3    Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or any Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4    Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if the Trustee has Actual Knowledge thereof, or written notice of the existence thereof has been delivered to the Trustee at the Corporate Trust Office, the Trustee shall promptly provide the Noteholders, the Servicer, the Managers, the Back-Up Manager, each Co-Issuer, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes by telephone and facsimile and otherwise by first class mail.

Section 10.5    Compensation and Indemnity.

(a)    The Co-Issuers shall, jointly and severally, promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall, jointly and severally, reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, bad faith or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are post-filing expenses and intended to constitute expenses of administration under the Bankruptcy Code or the Bankruptcy and Insolvency Act or the Companies’ Creditors Arrangement Act.

(b)    The Co-Issuers shall, jointly and severally, indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of a Co- Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by either Co-Issuer, the Servicer, the Control Party or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any other Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)    The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6    Replacement of the Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)    The Trustee may, after giving thirty (30) days’ prior written notice to the Co- Issuers, the Noteholders, the Servicer, the Managers, the Back-Up Manager, the Controlling Class Representative, the Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided that no such resignation of the Trustee will be effective until a successor Trustee has assumed the obligations of the Trustee hereunder. The Control Party or the Co-Issuers may remove the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i)     the Trustee fails to comply with Section 10.8;

(ii)     the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)     the Trustee fails generally to pay its debts as such debts become due; or

(iv)     the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c)    If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Co-Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If the Trustee after written request by the Servicer or any Noteholder fails to comply with Section 10.8, the Servicer or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Servicer and the Co-Issuers. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all of the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to the Noteholders and the Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, so long as all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Co-Issuer’s obligations under Section 10.5 will continue for the benefit of the retiring Trustee.

(f)    No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture, a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7    Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, so long as (i) written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Servicer, the Noteholders and the Class A-1 Administrative Agent and (ii) the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8    Eligibility Disqualification.

(a)    There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” by Standard & Poor’s.

(b)    At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately after written request to do so by the Co-Issuers or by the Control Party at the direction of the Controlling Class Representative.

Section 10.9    Appointment of Co-Trustee or Separate Trustee.

(a)    Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power, upon notice to the Control Party, the Co-Issuers and each Class A-1 Administrative Agent, and may execute and deliver all instruments, to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)     the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)     no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv)     the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Co-Issuers.

(d)    Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10    Representations and Warranties of Trustee.

The Trustee represents and warrants to the Co-Issuers and the Noteholders that:

(a)    the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)    the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c)    this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)    the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1    Controlling Class Representative.

(a)    Within five (5) Business Days following the occurrence of a CCR Re-Election Event or Annual Election Date, the Trustee shall deliver a notice to the Controlling Class Members, in the form of Exhibit H attached hereto, through the Applicable Procedures of the applicable Clearing Agency with respect to Book-Entry Notes and to the registered address of any Holders of Definitive Notes and shall post a notice to the Trustee’s password-protected internet website at www.sf.citidirect.com (together with a copy thereof to the Managers and the Co-Issuers), announcing that there will be a CCR Election and soliciting nominations of candidates for the Controlling Class Representative (a “CCR Election Notice”). During any CCR Election Period or any communications with respect thereto, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agencies for all Book-Entry Notes and the information contained in the Note Register from all Definitive Notes notices and communications.

(b)    Each Controlling Class Member will be allowed to nominate itself or one Eligible Third Party Candidate (as defined below) as a CCR Candidate (and will not be permitted to nominate any other Person as a CCR Candidate) by submitting a nomination directly to the Trustee in writing in the form of Exhibit I attached hereto (a “CCR Nomination”) within the period specified in such notice, which will be five (5) Business Days after the date of the CCR Election Notice (such period, the “CCR Nomination Period”). A candidate does not have to be a Controlling Class Member, but if it is not a Controlling Class Member, it must certify that (i) it is an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Co-Issuers and (ii) not (w) a Competitor, (x) a Franchisee, (y) any of the certain disqualified Persons identified by the Manager to the Trustee on or before the Series 2018-1 Closing Date or (z) formed solely to act as the Controlling Class Representative (the candidate described in clauses (i) and (ii), an “Eligible Third-Party Candidate”). Each Controlling Class Member submitting a CCR Nomination shall represent that as of a date not more than ten (10) Business Days prior to the date of the CCR Election Notice, (i) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and (ii) the CCR Candidate is a Controlling Class Member or an Eligible Third-Party Candidate. CCR Nominations may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Election Notice, and no originals or medallion signature guarantees shall be required, and the Trustee will be entitled to conclusively rely on, and will be fully protected in relying on, CCR Nominations submitted in such manner. Each nomination shall include a contact for the CCR Candidate that will be available to answer any questions raised by a Noteholder or Note Owner. Such contact information will be posted on the Trustee’s internet website.

(c)    Based upon the CCR Nominations that are received by the Trustee by the last day of the CCR Nomination Period, (i) if no CCR Nomination has been received by the Trustee and there is no Controlling Class Representative, the Trustee shall notify the Managers, the Co-Issuers, the Servicer and the Controlling Class Members that no CCR Nominations have been received and that no CCR Election will be held, (ii) if one or more CCR Nomination has been received by the Trustee, the Trustee shall prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit J attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates), or (iii) if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Person serving as the Controlling Class Representative will be deemed re-elected and will continue to serve as the Controlling Class Representative; provided that, for purposes of such nomination and determining the CCR Candidates pursuant to Section 11.1(c), with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. Each Controlling Class Member may, in its sole discretion, indicate its vote for a CCR Candidate in a CCR Election by returning a completed CCR Ballot directly to the Trustee within five (5) Business Days after the date of the CCR Ballot (a “CCR Election Period”) certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot, and including a notarization or medallion signature guarantee; provided that, for purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. CCR Ballots may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Ballots.

(d)    At the end of the CCR Election Period, the Trustee will tabulate the votes; provided that, for purposes of such tabulation of votes pursuant to this Section 11.1(d), with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. If a CCR Candidate receives votes from the Majority of Controlling Class Members, such CCR Candidate will be elected the Controlling Class Representative. Notes of the Controlling Class held by a Co-Issuer or any Affiliate of the Co-Issuers will not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount, the Co-Issuers (or the Managers on their behalf pursuant to the Management Agreements) shall select the Controlling Class Representative from among such CCR Candidates receiving votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount. If no CCR Candidate receives 50% of the CCR Voting Amount, the Trustee shall notify the Managers, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the

Controlling Class Members that appointed Controlling Class Representative will not be elected. Until a CCR Re-election Event occurs and a Controlling Class Representative is elected or chosen pursuant to the terms set forth in this Article XI, (i) the Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Servicing Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document shall be delivered to the Control Party. The prior Controlling Class Representative (if any) will cease to be the Controlling Class Representative at the end of any CCR Election Period following a CCR Re-election Event (so long as a CCR Election is held at such time) unless it is re-elected as Controlling Class Representative after such CCR Election Period as described above, even if no candidate is elected as a successor Controlling Class Representative at the end of such CCR Election Period. Following a CCR Re-election Event, the Trustee shall repeat the election procedures described above.

(e)    If a CCR Candidate is elected or chosen pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit K attached hereto (a “CCR Acceptance Letter”) to such elected CCR Candidate for execution. No elected CCR Candidate shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter within fifteen (15) Business Days of its receipt thereof, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Managers, the Securitization Entities, the Servicer, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member or Eligible Third-Party Candidate. Within two (2) Business Days of receipt of such CCR Acceptance Letter, the Trustee shall promptly forward copies thereof, or provide the new Controlling Class Representative’s name and address, to the Managers, the Securitization Entities, the Servicer, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members.

(f)    Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee shall deliver to each Noteholder, the Co-Issuers, the Managers, the Back-Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

(g)    The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the email information provided by the Class A-1 Administrative Agent and the Applicable Procedures of the Clearing Agencies (and the registered address of any Holders of Definitive Notes) for delivery of the CCR Election Notices and the CCR Ballots to Note Owners of Notes of the Controlling Class and (ii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h)    The Servicer (in its capacity as Servicer and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Transaction Document that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i)    The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Managers, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2    Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if no CCR Election Period has occurred after a CCR Nomination Period, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period (except that, if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Person serving as the Controlling Class Representative will be deemed re-elected and will continue to serve as the Controlling Class Representative). In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer and the parties to this Base Indenture of such event.

Section 11.3    Expenses and Liabilities of the Controlling Class Representative.

(a)    The Controlling Class Representative shall have no liability to the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Noteholder acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders of one or more Classes of Notes, or that conflict with other Noteholders, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Noteholders other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Noteholders of one or more other Classes of Notes, or that favor its own interests over those of other Noteholders or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b)    Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members (and not by any other party), pro rata according to their respective Outstanding Principal Amounts of Notes of the Controlling Class. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative in an action to which the Servicer and/or the Trustee are also named parties and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the subject of such claim, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative, so long as there is no potential for the Servicer or the Trustee to be an adverse party in the same action as regards the Controlling Class Representative.

Section 11.4    Control Party.

(a)    Pursuant to the Indenture and the other Transaction Documents, the Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b)    For any Consent Request that requires, pursuant to the terms of the Indenture or the other Transaction Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and such Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Subject to Section 11.4(e) and except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request; provided that the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent. Notwithstanding anything in any Transaction Document to the contrary, if at any time there is no Controlling Class Representative (including prior to the CCR Election Period resulting from the issuance of the Series 2020-1 Notes and prior to the election and appointment of a substitute Controlling Class Representative following the resignation or removal of a Controlling Class Representative) or if the Controlling Class Representative does not approve or reject a Consent Request within ten (10) Business Days after receipt of such Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, following the resignation or removal of the Controlling Class Representative), the Control Party is authorized (but not required) to consent and implement such Consent Request in accordance with the Servicing Standard, whether or not the Indenture or any other Transaction Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to the waiver of any Servicer Termination Events.

(c)    For any Consent Request that requires, pursuant to the terms of Section 13.2, the consent of any affected Noteholders or 100% of the Noteholders, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee, which shall forward such Consent Request and such Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. Subject to Section 11.4(e) and except as provided in the following sentence, until the consent of each Noteholder that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request; provided that the Control Party shall work in good faith with the Trustee to identify and deliver to the Trustee for delivery by the Trustee to such Noteholders such additional information and Consent Recommendations as may be appropriate in accordance with the Servicing Standard to obtain such consent.

(d)    The Control Party shall promptly notify the Trustee, the Managers, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Managers, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e)    Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable law, the terms of this Indenture, the Notes, the Servicing Agreement or the other Transaction Documents, including, without limitation, with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Servicer’s responsibilities under the Servicing Agreement or the Trustee’s responsibility under this Indenture, the Notes and the other Transaction Documents. The Trustee and the Control Party will not be required to follow any such advance, direction or objection. In addition, notwithstanding anything herein or in the other Transaction Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Advance by the Servicer has been outstanding for twelve (12) months (or longer) and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interests of the Noteholders (taken as a whole).

(f)    Notwithstanding anything herein to the contrary, any Consent Request affecting the rights of the Noteholders of any Class A-1 Notes will also require the consent of the related Class A-1 Administrative Agent.

Section 11.5    Note Owner List.

(a)    To facilitate communication among Note Owners, the Managers, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee.

(b)    Any Note Owners holding beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such a request is made and is accompanied by (i) a certificate substantially in the form of Exhibit L certifying that such Note Owners hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall, within five (5) Business Days after receipt of the request, transmit the requested communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding and give each Co-Issuer, the Servicer and the Controlling Class Representative notice that such request and transmission has been made. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice of such request and transmission to the Co-Issuers, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1    Termination of the Co-Issuers’ and Guarantors’ Obligations.

(a)    Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreements shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Transaction Document, all commitments to extend credit under all Class A-1 Note Purchase Agreements have been terminated and all payments by the Co-Issuers thereunder have been paid or otherwise provided for; except that (i) the Co-Issuers’ obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreements.

(b)    Indenture Defeasance. The Co-Issuers may terminate all of their obligations under the Indenture and all obligations of the Guarantors under the Guarantee and Collateral Agreements in respect thereof and release all Collateral so long as:

(i)     the Co-Issuers irrevocably deposit in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal, premiums, make-whole prepayment consideration, if any, and interest on the Outstanding Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay all other sums payable by them under this Base Indenture, the Servicing Agreement and each other Transaction Document; provided that any Government Securities shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and the Trustee shall have been irrevocably instructed by either Co-Issuer to apply such funds to the payment of principal, premiums, make-whole prepayment consideration and interest with respect to the Notes and such other sums;

(ii)     all commitments under all Class A-1 Note Purchase Agreements have been terminated on or before the date of such deposit;

(iii)     the Co-Issuers deliver notice of such deposit to Noteholders not more than twenty (20) Business Days prior to the date of such deposit, and such notice is expressly stated to be, or as of the date of such deposit has become, irrevocable;

(iv)     the Co-Issuers deliver notice of such deposit to the Control Party, the Managers, the Back-Up Manager and each Rating Agency on or before the date of the deposit; and

(v)    an Opinion of Counsel is delivered to the Trustee and the Servicer by the Co-Issuers to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreements shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreements.

(c)    Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all Series Obligations with respect to such Series of Notes and all Obligations of the Guarantors under the Guarantee and Collateral Agreements in respect of such Series of Notes as of any Business Day (the “Series Defeasance Date”) so long as:

(i)    the Co-Issuers irrevocably deposit in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay without duplication:

(A)    all principal, premiums, make-whole prepayment consideration, commitment fees, administrative expenses, Class A-1 Notes Other Amounts, interest on the Outstanding Notes of such Series (including additional interest that accrues after the anticipated repayment date or renewal date, if applicable) any other Series Obligations that will be due and payable by the Co-Issuers solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as applicable, and to pay all other sums payable by them under this Base Indenture and each other Transaction Document with respect to the Defeased Series;

(B)    all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Managers, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable as of the following Quarterly Calculation Date; and

(C)    all Securitization Operating Expenses, all Class A-1 Notes Administrative Expenses for the Defeased Series, all Class A-1 Notes Interest Adjustment Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of either Manager;

provided that any Government Securities shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date,

redemption date or Series Legal Final Maturity of the Defeased Series, as the case may be; and the Trustee shall have been irrevocably instructed by either Co-Issuer to apply such funds to the payment of principal, premiums, make-whole prepayment consideration and interest with respect to the Notes of such Series and such other sums;

(ii)    all commitments under all Class A-1 Note Purchase Agreements with respect to the Defeased Series shall have been terminated on or before the Series Defeasance Date;

(iii)    the Co-Issuers deliver notice of prepayment, redemption or maturity of such Series of Notes in full to the Noteholders of the Defeased Series, the Managers, the Trustee, the Control Party, the Servicer, the Controlling Class Representative, the Back-Up Manager and each Rating Agency not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv)    after giving effect to the deposit, if any other Series of Notes is Outstanding, the Co-Issuers deliver to the Trustee an Officers’ Certificate stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v)    the Co-Issuers deliver to the Trustee an Officers’ Certificate stating that the defeasance was not made by the Co-Issuers with the intent of preferring the holders of the Defeased Series over other creditors of any Co-Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi)    the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit;

(vii)    such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other Indenture Document;

(viii)    the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding, if any, other than the Defeased Series; and

(ix)    the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreements shall be discharged and cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreements of such Series Obligations.

(d)    After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2    Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and either Co-Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3    Repayment to the Co-Issuers.

(a)    The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co- Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)    The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4    Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture and the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreements shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Co-Issuers or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1    Without Consent of the Controlling Class Representative or the Noteholders.

(a)    Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, each Co-Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto (or, in the case of clause (viii) below, amend, modify or supplement any Supplement, the Guarantee and Collateral Agreements or any other Indenture Document), in form satisfactory to the Trustee, for any of the following purposes:

(i)    to create a new Series of Notes in accordance with Section 2.2(b);

(ii)    to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided that the Co-Issuers will not, pursuant to this Section 13.1(a)(ii), surrender any right or power it has under the Transaction Documents;

(iii)    to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations;

(iv)    to correct any manifest error or defect or to cure any ambiguity or to correct or supplement any provisions herein or in any Series Supplement which may be inconsistent with any other provision herein or therein or with any related offering memorandum;

(v)    to provide for uncertificated Notes in addition to certificated Notes;

(vi)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreements as will be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii)    to correct or supplement any provision in this Base Indenture that may be inconsistent with any other provision or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture, any Supplement, the Guarantee and Collateral Agreements or any other Indenture Document to which the Trustee is a party;

(viii)    to correct or supplement any provision in any Supplement, the Guarantee and Collateral Agreements or any other Indenture Document to which the Trustee is a party that may be inconsistent with any other provision or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture, any Supplement, the Guarantee and Collateral Agreements or any other Indenture Document to which the Trustee is a party;

(ix)    to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(x)    to facilitate the transfer of Notes in accordance with applicable Law (as evidenced by an Opinion of Counsel);

(xi)    to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax;

(xii)    to add provisions in respect of hedging and enhancement mechanics, including the addition of swap and hedge counterparties as Secured Parties under the Indenture and the other Transaction Documents, the payment of hedge and enhancement payments (other than termination payments) on a pari passu basis with interest on the Senior Notes and the payment of hedge termination and other amounts due to swap and hedge counterparties prior to the payment of unpaid premiums and make-whole prepayment consideration;

(xiii)    to take any action necessary and appropriate to facilitate the origination of Franchise Documents or the management and preservation of the Franchise Documents, in each case, in accordance with the applicable Managing Standard; or

(xiv)    to provide for mechanical provisions in respect of the issuance of Subordinated Notes;

provided that, as evidenced by an Officers’ Certificate delivered to the Trustee and the Servicer, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Trustee, the Servicer or any other Secured Party.

(b)    Upon the request of the Co-Issuers and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2    With Consent of the Controlling Class Representative or the Noteholders.

(a)     In addition to any amendments, modifications and waivers permitted under Section 13.1, the provisions of this Base Indenture, any Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the preceding sentence:

(i)     any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for herein and therein or for any other action hereunder or thereunder, shall require the consent of each affected Noteholder;

(ii)     any such amendment, waiver or other modification pursuant to this Section 13.2 that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, any Guarantee and Collateral Agreement or any other Transaction Documents with respect to any material portion of the Collateral (except as otherwise permitted by the Transaction Documents), terminate the Lien created by the

Indenture, any Guarantee and Collateral Agreement or any other Transaction Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, any Guarantee and Collateral Agreement or any other Transaction Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii)    any such amendment, waiver or other modification pursuant to this Section 13.2 that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note or any other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note or any other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default”, “Event of Default”, “Outstanding”, “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in this Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party; and

(iv)     any such amendment, waiver or other modification pursuant to this Section 13.2 that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b)    No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)    The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3    Supplements.

Each amendment or other modification to the Indenture, the Notes or any Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to each Rating Agency, the Control Party, the Controlling Class Representative, the Managers, the Back-Up Manager and the Co-Issuers. The Co-Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or any Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Control Party and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4     Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5     Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6     The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and, subject to Section 10.1, shall be fully protected in relying upon, an Officers’ Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co- Issuers and the Guarantors in accordance with its terms.

Section 13.7     Amendments and Fees.

The Co-Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Co-Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and, except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1     Notices.

(a)     Any notice or communication by the Co-Issuers, the Managers or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by e-mail (provided that any e-mail notice to the Trustee shall be in the form of an attachment of a .pdf or similar file), posted on a password protected internet website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Issuer:

Driven Brands Funding, LLC

440 S. Church Street, Suite 700

Charlotte, NC 28202

Attention: General Counsel

Facsimile: (704) 376-7905

with a copy to the U.S. Manager at the address for notice set forth below

If to the Canadian Co-Issuer:

Driven Brands Canada Funding Corporation

1460 Stone Church Road E. Hamilton, ON L8W 3V3

Attention: General Counsel

with a copy to the Canadian Manager at the address for notice set forth below

If to either Co-Issuer with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jordan Yarett

Facsimile: (212) 492-0126

If to the U.S. Manager:

Driven Brands, Inc.

440 S. Church Street, Suite 700

Charlotte, NC 28202

Attention: General Counsel

Facsimile: (704) 376-7905

If to the Canadian Manager:

Driven Brands Canada Shared Services Inc.

1460 Stone Church Road E.

Hamilton, ON L8W 3V3

Attention: General Counsel

with a copy to:

Driven Brands, Inc., as Parent

440 S. Church Street, Suite 700

Charlotte, NC 28202

Attention: General Counsel

Facsimile: (704) 376-7905

If to either Manager with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jordan Yarett

Facsimile: (212) 492-0126

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square, 11th Floor

New York, NY 10036

Attention: Robert J. Darefsky

Facsimile: (212) 499-3636

If to the Servicer:

Midland Loan Services,

a division of PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, KS 66210

Attention: President

Facsimile: (913) 253-9709

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust – Driven Brands

Phone: (888) 855-9695 (to obtain Citibank, N.A. account manager’s e-mail)

If to any Rating Agency:

To the address set forth in the applicable Series Supplement

(b)     The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided that the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)     Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first-class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected internet website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by e-mail shall be deemed delivered on the date of delivery of such notice.

(d)     Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(e)     If the Co-Issuers deliver a notice or communication to Noteholders, they shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f)     Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)     Notwithstanding any other provision herein, for so long as Driven Brands, Inc. is the U.S. Manager or Driven Brands Canada Shared Services Inc. is the Canadian Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the

Managers to either Co-Issuer, or by either Co-Issuer to the Managers, shall be deemed to have been delivered to both the Co-Issuers and the Managers if either Driven Brands, Inc. or Driven Brands Canada Shared Services Inc., as applicable, has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Managers or the Co-Issuers be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

Section 14.2    Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3    Officers’ Certificate as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Transaction Document, the Co-Issuers to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officers’ Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 14.4    Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a)    a statement that the Person giving such certificate has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not such condition or covenant has been complied with.

Section 14.5    Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6    Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7    Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8    Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9    Successors.

All agreements of any Co-Issuer in the Indenture, the Notes and each other Transaction Document to which such Co-Issuer is a party shall bind their respective successors and assigns; provided, however, that no Co-Issuer may assign its respective obligations or rights under the Indenture or any other Transaction Document to which it is a party, except with the written consent of the Servicer. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10    Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11    Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12    Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13    No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal, state, provincial bankruptcy or insolvency or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other

Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or in the insolvency proceeding or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14    Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at its expense.

Section 14.15    Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16    Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a)    submits and attorns for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Co-Issuer or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17    Calculation of Driven Brands Leverage Ratio and Senior Leverage Ratio.

(a)     Driven Brands Leverage Ratio.

(i)     In the event that the Driven Brands Entities incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the Driven Brands Leverage Ratio is being calculated ~~but prior to the event for which the calculation of the Driven Brands Leverage Ratio is made~~, then the Driven Brands Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Managers may elect pursuant to an Officers’ Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Indebtedness (including all or a portion of the commitments under any acquisition debt financing commitment arrangement (including customary bridge-to-bond or bridge-to- securitization commitments) with respect to Indebtedness not yet incurred, and the term “incur” and derivations thereof shall include the obtaining of any such commitment for such financing and any replacement or refinancing thereof for all purposes of this Section 14.17(a) and the Transaction Documents) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

(ii)    For purposes of making the computation of the Driven Brands Leverage Ratio (including, without limitation, the calculation of Run Rate Adjusted EBITDA used therein), investments, payments of debt, dividends, distributions or similar payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that any of the Driven Brands Entities has either determined to make or made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with or subsequent to the event for which the calculation of the Driven Brands Leverage Ratio is made (each, for purposes of the calculations described in this Section 14.17, a “pro forma event”) shall, at the discretion of the Managers, be calculated on a pro forma basis assuming that all such investments, payments of debt, dividends, distributions or similar payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganizations (and the change in Run Rate Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Driven Brands Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, payments of debt, dividends, distributions or similar payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.17, then the Driven Brands Leverage Ratio shall, at the discretion of the Managers, be calculated giving pro forma effect thereto for such period as if such investment, payments of debt, dividends, distributions or similar payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(b)    Senior Leverage Ratio.

(i)     In the event that the Securitization Entities incur, repay, repurchase or redeem any Senior Notes subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated ~~but prior to the event for which the calculation of the Senior Leverage Ratio is made~~, then the Senior Leverage Ratio is made, then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Senior Notes, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Managers may elect pursuant to an Officers’ Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Senior Notes (including all or a portion of the commitments under any acquisition debt financing commitment arrangement (including customary bridge-to-bond or bridge-to-securitization commitments) with respect to Senior Notes not yet incurred, and the term “incur” and derivations thereof shall include the obtaining of any such commitment for such financing and any replacement or refinancing thereof for purposes of this Section 14.17(b) and the Transaction Documents) as being incurred at such time, in which case any subsequent incurrence of Senior Notes under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

(ii)    For purposes of making the computation of the Senior Leverage Ratio (including, without limitation, the calculation of Net Cash Flow used therein), any pro forma event shall, at the discretion of the Managers, be calculated on a pro forma basis assuming that all such investments, payments of debt, dividends, distributions or similar payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, payments of debt, dividends, distributions or similar payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.17, then the Senior Leverage Ratio shall, at the discretion of the Managers, be calculated giving pro forma effect thereto for such period as if such investment, payments of debt, dividends, distributions or similar payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(c)    Calculations to be Made in Good Faith. For purposes of the calculations described in this Section 14.17, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Managers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Managers as set forth in an Officers’ Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party shall have no obligation of any nature whatsoever) to reflect (1) excess owner compensation, reasonably estimated or actual cost savings, operating improvements, synergies, integration costs and expenses and other pro forma adjustments, in each case reasonably expected to result from the applicable pro forma event, and (2) all adjustments of the nature used in connection with the calculation of “Run Rate Adjusted EBITDA” and/or “Net Cash Flow”, as applicable, as set forth in the definition thereof, to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Fiscal Periods. When calculating the Driven Brands Leverage Ratio or the Senior Leverage Ratio described in this Section 14.17 in connection with any commitment in respect of any Indebtedness relating to an acquisition, the Driven Brands Leverage Ratio or the Senior Leverage Ratio, as applicable, shall, at the discretion of the Managers, be calculated on a pro forma basis giving effect to such acquisition and the other transactions to be entered into in connection therewith (including such incurrence of Indebtedness and the use of proceeds therefrom) as if they occurred at the beginning of the period of four (4) consecutive Quarterly Fiscal Periods most recently ended as of such date of determination; provided that (x) the Driven Brands Leverage Ratio or the Senior Leverage Ratio, as applicable, shall not be tested again at the time of the consummation of such acquisition or related transactions and (y) any such transaction shall be deemed to have occurred on the date the definitive agreements are entered into for purposes of subsequently calculating the Driven Brands Leverage Ratio or the Senior Leverage Ratio, as applicable, after the date of such agreement and before the consummation of such acquisition.

Section 14.18    Permitted Asset Dispositions and Permitted Brand Dispositions; Release of Collateral After consummation of any Permitted Asset Disposition or any Permitted Brand Disposition, all Liens with respect to such property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Transaction Documents shall be automatically released, and, upon written request of the Co-Issuers, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Securitization Entities any and all documentation reasonably requested and prepared by the Securitization Entities at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition or Permitted Brand Disposition.

Section 14.19    FX Agent.

Citibank, N.A. is hereby initially appointed as the FX Agent. No resignation or removal of the FX Agent and no appointment of a successor FX Agent will be effective until the acceptance of appointment by the successor FX Agent. The FX Agent may resign at any time by giving not less than thirty (30) days’ prior written notice to the Co-Issuers, the Servicer, the Managers, the Back-Up Manager, the Controlling Class Representative, the Class A-1 Administrative Agent and each Rating Agency. The Co-Issuers may remove the FX Agent at any time by giving not less than thirty (30) days’ prior written notice to the Servicer, the Managers, the Back-Up Manager, the Controlling Class Representative, the Class A-1 Administrative Agent and each Rating Agency. Upon receiving any notice of resignation or providing any notice of removal, the Co-Issuers, with the consent of the Control Party (acting at the direction of the Controlling Class Representative), will promptly appoint a successor FX Agent pursuant to the procedures described in the Base Indenture and the Trustee and the Co-Issuers, and the Control Party (acting at the direction of the Controlling Class Representative) to the extent applicable, will endeavor to enter into any requisite amendments to the Base Indenture and, if any, the other Transaction Documents to account for Citibank, N.A. no longer being appointed as both Trustee and FX Agent.

Section 14.20    Amendment and Restatement.

The execution and delivery of this Base Indenture on the Series 2018-1 Closing Date shall constitute an amendment, replacement and restatement, but not a novation, of the obligations and liabilities under the Original Base Indenture. All Liens, deeds of trust, mortgages, assignments and security interests securing the Original Base Indenture and the obligations relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations, shall continue without any diminution thereof and shall remain in full force and effect on and after the Series 2018-1 Closing Date. As of the Series 2018-1 Closing Date, the Issuer hereby reaffirms all financing statements and amendments thereof filed and all other filings and recordations made in respect of the Collateral and the Liens and security interests granted under the Original Base Indenture and this Base Indenture and acknowledge that all such filings and recordations were and remain authorized and effective.

Section 14.21    Currency Indemnity.

If, for the purposes of obtaining judgment against the Canadian Co-Issuer in any court in any jurisdiction with respect to this Base Indenture or any other Transaction Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Base Indenture or under any other Transaction Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the Spot Rate. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Trustee of the amount due, the Canadian Co-Issuer shall, on the date of receipt by the Trustee, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Trustee on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Trustee is the amount then due under this Agreement or such other Transaction Document in the Currency Due. If the amount of the Currency Due which the Trustee is so able to purchase is less than the amount of the Currency Due originally due to it, the Co-Issuers shall jointly and severally indemnify and save the Trustee and the Noteholders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Transaction Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Transaction Document or under any judgment or order.

Section 14.22    Hypothecary Representative

The Trustee is hereby appointed and accepts its appointment as the hypothecary representative (fondé de pouvoir) of all present and future Secured Parties as contemplated by article 2692 of the Civil Code of Quebec to enter into, to take and to hold, on behalf of and for the benefit of each of the Secured Parties, any hypothec granted on property pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Trustee under any deed of hypothec or herein or under any other agreement. Any Person who becomes a Secured Party will be deemed to have consented to and confirmed the Trustee as hypothecary representative and to have ratified as of the date such Person becomes a Secured Party all actions taken by the hypothecary representative. For greater certainty, the purchase of any Note by any Noteholder shall constitute ratification by such Noteholder of the appointment of the Trustee constituted hereunder and the incurrence of any debt by the Securitization Entities with the other Secured Parties pursuant to the applicable Transaction Document shall constitute such ratification by such Secured Party of such appointment constituted hereunder. The execution by the Trustee, acting as hypothecary representative, prior to the execution of this Base Indenture of any deeds of hypothec, pledges or other similar documents is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Trustee may acquire and be the holder of any bond, note or other title of indebtedness issued by the Co-Issuers. The Trustee, acting as hypothecary representative for the Secured Parties, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Trustee in this Base Indenture, which shall apply mutatis mutandis. Without limitation, the provisions of the Base Indenture regarding the resignation or removal of the Trustee shall apply mutatis mutandis to the resignation or removal and appointment of a successor to the Trustee acting as hypothecary representative for the Secured Parties.

Section 14.23    Electronic Signatures and Transmission.

For purposes of this Base Indenture, any Series Supplement and any Supplement thereto, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Base Indenture, any Series Supplement or Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Base Indenture, Series Supplement or Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

DRIVEN BRANDS FUNDING, LLC, as Issuer

By:
Name:
Title:

DRIVEN BRANDS CANADA FUNDING CORPORATION, as Canadian Co-Issuer

By:
Name:
Title:

Driven Brands – Base Indenture

CITIBANK, N.A., in its capacity as Trustee, as Securities Intermediary, and as FX Agent

By:
Name:
Title:

Driven Brands – Base Indenture

~~The Servicer and Control Party hereby consent to this amendment and restatement of the Original Base Indenture.~~

~~MIDLAND LOAN SERVICES, a division of PNC Bank, National Association, as Servicer and Control Party~~

~~By:~~
~~Name:~~
~~Title:~~

~~Driven Brands – Base Indenture~~

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1-800-Radiator Brand” means the 1-800-Radiator & A/C® name and 1-800-Radiator & A/C Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“1-800-Radiator Franchisor” means 1-800-Radiator Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“2015 Securitization Transaction” means transactions contemplated by the Transaction Documents effective as of July 31, 2015, including, without limitation, the contribution to the applicable Securitization Entities of the applicable Contributed Assets and the use of proceeds thereof in the manner provided in the applicable Transaction Documents.

“2016 Securitization Transaction” means transactions contemplated by the Transaction Documents effective as of the Series 2016-1 Closing Date, including, without limitation, the contribution to CARSTAR Franchisor of the applicable Contributed Assets and the use of proceeds thereof in the manner provided in the applicable Transaction Documents.

“2018 Securitization Transaction” means transactions contemplated by the Transaction Documents effective as of the Series 2018-1 Closing Date, including, without limitation, the contribution to Take 5 Franchisor, Take 5 Properties and SPV Product Sales Holder of the applicable Contributed Assets and the use of proceeds thereof in the manner provided in the applicable Transaction Documents.

“2019 Securitization Transactions” means, collectively, the 2019-1 Securitization Transaction, the 2019-2 Securitization Transaction and the 2019-3 Securitization Transaction.

“2019-1 Securitization Transaction” means the transactions contemplated by the Transaction Documents effective as of the Series 2019-1 Closing Date.

“2019-2 Securitization Transaction” means the transactions contemplated by the Transaction Documents effective as of the Series 2019-2 Closing Date.

“2019-3 Securitization Transaction” means the transactions contemplated by the Transaction Documents effective as of the Series 2019-3 Closing Date.

“2020 Securitization Transactions” means, collectively, the 2020-1 Securitization Transaction and the 2020-2 Securitization Transaction.

“2020-1 Securitization Transaction” means transactions contemplated by the Transaction Documents effective as of the Series 2020-1 Closing Date, including, without limitation, the contribution to FUSA Franchisor and FUSA Properties of the applicable Contributed Assets, certain Non- Securitization Entities becoming a Canadian Securitization Entity, the creation of certain other Canadian Securitization Entities, the contribution to certain of the Canadian SPV Franchising Entities, Driven Canada Product Sourcing and Driven Canada Claims Management of the applicable Contributed Assets and the use of proceeds thereof in the manner provided in the applicable Transaction Documents.

“2020-2 Securitization Transaction” means transactions contemplated by the Transaction Documents effective as of the Series 2020-2 Closing Date.

“ABRA Brand” means the ABRA® name and ABRA trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“ABRA Franchisor” means ABRA Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Servicer and the Trustee, pursuant to which the Trustee is, or was, granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement; provided that no Advertising Fund Accounts or any other account of a Securitization Entity for the holding or disbursement of Excluded Amounts or other amounts constituting operating expenses of Securitization-Owned Locations, a Product Sourcing Business or a Claims Management Business and permitted to be paid under this Base Indenture, ~~disbursement account~~ shall be required to be subject to an Account Control Agreement.

“Actual Knowledge” means the actual knowledge of (i) in the case of Parent, the Chief Executive Officer, the Chief Financial Officer and Executive Vice President, the General Counsel and Executive Vice President, or the Chief Revenue Officer; (ii) in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity who is also an officer of Parent described in clause (i) above; (iii) in the case of any Manager or Canadian Securitization Entity GP or any Securitization Entity managed by such Manager or Canadian Securitization Entity GP, with respect to a relevant matter or event, an Authorized Officer of such Manager, such Canadian Securitization Entity GP or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event; (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event; or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means any Series of Notes issued by the Co-Issuers after the Series 2018-1 Closing Date (as to which Series of Notes issued prior to the Series 2020-1 Closing Date, the Canadian Co-Issuer became jointly and severally liable as of the Series 2020-1 Closing Date and as to which Series of Notes issued on or following the Series 2020-1 Closing Date, the Canadian Co- Issuer co-issued or will co-issue).

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period (a) plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense; (ii) federal, state, provincial, territorial, local and other foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes; (iii) other non-operating expenses; (iv) losses attributable to asset dispositions; (v) losses attributable to early extinguishment of Indebtedness or Swap Contracts; (vi) impairment losses on assets (including intangible assets and goodwill); (vii) depreciation and amortization expense; (viii) costs, expenses or charges incurred in connection with the issuance of Equity Interests, any recapitalization or the incurrence or repayment of Indebtedness (in each case, whether or not successful); (ix) costs, expenses or charges incurred for any acquisition, disposition, refranchising transactions, discontinued operations, reorganization, restructuring and realignment initiatives (in each case, whether or not successful); (x) non-cash stock based compensation expense; (xi) management fees to Sponsor or its affiliates; (xii) board of directors fees and expenses; (xiii) severance, relocation, retention, signing, recruiting and similar expenses, (xiv) closed store expenses and lease buy-out expenses, (xv) proceeds from insurance in respect of liability or casualty events or business interruption and (xvi) other extraordinary, nonrecurring or non-cash expenses or items, and (b) minus, without duplication, the following to the extent added in calculating such Consolidated Net Income, (i) gains attributable to asset dispositions; (ii) gains attributable to early extinguishment of Indebtedness or Swap Contracts; (iii) other non-operating income; and (iv) other extraordinary, nonrecurring or non-cash items; provided, however, that, with respect to the Securitization Entities, the Managers, in accordance with the applicable Managing Standard, may amend the definition of “Adjusted EBITDA” after the Series 2015-1 Closing Date with the consent of the Control Party.

“Advance” means a Collateral Protection Advance or a Debt Service Advance. The Allocable Share of the Issuer and Canadian Co-Issuer of any Advances shall be based on the amount a Co-Issuer receives of such Advance (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement).

“Advance Interest Rate” means a rate equal to the sum of (i) Prime Rate plus (ii) 3.00% per annum.

“Advance Period” means the period commencing on the date the Servicer makes an Advance and ending on the date the Servicer is reimbursed in full (from amounts other than Advances) for all outstanding Advances with interest thereon.

“Advertising Co-op Funds” means Advertising Fees related to national and/or local cooperative advertising funds administered by an unaffiliated third party designee of the applicable Manager (which shall include, without limitation, local advertising cooperatives and cooperatives established by international franchise associations).

“Advertising Fees” means any fees payable by Franchisees to fund existing or future local, regional or national marketing and advertising activities for the operations of the applicable Driven Securitization Brands in the United States or Canada (including, without limitation, any initial advertising deposits).

“Advertising Fund Accounts” means the accounts established by the U.S. Manager (the “U.S. Advertising Fund Accounts”) and the Canadian Manager (the “Canadian Advertising Fund Accounts”) for advertising payments collected in respect of the Driven Securitization Brands in the United States and Canada, respectively.

“Aero Colours Brand” means the Aero Colours® name and Aero Colours Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control”.

“Agent” means any Registrar or Paying Agent.

“After-Acquired Securitization IP” means all U.S. Intellectual Property and Canadian Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of, or licensed to or on behalf of, (i) the U.S. SPV Franchising Entities other than CARSTAR Franchisor, Take 5 Franchisor, ABRA Franchisor, or FUSA Franchisor after the Series 2015-1 Closing Date, (ii) CARSTAR Franchisor after the Series 2016-1 Closing Date, (iii) Take 5 Franchisor or SPV Product Sales Holder after the Series 2018-1 Closing Date, (iv) ABRA Franchisor after October 4, 2019 or (v) FUSA Franchisor, the Canadian SPV Franchising ~~Entity LPs~~Entities, Driven Canada Product Sourcing or Driven Canada Claims Management after the Series 2020-1 Closing Date, in each case, pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager- Developed IP and all Licensee-Developed IP.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocable Share” has the meaning set forth in the Allocation Agreement. The Allocable Share shall be calculated and reset by the Managers from time to time in accordance with the Allocation Agreement upon notice to the Trustee and the Servicer, which may be in any Officers’ Certificate, Weekly Manager’s Certificate, Quarterly Noteholders’ Report or Quarterly Compliance Certificate.

“Allocated Amount” means, as of any date of determination with respect to either (i) any Disposed Brand Assets and the related Disposed Brand IP or (ii) any Future Brand Assets and the related Future Brand IP, an amount equal to the product of (1) the aggregate Outstanding Principal Amount of all Notes on such date of determination and (2) the percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Retained Collections for the four immediately preceding Quarterly Fiscal Periods attributable to such Disposed Brand Assets and the related Disposed Brand IP or such Future Brand Assets and the related Future Brand IP, as applicable, and the denominator of which is equal to the aggregate amount of Retained Collections for the four immediately preceding Quarterly Fiscal Periods.

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero, (y) with respect to (i) any Securitization Asset ~~in existence on the Series 2015-1 Closing Date, the pro rata portion of $410,000,000 allocated to such asset on the Series 2015-1 Closing Date based on such asset’s contribution to Retained Collections during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2015, (ii) any Securitization Asset in existence on the Series 2016-1 Closing Date, the pro rata portion of $45,000,000 allocated to such asset on the Series 2016-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the first Quarterly Fiscal Period of 2016, (iii) any Securitization Asset~~ or assets of any Retained Take 5 Branded Location in existence on the Series 2018-1 Closing Date, the pro rata portion of $275,000,000 allocated to such asset on the Series 2018-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the first Quarterly Fiscal Period of 2018, (~~iv~~ii) any Securitization Asset or assets of any Retained Take 5 Branded Location in existence on the Series 2019-1 Closing Date, the pro rata portion of $300,000,000 allocated to such asset on the Series 2019-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the fourth Quarterly Fiscal Period of 2018, (~~v~~iii) any Securitization Asset or assets of any Retained Take 5 Branded

Location in existence on the Series 2019-2 Closing Date, the pro rata portion of $275,000,000 allocated to such asset on the Series 2019-2 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2019, (~~vi~~iv) any Securitization Asset or assets of any Retained Take 5 Branded Location in existence on the Series 2019-3 Closing Date, the pro rata portion of $115,000,000 allocated to such asset on the Series 2019-3 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the third Quarterly Fiscal Period of 2019, (~~vii~~v ) any Securitization Asset or assets of any Retained Take 5 Branded Location in existence on the Series 2020-1 Closing Date, the pro rata portion of $175,000,000 allocated to such asset on the Series 2020-1 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the first Quarterly Fiscal Period of 2020, (vi) any Securitization Asset or assets of any Retained Take 5 Branded Location in existence on the Series 2020-2 Closing Date, the pro rata portion of $450,000,000 allocated to such asset on the Series 2020-2 Closing Date based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the four Quarterly Fiscal Periods ending as of the third Quarterly Fiscal Period of 2020 and (~~viii~~vii) any Securitization Asset arising after the Series 2020-2 Closing Date, the Outstanding Principal Amount of the Notes allocated to such asset, on the date such asset was included in the Securitization Assets or assets of any Retained Take 5 Branded Location, based on such asset’s contribution to the items comprising Retained Collections (as if the Collateral included such assets for such period) during the then-most recently ended four Quarterly Fiscal Periods. With respect to any New Franchise Agreement that does not have a four Quarterly Fiscal Period operating period as of the date such asset was included in the Securitization Assets, such asset’s contribution to Retained Collections will equal the average of all collected Franchisee Payments under such New Franchise Agreements during the four Quarterly Fiscal Periods ending as of the date such New Franchise Agreement was included in the Securitization Assets.

“Allocation Agreement” means the Allocation Agreement, dated as of the Series 2020-1 Closing Date, between the Co-Issuers, as amended, supplemented or otherwise modified from time to time. Notwithstanding any reference to the Allocation Agreement or allocation of amounts between the Issuer and the Canadian Co-Issuer, the Issuer and the Canadian Co-Issuer are jointly and severally liable for the Obligations.

“Amendment No. 4 Trigger Date” means the earlier of (i) when all Holders of the Series 2015-1 Notes, Series 2016-1 Notes, Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes and Series 2019-3 Notes have been repaid or (ii) when all Holders of the Series 2015-1 Notes, Series 2016-1 Notes, Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes and Series 2019-3 Notes have consented to the amendment of the definition of Event of Default and priority (v) of the Priority of Payments as set forth in Amendment No. 4 to the Base Indenture.

“Amendment No. 5 Trigger Date” means the earlier of (i) when all Holders of the Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes, Series 2019-3 Notes and Series 2020- 1 Notes have been repaid or (ii) when all Holders of the Series 2018-1 Notes, Series 2019-1 Notes, Series 2019-2 Notes, Series 2019-3 Notes and Series 2020-1 Notes have consented to the amendment to the conditions to the issuance of Additional Notes to remove the requirement that the anticipated repayment date for any new Class of Notes will not be prior to the anticipated repayment date of any Class of Notes then Outstanding (other than in the case of an issuance of Class A-1 Notes).

“Annual Election Date” means June 1st of every calendar year beginning on June 1, 2018 unless a Controlling Class Representative has been elected or re-elected on or after January 1st of that same calendar year, in which case, the Annual Election Date will be deemed to not occur during such calendar year.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2 of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Asset Disposition Proceeds” means (i) the proceeds of any disposition (including all cash and cash equivalents received as payments of the purchase price for such disposition, including, without limitation, any cash or cash equivalents received in respect of deferred payment, or monetization of a note receivable, received as consideration for such disposition) pursuant to clauses (i) or (x) of the definition of “Permitted Asset Disposition” or any other disposition not permitted under the terms of the Indenture, minus (ii) (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, (B) the reasonable and customary out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition, as certified by the applicable Manager, and (C) income taxes reasonably estimated to be actually payable within two (2) years of such disposition as a result of any gain recognized in connection therewith; provided, that the proceeds of Refranchising Asset Dispositions shall not constitute Asset Disposition Proceeds to the extent that that the Senior Leverage Ratio, calculated after giving pro forma effect to such Refranchising Asset Disposition (but excluding the cash and cash equivalents maintained in the Asset Disposition Proceeds Accounts for netting purposes), is less than 4.50:1.00. The proceeds of any Permitted Asset Disposition pursuant to any of the remaining clauses of the definition thereof (net of the amounts described in the foregoing clause (ii) and, in the case of Post-Issuance Acquired Locations only, further net of (without duplication of any amounts in such clause (ii)) the original cost of acquisition of such asset, including reasonable and customary related expenses) shall not constitute Asset Disposition Proceeds and instead will be treated as Collections with respect to the Quarterly Fiscal Period in which such amounts are received. The Allocable Share of the Issuer or the Canadian Co-Issuer, as applicable, of any Asset Disposition Proceeds directly attributable to, in the case of the Issuer, the U.S. Securitization Entities, or, in the case of the Canadian Co-Issuer, the Canadian Securitization Entities, will be 100% (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement). For the avoidance of doubt, proceeds resulting from the purchase and sale of operating locations (or potential operating locations) acquired by one or more Non-Securitization Entities (and not owned or financed by a Securitization Entity or otherwise contributed to the Collateral) or the sale of Excluded Locations and, in each case, not otherwise required to be part of the Collateral will not constitute Asset Disposition Proceeds or Collections.

“Asset Disposition Proceeds Account” means the account maintained in the name of each Co-Issuer and pledged to the Trustee into which the applicable Manager causes amounts to be deposited pursuant to the Section 5.10(c) of the Base Indenture or any successor account established for each Co-Issuer by the applicable Manager for such purpose pursuant to the Base Indenture and the applicable Management Agreement.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.10(c) of the Base Indenture.

“Assumption Agreement” has the meaning set forth in Section 8.30 of the Base Indenture.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the applicable Manager or Canadian Securitization Entity GP authorized to act on behalf of such Securitization Entity; (ii) Parent, in its individual capacity and in its capacity as the U.S. Manager, or the Canadian Manager, in its individual capacity and in its capacity as the Canadian Manager, the Chief Executive Officer, the Chief Financial Officer and Executive Vice President, the General Counsel and Executive Vice President, and the Chief Revenue Officer or any other officer of Parent or the Canadian Manager, as applicable, who is directly responsible for managing the applicable Securitization Assets or otherwise authorized to act for such Manager in matters relating to, and binding upon, such Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Servicer, any officer of the Servicer who is duly authorized to act for the Servicer with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“AutoQual Brand” means the AutoQual® name and AutoQual Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Available Senior Notes Interest Reserve Account Amount” means, when used with respect to any date and any Co-Issuer, the sum of (a) the amount on deposit in such Co-Issuer’s applicable Senior Notes Interest Reserve Account after giving effect to any withdrawals therefrom on such date with respect to the Senior Notes pursuant to the Base Indenture and (b) the amount available to such Co-Issuer of the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders outstanding on such date after giving effect to any draws thereon on such date with respect to the Senior Notes (which shall be deemed to equal, for such Co-Issuer, the product of the amount available under such Interest Reserve Letter of Credit and the respective Manager’s good faith estimate (in accordance with the applicable Managing Standard) of such Co-Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount).

“Back-Up Management Agreement” means the Amended and Restated Back-Up Management Agreement, dated as of the Series 2018-1 Closing Date, by and among the Co-Issuers, the other Securitization Entities party thereto, the Managers, the Trustee and the Back-Up Manager, as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, as back-up manager under the Back-Up Management Agreement, and any successor thereto.

“Back-Up Manager Fees” means all reimbursements paid to the Back-Up Manager for reasonable out-of-pocket expenses and all fees paid based on the Back-Up Manager’s current rates per hour, in each case incurred by the Back-Up Manager in performing services under the Back-Up Management Agreement. Back-Up Manager Fees shall be paid by the Issuer and Canadian Co-Issuer in accordance with their Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement).

“Bankruptcy and Insolvency Act” means the Bankruptcy and Insolvency Act (Canada) as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, as codified as 11 U.S.C. Section 101 et seq., as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Bankruptcy Court” means a court of competent jurisdiction in the United States or Canada, as applicable, presiding over a bankruptcy or insolvency case or proceeding.

“Base Amount” has the meaning specified in the definition of “Refranchising Proceeds Cap”.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series or any Class of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Branded Location” means each store location, service center, distribution center, warehouse or vehicle center operated under any of the Driven Securitization Brands, including as the context requires, any Product Sourcing Business.

“Business Day” means any day other than Saturday or Sunday or any other day on which commercial banks are authorized to close under the laws of New York, New York, Toronto, Ontario or Montreal, Québec or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Canada” means Canada, including its 10 provinces and three territories.

“Canadian Allocation Amount” means, with respect to each Weekly Allocation Date, an amount in Canadian Dollars equal to the U.S. Dollar-equivalent (whether settled pursuant to a Currency Conversion or calculated based on the Deemed Spot Rate) of the Canadian Co-Issuer’s Allocable Share of priorities (i)(A) and (i)(C) through (F), (ii)(A) and (ii)(C), (v) (without regard for any amount paid under priority (v) in Canadian Dollars) through (x), (xii) through (xxv) (without regard for any amount paid under priority (xix) in Canadian Dollars) and (xxvii) of the Priority of Payments.

“Canadian Allocation and Shortfall Payment Amount” means, with respect to each Weekly Allocation Date, the Canadian Allocation Amount, together with any Canadian Shortfall Payment Amount, and with respect to each Quarterly Payment Date (or any other applicable date) means the Canadian Shortfall Payment Amount.

“Canadian CARSTAR” means Carstar Canada SPV LP, a special purpose Ontario limited partnership.

“Canadian CARSTAR GP” means Carstar Canada SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Canadian CARSTAR.

“Canadian Co-Issuer Cash Trap Reserve Account” means the reserve account established and maintained by the Canadian Co-Issuer in the name of the Trustee, for the benefit of the Secured Parties, for the purpose of trapping cash upon the occurrence of a Cash Trapping Event.

“Canadian Claims Management Business” means the Claims Management Business operated by one or more Canadian Securitization Entities (including, without limitation, Driven Canada Claims Management) as of the Series 2020-1 Closing Date and thereafter.

“Canadian Co-Issuer Class A-1 Notes Commitment Fees Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Class A-1 Notes Commitment Fees Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Securitization Operating Expense Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Securitization Operating Expense Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Interest Payment Account for Senior Notes (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Interest Payment Account for Senior Notes (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Post-ARD Additional Interest Account for Senior Notes” has the meaning set forth in Section 5.6 of the Base Indenture.

“Canadian Co-Issuer Principal Payment Account for Senior Notes (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Principal Payment Account for Senior Notes (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Senior Subordinated Notes Interest Payment Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Senior Subordinated Notes Interest Payment Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Senior Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Canadian Co-Issuer Senior Subordinated Notes Principal Payment Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Senior Subordinated Notes Principal Payment Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Subordinated Notes Interest Payment Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Subordinated Notes Interest Payment Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Canadian Co-Issuer Subordinated Notes Principal Payment Account (CAD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Co-Issuer Subordinated Notes Principal Payment Account (USD)” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Canadian Collection Account” means collectively, account number 12821176 entitled “Canadian Co-Issuer Canadian Collection Account for Canadian Collections” for the holding of Canadian Collections (including any Canadian Allocation and Shortfall Payment Amount that will not be settled in U.S. Dollars) and an account to be established entitled “Canadian Co-Issuer Collection Account for the U.S. Shortfall Payment Amount” for the holding of any U.S. Shortfall Payment Amount, each maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Canadian Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of the Canadian Securitization Entities in each case during such Weekly Collection Period, including (without duplication):

(i)     all Franchisee Payments, Product Sourcing Payments, rebates, payments and fees received from insurance companies in respect of franchisee referrals, purchasing rebates, vendor listing fees and claims management services, in each case deposited into the Canadian Concentration Account during such Weekly Collection Period;

(ii)     sublease revenue received in respect of locations that were formerly Securitization-Owned Locations;

(iii)     cash revenues, credit card proceeds and debit card proceeds generated by any Product Sourcing Business, any Claims Management Business, Take 5 Company Locations and other Securitization-Owned Locations and any proceeds of the initial sale of gift cards generated by Take 5 Company Locations and other Securitization-Owned Locations;

(iv)     without duplication of clause (i) above, all amounts, including amounts received under the IP License Agreements and other license fees (including synthetic company-owned royalties from Canadian Securitization Entities and Securitization-Owned Locations and synthetic royalties from other company-owned locations, including certain Take 5 Company Locations, that are not Securitization- Owned Locations) and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(v)     all Indemnification Amounts, Release Prices, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of “Asset Disposition Proceeds”, in each case that are required to be deposited into the applicable Concentration Account or the applicable Collection Account;

(vi)     any Investment Income earned on amounts on deposit in the Accounts;

(vii)     any equity contributions made to the Canadian Co-Issuer (directly or indirectly) (provided that ~~a~~the applicable Non-Securitization Entity may elect to have any such contributions applied directly to the Trustee in connection with any optional prepayment of the Notes);

(viii)     to the extent not otherwise included above, all Excluded Amounts; and

(ix)    any other payments or proceeds received with respect to the Collateral.

“Canadian Concentration Account” means one or more accounts maintained in the name of the Canadian Co-Issuer and pledged to the Trustee into which the Canadian Manager causes amounts to be deposited pursuant to Section 5.10(a)(ii) of the Base Indenture or any successor accounts established for the Canadian Co-Issuer by the Canadian Manager for such purpose pursuant to the Base Indenture and the Canadian Management Agreement, designated individually or collectively, as the context may require.

“Canadian Defined Benefit Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered o contributed to, or required to be contributed to by, a Canadian Securitization Entity or any member of a Controlled Group that includes a Canadian Securitization Entity under which such Canadian Securitization Entity or member of a Controlled Group that includes a Canadian Securitization Entity has any actual or potential liability, and which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Direct Payment Amount” means, with respect to each Weekly Allocation Date any amount in Canadian Dollars (x) due to the Canadian Manager (or any Successor Manager thereof) pursuant to priorities (i)(B), (ii)(B), (iii), (iv), (xi) or (xxviii), (y) due to the Back-Up Manager or other third parties in Canadian Dollars pursuant to priorities (v), (xix) or (xxvi) or (z) to be paid to the Canadian Co-Issuer pursuant to priorities (xxvii) or (xxix).

“Canadian Dollars” or “CAN$” means the lawful currency of Canada.

“Canadian Advertising Accounts” means the twelve (12) accounts maintained by the Canadian Manager for advertising payments in respect of the Driven Securitization Brands in Canada, together with any other new accounts for advertising payments created by the Canadian Manager from time to time.

“Canadian Funding Holdco” means Driven Canada Funding HoldCo Corporation, a special purpose Canadian corporation and an indirect, wholly-owned subsidiary of Parent.

“Canadian Intellectual Property” means any Intellectual Property subject to the laws of Canada.

“Canadian IP License Agreements” means, collectively, (i) the 1-800-Radiator Canadian Franchisor License, dated as of the Series 2015-1 Closing Date, between 1-800-Radiator Franchisor, as licensor, and Radiator Express Canada, Inc., as licensee, as amended, supplemented or otherwise modified from time to time (the “1-800-Radiator Canadian Franchisor License”), (ii) the Meineke

Canadian Franchisor License, dated as of the Series 2015-1 Closing Date, between Meineke Franchisor, as licensor, and Canadian Meineke Franchisor (as assignee of Meineke Canada Partnership L.P.), as licensee, as amended, supplemented or otherwise modified from time to time (the “Meineke Canadian Franchisor License”), (iii) the Maaco Canadian Franchisor License, dated as of the Series 2015-1 Closing Date, between Maaco Franchisor, as licensor, and Canadian Maaco Franchisor (as assignee of Maaco Canada Partnership, LP), as licensee, as amended, supplemented or otherwise modified from time to time (the “Maaco Canadian Franchisor License”) and (iv) the Amended and Restated Take 5 Canadian Franchisor License Agreement, dated as of ~~the Series~~June 29, 2020~~-1 Closing Date~~, between Take 5 Franchisor, as licensor, and Canadian Take 5 (as assignee of Take 5 Canada Partnership, LP), as licensee, and the other parties thereto, as amended, supplemented or otherwise modified from time to time (the “Take 5 Canadian Franchisor License”).

“Canadian Maaco Franchisor” means Maaco Canada SPV LP, a special purpose Ontario limited partnership.

“Canadian Maaco Franchisor GP” means Maaco Canada SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Canadian Maaco Franchisor.

“Canadian Management Agreement” means the Management Agreement, dated as of the Series 2020-1 Closing Date, by and among the Canadian Manager, the Canadian Securitization Entities and the Trustee, solely for the purposes of Section 2.15 thereof, Carstar Canada Partnership, as amended, supplemented or otherwise modified from time to time.

“Canadian Manager” means Driven Brands Canada Shared Services Inc., as manager under the Canadian Management Agreement, and any successor thereto.

“Canadian Meineke Franchisor” means Meineke Canada SPV LP, a special purpose Ontario limited partnership.

“Canadian Meineke Franchisor GP” means Meineke Canada SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Canadian Meineke Franchisor.

“Canadian Product Sourcing Business” means the Product Sourcing Business operated by one or more Canadian Securitization Entities (including, without limitation, Driven Canada Product Sourcing) as of the Series 2020-1 Closing Date and thereafter.

“Canadian Residual Account” means an account maintained in the name of and for the benefit of the Canadian Co-Issuer, or any other Canadian Securitization Entity, to which the Canadian Residual Amount, or a portion thereof attributable to such other Canadian Securitization Entity, will be paid on each Weekly Allocation Date. The Canadian Residual Amount, and any amount on deposit therein, will not be pledged as Collateral.

“Canadian Securitization Entity GPs” means Driven Canada Claims Management GP and, together with Canadian CARSTAR GP, Canadian Maaco Franchisor GP, Canadian Meineke Franchisor GP, Canadian Take 5 GP, Go Glass Franchisor GP, Star Auto Glass Franchisor GP and Driven Canada Product Sourcing GP, for their respective limited partnerships.

“Canadian Residual Amount” means, for any Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, if any, by which the amount allocated to the Canadian Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxviii) of the Priority of Payments.

“Canadian Securitization Entities” means the Canadian Co-Issuer and the Canadian Guarantors and each Future Securitization Entity organized in Canada, or any province or territory thereof.

“Canadian Shortfall Payment Amount” means, with respect to each Weekly Allocation Date or Quarterly Payment Date (or any other applicable date), any Shortfall Payment paid or allocated by the Canadian Co-Issuer.

“Canadian Take 5” means Take 5 Canada SPV LP, a special purpose Ontario limited partnership.

“Canadian Take 5 GP” means Take 5 Canada SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Canadian Take 5.

“Canadian Tax Lien Reserve Amount” means an amount necessary to satisfy any lien with regard to a Canadian Securitization Entity with respect to which the CRA, or any other applicable Canadian or provincial or territorial taxing authority, files notice pursuant to applicable law and provided such lien has not been released within sixty (60) days.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Transaction Documents, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses previously paid on each Weekly Allocation Date that occurs (x) during the period beginning on the Series 2015-1 Closing Date and ending on the date on which 52 or 53, as applicable, full and consecutive Weekly Collection Periods have occurred since the Series 2015-1 Closing Date and (y) during each successive period of 52 or 53, as applicable, consecutive Weekly Collection Periods after the period in the foregoing clause (x); provided, that the portion of such amount attributable to Class A-1 Notes Administrative Expenses of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, shall be based on their respective Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement).

“Capped Securitization Operating Expense Amount” means, for each Weekly Allocation Date that occurs (x) during the period beginning on the Series 2018-1 Closing Date and ending on the date on which 52 or 53, as applicable, full and consecutive Weekly Collection Periods have occurred since the Series 2018-1 Closing Date and (y) during each successive period of 52 or 53, as applicable, consecutive Weekly Collection Periods after the period in the foregoing clause (x), the amount by which (i) $500,000 exceeds (ii) the aggregate amount of Securitization Operating Expenses already paid during such period; provided, however, that the amount of attributable Capped Securitization Operating Expense Amounts of the Issuer and the Canadian Co-Issuer, respectively, over any such period shall be based on their respective Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement); provided, further, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 solely in order to provide for reimbursement of any increased fees and expenses incurred by the Back-up Manager associated with the provision of such services and the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any increased fees and expenses associated with the provision of such services.

“Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any (and not less than zero), by which (i) the amount allocated to the Class A-1 Notes Commitment Fees Accounts with respect to the Class A-1 Notes Quarterly Commitment Fees on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any such Class A-1 Notes Commitment Fees Account are settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)) was less than (ii) the Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any (and not less than zero), by which (i) the amount allocated to the Senior Notes Interest Payment Accounts with respect to the Senior Notes on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any such Senior Notes Interest Payment Account are settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)) was less than (ii) the Senior Notes Accrued Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any (and not less than zero), by which (i) the amount allocated to the Senior Notes Post-ARD Additional Interest Accounts with respect to the Senior Notes Quarterly Post-ARD Additional Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any (and not less than zero), by which (i) the amount allocated to the Senior Notes Principal Payment Accounts with respect to the Senior Notes Scheduled Principal Payments Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any such Senior Notes Principal Payment Account are settled pursuant to a Currency

Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)) was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Carstar Brand” means the Carstar® name and Carstar Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“CARSTAR Franchisor” means CARSTAR Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Carstar License Agreement” means the Carstar License Agreement, dated as of the Series 2016-1 Closing Date, by and between CARSTAR Franchisor, as licensor, and Parent, as licensee, as amended, supplemented or otherwise modified from time to time.

“Carstar Master License Agreement” means the Amended and Restated Master License Agreement, dated as of the Series 2016-1 Closing Date, by and between CARSTAR Franchisor (as assignee of CARSTAR Franchise Systems, Inc.) and Canadian CARSTAR (as assignee of Carstar Canada Partnership L.P.), as licensee, as amended, supplemented or otherwise modified from time to time.

“Cash Collateral” has the meaning set forth in Section 5.12(h) of the Base Indenture.

“Cash Trap Reserve Accounts” has the meaning set forth in Section 5.4(a) of the Base Indenture.

“Cash Trapping Amount” means the amount deposited on behalf of the Issuer or the Canadian Co-Issuer in the applicable Cash Trap Reserve Account for any Weekly Allocation Date while a Cash Trapping Period is in effect equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the applicable Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments (but with respect to the first Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date); provided that, for any Weekly Allocation Date following the occurrence and during the continuance of a Rapid Amortization Event or an Event of Default, the Cash Trapping Amount will be zero.

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.75:1.00.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that the DSCR determined as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold.

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period, a percentage equal to (i) 50%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.75:1.00 but equal to or greater than 1.50:1.00 and (ii) 100%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.50:1.00.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which a Cash Trapping Event occurs and ends on the first Quarterly Payment Date subsequent to the occurrence of such Cash Trapping Event on which the DSCR determined as of the immediately preceding Quarterly Calculation Date is equal to or exceeds the Cash Trapping DSCR Threshold.

“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which any Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Accounts and (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount deposited to the Cash Trap Reserve Accounts during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, after having been reduced ratably for any withdrawals made from the Cash Trap Reserve Accounts during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date on which amounts are released from the Cash Trap Reserve Accounts pursuant to Section 5.12(p) of the Base Indenture.

“Casualty Reinvestment Period” has the meaning specified in Section 5.10(d) of the Base Indenture.

“Cause” means, with respect to any Independent Manager, (i) acts or omissions by such Independent Manager constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to the applicable Securitization Entity or an act by such Independent Manager involving moral turpitude or a serious crime or (ii) that such Independent Manager no longer meets the definition of “Independent Manager” as set forth in the applicable Securitization Entity’s Charter Documents.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Election” means an election of a Controlling Class Representative pursuant to Section 11.1 of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a demand for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative, (vi) there is no Controlling Class

Representative and the Control Party requests an election be held, or (vii) an Annual Election Date occurs; provided that, with respect to a CCR Re-election Event that occurs as a result of clause (iv), (vi) or (vii), no CCR Re-election Event will be deemed to have occurred if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year.

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Change of Control” has the meaning set forth in the Management Agreements.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation or amalgamation, certificate of formation, declaration of limited partnership, operating agreement, limited partnership agreement, by-laws, memorandum of association, articles of association, articles and any other similar document, as applicable to such entity in effect at such time.

“CIPO” means the Canadian Intellectual Property Office and any successor Canadian federal office.

“Claims Management Accounts” means the Existing Local Claims Management Accounts (whether or not subject to Account Control Agreements), the Claims Management Concentration Account, and accounts established after the Series 2020-1 Closing Date at local or regional banks’ in the name of the applicable Securitization Entity in connection with the collection of revenues by such Securitization Entity.

“Claims Management Business” means assets related to managing insurance claims in respect of services performed by Franchisees, locations owned by one or more Non-Securitization Entities, Excluded Locations, Securitization-Owned Locations or third parties, together with any other business incidental thereto.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means (i) with respect to the Series 2019-3 Notes, the Series 2019-3 Class A-1 Administrative Agent and (ii) with respect to any other Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Lender” means (i) with respect to the Series 2019-3 Notes, Barclays Bank PLC, in its capacity as such pursuant to the Series 2019-3 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity, and (ii) with respect to any other Class A-1 Notes, the Person(s) acting in such capacity pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Note Commitment” means (i) with respect to the Series 2019-3 Notes, the Series 2019-3 Class A-1 Commitments (as defined in the Series 2019-3 Supplement) and (ii) with respect to any other Class A-1 Notes, the obligation of each Class A-1 Lender in respect of such Class A-1 Notes to fund advances pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Note Purchase Agreement” means (i) with respect to the Series 2019-3 Notes, the Series 2019-3 Class A-1 Note Purchase Agreement and (ii) with respect to any other Class A-1 Notes, any note purchase agreement entered into by the Co-Issuers in connection with the issuance of such Class A-1 Notes that is identified as a “Class A-1 Note Purchase Agreement” in the applicable Series Supplement.

“Class A-1 Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Fiscal Period and (2) the Class A-1 Notes Quarterly Commitment Fees for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period, (ii) the Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Class A-1 Notes Commitment Fees Accounts pursuant to Section 5.12(d) of the Base Indenture to cover any Class A-1 Notes Commitment Fee Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii)) and (b) the amount, if any (and not less than zero), by which (i) the Class A-1 Notes Quarterly Commitment Fees for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Class A-1 Notes Commitment Fees Accounts on each preceding Weekly Allocation Date with respect to the Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any Class A-1 Notes Commitment Fees Account are settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)); provided that to the extent the aggregate amount previously allocated to the Class A-1 Notes Commitment Fees Account of a Co-Issuer with respect to the Class A-1 Notes Quarterly Commitment Fees for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds, as of any Weekly Allocation Date, its Allocable Share of such Class A-1 Notes Quarterly Commitment Fees, the aggregate amount previously allocated to such Class A-1 Notes Commitment Fees Account of such Co-Issuer for such Interest Accrual Period shall be deemed to equal its Allocable Share of such Class A-1 Notes Quarterly Commitment Fees solely for purposes of calculating the Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such Weekly Allocation Date.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fee Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Class A-1 Notes Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees” means, for any Class A-1 Notes for any Interest Accrual Period, the commitment fees payable to the Noteholders of such Class A-1 Notes pursuant to the applicable Class A-1 Note Purchase Agreement.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Class A-1 Notes Commitment Fees Amount”, with respect to any Class A-1 Notes, has the meaning specified in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Class A-1 Notes Interest Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Class A-1 Notes Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Maximum Principal Amount” means, with respect to any Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Notes as identified in the applicable Series Supplement as reduced by any permanent reductions of commitments with respect to such Class A-1 Notes and any cancellations of repurchased Class A-1 Notes.

“Class A-1 Notes Other Amounts” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Notes Quarterly Commitment Fees” means, for any Interest Accrual Period, with respect to any Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Accrual Period, on such Class A-1 Notes that is identified as “Class A-1 Notes Quarterly Commitment Fees” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees will be used to calculate the Class A-1 Notes Quarterly Commitment Fees for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Class A-1 Notes Administrative Expenses” or “Class A-1 Notes Other Amounts” in any Series Supplement will under no circumstances be deemed to constitute “Class A-1 Notes Quarterly Commitment Fees”.

“Class A-1 Notes Renewal Date” means, with respect to any Series of Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (i) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (ii) the Outstanding Principal Amount of Class A-1 Notes for such Series.

“Class A-2 Notes” means any Notes alphanumerically designated as “Class A-2” pursuant to the Series Supplement applicable to such Class of Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date Securitization IP” means all U.S. Intellectual Property and Canadian Intellectual Property (other than the Excluded IP) created, developed, authored, acquired or owned by or on behalf of, or licensed to or on behalf of, (v) Meineke Car Care Centers, LLC, Maaco Franchising LLC, 1-800 Radiator & A/C, Skidpad Enterprises, Inc., Econo Lube N’ Tune, LLC, Drive N Style LLC, SBA-TLC, LLC, Maaco Canada Partnership, LP, Pro Oil Canada Partnership, LP, Parent and the U.S. SPV Franchising Entities (other than CARSTAR Franchisor, Take 5 Franchisor, ABRA Franchisor and FUSA Franchisor) as of the Series 2015-1 Closing Date, (w) CARSTAR Holdings Corp., CARSTAR,

Inc., CARSTAR Franchise Systems, Inc. and CARSTAR Franchisor as of the Series 2016-1 Closing Date, (x) Take 5, Take 5 Franchising LLC, Take 5 Oil, T5 Holding Corporation, Driven Sister Holdings LLC, Take 5 Franchisor, SPV Product Sales Holder and Take 5 Properties as of the Series 2018-1 Closing Date, (y) Driven Brands, Inc. and ABRA Franchisor as of October 4, 2019 and (z) 79411 USA, LLC, Parent, 10055522 Canada Inc., 9404287 Canada Inc., Neuromage Inc., Groupe Vitro Plus, Inc., Driven Canada Product Sourcing, Driven Canada Claims Management, the Canadian SPV Franchising ~~Entity LPs~~Entities, FUSA Franchisor and FUSA Properties as of the Series 2020-1 Closing Date, in each case, covering, relating to or embodied in (i) any of the Driven Securitization Brands, (ii) products or services sold or distributed under any of the Driven Securitization Brands, (iii) Branded Locations, (iv) the Driven Brands System, (v) the Contributed Franchise Business or (vi) the Securitization-Owned Locations.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreements and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Franchise Documents and the Transaction Documents.

“Collateral Exclusions” means the following property of the Co-Issuers: (a) any real property constituting a lease and any other lease, license or other contract or permit, in each case solely to the extent that the grant of a lien or security interest in any Co-Issuer’s right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Indenture (i) is prohibited by the terms of such lease, license, contract or permit, (ii) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Co-Issuer therein or (iii) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the New York Uniform Commercial Code, the PPSA or any other applicable law, (b) the Excepted Securitization IP Assets; (c) the Excluded Locations, (d) the Excluded Amounts, (e) the Canadian Residual Account and any amount on deposit therein, and (f) any amounts distributed to the Issuer pursuant to priority (xxix) of the Priority of Payments.

“Collateral Protection Advance” means any advance of (a) payments of taxes, rent, assessments, insurance premiums and other related costs and expenses necessary to protect, preserve or restore the applicable Collateral and (b) payments of any Securitization Operating Expenses (excluding (i) any indemnification obligations, (ii) business and/or asset-related operating expenses, (iii) fees and expenses of external legal counsel that are not directly related to the maintenance or preservation of the Collateral and (iv) damages, costs, or expenses relating to fraud, bad faith, willful misconduct, violations of law, bodily injury, property damage or misappropriation of funds), to the extent not previously paid pursuant to an applicable Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee (if the Servicer fails to do so) pursuant to the Indenture.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.12(h) of the Base Indenture.

“Collection Accounts” means, collectively, the U.S. Collection Account and the Canadian Collection Account.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collections” means the U.S. Collections together with the Canadian Collections.

“Commitment Fees Shortfall” has the meaning set forth in Section 5.12(d) of the Base Indenture.

“Companies’ Creditors Arrangement Act” means the Companies’ Creditors Arrangement Act (Canada), as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Company Order” and “Company Request” mean a written order or request signed in the name of each applicable Co-Issuer by any Authorized Officer of such Co-Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national automotive services or parts distribution concept (including a Franchisee); provided that (i) a Person will not be a Competitor solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a “Competitor” and (ii) a Person will not be a “Competitor” if such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national automotive services or parts distribution concept.

“Concentration Accounts” means the U.S. Concentration Account and the Canadian Concentration Account.

“Consent Recommendation” means the action recommended by the Control Party to any Noteholder or the Controlling Class Representative in writing with respect to any Consent Request that requires the consent, waiver or direction of such Noteholder or the Controlling Class Representative, as applicable.

“Consent Request” means any request for a direction, waiver, amendment, consent or certain other action under the Transaction Documents.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense, whether paid or accrued, of such Person and its Subsidiaries for such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under interest rate hedging agreements, amortization of discount, that portion of interest obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person, commitment fees and acceleration of fees and expenses payable in connection with Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. “Contingent Obligation” will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreements.

“Contributed Development Agreements” means, collectively, all Development Agreements and related guaranty agreements existing as of each applicable Series Closing Date, or each other date of contribution, that were contributed to a SPV Franchising Entity as of such Series Closing Date, or such other date of contribution, or following the most recent Series Closing Date, or such other date of contribution, pursuant to the applicable Contribution Agreements.

“Contributed Franchise Agreements” means, collectively, all Franchise Agreements and related guaranty agreements existing as of each applicable Series Closing Date, or other date of contribution, in respect of Branded Locations in the United States and Canada that were contributed to a SPV Franchising Entity as of such Series Closing Date, or such other date of contribution, or following the most recent Series Closing Date, or such other date of contribution, pursuant to the applicable Contribution Agreements.

“Contributed Franchise Business” means the business of franchising the Branded Locations in the United States or in Canada and the provision of ancillary goods and services in connection therewith. For the avoidance of doubt, the Contributed Franchise Business does not include the Non-Contributed Property.

“Contributed Securitization-Owned Location Assets” means, collectively, all assets relating to a Securitization-Owned Location existing as of each applicable Series Closing Date, or such other date of contribution, that were contributed to a Securitization Entity as of such Series Closing Date, or such other date of contribution, or following the most recent Series Closing Date, or such other date of contribution, pursuant to the applicable Contribution Agreements.

“Contributed Software” means the CRX Software, the FACTS software, the M.Key software, the Polaris software and the proprietary software owned by 1-800 Radiator & A/C or its Subsidiaries as of the Series 2015-1 Closing Date and the Canadian Co-Issuer as of the Series 2020-1 Closing Date.

“Contribution Agreements” means, collectively (in each case as amended, supplemented or otherwise modified from time to time):

(i)    the First-Tier Contribution Agreement, dated of the Series 2015-1 Closing Date, by and between Parent and Funding Holdco;

(ii)    the First-Tier CARSTAR Contribution Agreement, dated of the Series 2016-1 Closing Date, by and between Parent and Funding Holdco;

(iii)    the First Tier Take 5 and Spire Contribution Agreement, dated of the Series 2018-1 Closing Date, by and between Parent and Funding Holdco;

(iv)    the First Tier Super-Lube Contribution Agreement, dated of February 21, 2019, by and between Parent and Funding Holdco;

(v)    the First Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between Parent and Funding Holdco;

(vi)    the First Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between Parent and Funding Holdco;

(vii)    the First Tier Express Contribution Agreement, dated as of August 12, 2019, by and between Parent and Funding Holdco;

(viii)    the First Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between Parent and Funding Holdco;

(ix)    the Second-Tier Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Funding Holdco and the Issuer;

(x)    the Second-Tier CARSTAR Contribution Agreement, dated as of the Series 2016-1 Closing Date, by and between Funding Holdco and the Issuer;

(xi)    the Second Tier Take 5 and Spire Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between Funding Holdco and the Issuer;

(xii)    the Second Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between Funding Holdco and the Issuer;

(xiii)    the Second Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between Funding Holdco and the Issuer;

(xiv)    the Second Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between Funding Holdco and the Issuer;

(xv)    the Second Tier Express Contribution Agreement, dated as of August 12, 2019, by and between Funding Holdco and the Issuer;

(xvi)    the Second Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between Funding Holdco and the Issuer;

(xvii)    the Third-Tier Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and Franchisor Holdco:

(xviii)    the Third-Tier Driven Product Sourcing Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and SPV Product Sales Holder;

(xix)    the Third-Tier Radiator Franchisor Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and 1-800-Radiator Franchisor;

(xx)    the Third-Tier Radiator Product Sourcing Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between the Issuer and Radiator Product Sales Holder;

(xxi)    the Third-Tier CARSTAR Contribution Agreement, dated as of the Series 2016- 1 Closing Date, by and between the Issuer and CARSTAR Franchisor;

(xxii)    the Third Tier Take 5 Franchise Assets Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and Franchisor Holdco:

(xxiii)    the Third Tier Take 5 Company Location Assets Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and Take 5 Properties;

(xxiv)    the Third Tier Spire Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Issuer and SPV Product Sales Holder;

(xxv)    the Third Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Issuer and Franchisor Holdco;

(xxvi)    the Third Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Issuer and Take 5 Properties;

(xxvii)    the Third Tier Kwik Kar Contribution Agreement, dated as of June 21, 2019, by and between the Issuer and Take 5 Properties;

(xxviii)    the Third Tier Bolton Contribution Agreement, dated as of July 24, 2019, by and between the Issuer and Take 5 Properties;

(xxix)    the Third Tier Express Contribution Agreement, dated as of August 12, 2019, by and between the Issuer and Take 5 Properties;

(xxx)    the Third Tier Fast Track Contribution Agreement, dated as of August 15, 2019, by and between the Issuer and Take 5 Properties;

(xxxi)    the Fourth-Tier Drive N Style Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Drive N Style Franchisor;

(xxxii)    the Fourth-Tier Econo Lube Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Econo Lube Franchisor;

(xxxiii)    the Fourth-Tier Maaco Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Maaco Franchisor;

(xxxvi)    the Fourth-Tier Meineke Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Meineke Franchisor;

(xxxv)    the Fourth-Tier Merlin Contribution Agreement, dated as of the Series 2015-1 Closing Date, by and between Franchisor Holdco and Merlin Franchisor;

(xxxvi)    the Fourth Tier Take 5 Contribution Agreement, dated as of the Series 2018-1 Closing Date, by and between the Franchisor Holdco and Take 5 Franchisor;

(xxxvii)    the Fourth Tier Super-Lube Contribution Agreement, dated as of February 21, 2019, by and between the Franchisor Holdco and Take 5 Franchisor;

(xxxviii)    the First Tier ABRA Contribution Agreement, dated as of October 4, 2019, by and between Parent and Funding Holdco;

(xxxix)    the Second Tier ABRA Contribution Agreement, dated as of October 4, 2019, by and between Funding Holdco and the Issuer;

(xl)    the Third Tier ABRA Contribution Agreement, dated as of October 4, 2019, by and between Franchisor Holdco and the Issuer;

(xli)    the Fourth Tier ABRA Contribution Agreement, dated as of October 4, 2019, by and between Franchisor Holdco and ABRA Franchisor;

(xlii)    the First Tier Freedom Contribution Agreement, dated as of December 9, 2019, by and between Driven Brands, Inc., and Driven Funding HoldCo, LLC;

(xliii)    the Second Tier Freedom Contribution Agreement, dated as of December 9, 2019, by and between Driven Funding HoldCo LLC and Driven Brands Funding, LLC;

(xliv)    the Third Tier Freedom Contribution Agreement, dated as of December 9, 2019, by and between Driven Funding HoldCo LLC and Driven Brands Funding, LLC;

(xlv)    the First Tier Precision Lube Contribution Agreement, dated as of December 9, 2019, by and between Driven Brands, Inc., and Driven Funding HoldCo, LLC;

(xlvi)    the Second Tier Precision Lube Contribution Agreement, dated as of December 9, 2019, by and between Driven Funding HoldCo LLC and Driven Brands Funding, LLC;

(xlvii)    the Third Tier Precision Lube Contribution Agreement, dated as of December 9, 2019, by and between Driven Funding HoldCo LLC and Driven Brands Funding, LLC;

(xlviii)     the Master First Tier Contribution Agreement, dated as of January 24, 2020, by and between Driven Brands, Inc., and Driven Funding HoldCo, LLC;

(xlix)     the Master Second Tier Contribution Agreement, dated as of January 24, 2020, by and between Driven Funding HoldCo LLC and Driven Brands Funding, LLC;

(l)     the Master Third Tier Contribution Agreement, dated as of January 24, 2020, by and between Driven Brands Funding, LLC and Take 5 Properties SPV LLC;

(li)     the Fix Auto Pre-Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between Association of Collision Repairers, LLC, Auto Center Auto Bond, LLC, Caulfield- Bickett, LLC, 79411 USA , LLC, , FUSA, LLC and Parent;

(lii)     the First Tier Fix Auto Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between Parent and Funding Holdco;

(liii)     the Second Tier Fix Auto Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between Funding Holdco and the Issuer;

(liv)     the Third Tier Fix Auto Franchisor Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between the Issuer and Franchisor Holdco;

(lv)     the Third Tier Fix Auto Properties Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between the Issuer and FUSA Properties;

(lvi)     the Third Tier Fix Auto Product Supply Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between the Issuer and SPV Product Sales Holder;

(lvii)     the Fourth Tier Fix Auto Contribution Agreement, dated as of the Series 2020-1 Closing Date, by and between Franchisor Holdco and FUSA Franchisor;

(lviii)     the Canadian Co-Issuer Equity Contribution Agreement, dated as of June 29, 2020, by and between 12008432 Canada Inc. (“Canco”) and Canadian Funding Holdco;

(lix)     contribution agreements between the Canadian Co-Issuer and each of Go Glass Franchisor, Star Auto Glass Franchisor, Driven Canada Product Sourcing, and Driven Canada Claims Management; and

(lx)     all future contribution agreements of a similar nature to those described in items (i) though (lix), above, entered into in accordance with the Transaction Documents.

“Contributor” means any Non-Securitization Entity that contributed assets to the Securitization Entities on or before a Series Closing Date or another date of contribution pursuant to a Contribution Agreement.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act or will act on behalf of the Trustee in connection with Consent Requests.

“Controlling Class” means the most senior Class of Notes then outstanding among all Series, for which purpose the Class A-1 Notes and the Class A-2 Notes will be treated as a single Class for so long as the Class A-1 Notes and the Class A-2 Notes remain Outstanding. As of the Series 2020- ~~1~~2 Closing Date, the “Controlling Class” will be the Series ~~2015-1 Notes, the Series 2016-1 Notes, the Series~~ 2018-1 Notes, the Series 2019-1 Notes, the Series 2019-2 Notes, the Series 2019-3 Notes, ~~and~~ the Series 2020-1 Notes and the Series 2020-2 Notes.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Book-Entry Note and, with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Securitization Entity or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is Outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not approve or reject a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request, other than with respect to Servicer Termination Events, in accordance with the Servicing Standard.

“Copyrights” means all copyrights (whether registered or unregistered) in unpublished and published works.

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – Driven Brands and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – Driven Brands, call: (888) 855-9695 to obtain Citibank, N.A. account manager’s email, or such other address as the Trustee may designate from time to time by notice to the Holders, each Rating Agency and each Co-Issuer or the principal corporate trust office of any successor Trustee.

“CRA” means the Canada Revenue Agency.

“Currency Conversion” means the settlement, based on the applicable Spot Rate, of (i) a Canadian Dollar-denominated Canadian Allocation and Shortfall Payment Amount in U.S. Dollars or (ii) a U.S. Dollar-denominated U.S. Shortfall Payment Amount in Canadian Dollars.

“Currency Conversion Election Period” has the meaning specified in Section 5.11(a) of the Base Indenture.

“Currency Conversion Opt-Out Excluded Weekly Allocation Date” means, with respect to a Weekly Allocation Date, that due to a lack of Canadian Collections of the Canadian Co-Issuer or a lack of U.S. Collections of the Issuer, as applicable, any payments or allocations of the Issuer or Canadian Co-Issuer, as applicable, are required to fund a shortfall of the aggregate amounts payable or allocable pursuant to (x) priorities (i)-(vii) or (xix) of the Priority of Payments for a Weekly Allocation Date within the Initial Currency Conversion Election Period or (y) priorities (i)-(xxviii) of the Priority of Payments for a Weekly Allocation Date within the Extended Currency Conversion Election Period.

“Currency Conversion Opt-Out Weekly Allocation Date” has the meaning specified in Section 5.11(a) of the Base Indenture.

“Currency Conversion Opt-Out Weekly Allocation Time” has the meaning specified in Section 5.11(f) of the Base Indenture.

“Currency Conversion Weekly Allocation Date” has the meaning specified in Section 5.11(a) of the Base Indenture.

“Currency Conversion Weekly Allocation Time” has the meaning specified in Section 5.11(f) of the Base Indenture.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (A) the Senior Notes Aggregate Quarterly Interest plus (B) the Senior Subordinated Notes Accrued Quarterly Interest Amount plus (C) the Class A-1 Notes Commitment Fees Amount plus (D) with respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of scheduled principal payments that would be due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any payments of Indemnification Amounts, Release Prices, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, after giving effect to any optional or mandatory prepayment of principal of any such Senior Notes or Senior Subordinated Notes or any repurchase and cancellation of such Senior Notes or Senior Subordinated Notes, but without giving effect to any reductions available due to satisfaction of any Series Non-Amortization Test on such Quarterly Payment Date. For the purposes of calculating the DSCR as of the first Quarterly Payment Date after the Series 2020-1 Closing Date with respect to the Series 2020-1 Notes and the Series 2020-2 Notes, Debt Service will be deemed to be the sum of (A) the product of (x) the sum of the amounts referred to in clauses (A) through (C) of the definition of “Debt Service” multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the number of days elapsed during the period commencing on and including the applicable Series ~~2020-1~~ Closing Date and ending on but excluding the first Quarterly Payment Date after ~~the~~such Series ~~2020-1~~ Closing Date (as calculated on the basis of a 360 day-year consisting of twelve 30-day months), plus (B) the amount referred to in clause (D) of the definition of “Debt Service”, assuming for purposes of this calculation only that a scheduled principal payment on the Series 2020-1 Notes or the Series 2020-2 Notes, as applicable, is made on the first Quarterly Payment Date after the applicable Series ~~2020-1~~ Closing Date.

“Debt Service Advance” means any advance made by the Servicer (or, if the Servicer fails to do so, the Trustee) in respect of the Senior Notes Interest Shortfall Amount on any Quarterly Payment Date.

“Deemed Spot Rate” has the meaning set forth in clause (b) of the definition of “Spot Rate.”

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Development Agreements” means all development agreements for Branded Locations pursuant to which a Franchisee, developer or other Person obtains the rights to develop one or more Branded Locations and all master license agreements pursuant to which a Franchisee also is authorized to grant subfranchises.

“Disposed Brand Assets” has the meaning specified in the definition of “Permitted Brand Disposition”.

“Disposed Brand IP” has the meaning specified in the definition of “Permitted Brand Disposition”.

“Docteur du Pare-Brise Brand” means the Docteur du Pare-Brise® name and Docteur du Pare-Brise Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Driven Brands Entities” means, collectively, Parent and each of its Subsidiaries, now existing or hereafter created.

“Driven Brands Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Indebtedness of the Driven Brands Entities (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Class A-1 Notes will be deemed to be equal to the Class A-1 Notes Maximum Principal Amount for each such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (v) the cash and cash equivalents of the Driven Brands Entities credited to the Interest Reserve Accounts in respect of the Senior Notes and the Senior Subordinated Notes and the Cash Trap Reserve Accounts as of the end of the most recently ended Quarterly Fiscal Period, (w) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Managers or constitute the U.S. Residual Amount or Canadian Residual Amount on the next succeeding Weekly Allocation Date, (x) the available amount of each Interest Reserve Letter of Credit as of the end of the most recently ended Quarterly Fiscal Period, (y) the unrestricted cash and cash equivalents of the Non-Securitization Entities as of the end of the most recently ended Quarterly Fiscal Period (in each case, excluding any unrestricted cash or cash equivalents contributed to the Driven Brands Entities solely with the intent of satisfying such condition in bad faith and immediately redistributed to the parent companies of the Driven Brands Entities) and (z) the cash and cash equivalents of the Securitization Entities maintained in any Pre-Funding Account and any Pre- Funding Reserve Account to (b) Run Rate Adjusted EBITDA of the Driven Brands Entities for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date and for which financial statements are required to have been delivered. The Driven Brands Leverage Ratio shall be calculated in accordance with Section 14.17(a) of the Base Indenture.

“Driven Brands License Agreement” means the amended and restated Driven Brands License Agreement, dated as of October 4, 2019, by and between the U.S. SPV Franchising Entities (other than CARSTAR Franchisor and FUSA Franchisor), as licensors, and Parent, as licensee, as amended, supplemented or otherwise modified from time to time.

“Driven Brands Canadian License Agreement” means the Driven Brands Canadian License Agreement, dated as of the Series 2020-1 Closing Date, by and between the Canadian Co-Issuer, Go Glass Franchisor and Star Auto Glass Franchisor, as licensors, and Driven Brands Canada Shared Services Inc. as licensee, as amended, supplemented or otherwise modified from time to time.

“Driven Brands System” means the system of stores, service centers and distribution centers operating under the Driven Securitization Brands in the United States and Canada.

“Driven Brands System-Wide Sales” means, with respect to any Quarterly Calculation Date, aggregate Gross Sales (which shall be permitted to include estimated Gross Sales of up to 10% of the total) (prior to adjustment on account of any costs, expenses, fees or royalties) for all franchise and company-owned locations subject to the Securitization Transaction for the four Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Driven Canada Claims Management” means Driven Canada Claims Management LP, a special purpose Ontario limited partnership.

“Driven Canada Claims Management GP” means Driven Canada Claims Management GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Driven Canada Claims Management LP.

“Driven Canada Product Sourcing” means Driven Canada Product Sourcing LP, a special purpose Ontario limited partnership.

“Driven Canada Product Sourcing GP” means Driven Canada Product Sourcing GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Driven Canada Product Sourcing LP.

“Driven Securitization Brands” means the Meineke Brand, the Maaco Brand, the Econo Lube Brand, the Pro Oil Brand, the Drive N Style Brand, the Merlin Brand, the 1-800-Radiator Brand, the Carstar Brand, the Take 5 Brand, the ABRA Brand, the Fix Auto Brand, the Docteur du Pare-Brise Brand, the Go Glass Brand, the Star Auto Glass Brand, the Uniglass Brand, the VitroPlus Brand, the other Uniban Brands and, for purposes of Permitted Brand Dispositions and Permitted Asset Dispositions, the Canadian Product Sourcing Business, the U.S. Product Sourcing Business, the Canadian Claims Management Business and the U.S. Product Sourcing Business.

“Drive N Style Brand” means (i) the Drive N Style® name and Drive N Style Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing, (ii) the Aero Colours Brand and (iii) the AutoQual Brand (but, in each case, excluding any other Driven Securitization Brand).

“Drive N Style Franchisor” means Drive N Style Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“DSCR” means, as of any Quarterly Calculation Date, the amount obtained by dividing (i) the Net Cash Flow over the four (4) immediately preceding Quarterly Fiscal Periods for which financial statements have been delivered in accordance with the Transaction Documents by (ii) the Debt Service due during such period (excluding any interest reserved in a Pre-Funding Reserve Account, whether in cash or available to be drawn under any letter of credit in respect of the Pre-Funding Reserve Accounts);

provided that, for purposes of calculating the DSCR as of the first four (4) Quarterly Calculation Dates following the Series 2020-1 Closing Date:

(a)     “Net Cash Flow” for the Driven Securitization Brands for the ~~three~~four (~~3~~4) Quarterly Fiscal Periods ended ~~September 28, 2019,~~ December 28, 2019, and March 28, 2020, June 27, 2020 and September 26, 2020 will be deemed to be ~~$69,254,532~~,(or have otherwise equaled) $57,962,049 ~~and~~, $59,564,936, $48,524,971 and $87,176,556, respectively, to give effect to the ~~Pre-Series 2019-3 Closing Date Contributions and the Pre-Series 2020-1 Closing Date Contributions for any~~applicable acquisitions made by, and contributions to, the Securitization Entities for any pre-acquisition or pre-contribution portion of the applicable fiscal period.Net Cash Flow acquired in such acquisitions ~~for the~~or contributions for any Quarterly Fiscal Period ~~including the Series 2020-1 Closing Date~~ will include the Managers’ good faith estimate (in accordance with the applicable Managing Standard) of what such Net Cash Flow would have been for such acquisitions or contributions for the period between the first day of such Quarterly Fiscal Period and the applicable Series ~~2020-1~~ Closing Date or other date of acquisition or contribution based on items that would otherwise have constituted Collections actually received by the Managers during that period; ~~and~~

(b)     “Debt Service” due in respect of the Series 2020-1 ~~Class A-~~Notes and the Series 2020-2 Notes for any Quarterly Fiscal Period elapsed prior to the applicable Series ~~2020-1~~ Closing Date shall be deemed to be the Debt Service measured for the first Quarterly Fiscal Period including ~~the~~such Series ~~2020-1~~ Closing Date, adjusted for the irregular number of days in such Quarterly Fiscal Period; and

(c)      “Debt Service” due in respect of the Series 2015-1 Notes and Series 2016-1 Notes repaid on the Series 2020-2 Closing Date for any Quarterly Fiscal Period elapsed prior to the Series 2020-2 Closing Date shall be deemed to be zero;

provided, further, that, for purposes of calculating the DSCR, for any period during which one or more Permitted Acquisitions or Eligible Pre-Funded Acquisition occurs, such Permitted Acquisition or Eligible Pre-Funded Acquisition, as applicable (and all other Permitted Acquisitions or Eligible Pre-Funded Acquisition that have been consummated during the applicable period), shall be deemed to have occurred as of the first day of the applicable period of measurement, and all income statement items (whether positive or negative) attributable to the property or Person acquired in such Permitted Acquisition or Eligible Pre-Funded Acquisition, as applicable, shall be included, together with such adjustments included in Run Rate Adjusted EBITDA in accordance with the definition thereof.

“Econo Lube Brand” means the Econo Lube N’ Tune® name and Econo Lube N’ Tune Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Econo Lube Franchisor” means Econo Lube Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Econo Lube License Agreement” means the Econo Lube License Agreement, dated as of the Series 2015-1 Closing Date, by and between Econo Lube Franchisor, as licensor, and Meineke Franchisor, as licensee, as amended, supplemented or otherwise modified from time to time.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Assets” means any asset used or useful to the Securitization Entities in the operation of the Driven Securitization Brands, the Product Sourcing Business, and the Claims Management Business, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System or is organized under the laws of Canada or any province or territory thereof, (ii) whose short-term debt is rated at least “A-2” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, Canada or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America, Canada or any province or territory thereof, and in each case, and rated at least “A-2” (or the then equivalent grade) by S&P, with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) (i) if denominated in U.S. Dollars, investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the Investment Company Act and (ii) if denominated in Canadian Dollars, investments in money market funds, in each case, which have the highest rating obtainable from S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Weekly Calculation Date. For the avoidance of doubt, all amounts in any Indenture Trust Account denominated in Canadian Dollars will remain uninvested.

“Eligible Pre-Funded Acquisition” means the acquisition of (i) assets related to a Driven Securitization Brand (including franchise locations of such brand) and brands or other assets (including franchise and company-owned locations) that are expected to be converted to a Driven Securitization Brand, so long as the applicable Series Pre-Funded Acquisition Conditions are met and (ii) a Future Brand or other brands or other assets (including franchise and company-owned locations) that are not expected to be converted to a Driven Securitization Brand and will be contributed as Collateral at the time of such acquisition, so long as in addition to the conditions in (i) above, the Rating Agency Condition is satisfied.

“Eligible Third-Party Candidate” has the meaning specified in Section 11.1(b) of the Base Indenture.

“Employee Benefit Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, established, maintained or contributed to by any Securitization Entity, or with respect to which any Securitization Entity has any liability.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign (other than Canadian) government, the United States, Canada, or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

(a)     a case, application, petition or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, and such case or proceeding, application, petition continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)     such Person commences a voluntary case, application, petition or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by an interim receiver, receiver, receiver and manager, monitor, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c)     the board of directors, board of managers, or general partner (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excepted Securitization IP Assets” means (i) any right to use third-party Intellectual Property pursuant to a license to the extent such rights are not able to be pledged; and (ii) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d); provided that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will not be considered an “Excepted Securitization IP Asset”.

“Excess Canadian Weekly Management Fee” has the meaning set forth in the Canadian Management Agreement.

“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) Advertising Fees (net of Maaco Net Advertising Commissions in the United States) including, without limitation, any such Advertising Fees transferred to the Advertising Fund Accounts; (ii) amounts in respect of income, withholding or other taxes required to be paid by the Canadian Securitization Entities or any other sales taxes and comparable taxes, payroll taxes, wage garnishments, lottery amounts or other amounts (if any) that are due and payable to a Governmental Authority or other unaffiliated third party; (iii) statutory foreign taxes (if any) included in Collections but required to be remitted to a Governmental Authority; (iv) amounts paid by Franchisees to a Manager in respect of fees or expenses payable to unaffiliated third parties for services provided to Franchisees, including, without limitation, bona fide third-party repairs and maintenance fees, advertising agency fees and production costs, and software licensing and subscription fees; (v) fees and expenses paid by or on behalf of any Securitization Entity in connection with registering, maintaining and enforcing the Securitization IP and paying to other Securitization Entities or third parties Intellectual Property licensing and subscription fees; (vi) any proceeds from or collections in respect of Non-Contributed Property; (vii) amounts paid by Franchisees to a Manager relating to corporate services provided by such Manager, including, without limitation, gift card administration and employee training, to the extent such services are not provided by such Manager pursuant to the applicable Management Agreement; (viii) gift card redemption amounts and initial sale proceeds of gift cards; (ix) account expenses and fees paid to the banks at which the Management Accounts are held; (x) tenant improvement allowances and similar amounts received from landlords (if any); (xi) payments to certain developers (if any); (xii) Product Sourcing Obligations; (xiii) proceeds of directors and officers insurance; (xiv) actual or estimated franchise fee commissions; (xv) hotel and travel costs in connection with software and other Franchisee employee training programs; (xvi) Franchisee Payments in respect of rent or equipment deposits and costs associated with sublease revenue (including payment of lease obligations) in respect of Securitization-Owned Locations; (xvii) payments from fleet customers in respect of services performed by Franchisees, (xviii) any other amounts deposited into the Concentration Accounts that are not required to be deposited into the Collection Accounts; (xix) insurance company rebates and other fees and payments payable to Franchisees, locations owned by Non-Securitization Entities, Excluded Locations or third-parties in connection with insurance referrals and claims management; (xx) any portion of a supplier rebate required to be remitted to a Franchisee, Excluded Location, locations owned by Non-Securitization Entities or third-parties, (xxi) any costs and expenses associated with distribution margin or supplier rebates, (xxii) revenues (if any) that are due and payable to Governmental Authorities or other unaffiliated third parties as sales taxes and comparable taxes, payroll taxes, wage garnishments, lottery amounts or other amounts (the items set forth in clause (xxii) collectively, “Pass-Through Amounts”) and (xxiii) amounts that would constitute Retained Collections of the Canadian Co-Issuer with respect to an Excluded Location.

“Excluded IP” means (i) any Software licensed to or on behalf of a Non-Securitization Entity and (ii) any proprietary software owned by a Non-Securitization Entity (other than the Contributed Software).

“Excluded Location” means the following locations and businesses, together with their respective revenue and any account (and the amount on deposit therein) in which such revenue is collected and the related assets used in the operation of their respective businesses: (i) the company-owned locations for the Docteur du Pare-Brise Brand, the Uniglass Brand, the VitroPlus Brand and certain other Uniban Brands (and, in each case, any future company-owned locations for such Driven Securitization Brands or brands acquired, opened or converted after the Series 2020-1 Closing Date) and (ii) the distribution center company-owned locations previously owned by Vitretech Inc. and 9404244 Canada Inc., respectively, immediately prior to the Series 2020-1 Closing Date and owned by the Canadian Co-Issuer in Canada on the Series 2020-1 Closing Date.

“Excluded Operating Expenses” means any operating expenses comprised of Pass- Through Amounts excluded from any applicable determination of revenue, and, with respect to the Canadian Securitization Entities, Weekly Management Fees, Excess Canadian Weekly Management Fees and any lease or similar expenses to the extent payable pursuant to priority (xxvi) of the Priority of Payments.

“Existing Local Securitization-Owned Location Accounts” has the meaning specified in Section 5.7(a)(ii) of the Base Indenture.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect to the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Fiscal Quarter Percentage” means 10%.

“Fix Auto Brand” means the Fix Auto® name and Fix Auto Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Franchise Agreement” means a franchise agreement, including any FUSA Properties Franchise Agreement, whereby a Franchisee agrees to operate a Branded Location, including a multi-unit license agreement pursuant to which a Franchisee is authorized to operate multiple Branded Locations.

“Franchise Documents” means, collectively, all Franchise Agreements (including master franchise agreements and related service or license agreements), Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchised Canadian Locations” means the Branded Locations in Canada that are owned and operated by Franchisees that are unaffiliated with Parent and its Affiliates pursuant to a Franchise Agreement that is granted by a Non-Securitization Entity or Canadian Securitization Entity.

“Franchisee” means any Person that is a franchisee under a Franchise Agreement.

“Franchisee Payments” means all amounts payable to any SPV Franchising Entity by or on behalf of Franchisees pursuant to the Franchise Documents, including, without limitation, franchise fees, Maaco Net Advertising Commissions in the United States, Advertising Fees, software and systems licensing and maintenance revenue, referral, renewal and transfer fees (if any), amounts in respect of product and equipment sales (including rebates or other amounts), franchise royalty payments, and amounts paid by Franchisees on short-term notes, fees in respect of the administration of insurance programs, other than, in any case, Excluded Amounts.

“Franchisor Holdco” means Driven Systems LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer.

“Funding Holdco” means Driven Funding Holdco, LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Parent.

“FUSA Franchisor” means FUSA Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“FUSA Properties” means FUSA Properties SPV, a special purpose Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer.

“FUSA Properties Franchise Agreement” means a franchise agreement whereby FUSA Properties, as a Franchisee, agrees to operate a Branded Location, including a multi-unit license agreement pursuant to which FUSA Properties is authorized to operate multiple Branded Locations.

“Future Brand” means any franchise brand that is acquired or developed by Parent or any of its Affiliates after the Series 2018-1 Closing Date (including on October 4, 2019 and the Series 2020-1 Closing Date) and contributed to one or more Securitization Entities in a manner consistent with the terms of the Transaction Documents; provided that “Future Brand” will not include any of the Driven Securitization Brands existing as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date or any Trademark owned by a Securitization Entity as of the Series 2015-1 Closing Date, Series 2016-1 Closing Date or Series 2018-1 Closing Date nor does “Future Brand” include any Pre-Take 5 Conversion Brand.

“Future Brand Assets” has the meaning specified in the definition of “Permitted Brand Disposition”.

“Future Brand IP” has the meaning specified in the definition of “Permitted Brand Disposition”.

“Future Securitization Entity” means any entity that becomes a direct or indirect wholly owned Subsidiary of Funding Holdco or Canadian Funding Holdco, any Co-Issuer or Franchisor Holdco after the Series 2018-1 Closing Date in accordance with and as permitted under the Transaction Documents and is designated by the applicable Manager as a “Future Securitization Entity” pursuant to Section 8.30 of the Base Indenture.

“FX Agent” means Citibank, N.A. or any successor FX Agent appointed pursuant to Section 14.19.

“FX Exchange Report” has the meaning set forth in Section 4.1(b) of the Base Indenture

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time; provided that, for purposes of computing each of the Driven Brands Leverage Ratio and the Senior Leverage Ratio (including any financial and accounting terms included in the components thereof), GAAP shall mean generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect on the Series 2015-1 Closing Date.

“Go Glass Brand” means the Go Glass® name and Go Glass Trademarks, including the Go Glass & Accessories® Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Go Glass Franchisor” means Go Glass Franchisor SPV LP, a newly formed special purpose Ontario limited partnership.

“Go Glass Franchisor GP” means Go Glass Franchisor SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Go Glass Franchisor.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision of the foregoing, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Gross Sales” means, with respect to any franchise or company-owned location, the total amount of revenue received from the sale of all products and performance of all services (except applicable Manager-approved promotional items) and all other income of every kind and nature (including gift certificates when redeemed but not when purchased, in the case of Securitization-Owned Locations that are not Take 5 Company Locations, and including the initial sale of gift cards, in the case of Take 5 Company Locations), whether for cash or credit and regardless of collection in the case of credit; provided that Gross Sales shall not include (i) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority, or (ii) revenues that are not subject to royalties in accordance with the related franchise agreement or other applicable agreement.

“Guarantee and Collateral Agreements” means (a) the Amended and Restated Guarantee and Collateral Agreement, dated as of the Series 2018-1 Closing Date, by and among the Guarantors in favor of the Trustee, as amended on the Series 2020-1 Closing Date, and as further amended, supplemented or otherwise modified from time to time (the “U.S. Guarantee and Collateral Agreement”) and (b) the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian ~~Guarantors~~Securitization Entities in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”).

“Guarantors” means, collectively, (x) Funding Holdco, Franchisor Holdco, SPV Product Sales Holder, Radiator Product Sales Holder, the other U.S. SPV Franchising Entities, Take 5 Properties, FUSA Properties and any Future Securitization Entities organized in the United States or any State thereof (collectively, the “U.S. Guarantors”), and (y) Canadian Funding Holdco, the Canadian Securitization Entity GPs, Driven Canada Product Sourcing, Driven Canada Claims Management, the Canadian SPV Franchising Entity LPs, and any Future Securitization Entities organized in Canada or any province or territory thereof (collectively, the “Canadian Guarantors”).

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Improvements” means any additions, modifications, developments, variations, refinements, enhancements or improvements that are derivative works as defined and recognized by applicable Requirements of Law.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money in any form, including net obligations in respect of derivatives, and (b) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than one year from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than (x) trade accounts payable in the ordinary course of business, (y) an earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP and (z) liabilities associated with client prepayments and deposits). Notwithstanding the foregoing, Indebtedness will not include (i) any liability for federal, state, provincial, territorial, local or other taxes owed or owing to any governmental entity, (ii) amounts payable under third party license agreements and third-party supply agreements or similar trade debt incurred in the ordinary course of business and in a manner consistent with the applicable Managing Standard or (iii) that portion of obligations with respect to any lease of any property, whether real, personal or mixed and whether or not classified as Capitalized Lease Obligations and whether or not such lease is pursuant to a sale-leaseback transaction (for the avoidance of doubt, whether or not such sale-leaseback transaction is accounted for under the financing method).

“Indemnification Amount” means (i) with respect to any Securitization Asset, an amount equal to the Allocated Note Amount for such asset and (ii) with respect to any Securitization IP, any amount required to reimburse the applicable Securitization Entity for the expenses related to defending or enforcing its rights in such Securitization IP. The Allocable Share of the Issuer or the Canadian Co- Issuer, as applicable, of any Indemnification Amount directly attributable to, in the case of the Issuer, the U.S. Securitization Entities, or, in the case of the Canadian Co-Issuer, the Canadian Securitization Entities, will be 100% (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement).

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, with respect to any Series of Notes, collectively, the Base Indenture, the related Series Supplements, the Notes of such Series, the Guarantee and Collateral Agreements, the related Account Control Agreements, any related Note Purchase Agreements and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, collectively, the Collection Accounts, the Cash Trap Reserve Accounts, the Class A-1 Notes Commitment Fees Accounts, the Senior Notes Interest Payment Accounts, the Senior Subordinated Notes Interest Payment Accounts, the Subordinated Notes Interest Payment Accounts, the Senior Notes Interest Reserve Accounts, the Senior Subordinated Notes Interest Reserve Accounts, the Senior Notes Principal Payment Accounts, the Senior Subordinated Notes Principal Payment Accounts, the Subordinated Notes Principal Payment Accounts, the Securitization Operating Expense Accounts, the Senior Notes Post-ARD Additional Interest Accounts, the Senior Subordinated Notes Post-ARD Additional Interest Accounts, the Subordinated Notes Post-ARD Additional Interest Accounts, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the applicable Management Agreement or any successor Independent accountant.

“Independent Manager” means, with respect to any limited liability company, limited partnership or corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent managers or independent directors, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of such Person and that provides professional independent managers or independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)    a member (other than as a special member), partner, equityholder, manager, director, officer or employee of such Person, the member or shareholder thereof, or any of their respective equityholders or Affiliates (other than as an independent manager or special member of such Person or an Affiliate of such Person that is not in the direct chain of ownership of such Person (except for a Securitization Entity) and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such independent manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business);

(ii)    a creditor, supplier or service provider (including a provider of professional services) to such Person, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such Person or any of its equityholders or Affiliates in the ordinary course of its business);

(iii)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)    a Person that controls (whether directly, indirectly or otherwise) any Person described in clause (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies clause (i) by reason of being the independent director or manager of a “special purpose entity” which is an Affiliate of any Person shall be qualified to serve as an Independent Manager of such Person; provided that the fees that such individual earns from serving as independent director or manager of any Affiliate of such Person in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.18 of the Base Indenture.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective, “Insolvent”.

“Insurance/Condemnation Proceeds” means an amount equal to (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable documented costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Securitization Entities’ consolidated group, with respect to the U.S. Securitization Entities, or at an entity-level, with respect to the Canadian Securitization Entities, as a result of any gain recognized in connection therewith. The Allocable Share of the Issuer or the Canadian Co-Issuer, as applicable, of any Insurance/Condemnation Proceeds directly attributable to, in the case of the Issuer, the U.S. Securitization Entities, or, in the case of the Canadian Co-Issuer, the Canadian Securitization Entities, will be 100% (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement). For the avoidance of doubt, “Insurance/Condemnation Proceeds” will not include any proceeds of policies of insurance not relating to theft, physical destruction or damage in respect of the properties or assets of the Securitization Entities, and therefore will exclude such items as business interruption insurance and other insurance procured in the ordinary course of business, which shall be treated as ordinary Collections.

“Insurance Proceeds Accounts” means (x) the account maintained in the name of the Issuer and pledged to the Trustee into which the U.S. Manager causes amounts received by a U.S.

Securitization Entity to be deposited pursuant to Section 5.10(d) of the Base Indenture or any successor account established for the Issuer by the U.S. Manager for such purpose pursuant to the Base Indenture and the U.S. Management Agreement and (y) the account maintained in the name of the Canadian Co- Issuer and pledged to the Trustee into which the Canadian Manager causes amounts received by a Canadian Securitization Entity to be deposited pursuant to Section 5.10(d) of the Base Indenture or any successor account established for the Canadian Co-Issuer by the Canadian Manager for such purpose pursuant to the Base Indenture and the Canadian Management Agreement.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including (i) all Trademarks; (ii) all Patents; (iii) all Software; (iv) all Copyrights; (v) all Trade Secrets; (vi) all social media account names or identifiers (e.g., Twitter® handle or Facebook® account name); (vii) all Improvements of or to any of the foregoing; and (viii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing.

“Inter-Canada Transaction” has the meaning set forth in Section 5.11(d) of the Base Indenture.

“Interest Accrual Period” means a period commencing on and including the 20th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred and ending on but excluding the 20th day of the calendar month that includes the then-current Quarterly Payment Date; provided that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided, further, that, for any Series, the Interest Accrual Period immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date; provided, further, that, solely with respect to any Class A-1 Notes of any Series of Notes, the Interest Accrual Period shall be the applicable Interest Accrual Period specified in the applicable Series Supplement and Class A-1 Note Purchase Agreement.

“Interest-Only DSCR” means the DSCR calculated as of any Quarterly Calculation Date without giving effect to clause (D) of the definition of “Debt Service”.

“Interest Reserve Letter of Credit” means any letter of credit issued under any Class A-1 Note Purchase Agreement for the benefit of the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Interest Reserve Release Amount” means, as of any Quarterly Calculation Date, with respect to a Co-Issuer, the excess, if any, of (i) the Available Senior Notes Interest Reserve Account Amount of such Co-Issuer over (ii) such Co-Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount, in each case, for the immediately following Quarterly Payment Date.

“Interest Reserve Release Event” means, with respect to any Series of Notes, an event allowing funds to be released from the Senior Notes Interest Reserve Accounts or the Senior Subordinated Notes Interest Reserve Accounts, as applicable, identified as an Interest Reserve Release Event with respect to such Series of Notes pursuant to the applicable Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding (x) accounts receivable, (y) trade credit and advances to customers and (z) commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investor Request Certification” means a certification substantially in the form of Exhibit F to the Base Indenture.

“IP License Agreements” means each Canadian IP License Agreement, the Driven Brands License Agreement, the Driven Brands Canadian License Agreement, the Econo Lube License Agreement, the Carstar License Agreement, the Carstar Master License Agreement, the Take 5 License Agreement and any Intellectual Property license agreement whereby any of the U.S. SPV Franchising Entities grants a license permitting a third-party to use the “Super-Lube” brand.

“Issuer Cash Trap Reserve Account” means the reserve account established and maintained by the Issuer in the name of the Trustee, for the benefit of the Secured Parties, for the purpose of trapping cash upon the occurrence of a Cash Trapping Event.

“Issuer Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Securitization Operating Expense Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Interest Payment Account for Senior Notes” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Post-ARD Additional Interest Account for Senior Notes” has the meaning set forth in Section 5.6 of the Base Indenture.

“Issuer Principal Payment Account for Senior Notes” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Senior Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Issuer Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Issuer Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Issuer Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Large Franchisor Exemption Amount” means any cash amount contributed (and reasonably documented) to any Securitization Entity by any Non-Securitization Affiliate in order, in the reasonable judgment of the U.S. Manager, to satisfy the minimum net worth requirement a franchisor must maintain in order to take advantage of an exemption that may be available under state franchise registration laws when (i) the franchisor and/or, depending on the corporate structure, its parent company maintains a certain minimum net worth based on its most recent consolidated audited financial statements and (ii) the franchisor and/or, depending on the corporate structure, its parent company (and, in certain cases, its predecessor) possess certain franchising and/or operating experience involving a minimum number of units over a certain period of time.

“L/C Downgrade Event” has the meaning specified in Section 5.17 of the Base Indenture.

“L/C Provider” means, with respect to any Series of Class A-1 Notes, the party identified as the “L/C Provider” or the “L/C Issuing Bank,” as the context requires, in the applicable Class A-1 Note Purchase Agreement.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Letter of Credit Reimbursement Agreements” means a reimbursement agreement, by and among the Parent and the Issuer, or by and among the Canadian Manager and the Canadian Co- Issuer, in each case, as amended, supplemented or otherwise modified from time to time, which permits letters of credit to be issued pursuant to a Class A-1 Note Purchase Agreement that are for the sole benefit of one or more Non-Securitization Entities and that provide that such Co-Issuer will receive a fee from each Non-Securitization Entity whose obligations are secured by any such Letter of Credit in an amount equal to the cost to such Co-Issuer in connection with the issuance and maintenance of such Letter of Credit plus an agreed-upon margin.

“Licensee-Developed IP” means all applicable Intellectual Property (other than the Excluded IP) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement related to or intended to be used by (i) any of the Driven Securitization Brands, (ii) products or services sold or distributed under any of the Driven Securitization Brands, (iii) Branded Locations, (iv) the Driven Brands System, (v) the Contributed Franchise Business or (vi) the Securitization-Owned Locations, including, without limitation, all Improvements to any Securitization IP.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fee” has the meaning set forth in the Servicing Agreement.

“Lock-Box Accounts” means the accounts and any related lock-boxes established at Wells Fargo Bank, National Association, in the case of the U.S. Securitization Entities, and JPMorgan Chase Bank, N.A. and Desjardins Group, in the case of the Canadian Securitization Entities, for purposes of collecting Franchisee Payments and amounts from Franchisees that constitute Excluded Amounts.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Maaco Brand” means the Maaco® name and Maaco Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Maaco Franchisor” means Maaco Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Maaco Net Advertising Commissions” means certain fees, commissions and other expenses due to Printz Advertising (the in-house advertising agency of the Maaco Brand) in respect of advertising and marketing services provided by Printz Advertising or the applicable Manager (or its subsidiaries) to Maaco Franchisees in an amount equal to 15% of all Advertising Fees received from Maaco Franchisees (such percentage subject to adjustment from time to time at the discretion of such Manager).

“Majority of Controlling Class Members” means, (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold beneficial interests in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and, in each case of clauses (y)(i) and (ii), with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date) (such sum described in clause (y), the “CCR Voting Amount”).

“Majority of Noteholders” means Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Notes other than the Class A-1 Notes (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Managed Assets” means the assets that each Manager has agreed to manage and service pursuant to the applicable Management Agreement in accordance with the standards and the procedures described therein.

“Managed Documents” means any contract, agreement, arrangement or undertaking relating to any of the applicable Managed Assets, including, without limitation, any Contribution Agreement, Franchise Document or IP License Agreement.

“Management Accounts” means, collectively, the Concentration Accounts, the Lock-Box Accounts, the Asset Disposition Proceeds Accounts, the Insurance Proceeds Accounts, the Securitization-Owned Location Concentration Accounts (including any additional Securitization-Owned Location Concentration Accounts opened following the Series 2020-1 Closing Date), the Take 5 Securitization Lockbox, the Oil Fleet Lockbox, the Spire Supply Securitization Account, any additional Securitized-Owned Location Concentration Accounts opened following the Series 2020-1 Closing Date, the Product Sourcing Concentration Accounts, the Claims Management Concentration Accounts, and such other accounts as may be established by a Manager from time to time pursuant to the its Management Agreement that such Manager designates as a “Management Account” for purposes of such Management Agreement, so long as each such other account is subject to an Account Control Agreement (other than, for the avoidance of doubt, the Advertising Fund Accounts and any other Account of a Securitization Entity for the holding or disbursement of Excluded Amounts or other amounts constituting operating expenses of Securitization-Owned Locations, a Product Sourcing Business or a Claims Management Business and permitted to be paid under this Base Indenture).

“Manager Advance” with respect to either the U.S. Manager or the Canadian Manager, has the meaning set forth in the applicable Management Agreement.

“Manager-Developed IP” means all applicable Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of a Manager related to or intended to be used by (i) any of the Driven Securitization Brands, (ii) products or services sold or distributed under any of the Driven Securitization Brands, (iii) Branded Locations, (iv) the Driven Brands System, (v) the Contributed Franchise Business or (vi) the Securitization-Owned Locations, including, without limitation, all Improvements to any Securitization IP.

“Manager Termination Event” means, with respect to either Manager, the occurrence of an event specified in Section 6.1(a) of the applicable Management Agreement.

“Managing Standard” with respect to the U.S. Manager, has the meaning set forth in the U.S. Management Agreement, and with respect to the Canadian Manager, has the meaning set forth in the Canadian Management Agreement.

“Material Adverse Effect” means:

(a)    with respect to the Managers, collectively, a material adverse effect on (i) their results of operations, business, properties or financial condition, taken as a whole, (ii) their ability to conduct their respective business or to perform in any material respect their respective obligations under the applicable Management Agreement or any other Transaction Document, taken as a whole, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

(b)    with respect to the Collateral, a material adverse effect with respect to (i) any Driven Securitization Brand in any jurisdiction that is material to the business of the Securitization Entities or with respect to the Securitization IP, taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, or the security interest in the rights thereto granted by the Securitization Entities under the terms of the Transaction Documents or (ii) the Securitization Assets, taken as a whole, or the Collateral, taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Indenture or the applicable Guarantee and Collateral Agreement on such Collateral;

(c)    with respect to any Securitization Entity, a material adverse effect on the results of operations, business, properties or financial condition of such Securitization Entity, taken as a whole, or the ability of such Securitization Entity to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d)    with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document;

provided that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Meineke Brand” means the Meineke® name and Meineke Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Meineke Franchisor” means Meineke Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Merlin Brand” means the Merlin® and 200,000 Miles® names and Merlin and 200,000 Miles Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Merlin Franchisor” means Merlin Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of Franchisor Holdco.

“Monthly Claims Management Profits Amount” means, with respect to each four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of the applicable Claims Management Business minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but including, in the case of Driven Canada Claims Management, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Claims Management, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of the Claims Management Business over such period.

“Monthly Claims Management Profits True-up Amount” means, with respect to any applicable Weekly Allocation Date, the sum of (a) the amount by which (i) the Monthly Claims Management Profits Amount with respect to the relevant four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year exceeds (ii) the aggregate Weekly Estimated Claims Management Profits Amounts with respect to such period referred to in clause (i) plus (b) the unpaid amount of all Monthly Claims Management Profit True-Up Amounts for all prior Weekly Allocation Dates.

“Monthly Fiscal Period” means the following fiscal periods of the Securitization Entities: (a) with respect to each 52-week fiscal year of the Securitization Entities, the first 5-week fiscal period and the remaining two four-week fiscal periods in each Quarterly Fiscal Period and (b) with respect to each 53-week fiscal year of the Securitization Entities (i) one 5-week fiscal period and the remaining two four-week fiscal periods for each of the first three Quarterly Fiscal Periods in such fiscal year, and (ii) an initial 5-week fiscal period, the subsequent four-week fiscal period, and the final 5-week fiscal period in the fourth Quarterly Fiscal Period of such fiscal year.

“Monthly Product Sourcing Profits Amount” means, with respect to each four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of the applicable Product Sourcing Business minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but including, in the case of Driven Canada Product Sourcing, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Product Sourcing, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of the applicable Product Sourcing Business over such period.

“Monthly Product Sourcing Profits True-up Amount” means, with respect to any applicable Weekly Allocation Date, the sum of (a) the amount by which (i) the Monthly Product Sourcing Profits Amount with respect to the relevant four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year exceeds (ii) the aggregate Weekly Estimated Product Sourcing Profits Amounts with respect to such period referred to in clause (i) plus (b) the unpaid amount of all Monthly Product Sourcing Profit True-Up Amounts for all prior Weekly Allocation Dates.

“Monthly Securitization-Owned Location Profits Amount” means, with respect to each four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of all Securitization-Owned Locations minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but including, in the case of the Canadian Securitization Entities, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of the applicable Securitization Entity, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of the Securitization-Owned Locations over such period.

“Monthly Securitization-Owned Location Profits True-up Amount” means, with respect to any applicable Weekly Allocation Date, the sum of (a) the amount by which (i) the Monthly

Securitization-Owned Location Profits Amount with respect to the relevant four-week or five-week fiscal period of the applicable Securitization Entities’ fiscal year exceeds (ii) the aggregate Weekly Estimated Securitization-Owned Location Profits Amounts with respect to such period referred to in clause (i) plus (b) the unpaid amount of all Monthly Securitization-Owned Location Profit True-Up Amounts for all prior Weekly Allocation Dates.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Fiscal Period, the amount (not less than zero) equal to:

(a)    the Retained Collections with respect to such Quarterly Fiscal Period (provided, that, Retained Collections in respect of Canadian Collections for a Weekly Allocation Date will be calculated based on the Spot Rate for any Currency Conversion settled in U.S. Dollars on such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate as of such Weekly Allocation Date); minus

(b)    the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period pursuant to priority (v) of the Priority of Payments; (ii) the Weekly Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Managers with respect to such Quarterly Fiscal Period; (iii) the Servicing Fees, Liquidation Fees and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; minus

(c)    the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of the Base Indenture;

provided that funds released from the Cash Trap Reserve Accounts, the Senior Notes Interest Reserve Accounts and the Senior Subordinated Notes Interest Reserve Accounts will not constitute Retained Collections for purposes of this definition.

“New Company-Owned Location Assets” means all assets contributed to, or otherwise entered into or acquired by, a Securitization Entity following the earliest applicable Series Closing Date, or such other date, when the related assets for such Driven Securitization Brand were contributed to the Securitization Entities pursuant to a Contribution Agreement.

“New Development Agreements” means all Development Agreements and related guaranty agreements entered into by a SPV Franchising Entity following the earliest applicable Series Closing Date, or such other date, when the related assets for such Driven Securitization Brand were contributed to the Securitization Entities pursuant to a Contribution Agreement.

“New Franchise Agreements” means all Franchise Agreements and related agreements entered into by a SPV Franchising Entity following the earliest applicable Series Closing Date, or such other date, when the related assets for such Driven Securitization Brand were contributed to the Securitization Entities pursuant to a Contribution Agreement, in each case, in such SPV Franchising Entity’s capacity as franchisor for Branded Locations (including all renewals of Franchise Agreements and related agreements contributed to a SPV Franchising Entity pursuant to the Contribution Agreements).

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Fiscal Periods for which financial statements have been delivered in accordance with the Transaction Documents (or, at the election of the Managers, if financial statements have not yet been delivered for the final quarter of such period, the Managers’ internal records for such final quarter, plus the financial statements delivered for the three immediately preceding Quarterly Fiscal Periods) by (ii) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (a) such Additional Notes had been outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period and (b) any existing Indebtedness that has been paid, prepaid or repurchased and cancelled during such period, or any existing Indebtedness that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New York UCC” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Non-Contributed Property” means the following property of the Non-Securitization Entities:

(a)	any real property or real estate leases not elected to be contributed to the Securitization Entities;

(b)

the ownership interest of Parent in each of its Subsidiaries ~~(~~and non-Subsidiary affiliates (in each case, other than the Securitization Entities) ~~and in~~, including the Equity Interests of Gauthier Auto Glass Limited, 2559275 Ontario Inc., At-Pac Auto Parts Inc., 9197-4592 Quebec Inc. and 2373404 Ontario Inc.;

(c)

any employment, consulting or independent contractor agreements with respect to employees, consultants or independent contractors of Non-Securitization Entities after the applicable Series ~~2015-1~~ Closing Date (or such other date of contribution) related to the relevant Driven Securitization Brand;

(d)

any vendor, supplier, distribution, sponsorship and other third-party agreements for which any requisite consent has not been obtained as of the applicable Series ~~2018-1~~ Closing Date (or such other date of contribution) related to the relevant Driven Securitization Brand;

(e)	any contract or other agreement in respect of inventory repurchase or buy-back obligations on the part of 1-800-Radiator or any Non-Securitization Entity; and

(f)	assets related to the management of certain of the Canadian Securitization Entities and transferred to the Canadian Manager immediately prior to the Series 2020-1 Closing Date.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Advances, and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable and good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Collection Accounts or funds reasonably expected to be deposited in the Collection Accounts following such date of determination, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Affiliate” has the meaning specified in Section 8.24 of the Base Indenture.

“Non-Securitization Entity” means any Driven Brands Entity that is not a Securitization Entity, and includes, without limitation, Gauthier Auto Glass Limited, 2559275 Ontario Inc., At-Pac Auto Parts Inc., 9197-4592 Quebec Inc. and 2373404 Ontario Inc.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Purchase Agreements” means each Class A-1 Note Purchase Agreement, the Series 2015-1 Note Purchase Agreement, the Series 2016-1 Note Purchase Agreement, the Series 2018-1 Note Purchase Agreement, the Series 2019-1 Note Purchase Agreement, the Series 2019-2 Note Purchase Agreement, the Series 2020-1 Note Purchase Agreement, the Series 2020-2 Note Purchase Agreement and each other note purchase agreement pursuant to which Notes are purchased.

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuer may prescribe.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest, premiums and make-whole payments, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreements, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantors arising under the Indenture, the Notes, any other Indenture Document or the Servicing Agreement or of the Guarantors under the Guarantee and Collateral Agreements and (c) the obligation of each Co-Issuer to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party.

“Officer’s Certificate” or “Officers’ Certificate” means a certificate signed by an Authorized Officer of the party or each party delivering such certificate.

“Oil Fleet Lockbox” means the lockbox account established by Driven Product Sourcing LLC for the benefit of Take 5 Properties and maintained at Wells Fargo Bank, N.A.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, Parent, a Manager or the Back-Up Manager, as the case may be.

“Optional Scheduled Principal Payment” means, with respect to any Series or any Class of any Series of Notes, any payment of principal made pursuant to the applicable Series Supplement, to the extent the related Series Non-Amortization Test is satisfied for any Quarterly Payment Date, at the election of the Co-Issuers, in an amount not to exceed the related Scheduled Principal Payment that would otherwise be due on such Quarterly Payment Date if the related Series Non-Amortization Test was not satisfied.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i)    Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii)    Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)    Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or a Protected Purchaser;

(iv)    Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture; and

(v)    Notes which have been repurchased by a Driven Brands Entity and thereafter cancelled;

provided that (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which any Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or any Manager, an Affiliate thereof, or an account for which any Manager or an Affiliate of any Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

“Parent” means Driven Brands, Inc., a Delaware corporation.

“Pass-Through Amounts” has the meaning specified in the definition of “Excluded Amounts”.

“Patents” means all United States and non-U.S. patents and inventions claimed thereunder, patent applications, industrial designs, divisionals, continuations, extensions, continuations- in-part, provisionals, reexaminations and reissues thereof.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA and to which any company in the same Controlled Group as any Co-Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permits” means, with respect to any Person, all permits, licenses, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlement that such Person has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Permitted Acquisition” means any acquisition (i) in respect of a Future Brand or (ii) of one or more independent operators with the intent of selling such operator to a new Franchisee under a Driven Securitization Brand.

“Permitted Asset Disposition” means each of the following:

(i)    any franchising or refranchising disposition to a Franchisee of a Securitization- Owned Location or a Take 5 Company Location that operates under a Driven Securitization Brand and any Refranchising Asset Disposition, unless, in each case, such location is or was a Post-Issuance Acquired Location;

(ii)    any disposition of obsolete, surplus or worn out property, and any abandonment, cancellation or lapse of Securitization IP registrations or applications that, in the reasonable good faith judgment of the applicable Manager, are no longer commercially reasonable to maintain;

(iii)    any disposition of inventory in the ordinary course of business;

(iv)    any disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with the Base Indenture;

(v)    any ordinary course licenses of Securitization IP to the Non-Securitization Entities and to either Manager in connection with the performance of its Services under the applicable Management Agreement;

(vi)    any licenses of Securitization IP under the IP License Agreements;

(vii)    any licenses of Securitization IP to the Non-Securitization Entities in connection with the franchising of Branded Locations in Canada, pursuant to the payment of a fair market royalty;

(viii)    any non-exclusive licenses of Securitization IP (a) granted in the ordinary course of business, (b) that when effected on behalf of any Securitization Entity by the applicable Manager would not constitute a breach by such Manager of the applicable Management Agreement acting in accordance with the applicable Managing Standard and (c) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(ix)    any decision to abandon, fail to pursue, settle, or otherwise resolve any claim or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party, in each such case, where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action (or failure to act) would not reasonably be expected to materially and adversely impact the Securitization IP (taken as whole);

(x)    any dispositions pursuant to the sale or sale-leaseback of company-owned real property of any Securitization Entity;

(xi)    any dispositions of equipment leased to Franchisees, Securitization-Owned Locations, Excluded Locations, Take 5 or Take 5 Oil or used in the Product Sourcing Business or the Claims Management Business;

(xii)    any dispositions of property of any Securitization Entity to any other Securitization Entity to the extent not otherwise prohibited under the Transaction Documents, including, but not limited to, any licenses of Securitization IP;

(xiii)    any leases or subleases of real property to Franchisees, Securitization-Owned Locations, Excluded Locations, Take 5 or Take 5 Oil or Parent to the extent not otherwise prohibited under the Transaction Documents and not otherwise constituting Refranchising Asset Dispositions;

(xiv)    any dispositions of property relating to reassignments of assets in exchange for the payment of Indemnification Amounts;

(xv)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect;

(xvi)    any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent;

(xvii)    any sale, lease, license, liquidation, transfer or other disposition (including franchising or refranchising or any Refranchising Asset Disposition) of a Post-Issuance Acquired Location;

(xviii)    any sale, lease, license, liquidation, transfer or other disposition (including franchising or refranchising) of any Branded Locations which are (A) acquired by the Securitization Entities with funds from the Asset Dispositions Proceeds Account and (B) subsequently disposed of in an Refranchising Asset Disposition, regardless of the Senior Leverage Ratio at the time of such disposition;

(xix)    any sale, lease, license, liquidation, transfer or other disposition of any Excluded Location (or its assets) and the Specified Employment Assets; and

(xx)    any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (i) through (xix) above and so long as such disposition when effected on behalf of any Securitization Entity by the applicable Manager does not constitute a breach by such Manager of the applicable Management Agreement and does not exceed an aggregate amount of $1,000,000 per annum;

it being understood that any delivery to the Trustee of any Note, at any time and in any amount, by the Issuer, together with any cancellation thereof pursuant to Section 2.14 of the Base Indenture, shall be deemed to be a Permitted Asset Disposition.

“Permitted Brand Disposition” means (other than pursuant to clause (xii) of the definition of “Permitted Asset Disposition”) any sale, transfer, lease, license, liquidation or other disposition of the U.S. or Canadian operations of one or more of the Driven Securitization Brands (whether by means of a single transaction or a series of related transactions), including related assets or any Equity Interests of a related Securitization Entity (the “Disposed Brand Assets”) and any related license, sale, transfer or other disposition of the related Securitization IP (the “Disposed Brand IP”), executed in accordance with the applicable Managing Standard and subject to the satisfaction of the following conditions precedent:

(a)    the applicable Manager, on behalf of the applicable Co-Issuer, will have provided the Control Party and the Trustee with at least thirty (30) days’ prior written notice thereof;

(b)    no Event of Default or Rapid Amortization Period shall have occurred and be continuing or would result from such Permitted Brand Disposition;

(c)    after giving effect to such Permitted Brand Disposition and the related mandatory prepayment of the Notes, the DSCR calculated on a pro forma basis as of the immediately preceding Quarterly Calculation Date (i) would have been equal to or greater than the DSCR as of the immediately preceding Quarterly Calculation Date without giving effect to such Permitted Brand Disposition and (ii) would be greater than or equal to 2.00:1.00;

(d)    the sum of the Allocated Amount of the Disposed Brand Assets and the related Disposed Brand IP in connection with such Permitted Brand Disposition and the Allocated Amounts of all other Disposed Brand Assets and Disposed Brand IP disposed of since the Series 2015-1 Closing Date would not exceed 50% of the sum of the aggregate Allocated Amounts on the Series 2015-1 Closing Date and the aggregate Allocated Amounts of all Future Brands and related assets (“Future Brand Assets”) and related intellectual property (“Future Brand IP”) on the respective date(s) on which each of such Future Brands were added to the Collateral;

(e)    the applicable Co-Issuer or the other relevant Securitization Entity deposits an amount equal to the Release Price for such Disposed Brand Assets and the related Disposed Brand IP into the applicable Collection Account for allocation in accordance with priority (i) of the Priority of Payments; and

(f)    with respect to any Driven Securitization Brand that operates in both the United States and in Canada, after giving effect to such Permitted Brand Disposition, either (i) such Driven Securitization Brand no longer operates in either the United States or Canada or (ii) the applicable Securitization Entities have entered into a license agreement permitting such Securitization Entities to continue to use the applicable Securitization IP in whichever of the United States or Canada the Securitization Entities will continue to operate.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent, including such Liens for taxes, assessments or other governmental charges not delinquent of the Canadian Securitization Entities existing on the Series 2020-1 Closing Date or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (b) Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties; (c)(i) Liens existing on the Series 2015-1 Closing Date, which were released on such date; provided that intellectual property recordations need not have been terminated of record on the Series 2015-1 Closing Date so long as such intellectual property recordations were terminated of record within sixty (60) days after the Series 2015-1 Closing Date, (ii) Liens existing on the Series 2016-1 Closing Date, which were released on such date; provided that applicable intellectual property recordations need not have been terminated of record on the Series 2016-1 Closing Date so long as such intellectual property recordations are terminated of record within sixty (60) days after the Series 2016-1 Closing Date; (iii) Liens existing on the Series 2018-1 Closing Date, which were released on such date; provided that applicable intellectual property recordations need not have been terminated of record on the Series 2018-1 Closing Date so long as such intellectual property recordations were terminated of record within sixty (60) days after the Series 2018-1 Closing Date; (iv) Liens existing on the Series 2020- 1 Closing Date, which were released on such date, or which existed on the date of amalgamation of certain Canadian Non-Securitization Entities (the “Amalgamated Canadian Non-Securitization Entities”) to form the Canadian Co-Issuer so long as the existence of such Lien on the Series 2020-1 Closing Date would not constitute a breach by the Canadian Manager of the applicable Management Agreement; (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, covenants, and rights of way whether or not shown by the public records, and overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (iv) title to any portion of any premises lying within the right of way or boundary of any public road or private road, (v) landlords’ and lessors’ Liens encumbering personal property on leased premises to secure the payment of rent, (vi) restrictions on transfers or assignment of leases or licenses of Intellectual Property, which, in each case (as described in clauses (d)(i) through (vi) above), do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vii) contractual transfer restrictions in existence on the Series 2015-1 Closing Date, the Series 2016-1 Closing Date, the Series 2018-1 Closing Date, the Series 2020-1 Closing Date, the Series 2020-2 Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by a Manager would not constitute a breach by such Manager of the applicable Management Agreement, (viii) the interest of a lessee in property leased to a Franchisee and (ix) any licenses or sublicenses granted in the Securitization IP under any Franchise Agreement, any IP License Agreement or any license of Securitization IP permitted under the definition of “Permitted Asset Disposition”; (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity; (f) Liens of carriers, warehouses, mechanics and similar Liens, in each case securing obligations (i) that are not yet due and payable or not overdue for more than thirty (30) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto); (g) restrictions under federal, state, provincial or other foreign securities laws on the transfer of securities; (h) any liens arising under law or pursuant to documentation governing permitted accounts in connection with any Securitization Entity’s cash management system; (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (j) Liens arising in connection with any Capitalized Lease Obligation or sale-leaseback transaction or in connection with any Indebtedness, in each case that is permitted under the Indenture; (k) Liens on any asset of a Branded Location existing at the time such Branded Location is repurchased or leased from a Franchisee; (l) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount not exceeding $750,000 at any time; (m) Liens on Collateral that has been pledged pursuant to any Class A-1 Note Purchase Agreement with respect to letters of credit issued thereunder and (n) Liens arising in connection with the terms of any product supply agreement, including Liens granted to Distributor pursuant to a Franchise Agreement or Development Agreement, or claims management agreement.

“Person” means any individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in clause (i) or clause (ii) for purposes of Title I of ERISA and/or Section 4975 of the Code.

“Post-ARD Additional Interest” means any Senior Notes Quarterly Post-ARD Additional Interest, Senior Subordinated Notes Quarterly Post-ARD Additional Interest and Subordinated Notes Quarterly Post-ARD Additional Interest.

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Co-Issuers to the Trustee pursuant to the Indenture after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default that are in excess of the Capped Securitization Operating Expense Amount and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of such expenses previously paid on each Weekly Allocation Date that occurred in the annual period (measured from the Series 2015-1 Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof and the portion of such amount attributable to Securitization Operating Expenses of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, shall be based on their respective Allocable Share (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement) in which such Weekly Allocation Date occurs.

“Post-Issuance Acquired Location” means any Securitization-Owned Location or asset in respect of the applicable Product Sourcing Business or Claims Management Business that is acquired after the Series Closing Date of the most recent then-issued Series of Notes so long as such Securitization-Owned Location or asset (i) was not acquired from a Franchisee or a Securitization Entity,

(ii) is not a Take 5 Company Location that operated under the Take 5 Brand and (iii) was not acquired using the proceeds of any Pre-Funding Account to operate or intended to operate under a Driven Securitization Brand (other than any distribution center that is used in the product sourcing operations of the Securitization Entities that is not intended to become a 1-800-Radiator franchise), unless the applicable Manager (on behalf of the applicable Co-Issuer) elects not to designate such location as a “Post-Issuance Acquired Location”.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“PPSA” means the Personal Property Security Act (Ontario), as in effect in the Province of Ontario, and all regulations thereunder; provided that, in the event that, by reason of mandatory provisions of law, any or all of the validity, attachment, perfection (or opposability), effect of perfection or non-perfection, priority of or remedies with respect to the interests of a secured party, including a transferee of an account or chattel paper, is governed by the personal property security laws or laws relating to movable property of any jurisdiction other than the Province of Ontario, including, the Province of Quebec, the term “PPSA” shall include those personal property security laws or laws relating to movable property in such other jurisdiction solely for purposes of the provisions thereof relating to such validity, attachment, perfection (or opposability), effect of perfection or non-perfection, priority of or remedies and for purposes of definitions relating to such provisions.

“Pre-Funding Account” means, with respect to any Series or Class (or Subclass) of Notes, a Series Account designated as a “Pre-Funding Account” in respect of such Series pursuant to the applicable Series Supplement.

“Pre-Funding Period” means, with respect to any Pre-Funding Account, the specified period of time during which the funds therein may be used pursuant to the applicable Series Supplement.

“Pre-Funding Reserve Account” means, with respect to any Pre-Funding Account, a Series Account which shall reserve for each applicable Series of Notes funds equal to the amount of interest that will accrue on such Series of Notes for the period commencing on the Series Closing Date for such Series of Notes and ending on the first Quarterly Payment Date in which the Pre-Funding Period ends for such Series of Notes on a portion of such Series of Notes equal to the amount then on deposit in each respective Pre-Funding Account for such Series of Notes at the applicable Note Rate(s) for such Series of Notes.

“Pre-Take 5 Conversion Brand” means any name or Trademark acquired by Parent that is intended to be used on a short-term, temporary basis until such time as such name or Trademark is converted to the Take 5 Brand.

“Prepayment Consideration” means, with respect to any Series of Notes, the premium to be paid on certain prepayments of principal with respect to such Series of Notes, identified as a “Prepayment Consideration” pursuant to the applicable Series Supplement.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Managers and the Servicer as its reference rate, base rate or prime rate.

“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date on which the related Series Non-Amortization Test is satisfied, the Senior Notes Scheduled Principal Payments Amounts with respect to such Series that have been allocated to the Senior Notes Principal Payment Accounts pursuant to the Priority of Payments prior to such Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.11 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC or the PPSA, as applicable.

“Product Sourcing Accounts” means the Existing Local Product Sourcing Accounts (whether or not subject to Account Control Agreements), the Product Sourcing Concentration Accounts, and accounts established after the Series 2020-1 Closing Date at local or regional banks’ in the name of the applicable Securitization Entity in connection with the collection of revenues by such Securitization Entity.

“Product Sourcing Business” means assets related to distributing aftermarket automotive glass products or equipment to Franchisees, locations owned by one or more Non-Securitization Entities, Excluded Locations, Securitization-Owned Locations or third parties, together with any other business incidental thereto.

“Product Sourcing Obligations” means costs of goods sold attributable to the products or equipment sold to Franchisees or locations owned by one or more Non-Securitization Entities, Excluded Locations, Securitization-Owned Locations or third parties, which resulted in Product Sourcing Payments (representing the payments to be made under or in connection with any agreement or other arrangement to purchase manufactured products and equipment from suppliers, for re-sale) and rebates required to be paid or repaid in connection with product sourcing requirements.

“Product Sourcing Payments” means, collectively, (i) amounts received in respect of product and equipment sales to Securitization-Owned Locations, Excluded Locations, and locations owned by one or more Non-Securitization Entities and third parties, (ii) Franchisee Payments in respect of product and equipment sales and (iii), in each case of the foregoing clauses (i) and (ii), rebates or other amounts received in respect of such sales, provided that Product Sourcing Payments shall not include amounts attributable to the Product Sourcing Business.

“pro forma event” has the meaning set forth in Section 14.17 of the Base Indenture.

“Pro Oil Brand” means the Pro Oil Change® name and Pro Oil Change Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “BBB+” by S&P.

“Quarterly Calculation Date” means the date two (2) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as such Quarterly Payment Date, and any reference to a Quarterly Calculation Date relating to a Quarterly Fiscal Period means the Quarterly Fiscal Period most recently ended on or prior to such Quarterly Calculation Date.

“Quarterly Compliance Certificate” has the meaning set forth in Section 4.1(d) of the Base Indenture.

“Quarterly Fiscal Period” means each of the following quarterly fiscal periods of the Securitization Entities: (i) four 13-week fiscal periods of the Securitization Entities in connection with each of their 52-week fiscal years and (ii) three 13-week fiscal periods and one 14-week fiscal period of the Securitization Entities in connection with each of their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the last Saturday in December. References to “weeks” mean Parent’s fiscal weeks, which begin on each Sunday and end on each Saturday.

“Quarterly Noteholders’ Report” has the meaning set forth in Section 4.1(c) of the Base Indenture.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each of April, July, October and January in respect of each respective immediately preceding Quarterly Fiscal Period or, if such day is not a Business Day, the next succeeding Business Day, commencing on October 20, 2015. Any reference to a Quarterly Fiscal Period relating to a Quarterly Payment Date means the Quarterly Fiscal Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Radiator Product Sales Holder” means 1-800-Radiator Product Sourcing LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency”, with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any Outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Managers have notified the Co-Issuers, the Servicer and the Trustee in writing that the Managers have provided each Rating Agency and the Servicer with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Managers with a Rating Agency Confirmation with respect to such event or action or informed the Managers that it declines to review such event or action; provided that:

(i)    except in connection with (x) the issuance of Additional Notes, as to which the conditions of clause (ii) below will apply in all cases, and (y) a Rating Agency Confirmation from Kroll Bond Rating Agency, LLC (“KBRA”) with respect to any event or action to be taken or proposed to be taken (other than the issuance of Additional Notes), as to which the conditions of clause (iii) below will apply in all cases, the Rating Agency Condition in respect of any Rating Agency shall be required to be satisfied in connection with any such event or action only if the Managers determine in their sole discretion (and provide an Officers’ Certificate to the Trustee evidencing such determination) that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation;

(ii)    the Rating Agency Condition shall not be required to be satisfied in respect of any Rating Agency if the Managers provide an Officers’ Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related e-mail correspondence) to the Co-Issuers, the Servicer and the Trustee certifying that:

(A)    the Managers have not received any response from such Rating Agency after the Managers have repeated such active solicitation (by request via telephone and by e-mail) on or about the tenth (10th) Business Day and the fifteenth (15th) Business Day following the date of delivery of the initial solicitation;

(B)    the Managers have no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such Outstanding Series of Notes or assigning credit ratings on such Outstanding Series of Notes below the lower of (1) the then-current credit ratings on such Outstanding Series of Notes or (2) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications); and

(C)    solely in connection with any issuance of Additional Notes, either:

(1)    a Rating Agency Confirmation will have been obtained; or

(2)    each Rating Agency then rating the Notes has rated such Additional Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency (in each case, without negative implications) to each Outstanding Series of Notes ranking on the same priority as such Additional Notes, or, if no Outstanding Series of Notes ranks on the same priority as such Additional Notes, the Control Party shall have provided its written consent to the issuance of such Additional Notes; and

(iii)    the Rating Agency Condition will not be required to be satisfied in respect of KBRA (except in connection with the issuance of Additional Notes, as to which the conditions in clause (ii)(C) will apply) if the Managers provide an Officers’ Certificate (along with copies of all written notices for such Rating Agency Confirmation) to each Co-Issuer, the Servicer and the Trustee certifying that the Managers have notified KBRA at least ten (10) Business Days prior to taking such event or action to be taken or proposed to be taken.

“Rating Agency Confirmation” means, with respect to any Outstanding Series of Notes, a confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Outstanding Series of Notes or (ii) the assignment of credit ratings on such Outstanding Series of Notes below the lower of (A) the then-current credit ratings on such Outstanding Series of Notes or (B) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications); provided that, solely in connection with an issuance of Additional Notes, a Rating Agency Confirmation of S&P will be required for each Series of Notes then rated by S&P at the time of such issuance of Additional Notes.

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to each Rating Agency setting forth in reasonable detail such action or occurrence.

“Receiver” means an interim receiver, a receiver, a manager or a receiver and manager.

“Record Date” means, with respect to any Quarterly Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date occurs.

“Refranchising Asset Disposition” means any disposition of property in connection with any refranchising pursuant to any sale, transfer or other disposition of the operations and assets of a Securitization-Owned Location or other Take 5 Company Location (as opposed to a disposition of fee simple real estate or a real estate lease, including in connection with a refranchising asset disposition) to a Franchisee.

“Refranchising Proceeds” has the meaning specified in Section 5.10(c) of the Base Indenture.

“Refranchising Proceeds Cap” means, for each fiscal year of the Securitization Entities that own Securitization-Owned Locations, $10,000,000 (the “Base Amount”); provided that if the aggregate Refranchising Proceeds in any fiscal year (commencing with the fiscal year ended December 29, 2018) is less than the sum of (x) Base Amount and (y) any shortfall added to the Base Amount in any prior fiscal year, the amount of such difference will be added to the Refranchising Proceeds Cap for each succeeding fiscal year.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Release Price” means, with respect to any Disposed Brand Assets and the related Disposed Brand IP, an amount calculated by the applicable Manager equal to 125% of the Allocated Amount of such Disposed Brand Assets and the related Disposed Brand IP. The Allocable Share of the Issuer or the Canadian Co-Issuer, as applicable, of any Release Price directly attributable to, in the case of the Issuer, the U.S. Securitization Entities, or, in the case of the Canadian Co-Issuer, the Canadian Securitization Entities, will be 100% (and any Shortfall Payments in respect thereof shall be paid in accordance with the Allocation Agreement).

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Required Rating” means (i) a short-term certificate of deposit rating from S&P of at least “A-2” and (ii) a long-term unsecured debt rating of not less than “BBB+” by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association or declaration of limited partnership and bylaws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, provincial, territorial, local or foreign (in addition to Canada) (including usury laws, the Criminal Code (Canada) the Federal Truth in Lending Act, state or provincial franchise laws and retail installment sales acts).

“Residual Amount” means, collectively or as the context requires, the U.S. Residual Amount and the Canadian Residual Amount.

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections (other than (x) cash revenues, credit card proceeds, and debit card proceeds generated by the Product Sourcing Business, the Claims Management Business or Securitization-Owned Locations and (y) any proceeds of the initial sale of gift cards generated by Securitization-Owned Locations) received over such period plus, without duplication, (a) the Weekly Estimated Securitization- Owned Location Profits Amount, the Weekly Estimated Product Sourcing Profits Amount and the Weekly Estimated Claims Management Profits Amount, in each case, with respect to such period plus (b) the Monthly Securitization-Owned Location Profits True-up Amount, the Monthly Product Sourcing Profits True-up Amount and the Monthly Claims Management Profits True-up Amount, in each case, with respect to such period, minus, without duplication, (ii) the Excluded Amounts over such period. Funds released from the Cash Trap Reserve Accounts will not constitute Retained Collections.

“Retained Collections Contribution” means, with respect to any Quarterly Fiscal Period, any cash contribution made to the Co-Issuers at any time prior to the Final Series Legal Final Maturity Date to be included in Net Cash Flow in accordance with Section 5.16 of the Base Indenture.

“Retained Take 5 Branded Location” means a Take 5 Branded Location for which Take 5 or Take 5 Oil is the sole lessee with respect to a Take 5 Company Location and for which the Weekly Estimated Take 5 Company Location Profits Amount and Monthly Take 5 Company Location True-Up Amounts are contributed to the Securitization Entities.

“Run Rate Adjusted EBITDA” represents Adjusted EBITDA further adjusted (i) to include the full year impact of cost savings initiatives that have already been implemented during the period presented, (ii) to include a full year of royalties from Franchise Agreements executed during the period presented, net of the royalties from Franchise Agreements terminated during the period presented, (iii) to include the full year impact for incremental royalties for certain Franchisees that are on temporary royalty abatement and product discount programs during the period presented, (iv) to include a full year of license royalties from Securitization-Owned Locations and other company-owned locations owned by a Non-Securitization Entity, (v) to include a full year of EBITDA for Take 5 Company Locations that are temporarily closed for conversion into Take 5-branded Take 5 Company Locations during the period presented, and (vi) for all Take 5 Company Locations opened as or converted to Take 5-branded Take 5 Company Locations within the prior two years of the end of the period presented, to include the expected EBITDA that will be achieved after being opened as Take 5-branded Take 5 Company Locations for two years. Run Rate Adjusted EBITDA does not purport to give pro forma effect to any transactions in accordance with Article 11 of Regulation S-X promulgated under the Securities 1933 Act, as amended (“Regulation S-X”), and the adjustments made to calculate Run Rate Adjusted EBITDA may not be permissible under Article 11 of Regulation S-X.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Fiscal Period, as of the last Weekly Allocation Date with respect to such Quarterly Fiscal Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Accounts after the last Weekly Allocation Date with respect to such Quarterly Fiscal Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means (i) the Trustee, (ii) the Noteholders, (iii) the Servicer, (iv) the Control Party, (v) the Managers, (vi) the Back-Up Manager and (vii) the Class A-1 Administrative Agent, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Securitization Asset” means (A) with respect to each SPV Franchising Entity and any applicable Future Securitization Entity (I) all Contributed Franchise Agreements and Contributed Development Agreements and all Franchisee Payments thereon; (II) all New Franchise Agreements and New Development Agreements for operating locations of the Driven Securitization Brands and all Franchisee Payments thereon in connection with the Driven Securitization Brands; (III) all rights to enter into New Franchise Agreements and New Development Agreements for operating locations of the Driven Securitization Brands; and (IV) any and all other real (subject to mortgage and recording requirements to be set forth in the Base Indenture) or personal property of every nature, now or hereafter transferred, mortgaged, pledged or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to such SPV Franchising Entity under its respective Franchise Agreements or Development Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Franchise Agreements, or Development Agreements including without limitation any Driven Securitization Brands developed or acquired after the Series 2015-1 Closing Date and elected to be contributed to a Securitization Entity; (B) with respect to SPV Product Sales Holder and Radiator Product Sales Holder, all contracts and other agreements in respect of the product and equipment sales business of the Driven Securitization Brands in existence prior to the Series 2015-1 Closing Date and any contracts and other agreements to be entered into in respect of such business following the Series 2015-1 Closing Date, including (i) the Spire Supply Assets and any Take 5 Company Location supply agreements and (ii) in respect of Future Brands; (C) with respect to each SPV Franchising Entity, SPV Product Sales Holder and Radiator Product Sales Holder, all material contracts contributed to such entities in connection with the Securitization Transaction or in respect of Future Brands, all related payments thereon and all rights to enter into additional such contracts; (D) with respect to Take 5 Properties and FUSA Properties, the Securitization-Owned Locations of the Take 5 Brand located in the United States contributed on the Series 2018-1 Closing Date and prior to the Series 2020-1 Closing Date, the Securitization-Owned Locations of the Fix Auto Brand located in the United States contributed on the Series 2020-1 Closing Date, all future Securitization-Owned Locations for the Take 5 Brand and Fix Auto Brand located in the United States acquired, opened or converted after the Series 2020-1 Closing Date and, in each case, the related Securitization-Owned Location Assets; (E) with respect to Driven Canada Product Sourcing and Driven Canada Claims Management, all contracts, other agreements and other assets in respect of the Canadian Product Sourcing Business and the Canadian Claims Management Business, respectively, on the Series 2020-1 Closing Date and thereafter acquired; (F) with respect to Canadian CARSTAR, and Canadian Take 5, the Securitization-Owned Locations of the respective Canadian Securitization Entities for the CARSTAR Brand, and Take 5 Brand located in Canada on the Series 2020-1 Closing Date, all future Securitization-Owned Locations for such Driven Securitization Brands located in Canada acquired, opened or converted after the Series 2020-1 Closing Date and, in each case, the related Securitization-Owned Location Assets; and in each case together with all payments, proceeds and accrued and future rights to payment thereon, and together with all other assets of the Securitization Entities (other than the Collateral Exclusions).

“Securitization Entities” means, collectively, the Co-Issuers and the Guarantors.

“Securitization IP” means, collectively, the Closing Date Securitization IP and the After- Acquired Securitization IP, except that “Securitization IP” will not include, solely for purposes of the licenses granted under the IP License Agreements, any rights to use licensed third-party Intellectual Property to the extent that such rights are not sublicensable without the consent of or any payment to such third party, or any other action by the licensee thereof, unless such consent has been obtained or payment has been made.

“Securitization Operating Expense Accounts” has the meaning set forth in Section 5.6(a) of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party (other than those paid for from the Concentration Accounts), including (i) accrued and unpaid taxes (other than federal, state, provincial, territorial, local and foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes, including taxes required to be paid directly by the Canadian Securitization Entities), filing fees and registration fees payable by and attributable to the Securitization Entities to any federal, state, provincial, territorial, local or foreign Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Transaction Documents to which it is a party, (B) the Back-Up Manager as Back-Up Manager Fees, (C) any Rating Agency and (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) and external legal counsel; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable); and (iv) Independent Manager fees.

“Securitization-Owned Location” means any company-owned location owned by a Securitization Entity and the other Take 5 Company Locations; provided, that where the context refers to the ownership or operation of a company-owned location (or the ownership of the assets thereof) by a Securitization Entity, Securitization-Owned Locations shall be deemed not to refer to any Take 5 Company Locations (or the assets thereof) that are not owned by a Securitization Entity.

“Securitization-Owned Location Concentration Account” has the meaning specified in Section 5.7(a) of the Base Indenture.

“Securitization Transaction” means, collectively, the 2015 Securitization Transaction, the 2016 Securitization Transaction, the 2018 Securitization Transaction, the 2019 Securitization Transactions and the 2020 Securitization ~~Transaction~~Transactions.

“Senior Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) the aggregate principal amount of each Class of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Class A-1 Notes will be deemed to be equal to the Class A-1 Notes Maximum Principal Amount for each such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (w) the cash and cash equivalents of the Securitization Entities credited to the Senior Notes Interest Reserve Accounts and the Cash Trap Reserve Accounts as of the end of the most recently ended Quarterly Fiscal Period, (x) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Managers or constitute the Residual Amount on the next succeeding Weekly Allocation Date, (y) the available amount of each Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period and (z) the cash and cash equivalents of the Securitization Entities maintained in any Pre-Funding Account and any Pre-Funding Reserve Account to (b) Net Cash Flow of the Securitization Entities for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date and for which financial statements are required to have been delivered. The Senior Leverage Ratio shall be calculated in accordance with Section 14.17(b) of the Base Indenture.

“Senior Interest Shortfall” has the meaning set forth in Section 5.12(a) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means any issuance of Notes under the Indenture by the Issuer and the Canadian Co-Issuer, including the Canadian Co-Issuer becoming a co-issuer on the previous Series of Notes as of the Series 2020-1 Closing Date that by their terms (through their alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Notes) are senior in the right to receive interest and principal on such Notes to the right to receive interest and principal on any Senior Subordinated Notes and any Subordinated Notes.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Fiscal Period and (2) the Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period, (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Senior Notes Interest Payment Accounts pursuant to Section 5.12(a) of the Base Indenture to cover any applicable Class A-1 Notes Interest Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii)) and (b) the amount, if any (and not less than zero), by which (i) the Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Payment Accounts with respect to the Senior Notes Quarterly Interest Amount on each preceding Weekly Allocation Date (or prefunded on the applicable Series Closing Date) with respect to such Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any Senior Notes Interest Payment Account ~~is~~are settled pursuant to a Currency Conversion to U.S. Dollars (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)); provided that to the extent the aggregate amount previously allocated to the Senior Notes Interest Payment Account of a Co-Issuer with respect to the Senior Notes Quarterly Interest Amount on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period exceeds, as of any Weekly Allocation Date, its Allocable Share of such Senior Notes Quarterly Interest Amount for such Quarterly Fiscal Period, the aggregate amount previously allocated to such Senior Notes Interest Payment Account of such Co-Issuer shall be deemed to equal its Allocable Share of such Senior Notes Quarterly Interest Amount for purposes of calculating the Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date.

“Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Fiscal Period and (2) the Senior Notes Aggregate Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such Weekly Allocation Date and (b) the amount, if any (and not less than zero), by which (i) the Senior Notes Aggregate Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Additional Interest Accounts with respect to the Senior Notes Quarterly Post-ARD Additional Interest on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Fiscal Period and (2) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (b) the amount, if any (and not less than zero), by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payment Accounts with respect to the Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date (or prefunded on the applicable Series Closing Date) with respect to such Quarterly Fiscal Period (assuming, for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any Senior Notes Principal Payment Account ~~is~~are settled pursuant to a Currency Conversion to U.S. Dollars (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)); provided that to the extent the aggregate amount previously allocated to the Senior Notes Principal Payment Account of a Co-Issuer with respect to the Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period exceeds, as of any Weekly Allocation Date, its Allocable Share of such Senior Notes Aggregate Scheduled Principal Payments for such Quarterly Fiscal Period, the aggregate amount previously allocated to such Senior Notes Principal Payment Account of such Co-Issuer shall be deemed to equal its Allocable Share of such Senior Notes Aggregate Scheduled Principal Payments for purposes of calculating the Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date. For the avoidance of doubt, as of each Weekly Allocation Date, if the Series ~~2020-1 Class A-2~~ Non-Amortization Test is satisfied as of the immediately preceding Quarterly Payment Date, the Senior Notes Accrued Scheduled Principal Payments Amount due and payable with respect to the applicable Series ~~2020-1 Class A-2~~of Notes for such Weekly Allocation Date will be zero.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate Senior Notes Quarterly Interest Amount due and payable on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-ARD Additional Interest accrued on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Interest Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Interest Reserve Accounts” has the meaning set forth in Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Account Deficit Amount” means, as of any date of determination for a Co-Issuer, the excess, if any, of such Co-Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount over the sum of (a) the amount on deposit in such Co-Issuer’s Senior Notes Interest Reserve Account and (b) the amount available to such Co-Issuer under any Interest Reserve Letter of Credit relating to the Senior Notes (which shall be deemed to equal, for such Co-Issuer, the product of the amount available under such Interest Reserve Letter of Credit and the respective Manager’s good faith estimate (in accordance with the applicable Managing Standard) of such Co- Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount).

“Senior Notes Interest Reserve Account Excess Amount” means, as of any date of determination for a Co-Issuer, the excess, if any, of the sum of (a) the amount on deposit in such Co- Issuer’s Senior Notes Interest Reserve Account and (b) the amount available to such Co-Issuer under any Interest Reserve Letter of Credit relating to the Senior Notes (which shall be deemed to equal, for such Co-Issuer, the product of the amount available under such Interest Reserve Letter of Credit and the respective Manager’s good faith estimate (in accordance with the applicable Managing Standard) of such Co-Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount) over such Co-Issuer’s Allocable Share of the Senior Notes Interest Reserve Amount.

“Senior Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto and any drawing date in respect of any Class A-1 Notes), an amount equal to the Senior Notes Quarterly Interest Amount and the Class A-1 Notes Commitment Fees Amount due on the next Quarterly Payment Date (with the interest and Class A-1 Notes Commitment Fees Amount payable with respect to the Class A-1 Notes on the next Quarterly Payment Date being based on the good faith estimate of the Managers of the actual drawn amount of the Class A-1 Notes as set forth in the applicable Weekly Manager’s Certificate), it being understood that the Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under such Class A-1 Notes. The Senior Notes Interest Reserve Amount will increase or decrease in accordance with any increase or reduction in the Outstanding Principal Amount of the Class A-2 Notes or any reduction in the Class A-1 Notes Maximum Principal Amount and shall be calculated with respect to each Co-Issuer in accordance with its Allocable Share.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(b) of the Base Indenture.

“Senior Notes Post-ARD Additional Interest Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Principal Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, (a) the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest), plus (b) to the extent not otherwise included in clause (a), with respect to any Class A-1 Notes Outstanding, the aggregate amount of any letter of credit fees (including fronting fees) due and payable on issued but undrawn letters of credit, with respect to such Interest Accrual Period, on such Senior Notes pursuant to the applicable Class A-1 Note Purchase Agreement; provided, that if, on any Quarterly Payment Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees will be used to calculate the Senior Notes Quarterly Interest Amount for such Quarterly Payment Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Post-ARD Additional Interest”, “Class A-1 Notes Administrative Expenses”, “Class A-1 Notes Other Amounts” or “Class A-1 Notes Commitment Fees Amount” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Notes Quarterly Interest Amount”.

“Senior Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement (including, for the avoidance of doubt, the Series 2020-~~1~~2 Class A-2 Quarterly Post-ARD Additional Interest and any Post-ARD Additional Interest on the Class A-1 Notes and any other Series of Class A-2 Notes); provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as a “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Additional Interest”. For purposes of the transactions contemplated in connection with the offer and sale of the Series 2020-~~1~~

~~Senior~~2 Notes, the Series 2015-1 Class A-1 ~~post-renewal date additional interest~~Post-Renewal Date Additional Interest, the Series 2015-1 Class A-2 Quarterly Post-ARD Additional ~~Interests~~Interest , the Series 2016-1 ~~Class A-2~~Quarterly Post-ARD Additional Interest, the Series 2018-1 ~~Class A-2~~Quarterly Post-ARD Additional Interest, the Series 2019-1 ~~Class A-2~~Quarterly Post-ARD Additional Interest, the Series 2019-2 ~~Class A-2~~Quarterly Post-ARD Additional Interest ~~and~~ , the Series 2019-3 Class A-1 Post-Renewal Date Additional Interest, the Series 2020-1 Quarterly Post-ARD Additional Interest, the Series 2020-2 Quarterly Post-ARD Additional Interest and any similar Post-ARD Additional Interest as defined in or under any applicable Series Supplement will be included under this definition.

“Senior Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Class of Senior Notes Outstanding, (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments exceeds (b) the sum of (i) the amount of funds on deposit in the Senior Notes Principal Payment Accounts plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates (assuming for any Weekly Allocation Date within the Initial Currency Conversion Election Period, any Canadian Dollar amounts on deposit in any such Senior Notes Principal Payment Account are settled pursuant to a Currency Conversion to U.S. Dollars as of such Weekly Allocation Date (based on the Spot Rate for any Currency Conversion settled for such Weekly Allocation Date or otherwise calculated based on the Deemed Spot Rate)).

“Senior Principal Shortfall” has the meaning specified in Section 5.12(h)(iii) of the Base Indenture.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Co-Issuers that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Interest Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” has the meaning set forth in Section 5.3(a) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the excess, if any, of such Co-Issuer’s Allocable Share of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in ~~the~~such Co-Issuer’s Senior Subordinated Notes Interest Reserve ~~Accounts~~Account and (b) the amount available to such Co-Issuer under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes. (which shall be deemed to equal, for such Co-Issuer, the product of the amount available under such Interest Reserve Letter of Credit and the respective Manager’s good faith estimate (in accordance with the applicable Managing Standard) of such Co-Issuer’s Allocable Share of the Senior Subordinated Notes Interest Reserve Amount).

“Senior Subordinated Notes Interest Reserve Account Excess Amount” means, as of any date of determination for a Co-Issuer, the excess, if any, of the sum of (a) the amount on deposit in such Co-Issuer’s Senior Subordinated Notes Interest Reserve Account and (b) the amount available to such Co-Issuer under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes (which shall be deemed to equal, for such Co-Issuer, the product of the amount available under such Interest Reserve Letter of Credit and the respective Manager’s good faith estimate (in accordance with the applicable Managing Standard) of such Co-Issuer’s Allocable Share of the Senior Subordinated Notes Interest Reserve Amount) over such Co-Issuer’s Allocable Share of the Senior Subordinated Notes Interest Reserve Amount.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Senior Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Subordinated Notes Principal Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to any Class of Senior Subordinated Notes Outstanding, on the Senior Subordinated Notes that is identified as the “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest).

“Senior Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as a “Senior Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-ARD Additional Interest”.

“Senior Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount”, with respect to any Series of Senior Subordinated Notes, has the meaning specified in the related Series Supplement.

“Senior Subordinated Principal Shortfall” has the meaning set forth in Section 5.12(i)(ii) of the Base Indenture.

“Series 2015-1 Class A-2 Notes” means the Series 2015-1 5.216% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2015-1 Closing Date pursuant to the Base Indenture as supplemented by the Series 2015-1 Supplement.

“Series 2015-1 Closing Date” means July 31, 2015.

“Series 2015-1 Notes” means the Series 2015-1 Class A-2 Notes.

“Series 2015-1 Supplement” means the Series 2015-1 Supplement, dated as of July 31, 2015, by and among the Issuer, the Trustee and the Series 2015-1 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2016-1 Class A-2 Notes” means the Series 2016-1 6.125% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2016-1 Closing Date pursuant to the Base Indenture as supplemented by the Series 2016-1 Supplement.

“Series 2016-1 Closing Date” means May 20, 2016.

“Series 2016-1 Notes” means the Series 2016-1 Class A-2 Notes.

“Series 2016-1 Supplement” means the Series 2016-1 Supplement, dated as of May 20, 2016, by and among the Issuer, the Trustee and the Series 2016-1 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2018-1 Class A-2 Notes” means the Series 2018-1 4.739% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2018-1 Closing Date pursuant to the Base Indenture as supplemented by the Series 2018-1 Supplement.

“Series 2018-1 Closing Date” means April 24, 2018.

“Series 2018-1 Notes” means the Series 2018-1 Class A-2 Notes.

“Series 2018-1 Supplement” means the Series 2018-1 Supplement, dated as of the Series 2018-1 Closing Date, by and among the Issuer, the Trustee and the Series 2018-1 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2019-1 Class A-2 Notes” means the Series 2019-1 4.641% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2019-1 Closing Date pursuant to the Base Indenture as supplemented by the Series 2019-1 Supplement.

“Series 2019-1 Closing Date” means March 19, 2019.

“Series 2019-1 Notes” means the Series 2019-1 Class A-2 Notes.

“Series 2019-1 Supplement” means the Series 2019-1 Supplement, dated as of March 19, 2019, by and among the Issuer, the Trustee and the Series 2019-1 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2019-2 Class A-2 Notes” means the Series 2019-2 3.981% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2019-2 Closing Date pursuant to the Base Indenture as supplemented by the Series 2019-2 Supplement.

“Series 2019-2 Closing Date” means September 17, 2019.

“Series 2019-2 Notes” means the Series 2019-2 Class A-2 Notes.

“Series 2019-2 Supplement” means the Series 2019-2 Supplement, dated as of September 17, 2019, by and among the Issuer, the Trustee and the Series 2019-2 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2019-3 Class A-1 Administrative Agent” means the administrative Agent under the Series 2019-3 Class A-1 Note Purchase Agreement.

~~“Series 2019-3 Class A-1 Notes” means the Series 2013-3 Variable Funding Senior Notes, Class A-1~~, ~~issued on the Series 2019-3 Closing Date pursuant to the Base Indenture as supplemented by the Series 2019-3 Supplement.~~

“Series 2019-3 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement (Series 2019-3 Class A-1 Notes), dated as of the Series 2019-3 Closing Date, by and among the Securitization Entities and Barclays Bank PLC, as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2019-3 Closing Date” means December 11, 2019.

“Series 2019-3 Notes” means the Series 2019-3 Variable Funding Senior Secured Notes, Class A-1, issued on the Series 2019-3 Closing Date pursuant to the Base Indenture as supplemented by the Series 2019-3 Supplement.

“Series 2019-3 Supplement” means the Series 2019-3 Supplement, dated as of December 11, 2019, by and among the Co-Issuers, the Trustee and the Series 2019-3 Securities Intermediary (as defined therein), as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“Series 2020-1 Class A-2 Notes” means the Series 2020-1 3.786% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2020-1 Closing Date pursuant to the Base Indenture as supplemented by the Series 2020-1 Supplement.

“Series 2020-1 Closing Date” means July 6, 2020

“Series 2020-1 Notes” means the Series 2020-1 Class A-2 Notes.

“Series 2020-1 Supplement” means the Series 2020-1 Supplement, dated as of the Series 2020-1 Closing Date, by and among the Co-Issuers, the Trustee and the Series 2020-1 Securities Intermediary (as defined therein), as amended, supplemented or otherwise modified from time to time.

“Series 2020-2 Class A-2 Notes” means the Series 2020-2 3.237% Fixed Rate Senior Secured Notes, Class A-2, issued on the Series 2020-2 Closing Date pursuant to the Base Indenture as supplemented by the Series 2020-2 Supplement.

“Series 2020-2 Closing Date” means December 14, 2020.

“Series 2020-2 Notes” means the Series 2020-2 Class A-2 Notes.

“Series 2020-2 Supplement” means the Series 2020-2 Supplement, dated as of the Series 2020-2 Closing Date, by and among the Co-Issuers, the Trustee and the Series 2020-2 Securities Intermediary (as defined therein), as amended, supplemented or otherwise modified from time to time.

“Series” or “Series of Notes” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, the “Anticipated Repayment Date” set forth in the related Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Series of Notes or such Class pursuant to the applicable Series Supplement.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Series Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” for any Series of Notes, has the meaning specified in the applicable Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date if the level of both the Driven Brands Leverage Ratio and the Senior Leverage Ratio are each less than or equal to 5.00:1.00 as calculated on the Quarterly Calculation Date immediately preceding such Quarterly Payment Date.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums and make-whole payments, if any, at any time and from time to time, owing by the Co-Issuers on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series Pre-Funded Acquisition Conditions” are set forth in the related Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Service Recipients” means, (x) with respect to the U.S. Manager, the U.S. Securitization Entities, Take 5 and Take 5 Oil and (y) with respect to the Canadian Manager, the Canadian Securitization Entities.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Services” has the meaning set forth in the applicable Management Agreement.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of the Series 2018-1 Closing Date, as amended on the Series 2020-1 Closing Date, by and among the Co- Issuers, the other Securitization Entities party thereto, the Managers, the Servicer and the Trustee, and as further amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Shortfall Payment” means, without duplication, (i) any payments or allocations of the Issuer or Canadian Co-Issuer, as applicable, that are applied to fund a shortfall of the amount payable or allocable pursuant to the Priority of Payments for a Weekly Allocation Date due to a lack of Canadian Collections of the Canadian Co-Issuer or U.S. Collections of the Issuer, as applicable, (ii) any payments or allocations of the Issuer on account of U.S. Dollar-denominated expenses of the Canadian Co-Issuer that are applied to fund a shortfall pursuant to the Priority of Payments for a Currency Conversion Opt- Out Weekly Allocation Date due to a lack of U.S. Dollar-denominated Canadian Collections of the Canadian Co-Issuer, (iii) any payments from the funds of the Issuer or Canadian Co-Issuer, as applicable, that are made to fund a shortfall on account of the other Co-Issuer on a Quarterly Payment Date due to a lack of funds in any Indenture Trust Account of a Co-Issuer and (iv) any payments or allocations of the Issuer or Canadian Co-Issuer, as applicable, that are applied to fund a shortfall on account of the other Co-Issuer for any other purpose not set forth in clauses (i)-(iii). Shortfall Payments paid (except for Canadian Direct Payment Amounts paid to the Canadian Manager or a third party, in each case, pursuant to the Priority of Payments or pursuant to priority (v) or (xix) of the Priority of Payments) or allocated on a Currency Conversion Opt-Out Weekly Allocation Date may initially be denominated in a different currency than the currency of such payment or obligation.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” means all rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and Trade Secrets therein.

“Spot Rate” means (a) with respect to any currency exchange between USD and CAD following the delivery of the FX Exchange Report, and the related calculations made pursuant to the Indenture and the other Transaction Documents, the applicable spot rate available through the FX Agent’s banking facilities (or, if the FX Agent has notified the Trustee, the Controlling Class Representative and the Control Party and the Co-Issuers that it will no longer provide such services or if Citibank, N.A. or one of its Affiliates is no longer the FX Agent, through such other source agreed to by the Control Party (acting at the direction of the Controlling Class Representative), the Co-Issuers and the Trustee in writing) and (b) for all other purposes, the CAD-USD spot rate, or the USD-CAD spot rate, as applicable, that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication agreed to by the Control Party (acting at the direction of the Controlling Class Representative), and the Co-Issuers for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. (New York City time) on the immediately preceding Business Day (the Spot Rate determined pursuant to this clause (b), the “Deemed Spot Rate”). With respect to Citibank, N.A. acting as FX Agent, the Spot Rate determined pursuant to clause (a) of this definition shall equal the then-current CAD-USD spot rate, or the USD-CAD spot rate, as applicable, as appearing on the BFIX page of Bloomberg Professional Service (or any successor thereto) plus 0.04%. The determination of the Spot Rate pursuant to clause (a) of this definition shall be conclusive absent manifest error.

“Star Auto Glass Brand” means the Star Auto Glass® name and Star Auto Glass Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Star Auto Glass Franchisor” means Star Auto Glass Franchisor SPV LP, a special purpose Ontario limited partnership.

“Star Auto Glass Franchisor GP” means Star Auto Glass Franchisor SPV GP Corporation, a special purpose Canadian corporation and a direct, wholly-owned subsidiary of the Canadian Co-Issuer, and the general partner of Star Auto Glass Franchisor.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of Parent, the Manager or any other Non-Securitization Affiliate.

“Specified Employment Assets” means the employee contracts and assets related to the employees, and services provided thereby, of the Canadian Securitization Entities.

“Spire Supply Securitization Account” means the account established by Driven Product Sourcing LLC for the benefit of Driven Product Sourcing LLC and maintained at Wells Fargo Bank, N.A.

“Sponsor” means Roark Capital Partners III LP.

“SPV Franchising Entities” means, collectively, (a) Franchisor Holdco, 1-800-Radiator Franchisor, Meineke Franchisor, Maaco Franchisor, Econo Lube Franchisor, Drive N Style Franchisor, Merlin Franchisor, CARSTAR Franchisor, Take 5 Franchisor, ABRA Franchisor and FUSA Franchisor (the “U.S. SPV Franchising Entities”) and (b) Canadian CARSTAR, Canadian Maaco Franchisor, Canadian Meineke Franchisor, Canadian Take 5, Go Glass Franchisor, Star Auto Glass Franchisor (the “Canadian SPV Franchising Entity LPs”), together with their respective Canadian Securitization Entity GPs and the Canadian Co-Issuer, in its capacity as franchisor for the Docteur du Pare-Brise Brand, Uniglass Brand, VitroPlus Brand and certain of the other Uniban Brands (collectively, the “Canadian SPV Franchising Entities”).

“SPV Product Sales Holder” means Driven Product Sourcing LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer.

“STA” means the Securities Transfer Act or similar legislation (including, without limitation, the Civil Code of Québec) of any Canadian jurisdictions the laws of which are required by such legislation to be applied in connection with Lien on any “security”, “financial asset”, “security entitlement”, “certificated security” and “uncertificated security”, and includes all regulations from time to time made under such legislation.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Sub-Manager” means any sub-manager appointed pursuant to the terms of a Management Agreement to provide Services thereunder, so long as the applicable Manager remains primarily and directly liable for the performance of its obligations under such Management Agreement notwithstanding any such sub-managing arrangement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Debt.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Series 2015-1 Closing Date, Series 2016-1 Closing Date, Series 2018-1 Closing Date, Series 2019-1 Closing Date, Series 2019-2 Closing Date, Series 2019-3 Closing Date, ~~and~~ Series 2020-1 Closing Date and Series 2020-2 Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the 2015-1 Closing Date, Series 2016-1 Closing Date, Series 2018-1 Closing Date, Series 2019-1 Closing Date, Series 2019-2 Closing Date, Series 2019-3 Closing Date, ~~and~~ Series 2020-1 Closing Date and Series 2020-2 Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the 2015-1 Closing Date, Series 2016-1 Closing Date, Series 2018-1 Closing Date, Series 2019- 1 Closing Date, Series 2019-2 Closing Date, Series 2019-3 Closing Date, ~~and~~ Series 2020-1 Closing Date and Series 2020-2 Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Series 2019-1 Closing Date, Series 2019-2 Closing Date, Series 2019-3 Closing Date, ~~and~~ Series 2020-1 Closing Date and Series 2020-2 Closing Date, as applicable, such Subordinated Debt will not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof will be expressly junior in priority to all Liens on the Collateral in favor of any holder of Senior Debt.

“Subordinated Interest Shortfall” has the meaning set forth in Section 5.12(j) of the Base Indenture.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Co- Issuers that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Noteholder” means any Holder of Subordinated Notes of any Series.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Subordinated Notes Post-ARD Additional Interest Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Principal Payment Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to any Class of Subordinated Notes Outstanding, on the Subordinated Notes that is identified as the “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest).

“Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as a “Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-ARD Additional Interest”.

“Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Scheduled Principal Payments Deficiency Amount”, with respect to any Series of Subordinated Notes, has the meaning specified in the related Series Supplement.

“Subordinated Principal Shortfall” has the meaning set forth in Section 5.12(l)(ii) of the Base Indenture.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Successor Manager” means any successor to a Manager selected by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or removal of such Manager pursuant to the terms of the applicable Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager in connection with the termination, removal and replacement of a Manager under the applicable Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means, with respect to each Manager, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Fiscal Period, (i) the expenses incurred or other amounts charged by such Manager since the beginning of such Quarterly Fiscal Period in connection with the performance of such Manager’s obligations under the applicable Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by such Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“System-Wide Sales Trigger Date” means the earlier of (i) when all Holders of the Series 2015-1 Notes, Series 2016-1 Notes and Series 2018-1 Notes have been repaid or (ii) when all Holders of the Series 2015-1 Notes, Series 2016-1 Notes and Series 2018-1 Notes have consented to the amendment of the definition of “Rapid Amortization Event” as set forth in Amendment No. 1 to this Base Indenture.

“Take 5” means Take 5 LLC, a North Carolina limited liability company.

“Take 5 Brand” means (i) the Take 5 Oil Change® name and Take 5 Oil Change® Trademarks, and (ii) Super-Lube® name and Super-Lube®, Trademarks, in each case whether alone or in combination with any other words or symbols, all operations manuals including franchise operations manuals, marketing materials, advertisements and franchise documents and similar works of authorship and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Take 5 Branded Locations” means, collectively, each Branded Location using the Take 5 Brand.

“Take 5 Company Location” means (i) the company-owned locations operating under the Take 5 Brand on the Series 2018-1 Closing Date were be contributed to Take 5 Properties on the Series 2018-1 Closing Date pursuant to the Third Tier Take 5 ~~and Spire~~Company Location Assets Contribution Agreement (and including, for the avoidance of doubt, certain company-owned locations not operating under the Take 5 Brand on the Series 2018-1 Closing Date but which were converted into Take 5 Branded Locations following the Series 2018-1 Closing Date), (ii) all Take 5 Company Locations that are acquired or opened by Take 5 Properties after the Series 2018-1 Closing Date and (iii) all company-owned locations operating under the Take 5 Brand as of the Series 2018-1 Closing Date that were contributed to Take 5 Properties, but contribute Weekly Estimated Securitization-Owned Location Profits Amounts and Monthly Securitization-Owned Location Profits True-up Amounts to Take 5 Properties.

“Take 5 Company Location Concentration Accounts” means (i) that certain account maintained at Wells Fargo Bank, National Association for the benefit of Take 5 Properties, (ii) that certain account maintained at Whitney Bank for the benefit of Take 5 Properties and (iii) at any time on and after the Series 2018-1 Closing Date, any other accounts established and in the name of and for the benefit of Take 5 Properties with respect to the Take 5 Company Locations.

“Take 5 Franchisor” means Take 5 Franchisor SPV LLC, a special purpose Delaware limited liability company and a direct, wholly owned subsidiary of the Franchisor Holdco.

“Take 5 IP” means the portion of the Securitization IP relating to the Take 5 Brand.

“Take 5 License Agreement” means the Take 5 License Agreement, dated as of the Series 2018-1 Closing Date, by and between Take 5 Franchisor, as licensor, and Take 5 Properties, as licensee, as amended, supplemented or otherwise modified from time to time.

“Take 5 Monthly Fiscal Period” means the following fiscal periods of Take 5 Franchisor and Take 5 Properties: (a) with respect to each 52-week fiscal year of Take 5 Franchisor and Take 5 Properties, the first 5-week fiscal period and the remaining two four-week fiscal periods in each Quarterly Fiscal Period and (b) with respect to each 53-week fiscal year of Take 5 Franchisor and Take 5 Properties (i) one 5-week fiscal period and the remaining two four-week fiscal periods for each of the first three Quarterly Fiscal Periods in such fiscal year, and (ii) an initial 5-week fiscal period, the subsequent four-week fiscal period, and the final 5-week fiscal period in the fourth Quarterly Fiscal Period of such fiscal year.

“Take 5 Oil” means Take 5 Oil Change, Inc., a Delaware corporation.

“Take 5 Properties” means Take 5 Properties SPV LLC, a newly formed, special purpose Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer, which owns the Securitization-Owned Locations and related Securitization-Owned Location Assets for the Take 5 Brand contributed thereto on the Series 2018-1 Closing Date and thereafter.

“Tax” means (i) any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto, and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended, and any successor statute or regulations of similar import, in each case as in effect from time to time.

“Tax Lien Reserve Amount” has the meaning set forth in Section 9.2(o) of the Base Indenture.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) except with respect to any Future Securitization Entity (including Future Securitization Entities organized with the consent of the Control Party pursuant to Section 8.30(b) of the Base Indenture) that will be treated as a corporation for United States federal income tax purposes, each Securitization Entity organized in the United States and any other direct or indirect Subsidiary of the Issuer organized in the United States (i) will as of the date of issuance be treated as a disregarded entity and (ii) will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt.

“Tax Payment Deficiency” means any Tax liability of Parent (or, if Parent is not the taxable parent entity of Funding Holdco or Canadian Funding Holdco, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, provincial, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the applicable Manager determines cannot be satisfied by Parent (or such other taxable parent entity) from its available funds.

“Trademarks” means all United States, state, Canadian, provincial, territorial and other non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby.

“Trade Secrets” means all trade secrets and other confidential or proprietary information, including with respect to unpatented inventions, operating procedures, know how, inventory methods, customer service methods, financial control methods and training techniques.

“Transaction Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreements, each Account Control Agreement, the Management Agreements, the Servicing Agreement, the Back-Up Management Agreement, the Contribution Agreements, the Note Purchase Agreements, the IP License Agreements, the Charter Documents of each Securitization Entity, each Letter of Credit Reimbursement Agreement and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents; provided that no Allocation Agreement shall be a Transaction Document.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by any such officer, in each case having direct responsibility for the administration of the Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee Accounts” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“ULC” means an unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

“Uniban Brands” includes, as the context requires, the Docteur du Pare-Brise Brand, the Go Glass Brand, the Star Auto Glass Brand, the Uniglass Brand, the VitroPlus Brand and certain other Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of such Trademarks constituting Closing Date Securitization IP or After-Acquired Securitization IP of the Canadian Co-Issuer (but excluding any other Driven Securitization Brand), and, in each case of such Driven Securitization Brand or such other Trademarks, relating to or embodied in the sale of glass under such Driven Securitization Brand or other Trademark.

“Uniglass Brand” means the Uniglass® name and Uniglass Trademarks, including the Uniglass Express® and Uniglass Plus® Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“United States” or “U.S.” means the United States of America, its 50 states and the District of Columbia. For the avoidance of doubt, “United States” and “U.S.” shall not include any territories, possessions or commonwealths of the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“USCO” means the U.S. Copyright Office and any successor U.S. Federal office. “U.S. Advertising Accounts” means the nine (9) accounts maintained by the U.S. Manager for advertising payments in respect of the Driven Securitization Brands in the United States, together with any other new accounts for advertising payments created by the U.S. Manager from time to time

“U.S. Claims Management Business” means the Claims Management Business operated by one or more U.S. Securitization Entities.

“U.S. Collection Account” means collectively, account number 114871 entitled “Issuer U.S. Collection Account for U.S. Collections” for the holding of U.S. Collections and account number 12545400 entitled “Canadian Co-Issuer U.S. Collection Account for the Canadian Allocation and Shortfall Payment Amount” for the holding of any Canadian Allocation and Shortfall Payment Amount and any other Canadian Collections denominated in U.S. Dollars, each maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“U.S. Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of the U.S. Securitization Entities in each case during such Weekly Collection Period, including (without duplication):

(i)    all Franchisee Payments, Product Sourcing Payments, rebates, payments and fees received from insurance companies in respect of franchisee referrals, purchasing rebates, vendor listing fees and claims management services, in each case deposited into the applicable Concentration Account during such Weekly Collection Period;

(ii)    sublease revenue received in respect of locations that were formerly Securitization-Owned Locations;

(iii)    cash revenues, credit card proceeds and debit card proceeds generated by any Product Sourcing Business, any Claims Management Business, Take 5 Company Locations and other Securitization-Owned Locations and any proceeds of the initial sale of gift cards generated by Take 5 Company Locations and other Securitization-Owned Locations;

(iv)    without duplication of clause (i) above, all amounts, including amounts received under the IP License Agreements and other license fees (including synthetic company-owned royalties from Securitization-Owned Locations and synthetic royalties from other company-owned locations, including certain Take 5 Company Locations, that are not Securitization-Owned Locations) and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(v)    all Indemnification Amounts, Release Prices, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of “Asset Disposition Proceeds”, in each case that are required to be deposited into the applicable Concentration Account or the applicable Collection Account;

(vi)    any Investment Income earned on amounts on deposit in the Accounts;

(vii)    any equity contributions made to the Issuer (directly or indirectly) (provided that ~~a~~the applicable Non-Securitization Entity may elect to have any such contributions applied directly to the Trustee in connection with any optional prepayment of the Notes);

(viii)    to the extent not otherwise included above, all Excluded Amounts; and

(ix)    any other payments or proceeds received with respect to the Collateral.

“U.S. Concentration Account” means the account maintained in the name of the Issuer and pledged to the Trustee into which the U.S. Manager causes amounts to be deposited pursuant to Section 5.10(a)(i) of the Base Indenture or any successor account established for the Issuer by the U.S. Manager for such purpose pursuant to the Base Indenture and the U.S. Management Agreement.

“U.S. Intellectual Property” means any Intellectual Property subject to the laws of the United States.

“U.S. Management Agreement” means the Amended and Restated Management Agreement, dated as of the Series 2018-1 Closing Date, by and among the U.S. Manager, the U.S. Securitization Entities and the Trustee, as amended on the Series 2020-1 Closing Date and as further amended, supplemented or otherwise modified from time to time.

“U.S. Manager” means Driven Brands, Inc., as manager under the U.S. Management

Agreement, and any successor thereto.

“U.S. Product Sourcing Business” means the Product Sourcing Business operated by one or more U.S. Securitization Entities.

“USPTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

“U.S. Residual Amount” means, for any Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, if any, by which the amount allocated to the U.S. Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxviii) of the Priority of Payments.

“U.S. Securitization Entities” means the Issuer and the U.S. Guarantors and each Future Securitization Entity organized in the United States, any state thereof, or the District of Columbia.

“U.S. Shortfall Payment Amount” with respect to each Weekly Allocation Date or Quarterly Payment Date (or any other applicable date) means any Shortfall Payment paid or allocated by the Issuer.

“VitroPlus Brand” means the VitroPlus® name and VitroPlus Trademarks, including the Vitro Express® Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing (but excluding any other Driven Securitization Brand).

“Voting Equity Interests” means, with respect to any Person as of any date, the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors or similar body of such Person.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Weekly Allocation Date” means each Currency Conversion Opt-Out Weekly Allocation Date or a Currency Conversion Weekly Allocation Date, as applicable.

“Weekly Allocation Time” has the meaning specified in Section 5.10(i)(iv) of the Base Indenture.

“Weekly Calculation Date” has the meaning specified in Section 5.11(i)(ii) of the Base Indenture.

“Weekly Cash Claims Management Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) cash revenues, credit card proceeds and debit card proceeds (excluding applicable Pass-Through Amounts) generated by the operation of the applicable Claims Management Business over such period minus (b) all operating expenses of such applicable Claims Management Business (excluding applicable Excluded Operating Expenses, but in the case of Driven Canada Claims Management, including Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Claims Management, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts, which, in each case, shall be deemed to be paid when paid or reserved) paid in cash out of funds on deposit in the Claims Management Concentration Account in connection with the operation of the applicable ~~Product Sourcing~~Claims Management Business over such period.

“Weekly Cash Product Sourcing Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) cash revenues, credit card proceeds and debit card proceeds (excluding applicable Pass-Through Amounts) generated by the Product Sourcing Business over such period minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but in the case of Driven Canada Product Sourcing, including Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Product Sourcing, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts, which, in each case, shall be deemed to be paid when paid or reserved) paid in cash out of funds on deposit in the Product Sourcing Concentration Account in connection with the operation of the applicable Product Sourcing Business over such period.

“Weekly Cash Securitization-Owned Location Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) cash revenues, credit card proceeds, and debit card proceeds and any proceeds of the initial sale of gift cards (excluding applicable Pass-Through Amounts) generated by such Securitization-Owned Locations over such period minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but including, in the case of the Canadian Securitization Entities, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of the applicable Securitization Entity, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts, which, in each case, shall be deemed to be paid when paid or reserved) paid in cash out of funds on deposit in the applicable Securitization-Owned Location Concentration Accounts in connection with the operation of such Securitization-Owned Locations over such period.

“Weekly Claims Management Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of the operation of the applicable Claims Management Business minus (b) all operating expenses (excluding applicable Pass- Through Amounts, but in the case of Driven Canada Claims Management, including Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Claims Management, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of such applicable Claims Management Business.

“Weekly Collection Period” means, with respect to Collections, each weekly period commencing at 12:00 a.m. (local time) on each Sunday per week and ending at 11:59 p.m. (local time) on each Saturday per week; provided that the first Weekly Collection Period following the Series 2020-1 Closing Date with respect to any Canadian Collections will commence at 12:00 a.m. (New York City time) on the Series 2020-1 Closing Date and will end at 11:59 p.m. (New York City time) on the Saturday of the first full weekly fiscal period following the Series 2020-1 Closing Date. At the election of the Managers pursuant to the Weekly Manager’s Certificate for such Weekly Collection Period, the first Weekly Collection Period following the Series 2020-1 Closing Date with respect to any Canadian Collections will end at 11:59 p.m. (New York City time) on the Saturday of the second full weekly fiscal period following the Series 2020-1 Closing Date. References to “local time” refer to the local time at the Branded Location or other location receiving the relevant Collections.

“Weekly Estimated Claims Management Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the lesser of (or, at the option of the applicable Securitization Entity, the greater of) (x) an estimate of the Weekly Claims Management Profits Amount for such period and (y) an estimate of the Weekly Cash Claims Management Profits Amount for such period, in each case, as set forth in the relevant Weekly Manager’s Certificate.

“Weekly Estimated Product Sourcing Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the lesser of (or, at the option of the applicable Securitization Entity, the greater of) (x) an estimate of the Weekly Product Sourcing Profits Amount for such period and (y) an estimate of the Weekly Cash Product Sourcing Profits Amount for such period, in each case, as set forth in the relevant Weekly Manager’s Certificate.

“Weekly Estimated Securitization-Owned Location Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the lesser of (or, at the option of the applicable Securitization Entity, the greater of) (x) an estimate of the Weekly Securitization-Owned Location Profits Amount for such period and (y) an estimate of the Weekly Cash Securitization- Owned Location Profits Amount for such period, in each case, as set forth in the relevant Weekly Manager’s Certificate.

“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Weekly Product Sourcing Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of the operation of the applicable Product Sourcing Business minus (b) all operating expenses (excluding applicable Pass-Through Amounts, but in the case of Driven Canada Product Sourcing, including Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of Driven Canada Product Sourcing, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of such applicable Product Sourcing Business.

“Weekly Securitization-Owned Location Profits Amount” means, with respect to each fiscal week of the applicable Securitization Entities, the amount (not less than zero) equal to (a) all revenue (excluding applicable Pass-Through Amounts) accrued over such period in respect of all such Securitization-Owned Locations minus (b) all operating expenses (excluding applicable Excluded Operating Expenses, but including, in the case of the Canadian Securitization Entities, Excluded Amounts described in clause (ii) or (iii) of the definition thereof and, at the option of the applicable Securitization Entity, any such Excluded Amount required or reasonably expected to be payable at or prior to the immediately following four (4) Quarterly Payment Dates or for which a reserve is maintained on account of quarterly or annual payment of such Excluded Amounts which, in each case, will be deemed to be accrued when paid or reserved) accrued over such period in connection with the operation of such Securitization-Owned Locations.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fee” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of facsimile, telex, telecopier device, telegraph or cable.

Exhibit A

FORM OF WEEKLY MANAGER’S CERTIFICATE

(See attached.)

A-1

Exhibit B

FORM OF FX EXCHANGE REPORT

(See attached.)

B-1

Exhibit B

FORM OF QUARTERLY NOTEHOLDERS’ REPORT

(See attached.)

B-1

Exhibit D-1

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [                    ] by and between [                    ], a [                    ], located at [                    ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust – Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and the goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Patent and Trademark Office (“USPTO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor[; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the USPTO pursuant to 15 USC Section 1051(b) prior to the filing of a statement of use or

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amendment to allege use pursuant to 15 USC Section 1051(c) or (d), provided that at such time that the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, canceled, voided or abandoned such Trademark application will not be excluded from the Notice]~~4~~5.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [    ], 2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

1.    The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USPTO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

~~4~~[5]	Note to Draft: Bracketed text to apply with respect to US grants only.

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

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Schedule 1

Trademarks

Mark	Class	App. No.	App. Date	Reg. No.	Reg. Date	Owner	Status

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Exhibit D-2

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [                    ] by and between [                    ], a [                    ] [                    ] located at [                    ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust – Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents, and the right to bring an action at law or in equity for any infringement, misappropriation, or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Patent and Trademark Office (“USPTO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [                    ],

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2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

1.    The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USPTO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

Notice of Grant of Security Interest in Patents

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Schedule 1

Patents

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner	Status

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Exhibit D-3

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [                    ] by and between [                    ], a [                    ] [                    ] located at [                    ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust – Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] copyright registrations set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Copyright Office (“USCO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Grant, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [                    ], 2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven

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Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

1.     The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USCO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.     Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.     THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.     This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

Notice of Grant of Security Interest in Copyrights

D-3-3

Schedule 1

Copyrights

Title	Reg. No.	Reg. Date	Owner	Status

Exhibit E-1

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [                    ], by and between [                    ] by and between [                    ], a [                    ] [                    ] located at [                    ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust – Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and the goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Patent and Trademark Office (“USPTO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor[; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with

E-1-1

the PTO pursuant to 15 USC Section 1051 (b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 USC Section 1051 (c) or (d), provided that at such time that the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, cancelled, voided or abandoned such Trademark application will not be excluded from the Notice]~~5~~6.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended on [                    ], 2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

1.     The parties intend that the Trademark Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USPTO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.     Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.     THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.     This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

[Remainder of this page intentionally left blank]

~~5~~[6]	Note to Draft: Bracketed text to apply with respect to US grants only.

E-1-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

E-1-3

Schedule 1

Trademarks

Mark	Class	App. No.	App. Date	Reg. No.	Reg. Date	Owner	Status

E-1-4

Exhibit E-2

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [                    ] by and between [                    ], a [                    ] [                    ] located at [                    ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust –Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents, and the right to bring an action at law or in equity for any infringement, misappropriation, or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Patent and Trademark Office (“USPTO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended on [            ], 2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

Supplemental Notice of Grant of Security Interest in Patents

E-2-1

1.     The parties intend that the Patent Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USPTO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.     Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.     THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.     This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

[Remainder of this page intentionally left blank]

E-2-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Patents

E-2-3

Schedule 1

Patents

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner	Status

E-2-4

Exhibit E-3

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [            ], by and between [    ] by and between [            ], a [            ] [            ] located at [            ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 Attention: Agency & Trust – Driven Brands (in such capacity, the “Trustee”).

WHEREAS, Grantor is the owner of the [United States] [Canadian] copyright registrations set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018, by and among Grantor and the other Guarantors in favor of the Trustee (as amended on July 6, 2020, and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) [and the Deed of Hypothec, dated as of the Series 2020-1 Closing Date, by and among the Canadian Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time (the “Canadian Collateral Agreement”)], to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the [United States Copyright Office (“USCO”)] [Canadian Intellectual Property Office (“CIPO”)] to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Amended and Restated Base Indenture, dated as of April 24, 2018, as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [                    ],

E-3-1

2020, by and among Driven Brands Funding, LLC, a Delaware limited liability company, Driven Brands Canada Funding Corporation, a Canadian corporation, and Citibank, as Trustee and securities intermediary (as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

1.     The parties intend that the Copyright Collateral subject to this Notice is to be considered as After-Acquired Securitization IP under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the [USCO] [CIPO] to file and record this Notice together with the annexed Schedule 1.

2.     Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.     THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PRINCIPLES THAT WOULD LEAD TO THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS OF THE STATE OF NEW YORK.

4.     This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute a single agreement.

[Remainder of this page intentionally left blank]

E-3-2

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SPV FRANCHISING ENTITY], as Grantor

By:
Name:
Title:

Supplemental Grant of Security Interest in Copyrights

E-3-3

Schedule 1

Copyrights

Title	Reg. No.	Reg. Date	Owner	Status

E-3-4

Exhibit F

FORM OF INVESTOR REQUEST CERTIFICATION

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust – Driven Brands

Pursuant to Section 4.4 of the Amended and Restated Base Indenture, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [            ], 2020, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Driven Brands Funding, LLC, as Issuer, Driven Brands Canada Funding Corporation, as Canadian Co-Issuer, and Citibank, N.A., as Trustee and as Securities Intermediary, the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1.     The undersigned is a [Noteholder][Note Owner][prospective purchaser] of Series [            ] [        ]% [Fixed Rate Senior Secured] Notes, Class [                    ] (the “Notes”).

2.     In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of the Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes.

3.     The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder or a Note Owner, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s internet website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) relating to the Notes.

4.     The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or potential investment in the case of a prospective purchaser, in the Notes.

5.     The undersigned is not a Competitor.

6.     The undersigned understands that the information it has requested contains confidential information.

7.     In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned without the prior written consent of the Trustee or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided that the undersigned shall be permitted to disclose such information (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as confidential information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process. Notwithstanding the foregoing, the undersigned may disclose to any and all persons, without limitation of any kind, the tax

F-1

treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective purchaser]]

By:
Name:
Title:

Date:

F-2

Exhibit H

FORM OF CCR ELECTION NOTICE

[date]

Notice Date:	, 20
Notice Record Date:	, 20
Responses Due By:	, 20

Re:	Election for Controlling Class Representative

To: The Controlling Class Members described below:

CLASS	CUSIP	ISIN	Common Code

Dear Series [                    ] Class [                    ] Noteholder:

Reference is hereby made to the Amended and Restated Base Indenture, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [            ], 2020, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Driven Brands Funding, LLC, a Delaware limited liability company (the “Issuer”), Driven Brands Canada Funding Corporation, a Canadian corporation (the “Canadian Co-Issuer” and together with the Issuer, the “Co-Issuers”) and Citibank, N.A., a national banking association (“Citibank”), as trustee (in such capacity, the “Trustee”) and as securities intermediary, as supplemented by each Series Supplement thereto (each as amended, supplemented or otherwise modified from time to time, a “Series Supplement”) among the Co-Issuers and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplement, as applicable.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2.	If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit I to the Base Indenture by [insert thirty (30) calendar days] to the below address:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Anthony Bausa

Email: Anthony.bausa@citi.com

[Signature Page Follows]

Very truly yours,

CITIBANK, N.A., as Trustee

By:
Name:
Title:

cc:	Driven Brands Funding, LLC

Driven Brands Canada Funding Corporation

Driven Brands, Inc., as U.S. Manager

Driven Brands Canada Shared Services Inc., as Canadian Manager

Exhibit I

FORM OF CCR NOMINATION FOR CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative: Nominee:

By my signature below, I, (please print name) ,                                          hereby certify that:

(1)     As of [insert the Closing Date for Initial CCR Election][insert other date for any subsequent CCR Election that is not more than ten (10) Business Days prior to the date of the CCR Election Notice], I was the (please check one):

☐   Note Owner

OR

☐   Noteholder

of the

☐   [Outstanding Principal Amount× of CUSIP [                    ] in the amount of $[                    ]]

OR

☐   [Series [                    ] Class A-1 Notes Voting Amount× in the amount of $[                    ]]

(2)     The candidate that I nominated above for election as Controlling Class Representative is (please check one):

☐   a Controlling Class Member

☐   an Eligible Third-Party Candidate

(3)     Contact Information for candidate nominated (it being acknowledged that such contact information will be posted on the Trustee’s internet website).

× “ Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement. “ Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (i) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (ii) the Outstanding Principal Amount of the Class A-1 Notes for such Series.

[Signature Page Follows]

I-1

By:

Name:

Date submitted:

STATE OF NEW YORK

COUNTY OF [    ]

I     certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: [                    ]

Date:
Official Signature of notary

Notary’s printed or typed name, Notary Public

I-2

Exhibit J

FORM OF CCR BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

CITIBANK, N.A.

BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:	, 20
Notice Record Date:	, 20
Responses Due By:	, 20

To:	The Controlling Class Members described below:

CLASS	CUSIP	ISIN	Common Code

Re: Election for Controlling Class Representative

Reference is hereby made to the Amended and Restated Base Indenture, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [                    ], 2020, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Driven Brands Funding, LLC (the “Issuer”), Driven Brands Canada Funding Corporation, a Canadian corporation (the “Canadian Co-Issuer” and together with the Issuer, the “Co- Issuers”) and Citibank, N.A., a national banking association (“Citibank”), as trustee (in such capacity, the “Trustee”) and as securities intermediary, as supplemented by each Series Supplement thereto (each as amended, supplemented or otherwise modified from time to time, a “Series Supplement”) among the Co- Issuers and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(c) of the Base Indenture, please indicate your vote by submitting the attached Exhibit A with respect to your vote for Controlling Class Representative within thirty (30) calendar days in the case of any subsequent election to my attention by email to anthony.bausa@citi.com.

J-1

Very truly yours,

CITIBANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

DRIVEN BRANDS FUNDING, LLC

Notice Date:	, 20
Notice Record Date:	, 20
Responses Due By:	, 20

Please indicate your vote by checking the “Yes” or “No” box next to each candidate. You may only select “Yes” below for a single candidate.

The election outcome will be determined by reference to the number of votes actually submitted and received by the Trustee by the end of the CCR Election Period. Abstentions shall not be considered in the determination of the election outcome.

Yes	No	Nominee	All Book-Entry Notes: List CUSIP and Outstanding Principal Amount×	All Definitive Notes or Class A-1 Notes: List Outstanding Principal Amount or Class A-1 Notes Voting Amount, as applicable×
☐	☐	[Nominee 1]
☐	☐	[Nominee 2]
☐	☐	[Nominee 3]

By my signature below, I, (please print name)                     *, hereby certify that as of the date hereof I am an owner or beneficial owner of the [Outstanding Principal Amount of Notes][Class A-1 Notes Voting Amount] of the Controlling Class set forth below:

$

*

If the beneficial owner of a book-entry position is completing this, please indicate your DTC custodian’s information below. (To avoid duplication of your vote, please do not respond additionally via your custodian.)

Bank:                              DTC #

× “Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement. “Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (i) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (ii) the Outstanding Principal Amount of the Class A-1 Notes for such Series.

[Signature Page Follows]

J-1

By:

Name:

Date submitted:

J-2

Exhibit K

FORM OF CCR ACCEPTANCE LETTER

[date]

Re:	Acceptance Letter for Controlling Class Representative

To:	[ ]

Reference is hereby made to the Amended and Restated Base Indenture, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [            ], 2020, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Driven Brands Funding, LLC (the “Issuer”), Driven Brands Canada Funding Corporation (the “Canadian Co-Issuer” and together with the Issuer, the “Co-Issuers”) and Citibank, N.A., a national banking association (“Citibank”), as trustee (in such capacity, the “Trustee”) and as securities intermediary, as supplemented by each Series Supplement thereto (each as amended, supplemented or otherwise modified from time to time, a “Series Supplement”) among the Co-Issuers and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby (i) agrees to act as the Controlling Class Representative and (ii) provides its name and contact information in the space provided below and permits such information to be shared with the Managers, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is either a Controlling Class Member or an Eligible Third-Party Candidate.

[Signature Page Follows]

K-1

Very truly yours,

,
as Controlling Class Representative

By:
Name:
Title:

Contact Information:

Address:

Telephone:

Facsimile:

E-mail:

K-2

Exhibit L

FORM OF NOTE OWNER CERTIFICATE

Sent via email/fax to: [                    ]

Re: Request to Communicate with Note Owners

Reference is made to Section 11.5(b) of the Amended and Restated Base Indenture, dated as of April 24, 2018 (as amended by Amendment No. 1 thereto, dated as of March 19, 2019, as further amended by Amendment No. 2 thereto, dated as of June 15, 2019, as further amended by Amendment No. 3 thereto, dated as of September 17, 2019, and as further amended by Amendment No. 4 thereto, dated as of [            ], 2020, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Driven Brands Funding, LLC, as Issuer, Driven Brands Canada Funding Corporation, as Canadian Co-Issuer, and Citibank, N.A., as Trustee and as Securities Intermediary. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Note Owners who collectively hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes.

The undersigned wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated:

Signed:

Printed Name:

Dated:

Signed:

Printed Name:

Enclosure(s): [                    ]

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